AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AMB PROPERTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   94-3281941
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              DAVID S. FRIES, ESQ.
                     MANAGING DIRECTOR AND GENERAL COUNSEL
                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               JEFFREY T. PERO, ESQ.                              KENNETH M. DORAN, ESQ.
              LAURA L. GABRIEL, ESQ.                            GIBSON, DUNN & CRUTCHER LLP
                 LATHAM & WATKINS                                 333 SOUTH GRAND AVENUE
         505 MONTGOMERY STREET, SUITE 1900                     LOS ANGELES, CALIFORNIA 90071
       SAN FRANCISCO, CALIFORNIA 94111-2562                           (213) 229-7000
                  (415) 391-0600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
              TITLE OF                    AMOUNT BEING            OFFERING         AGGREGATE OFFERING      REGISTRATION
    SECURITIES BEING REGISTERED          REGISTERED(1)       PRICE PER UNIT(2)          PRICE(2)                FEE
---------------------------------------------------------------------------------------------------------------------------
Series B Preferred Stock ($0.01 par
  value)............................       3,450,000               $25.00             $86,250,000           $25,443.75
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Includes 450,000 shares of Series B Preferred Stock which the Underwriters have options to purchase to cover over-allotments, if any.

(2) Estimated solely for purposes of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

           FORM S-11 ITEM NO. AND HEADING              LOCATION OR HEADING IN PROSPECTUS
           ------------------------------              ---------------------------------
 1.  Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.....  Outside Front Cover Page
 2.  Inside Front and Outside Back Cover Pages
     of Prospectus..............................  Inside Front Cover Page; Outside Back Cover
                                                  Page
 3.  Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges...............  Prospectus Summary; Risk Factors
 4.  Determination of Offering Price............  Not Applicable
 5.  Dilution...................................  Not Applicable
 6.  Selling Security Holders...................  Not Applicable
 7.  Plan of Distribution.......................  Underwriters
 8.  Use of Proceeds............................  Use of Proceeds
 9.  Selected Financial Data....................  Selected Financial and Other Data
10.  Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations.................................  Management's Discussion and Analysis of
                                                  Financial Condition and Results of
                                                  Operations
11.  General Information as to Registrant.......  Prospectus Summary; Business and
                                                  Properties; Management; Principal
                                                  Stockholders; Certain Provisions of
                                                  Maryland Law and of the Company's Charter
                                                  and Bylaws
12.  Policy with Respect to Certain
     Activities.................................  Policies With Respect to Certain Activities
13.  Investment Policies of Registrant..........  Policies With Respect to Certain Activities
14.  Description of Real Estate.................  Management's Discussion and Analysis of
                                                  Financial Condition and Results of
                                                  Operations; Business and Properties
15.  Operating Data.............................  Business and Properties
16.  Tax Treatment of Registrant and Its
     Security Holders...........................  Material Federal Income Tax Consequences
17.  Market Price of and Dividends on the
     Registrant's Common Equity and Related
     Stockholder Matters........................  Risk Factors; Price Range of Common Stock
                                                  and Distribution History; Principal
                                                  Stockholders
18.  Description of Registrant's Securities.....  Description of Capital Stock; Series B
                                                  Preferred Stock
19.  Legal Proceedings..........................  Business and Properties
20.  Security Ownership of Certain Beneficial
     Owners and Management......................  Principal Stockholders
21.  Directors and Executive Officers...........  Management
22.  Executive Compensation.....................  Management
23.  Certain Relationships and Related
     Transactions...............................  Risk Factors; Business and Properties;
                                                  Management; Certain Relationships and
                                                  Related Transactions; Principal
                                                  Stockholders

           FORM S-11 ITEM NO. AND HEADING              LOCATION OR HEADING IN PROSPECTUS
           ------------------------------              ---------------------------------
24.  Selection, Management and Custody of
     Registrant's Investments...................  Risk Factors; Business and Properties;
                                                  Policies With Respect to Certain Activities
25.  Policies with Respect to Certain
     Transactions...............................  Risk Factors; Business and Properties;
                                                  Policies With Respect to Certain
                                                  Activities; Management; Certain
                                                  Relationships and Related Transactions;
                                                  Principal Stockholders
26.  Limitations of Liability...................  Management; Certain Provisions of Maryland
                                                  Law and of the Company's Charter and
                                                  Bylaws; Description of Certain Provisions
                                                  of the Partnership Agreement of the
                                                  Operating Partnership
27.  Financial Statements and Information.......  Index to Financial Statements
28.  Interests of Named Experts and Counsel.....  Not Applicable
29.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities................................  Not Applicable
30.  Quantitative and Qualitative Disclosures
     About Market Risk..........................  Risk Factors

PROSPECTUS (SUBJECT TO COMPLETION)

(ISSUED                , 1998)
                                3,000,000 SHARES

                            AMB PROPERTY CORPORATION
                % SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                           ($.01 PAR VALUE PER SHARE)
                   (LIQUIDATION PREFERENCE $25.00 PER SHARE)
                            ------------------------
DIVIDENDS ON THE     % SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK, $.01 PAR
     VALUE PER SHARE (THE "SERIES B PREFERRED STOCK"), OFFERED HEREBY (THE "OFFERING") OF AMB PROPERTY CORPORATION (THE "COMPANY"), A MARYLAND CORPORATION,
  ARE CUMULATIVE FROM THE DATE OF ORIGINAL ISSUE AND ARE PAYABLE QUARTERLY IN
ARREARS ON THE 15TH DAY OF         ,         ,         AND         OF EACH YEAR,
    COMMENCING ON           , 1998, AT THE RATE OF     % OF THE LIQUIDATION
    PREFERENCE PER ANNUM (EQUIVALENT TO $    PER ANNUM PER SHARE OF SERIES B
         PREFERRED STOCK). SEE "SERIES B PREFERRED STOCK -- DIVIDENDS."
                            ------------------------
THE SERIES B PREFERRED STOCK WILL NOT BE REDEEMABLE PRIOR TO             , 2003.
ON AND AFTER             , 2003, THE SERIES B PREFERRED STOCK WILL BE REDEEMABLE
  BY THE COMPANY, IN WHOLE OR FROM TIME TO TIME IN PART, AT THE OPTION OF THE COMPANY, FOR CASH, AT A REDEMPTION PRICE OF $25.00 PER SHARE, PLUS ACCUMULATED
  AND UNPAID DIVIDENDS THEREON, IF ANY, TO THE REDEMPTION DATE. THE REDEMPTION PRICE OF THE SERIES B PREFERRED STOCK (OTHER THAN THE PORTION THEREOF CONSISTING
  OF ACCUMULATED AND UNPAID DIVIDENDS) WILL BE PAYABLE SOLELY OUT OF THE SALE PROCEEDS OF OTHER EQUITY SECURITIES OF THE COMPANY, WHICH MAY INCLUDE OTHER
 CLASSES AND SERIES OF PREFERRED SHARES, AND FROM NO OTHER SOURCE. THE SERIES B
    PREFERRED STOCK HAS NO STATED MATURITY, WILL NOT BE SUBJECT TO MANDATORY REDEMPTION OR ANY SINKING FUND AND WILL NOT BE CONVERTIBLE INTO ANY OTHER
SECURITIES OF THE COMPANY. HOWEVER, THE COMPANY MAY PURCHASE SERIES B PREFERRED
 STOCK AT ANY TIME IN CERTAIN CIRCUMSTANCES RELATING TO THE MAINTENANCE OF ITS
  ABILITY TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES. SEE "SERIES B
                        PREFERRED STOCK -- REDEMPTION."
 APPLICATION HAS BEEN MADE TO LIST THE SERIES B PREFERRED STOCK ON THE NEW YORK STOCK EXCHANGE (THE "NYSE"), SUBJECT TO OFFICIAL NOTICE OF ISSUANCE, UNDER THE SYMBOL "AMB PR B." IF SO APPROVED, TRADING ON THE NYSE IS EXPECTED TO COMMENCE
   WITHIN A 30-DAY PERIOD AFTER THE DATE OF INITIAL DELIVERY OF THE SERIES B
                                PREFERRED STOCK.
                            ------------------------

     See "Risk Factors" beginning on page 15 herein for certain factors relevant to an investment in the shares of Series B Preferred Stock, including:

- The Company may be unable to pay dividends on the Series B Preferred Stock if the Company is unable to renew leases at favorable rental rates upon expiration or pay tenant improvement costs in connection therewith, if the Properties do not generate revenue sufficient to meet operating expenses and fixed charges, or if the Company is unable to sell Properties when necessary.

- The Company may not have sufficient cash flow to pay dividends on the Series B Preferred Stock if the Company incurs additional indebtedness, or is unable to repay, extend or refinance existing indebtedness.

- The Company's cash flow and ability to pay dividends on the Series B Preferred Stock would be adversely affected if principal payments on the Company's debt due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions.

- Increased interest expense on the Company's variable-rate indebtedness would adversely affect cash flow and the Company's ability to pay dividends on the Series B Preferred Stock if prevailing interest rates increase or other factors result in higher interest rates.

- REIT distribution requirements may limit the Company's ability to finance future acquisitions, expansions and developments without additional debt or equity financing necessary to achieve the Company's business plan, which in turn may adversely affect the price of the Series B Preferred Stock.

- The Company may not complete the development of properties on schedule or within budget and may be unable to obtain, or encounter delays in obtaining, required permits and authorizations, and completed development projects may perform below anticipated levels, any of which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on the Series B Preferred Stock.

- The involvement of certain officers and directors in other real estate activities could divert management's attention from the day-to-day operations of the Company.

- Contingent or undisclosed liabilities acquired in mergers, property acquisitions or other similar transactions could adversely affect the Company's results of operations, financial condition, cash flow and ability to pay dividends on the Series B Preferred Stock.

- The influence of Executive Officers, directors and significant stockholders on the Company's operations could result in management taking action which is not in the best interests of all of the Company's stockholders.

- Taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes could result in a decrease in cash available to pay dividends on the Series B Preferred Stock.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                               PRICE $25 A SHARE
                            ------------------------

                                                                                UNDERWRITING
                                                            PRICE TO           DISCOUNTS AND          PROCEEDS TO
                                                           PUBLIC(1)           COMMISSIONS(2)        COMPANY(1)(3)
                                                      --------------------  --------------------  --------------------
Per Share...........................................           $                     $                     $
Total(4)............................................           $                     $                     $

---------------
(1) Plus accumulated dividends, if any, from the date of original issuance.

(2) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."

(3) Before deducting expenses payable by the Company estimated at $1,000,000.

(4) The Company has granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an additional 450,000 shares of Series B Preferred Stock solely to cover over-allotments, if any. If this option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $        ,
    $        and $        , respectively. See "Underwriters."
                            ------------------------

    The shares of Series B Preferred Stock are offered, subject to prior sale, when, as, and if accepted by the Underwriters, and subject to approval of certain legal matters by Gibson, Dunn & Crutcher LLP, counsel for the Underwriters. It is expected that delivery of the Series B Preferred Stock will
be made on or about           1998, at the offices of Morgan Stanley & Co.
Incorporated, New York, New York, against payment therefor in immediately available funds.
                            ------------------------

MORGAN STANLEY DEAN WITTER                                  SALOMON SMITH BARNEY
         GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                                                        LEHMAN BROTHERS
             , 1998

THIS PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD NOR MAY AN OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE PROSPECTUS IS DELIVERED IN FINAL FORM. UNDER NO CIRCUMSTANCES SHALL THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES B PREFERRED STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SERIES B PREFERRED STOCK TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SERIES B PREFERRED STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SERIES B PREFERRED STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................     1
  The Company...............................................     1
  Recent Developments.......................................     3
  Risk Factors..............................................     3
  Business and Operating Strategies.........................     5
  Strategies For Growth.....................................     6
  The Offering..............................................     8
  Organization..............................................    10
  Tax Status of the Company.................................    11
  Summary Financial and Other Data..........................    11
RISK FACTORS................................................    15
  General Real Estate Risks.................................    15
     Uncontrollable Factors Affecting Performance and
      Value.................................................    15
     Renewal of Leases and Reletting of Space...............    15
     Illiquidity of Real Estate Investments.................    15
     Concentration of Properties in California..............    16
     Concentration of Properties in Industrial and Retail
      Sectors...............................................    16
     Uninsured Loss.........................................    16
     Uninsured Losses from Seismic Activity.................    16
     Impact on Control Over and Liabilities With Respect to
      Properties Owned Through Partnerships and Joint
      Ventures..............................................    17
     Possible Inability to Consummate Acquisitions on
      Advantageous Terms....................................    17
     Possible Inability to Complete Renovation and
      Development on Advantageous Terms.....................    17
  Limited Restrictions on Total Indebtedness................    18
  Debt Financing............................................    18
     Debt Financing and Existing Debt Maturities............    18
     Impact of Rising Interest Rates and Variable Rate
      Debt..................................................    19

                                                              PAGE
                                                              ----
     Dependence on External Sources of Capital..............    19
     Possible Impact of Defaults on Cross-Collateralized and
      Cross-Defaulted Debt..................................    19
  Contingent or Unknown Liabilities.........................    19
  Conflicts of Interest.....................................    20
     Continued Involvement of Executive Officers in Other
      Real Estate Activities and Investments................    20
     Conflicts of Interest in Connection with Properties
      Owned or Controlled by Executive Officers and
      Directors.............................................    20
     Conflicts Relating to the Operating Partnership........    21
     Influence of Directors, Executive Officers and
      Significant Stockholders..............................    21
     Failure to Enforce Terms of Certain Agreements.........    22
  Government Regulations....................................    22
     Costs of Compliance with Americans with Disabilities
      Act...................................................    22
     Environmental Matters..................................    22
     Other Regulations......................................    23
  Federal Income Tax Risks..................................    23
     Adverse Consequences of the Company's Failure to
      Qualify as a REIT.....................................    23
     Other Tax Liabilities..................................    24
  Dependence on Key Personnel...............................    24
  Absence of Prior Public Market for Shares; Market
     Conditions.............................................    25
  Need to Manage Rapid Growth...............................    25
  The Preferred Stock Subsidiaries..........................    25
     Adverse Consequences of Lack of Control Over the
      Business of the Preferred Stock Subsidiaries..........    25
     Uncertainty of AMB Investment Management Operations....    25
THE COMPANY.................................................    26
  General...................................................    26
  Recent Developments.......................................    26
BUSINESS AND OPERATING STRATEGIES...........................    27
  Strategic Alliance Programs(TM)...........................    27
  National Property Company.................................    27
  Two Complementary Property Types..........................    27
  Research-Driven, Select Market Focus......................    28
  Disciplined Investment Process............................    28
  Property Development......................................    29
  Financing Strategy........................................    29
  The Preferred Stock Subsidiaries..........................    29
STRATEGIES FOR GROWTH.......................................    30
  Growth Through Operations.................................    30
  Growth Through Acquisitions...............................    30
  Growth Through Property Development.......................    31
USE OF PROCEEDS.............................................    31
PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY........    31
CAPITALIZATION..............................................    32

                                                              PAGE
                                                              ----
SELECTED FINANCIAL AND OTHER DATA...........................    33
  Company and Predecessor...................................    33
  Operating Partnership and AMB Contributed Properties......    36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................    38
  General...................................................    38
  Company and Predecessor Results of Operations.............    38
     Company and Predecessor -- Six Months Ended June 30,
      1998 and 1997.........................................    38
     Company and Predecessor -- Years Ended December 31,
      1997 and 1996.........................................    39
     Predecessor -- Years Ended December 31, 1996 and
      1995..................................................    39
  Operating Partnership Results of Operations...............    39
     Operating Partnership and AMB Contributed
      Properties -- Six Months Ended June 30, 1998 and
      1997..................................................    39
     Operating Partnership and AMB Contributed
      Properties -- Years Ended December 31, 1997 and
      1996..................................................    40
     AMB Contributed Properties -- Years Ended December 31,
      1996 and 1995.........................................    41
  Liquidity and Capital Resources...........................    42
     Capital Resources......................................    42
     Liquidity..............................................    43
     Capital Commitments....................................    44
  Inflation.................................................    44
  Year 2000 Compliance......................................    44
  Funds From Operations.....................................    45
BUSINESS AND PROPERTIES.....................................    46
  Industrial Properties.....................................    46
  Industrial Property Summary...............................    49
  Industrial Property Tenant Information....................    54
  Industrial Property Lease Expirations.....................    55
  Retail Properties.........................................    55
  Retail Property Summary...................................    58
  Retail Property Tenant Information........................    62
  Retail Property Lease Expirations.........................    63
  Historical Tenant Retention Rates and Rent Increases......    64
  Recurring Tenant Improvements and Leasing Commissions per
     Square Foot Leased.....................................    64
  Occupancy and Average Base Rent...........................    65
  Development Projects in Progress..........................    65
  Properties Held Through Joint Ventures, Limited Liability
     Companies and Partnerships.............................    66
  Debt Financing............................................    68
  Insurance.................................................    70
  Government Regulations....................................    70
  Management and Employees..................................    72
  Legal Proceedings.........................................    72
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.................    72
  Investment Policies.......................................    72
  Financing Policies........................................    73

                                                              PAGE
                                                              ----
  Lending Policies..........................................    74
  Conflict Of Interest Policies.............................    74
  Policies with Respect to Other Activities.................    74
  Policies with Respect to Investment Advisory Services.....    75
  Other Policies............................................    75
MANAGEMENT..................................................    76
  Committees of the Board of Directors......................    79
  Compensation of the Board of Directors....................    80
  Executive Compensation....................................    80
  Option Grants in Last Fiscal Year.........................    81
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................    82
  Employment Agreements.....................................    82
  Stock Incentive Plan......................................    83
  401(k) Plan...............................................    85
  Limitation of Directors' and Officers' Liability..........    86
  Indemnification Agreements................................    86
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    86
  Formation Transactions....................................    86
  Other Related Transactions................................    87
  Conflicts of Interest.....................................    87
PRINCIPAL STOCKHOLDERS......................................    88
SERIES B PREFERRED STOCK....................................    89
  Preferred Stock Generally.................................    89
  Series B Preferred Stock Generally........................    89
  Ranking...................................................    90
  Dividends.................................................    90
  Liquidation Preference....................................    91
  Optional Redemption.......................................    92
  Voting Rights.............................................    93
  Conversion Rights.........................................    94
  Power to Issue Additional Common Shares and Preferred
     Shares.................................................    95
  Restrictions on Ownership and Transfer....................    95
  Transfer Agent, Registrar, Conversion Agent and Dividend
     Disbursing Agent.......................................    95
DESCRIPTION OF CAPITAL STOCK................................    95
  Common Stock..............................................    95
  Preferred Stock...........................................    96
  Restrictions on Ownership and Transfer....................    99
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S
  CHARTER AND BYLAWS........................................   102
  Board of Directors........................................   102
  Removal of Directors......................................   102
  Opt Out of Business Combinations and Control Share
     Acquisition Statutes...................................   102
  Amendment to the Charter and Bylaws.......................   102
  Meetings of Stockholders..................................   103

                                                              PAGE
                                                              ----
  Advance Notice of Director Nominations and New Business...   103
  Dissolution of the Company................................   103
  Limitation of Directors' and Officers' Liability..........   103
DESCRIPTION OF CERTAIN PROVISIONS OF THE PARTNERSHIP
  AGREEMENT OF THE OPERATING PARTNERSHIP....................   105
  General...................................................   105
  Purpose, Business and Management..........................   105
  Engaging in Other Businesses; Conflicts of Interest.......   106
  Reimbursement of the Company; Transactions with the
     Company and its Affiliates.............................   106
  Exculpation and Indemnification of the Company............   107
  Sales of Assets; Liquidation..............................   107
  Capital Contribution......................................   108
  Distributions; Allocations of Income and Loss.............   108
  Removal of the General Partner; Transferability of the
     Company's Interests; Treatment of Units in Significant
     Transactions...........................................   108
  Redemption/Exchange Rights................................   109
  Performance Units.........................................   110
  Registration Rights.......................................   110
  Duties and Conflicts......................................   111
  Meetings; Voting..........................................   111
  Amendment of the Partnership Agreement....................   111
  Books and Reports.........................................   112
  Term......................................................   112
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................   112
  Taxation of the Company...................................   113
  Failure of the Company to Qualify as a REIT...............   119
  Tax Aspects of the Operating Partnership and the Joint
     Ventures...............................................   120
  Taxation of Taxable U.S. Stockholders Generally...........   122
  Taxation of Non-U.S. Stockholders.........................   125
  Tax Liabilities and Attributes Inherited From
     Predecessors...........................................   128
  Other Tax Consequences....................................   129
ERISA CONSIDERATIONS........................................   129
  Employee Benefit Plans, Tax-Qualified Retirement Plans and
     IRAs...................................................   130
  Status of the Company Under ERISA.........................   130
UNDERWRITERS................................................   132
LEGAL MATTERS...............................................   133
EXPERTS.....................................................   133
AVAILABLE INFORMATION.......................................   133
GLOSSARY....................................................   135

     AMB and its logo are registered service marks of the Company. Strategic Alliance Programs(TM), Development Alliance Program(TM), UPREIT Alliance Program(TM), Institutional Alliance Program(TM), Customer Alliance Program(TM), Management Alliance Program(TM) and Institutional Alliance Partners(TM) are registered trademarks of the Company. All other trademarks and service marks appearing in this Prospectus are the property of their respective holders.

     In addition to historical information, the information included in this Prospectus contains forward-looking statements, such as those pertaining to the Company's (including for purposes of this paragraph, certain of its subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information included in this Prospectus also contain forward-looking statements. In addition, all statements regarding anticipated growth in the Company's funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events, and there can be no assurance that the events or circumstances reflected in such forward-looking statements will be achieved or will occur. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including, without limitation, construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), the Company's failure to qualify and maintain its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. The Company's success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed in the section entitled "Risk Factors." Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial data, including the financial statements and notes thereto, set forth elsewhere in this Prospectus. Unless otherwise indicated or required by the context, (i) all calculations and information contained in this Prospectus assume the Underwriters' over-allotment option will not be exercised,
(ii) all rental and square footage data are approximate and/or on a weighted average basis, (iii) unless otherwise indicated, all property information is presented as of June 30, 1998 and (iv) the "Company" shall include AMB Property Corporation and its subsidiaries, including AMB Property, L.P. (the "Operating Partnership") and its subsidiaries and, with respect to the period prior to the Company's initial public offering, the AMB Predecessors (as defined). Capitalized terms shall have the meanings set forth herein and in the Glossary beginning on page 135.

                                  THE COMPANY

     The Company is one of the largest publicly-traded real estate companies in the United States. As of September 25, 1998, the Company owned 546 industrial buildings (the "Industrial Properties") located in 26 markets throughout the United States, including 83 industrial buildings acquired since June 30, 1998, and 37 retail centers (the "Retail Properties") located in 16 markets throughout the United States. The Industrial Properties, principally warehouse distribution properties, encompass approximately 52.8 million rentable square feet and, as of June 30, 1998, were 95.1% leased to over 1,300 tenants. The Retail Properties, principally grocer-anchored community shopping centers, encompass approximately
6.8 million rentable square feet and, as of the same date, were 95.0% leased to over 900 tenants. The Industrial Properties and the Retail Properties are collectively referred to as the "Properties." The Company owns substantially all of its assets, and conducts substantially all of its business, through the Operating Partnership and its subsidiaries.

     The Company is engaged in the business of acquiring and operating industrial properties and community shopping centers in target markets nationwide. The Company is led by Hamid R. Moghadam, its Chief Executive Officer and one of three founders of the Company. Douglas D. Abbey and T. Robert Burke, the other two founders, also play active roles in the Company's operations as the Chairman of its Investment Committee and the Chairman of its Board of Directors, respectively. The Company's 10 executive officers have an average of 23 years of experience in the real estate industry and have worked together for an average of nine years building the AMB real estate business.

     AMB Property Corporation was organized in November 1997 and commenced operations upon the completion of its initial public offering on November 26, 1997 (the "IPO"). The Company operates as a self-administered and self-managed real estate company and believes that it has qualified and that it will continue to qualify as a REIT for Federal income tax purposes beginning with the year ended December 31, 1997.

     The following tables set forth certain summary information with respect to the Properties owned as of June 30, 1998 and excludes 83 industrial buildings aggregating 5.1 million rentable square feet, which were acquired subsequent to June 30, 1998.

INDUSTRIAL PROPERTIES

                                                     PERCENTAGE
                                                      OF TOTAL                                 PERCENTAGE
                           NUMBER       RENTABLE     INDUSTRIAL                  ANNUALIZED        OF
                             OF          SQUARE        SQUARE      PERCENTAGE    BASE RENT     ANNUALIZED
         REGION           BUILDINGS       FEET          FEET         LEASED      (000S)(1)     BASE RENT
         ------           ---------    ----------    ----------    ----------    ----------    ----------
Eastern.................      77        9,864,840       20.7%         91.5%       $ 37,849        19.1%
Midwestern..............     103       11,868,394       24.9          93.8          42,935        21.6
Southern................     142       13,169,885       27.6          96.6          54,142        27.3
Western.................     141       12,772,141       26.8          97.5          63,568        32.0
                             ---       ----------      -----          ----        --------       -----
          Total/Weighted
            Average.....     463       47,675,260      100.0%         95.1%       $198,494       100.0%
                             ===       ==========      =====          ====        ========       =====

RETAIL PROPERTIES

                                                     PERCENTAGE
                                                      OF TOTAL                                 PERCENTAGE
                           NUMBER       RENTABLE       RETAIL                    ANNUALIZED        OF
                             OF          SQUARE        SQUARE      PERCENTAGE    BASE RENT     ANNUALIZED
         REGION            CENTERS        FEET          FEET         LEASED      (000S)(1)     BASE RENT
         ------           ---------    ----------    ----------    ----------    ----------    ----------
Eastern.................       4        1,272,968       18.6%         98.1%       $ 14,399        18.7%
Midwestern..............       4          710,833       10.4          98.9           7,098         9.2
Southern................      12        1,957,051       28.6          90.3          19,596        25.4
Western.................      17        2,907,986       42.4          95.8          35,967        46.7
                             ---       ----------      -----          ----        --------       -----
          Total/Weighted
            Average.....      37        6,848,838      100.0%         95.0%       $ 77,060       100.0%
                             ===       ==========      =====          ====        ========       =====

TOTAL PROPERTIES

                           NUMBER
                             OF                      PERCENTAGE                                PERCENTAGE
                          BUILDINGS     RENTABLE      OF TOTAL                   ANNUALIZED        OF
                             AND         SQUARE        SQUARE      PERCENTAGE    BASE RENT     ANNUALIZED
         REGION            CENTERS        FEET          FEET         LEASED      (000S)(1)     BASE RENT
         ------           ---------    ----------    ----------    ----------    ----------    ----------
Eastern.................      81       11,137,808       20.4%         92.3%       $ 52,248        19.0%
Midwestern..............     107       12,579,227       23.1          94.1          50,033        18.2
Southern................     154       15,126,936       27.7          95.8          73,738        26.8
Western.................     158       15,680,127       28.8          97.2          99,535        36.0
                             ---       ----------      -----          ----        --------       -----
          Total/Weighted
            Average.....     500       54,524,098      100.0%         95.1%       $275,554       100.0%
                             ===       ==========      =====          ====        ========       =====

---------------
(1) Annualized Base Rent means the monthly contractual amount under existing leases at June 30, 1998, multiplied by 12. This amount excludes expense reimbursements and rental abatements.

                              RECENT DEVELOPMENTS

     Sale of Senior Debt Securities. On June 30, 1998, the Operating Partnership sold $400 million aggregate principal amount of senior debt securities (the "Senior Debt Securities") in an underwritten public offering. The net proceeds were used to repay borrowings under the Company's $500 million unsecured credit facility (the "Credit Facility") incurred in connection with property acquisitions.

     Sale of Series A Preferred Stock. On July 27, 1998, the Company sold 4,000,000 shares (the "Series A Preferred Shares") of 8 1/2% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") at a price of $25.00 per share in an underwritten public offering. The net proceeds were used to repay borrowings under the Credit Facility incurred in connection with property acquisitions.

     Acquisition and Development Activity. From July 1, 1998 to September 25, 1998, the Company invested approximately $258.9 million in 83 industrial buildings aggregating 5.1 million rentable square feet and committed to invest approximately $23.3 million in two new development projects aggregating 0.5 million rentable square feet.

     Distributions and Dividends. On September 3, 1998, the Board of Directors declared a distribution on the Common Stock of $0.3425 per share, payable on October 2, 1998 to stockholders of record as of September 16, 1998, and, in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per common partnership unit, payable on October 2, 1998 to partners of record as of September 16, 1998. On September 3, 1998, the Board of Directors also declared a dividend on the Series A Preferred Stock of $0.4604 per share for the period commencing on July 27, 1998 and ending on October 14, 1998, payable on October 15, 1998 to stockholders of record as of September 16, 1998, and, in its capacity as general partner of the Operating Partnership, declared a distribution for such period on the Operating Partnership's Series A Preferred Units (as defined) of $0.4604 per Series A Preferred Unit, payable on October 15, 1998 to partners of record as of September 16, 1998.

     Investment-Grade Credit Ratings. The Company received credit ratings on its senior unsecured debt of Baa1 from Moody's Investors Service, BBB from Standard & Poor's Corporation and BBB+ from Duff & Phelps Credit Rating Co. As a result of receiving these investment-grade credit ratings, the interest rate on the Company's Credit Facility was reduced by 20 basis points to LIBOR plus 90 basis points. In addition, the Company received ratings on the Series A Preferred Stock of Baa2 from Moody's Investors Service, BBB- from Standard & Poor's Corporation and BBB from Duff & Phelps Credit Rating Co.

                                  RISK FACTORS

     An investment in shares of Series B Preferred Stock involves various material risks. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, before making an investment decision regarding the shares of Series B Preferred Stock offered hereby. Each of these matters could have adverse consequences to the Company. Such risks include, among others:

     - the possible failure of investments to perform in accordance with the Company's expectations, inaccuracy of estimates of costs of improvements to bring an acquired property up to standards, competition for attractive investment opportunities and other general risks associated with any real estate investment, which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - the need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses (including future debt service), and the illiquidity of real estate investments which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - the inability to refinance outstanding indebtedness upon maturity or refinance such indebtedness on favorable terms, the risks of rising interest rates in connection with the Credit Facility and other variable-rate borrowings and the Company's ability to incur more debt without stockholder approval, any of which could adversely affect the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - the distribution requirements of REITs which may limit the Company's ability to finance future acquisitions, expansions and development without additional debt or equity financing necessary to achieve the Company's business plan, and risks associated with the Company's reliance on external sources of capital which, in turn, may adversely affect its ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - conflicts of interest in connection with the Company's operations, including (i) the continued involvement of certain of the Executive Officers and directors in other real estate activities and investments which could divert management's attention from the Company's day-to-day operations; (ii) the influence of certain directors, officers and significant stockholders on the management and operation of the Company, and as stockholders, on the outcome of matters submitted to a vote of the stockholders and (iii) the potential failure to enforce the terms of agreements, including the indemnification by certain of the Executive Officers and other participants in the Formation Transactions (as defined) for breaches of representations and warranties relating to the Formation Transactions, each of which could result in the Company taking action which is not in the interest of all stockholders;

     - taxation of the Company as a corporation if it fails to qualify as a REIT for Federal income tax purposes, the Company's liability for certain Federal, state and local income taxes in such event, and the resulting decrease in cash available for the payment of dividends to holders of the Series B Preferred Stock;

     - if the Company does not effectively manage its rapid growth, it may be unable to pay dividends to holders of the Series B Preferred Stock;

     - the possible unavailability of acquisition and development financing on favorable terms;

     - in connection with the Company's development of properties, the possibility that (i) the Company may incur increased debt service expense, construction costs or delays in leasing properties if construction is not completed on schedule or within budget, (ii) the Company may be unable to obtain, or encounter delays in obtaining, required governmental permits and authorizations or (iii) once completed, such properties may perform below anticipated levels, any of which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - possible uninsured losses or losses in excess of insured limits relating to certain activities, including fire, rental loss and seismic activity, which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - potential liability of the Company for contingent or unknown liabilities assumed by the Company as the surviving entity in the Formation Transactions and as an acquiror of properties, entities and interests therein which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - potential liability of the Company for environmental matters and the costs of compliance with certain government regulations which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - in connection with the Company's property ownership through partnerships and joint ventures, the possibility that (i) a joint venturer or another partner in a partnership may (a) become bankrupt while the Company and any other remaining partners or joint venturers remain liable for the liabilities of such partnerships or joint ventures or (b) have economic interests inconsistent with those of the Company, or (ii) the Company could be required to sell its interest or acquire its joint venturers' interest or another partner's interest at a disadvantageous time or on disadvantageous terms, which could adversely affect the return realized by the Company on such investments and therefore could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock;

     - possible conflicts of interest imposed by the fiduciary obligations of the Company to the limited partners of the Operating Partnership, in its capacity as the general partner of the Operating Partnership, the requirement for the limited partners to approve certain amendments affecting their rights and the ability of the limited partners to approve certain transactions that affect all stockholders of the Company, which could result in the Company taking action which is not in the interest of all stockholders, including holders of the Series B Preferred Stock;

     - the dependence on the efforts of the Executive Officers, particularly Messrs. Abbey, Moghadam and Burke, the Chairman of the Company's Investment Committee, its Chief Executive Officer and the Chairman of the Board of Directors, respectively. The inability to find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

     - absence of a prior public market for the shares of Series B Preferred Stock and no assurance that a public market will develop or be sustained, and potential adverse effects on the value of the shares of Series B Preferred Stock from fluctuations in equity markets or rising market interest rates, which may negatively impact the price at which shares of Series B Preferred Stock may be resold.

                       BUSINESS AND OPERATING STRATEGIES

     The Company focuses its investment activities in industrial hub distribution markets and "in-fill" retail trade areas throughout the U.S. where opportunities exist to acquire and develop additional properties on an advantageous basis ("in-fill" trade areas or locations are those typified by significant population densities and low availability of land resulting in limited opportunities for new construction of competitive properties). The Company seeks to implement the following business and operating strategies:

     - Strategic Alliance Programs(TM). The Company believes that its strategy of forming strategic alliances with local and regional real estate experts and institutional investors provides it with growth opportunities, access to private capital and the ability to remain flexible in the markets in which it operates. The Company has been a leader in systematically forming these alliances through its Strategic Alliance Programs(TM) which include the Development Alliance Program(TM), the UPREIT Alliance Program(TM), the Institutional Alliance Program(TM), the Customer Alliance Program(TM) and the Management Alliance Program(TM). See "Business and Operating Strategies."

     - National Property Company. The Company believes that its national strategy enables it to increase or decrease investments in certain regions to take advantage of the relative strengths and attractive investment opportunities in different real estate markets. Through its presence in markets throughout the U.S., the Company has developed expertise in leasing, expense management, tenant retention strategies and property design and configuration.

     - Two Complementary Property Types. Management believes that its dual property strategy provides significant opportunities to allocate capital and organizational resources and offers the Company an optimal combination of growth, strong current income and stability through market cycles.

     - Research-Driven, Select Market Focus. The Company focuses on acquiring, developing, redeveloping and operating properties in in-fill locations. The Company's decisions regarding the deployment of capital are experience- and research-driven, and are based on thorough qualitative and quantitative research and analysis of local markets. The Company employs a dedicated research department using proprietary analyses, databases and systems.

     - Disciplined Investment Process. The Company has established a disciplined approach to the investment decision-making process through operating divisions that are subject to the overall policy direction of its Investment Committee. The Company has also established efficient and effective proprietary systems and procedures to manage and track a high volume of acquisition and development proposals and transactions.

     - Property Development. Management believes that value-added renovation and expansion of properties and development of well-located, high-quality industrial properties and community shopping centers through the Company's Development Alliance Program(TM) should continue to provide the Company with attractive opportunities for increased cash flow and a higher risk-adjusted rate of return than may be obtained from the purchase of stabilized properties.

     - Financing Strategy. The Company intends to operate with a conservative Debt-to-Total Market Capitalization Ratio and to continue to structure its balance sheet in order to maintain investment-grade ratings. Upon consummation of the Offering, the Company's Debt-to-Total Market Capitalization Ratio as of June 30, 1998 on a pro forma basis (giving effect to the acquisition-related debt incurred subsequent to June 30, 1998, the sale of the Series A Preferred Shares and the Offering and the application of the net proceeds therefrom as if the debt had been incurred and those transactions had occurred as of that date) would have been approximately 33.6% (approximately 34.2% on an historical basis).

                             STRATEGIES FOR GROWTH

     The Company intends to achieve its growth objectives of long-term sustainable growth in funds from operations ("FFO") and maximization of long-term stockholder value principally through the following:

     Growth Through Operations. The Company seeks to improve operating margins by maintaining high occupancy rates at its Properties and by capitalizing on the economies of owning, operating and growing a large national portfolio. During the quarter and 12 months ended June 30, 1998, the Company increased average base rental rates (on a cash basis) by 21.0% and 12.1%, respectively, from the expiring rent for such space on leases entered into or renewed during such periods, representing 1.6 million and 7.0 million rentable square feet, respectively. As of June 30, 1998, the Properties were 95.1% leased.

     During the 12 months ending June 30, 1999, leases encompassing an aggregate of 13.4 million rentable square feet (representing 24.6% of the Company's aggregate rentable square footage as of June 30, 1998) are subject to contractual rent increases resulting in an average increase in the Annualized Base Rent on such leases of approximately 5.9%. Based on recent experience and market trends, management believes it will have an opportunity to increase the average base rental rate on Property leases expiring during the six months ending December 31, 1998 covering an aggregate of 4.1 million rentable square feet.

     Growth Through Acquisitions. The Company believes its significant acquisition experience, its alliance-based operating strategy and its extensive network of property acquisition sources will continue to provide opportunities for external growth. Management believes there is a growing trend among large private institutional holders of real estate assets to shift a portion of their direct investment in real estate assets to more liquid securities such as common stock and units in publicly-traded REITs. The Company has relationships through its Institutional Alliance Program(TM) with a number of the nation's leading pension funds and other institutional investors, many of whom have large portfolios of industrial properties and community shopping centers. Management believes the Company's relationship with third party local property managers through its Management Alliance Program(TM) also will create acquisition opportunities as such managers market properties on behalf of unaffiliated sellers. The Company's operating structure also enables it to acquire properties through its UPREIT Alliance Program(TM) in exchange for Operating Partnership Units, thereby enhancing the Company's attractiveness to owners and developers seeking to transfer properties on a tax-deferred basis. See "Strategies for Growth -- Growth Through Acquisitions."

     Between January 1, 1998 and September 25, 1998, the Company invested approximately $674.4 million (including the Company's share of co-investments) in (i) 187 industrial buildings aggregating 15.3 million square feet, (ii) two retail centers aggregating 0.4 million square feet and (iii) an unconsolidated limited partnership interest in an existing real estate joint venture which owns 36 industrial buildings aggregating 4.0 million square feet. Of the total investment during such period, the Company invested approximately $215.8 million through its UPREIT Alliance Program(TM) and approximately $128.7 million through its Institutional Alliance Program(TM), including $66.7 million of co-investments with Institutional Alliance Partners(TM).

     The Company is generally in various stages of negotiations for a number of acquisitions, which may include acquisitions of individual properties, large multi-property portfolios and other real estate companies and interests therein. There can be no assurance that any of such acquisitions will be consummated. Such acquisitions, if consummated, may be material individually or in the aggregate. Sources of capital for acquisitions may include undistributed cash flow, borrowings under the Credit Facility, other forms of secured or unsecured financing, issuances of debt or equity securities by the Company or the Operating Partnership (including issuances of Units in the Operating Partnership) and assumption of debt related to the assets being acquired.

     Growth Through Property Development. Management believes that it has the market expertise and access to identify and acquire value-added properties and develop new properties. The Company has developed the in-house expertise to create value through acquiring and managing value-added properties and believes its national market presence and expertise will enable it to continue to generate and capitalize on such opportunities. Through its Development Alliance Program(TM), the Company has established certain strategic alliances with national and regional developers to enhance the Company's development capabilities. As of September 25, 1998, the Company had committed to invest approximately $331.9 million to develop approximately 6.3 million rentable square feet. Of the total commitment, approximately $196.0 million is through its Development Alliance Program(TM).

                                  THE OFFERING

Securities Offered............   3,000,000 shares of      % Series B Cumulative
                                 Redeemable Preferred Stock (or 3,450,000 shares
                                 of      % Series B Cumulative Redeemable
                                 Preferred Stock if the Underwriters'
                                 over-allotment option is exercised in full).

Dividends.....................   Dividends on the Series B Preferred Stock are
                                 cumulative from the date of original issue and
                                 are payable quarterly in arrears on the 15th
                                 day of      ,      ,      and        of each
                                 year, commencing on                     , 1998
                                 (or, if any such date is not a Business Day, on
                                 the next succeeding Business Day), at the rate
                                 of      % of the liquidation preference per
                                 annum (equivalent to $     per annum per share
                                 of Series B Preferred Stock). Dividends on the
                                 Series B Preferred Stock will accumulate whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. If the Company designates any portion of a dividend as "capital gain dividend," a holder's share of such capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for Federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for Federal income tax purposes) paid on all classes of stock for the year. See "Series B
                                 Preferred Stock -- Dividends."

Ranking.......................   The Series B Preferred Stock will rank, with
                                 respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on a parity with the Series A Preferred Stock and senior to the Common Stock. See "Series B
                                 Preferred Stock -- Ranking."

Liquidation Preference........   The Series B Preferred Stock will have a
                                 liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid dividends thereon, if any. See "Series B
                                 Preferred Stock -- Liquidation Rights."

Maturity......................   The Series B Preferred Stock has no stated
                                 maturity and will not be subject to mandatory redemption or any sinking fund.

Optional Redemption...........   The Series B Preferred Stock will not be
                                 redeemable prior to                     , 2003.
                                 On and after                     , 2003, the
                                 Series B Preferred Stock will be redeemable for cash at the Company's option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The redemption price (other than the portion thereof consisting of accumulated and unpaid dividends) will be payable solely out of the sale proceeds of other equity securities of the Company, which may include other classes or series of Preferred Stock, and from no other source. In certain circumstances related to the Company's maintenance of its ability to qualify as a REIT for Federal income tax purposes, the Company may redeem shares of Series B Preferred
                                 Stock. See "Series B Preferred
                                 Stock -- Redemption."

Voting Rights.................   If dividends on the Series B Preferred Stock
                                 remain unpaid for six or more quarterly periods
                                 (whether or not consecutive), holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities of the Company upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on the Board of Directors until all dividend arrearages with respect to the Series B
                                 Preferred Stock are eliminated. The Series B
                                 Preferred Stock will also be entitled to certain additional voting rights described herein. See "Series B Preferred Stock -- Voting
                                 Rights."

Conversion....................   The Series B Preferred Stock will not be
                                 convertible into or exchangeable for any other property or securities of the Company.

NYSE Listing..................   Application has been made to list the Series B
                                 Preferred Stock on the NYSE, subject to
                                 official notice of issuance, under the symbol
                                 "AMB Pr B." Trading on the NYSE is expected to commence within a 30-day period after the date of initial delivery of the Series B Preferred
                                 Stock. While the Underwriters have advised the Company that they intend to make a market in the Series B Preferred Stock prior to commencement of trading on the NYSE, they are under no obligation to do so and no assurance can be given that a market for the Series B
                                 Preferred Stock will exist prior to or upon commencement of trading. See "Underwriters."

Use of Proceeds...............   The net proceeds from the Offering will be used
                                 for the repayment of indebtedness. See "Use of Proceeds."

Ownership Limit...............   In order to assist the Company in maintaining
                                 its qualification as a REIT for Federal income tax purposes, ownership, actually or constructively, by any person of more than 9.8% in value or number (whichever is more restrictive) of shares of Series B Preferred
                                 Stock is restricted by the Company's Articles
                                 Supplementary for the Series B Preferred Stock.
                                 See "Series B Preferred Stock."

                                  ORGANIZATION

     The Company conducts substantially all of its operations through the Operating Partnership. The following diagram illustrates the structure of the Company, the Operating Partnership and certain of their subsidiaries:

                            AMP Property Flow Chart

---------------
(1) AMB Investment Management, Inc. ("AMB Investment Management") conducts its business through AMB Investment Management Limited Partnership (the "Investment Management Partnership"), of which it is the sole general partner and owns the entire capital interest. Certain Executive Officers own a profits interest in the Investment Management Partnership relating to the allocation of a portion of the incentive fees with respect to assets managed by the Company's predecessor prior to the IPO.

(2) Includes properties owned on a joint venture basis through certain limited partnerships and limited liability companies in which the Operating Partnership owns at least a 50% interest. See "Business and Properties -- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships" for a list of such entities.

(3) AMB Property II, L.P. and Long Gate LLC hold title to Properties in certain states for local law purposes. The ownership of such Properties through such entities does not materially affect the Operating Partnership's and the Company's overall ownership of the interests in the Properties.

     The principal executive offices of the Company are located at 505 Montgomery Street, San Francisco, California 94111, and its telephone number is
(415) 394-9000. The Company also maintains a regional office in Boston, Massachusetts.

                           TAX STATUS OF THE COMPANY

     The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1997, and believes its current organization and method of operation will enable it to maintain status as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it distribute at least 95% of its REIT taxable income (determined without regard to the dividends-paid deduction and by excluding net capital gains) to its stockholders. As a REIT, the Company generally is not subject to Federal income tax on net income it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to Federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See "Risk Factors -- Federal Income Tax
Risks -- Adverse Consequences of Failure to Qualify as a REIT" and "Material Federal Income Tax Consequences -- Failure of the Company to Qualify as a REIT." In the opinion of Latham & Watkins, tax counsel to the Company, commencing with the Company's taxable year ended December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT, and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. See "Material Federal Income Tax Consequences -- Taxation of the Company." Such legal opinion, however, is based on various assumptions and factual representations by the Company regarding the Company's ability to maintain the various requirements for qualification as a REIT, and no assurance can be given that actual operating results have met or will continue to meet these requirements. Such legal opinion is not binding on the Internal Revenue Service ("IRS") or any court. Moreover, the Company's continued qualification and taxation as a REIT depends upon its ability to meet (through actual annual operating results, asset composition, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Even if the Company qualifies for taxation and maintains its status as a REIT, the Company may be subject to certain Federal, state and local taxes on its income and property.

                        SUMMARY FINANCIAL AND OTHER DATA

     The following table sets forth summary financial and other data on (i) an historical basis for the Company and its predecessor, AMB Institutional Realty Advisors, Inc. ("AMB" or the "Predecessor"), for the five years ended December 31, 1997 and the six months ended June 30, 1997 and 1998 and (ii) an as adjusted basis for the Company for the year ended December 31, 1997 (giving effect to the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997). Additionally, the table sets forth summary financial and other data for the Company for the year ended December 31, 1997 and for the six months ended June 30, 1998 on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998, the sale of the Senior Debt Securities and the application of the net proceeds therefrom, the sale of the Series A Preferred Shares and the application of the net proceeds therefrom and the Offering and the application of the net proceeds therefrom, as if all such transactions had occurred on January 1, 1997). The historical financial information contained in the tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying Notes thereto included elsewhere in this Prospectus.

     For the four-year period ended December 31, 1996 and the period from January 1, 1997 through November 25, 1997, the Predecessor operated as an investment manager with revenues that consisted primarily of fees earned in connection with real estate management services. The historical results of the Company for 1997 include the results of operations of the Company, including property operations for the period from November 26, 1997 to December 31, 1997, and the results of the Predecessor for the period from January 1, 1997 to November 25, 1997.

     In the opinion of management, the historical financial information as of and for the six months ended June 30, 1997 and 1998 reflects all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial information, and the as adjusted and pro forma condensed financial information provides for all adjustments necessary to reflect the adjustments and transactions described above. The information for the six months ended June 30, 1997 and 1998 is unaudited and the operating data for that period are not necessarily indicative of the results for the entire year. The as adjusted and pro forma information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

            COMPANY AND PREDECESSOR SUMMARY FINANCIAL AND OTHER DATA (SQUARE FEET AND DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                   AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                 ------------------------------------------------------------------------------
                                                                                        COMPANY
                                                                        ---------------------------------------
                                             PREDECESSOR                HISTORICAL   AS ADJUSTED    PRO FORMA
                                                 (1)                       (2)           (3)           (4)
                                 ------------------------------------   ----------   -----------   ------------
                                  1993     1994      1995      1996        1997         1997           1997
                                 ------   -------   -------   -------   ----------   -----------   ------------
                                                                                     (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Total revenues.................  $7,155   $12,865   $16,865   $23,991   $   56,062    $ 284,674    $   369,610
Income from operations before
 minority interests............     798     2,925     3,296     7,140       18,885      103,903        118,539
Net income available to common
 stockholders..................     798     2,925     3,262     7,003       18,228       99,508         94,117
Net income per common share(5):
 Basic.........................  $ 0.17   $  0.59   $  0.64   $  1.38   $     1.39    $    1.16    $      1.10
 Diluted.......................    0.17      0.59      0.64      1.38         1.38         1.16           1.09
Distributions per common
 share.........................                                               0.13         1.37           1.37
OTHER DATA:
EBITDA(6)......................                                                       $ 195,218    $   259,231
Funds from Operations(7).......                                                         147,409        153,770
Cash flows provided by (used
 in):
 Operating activities..........                                                         131,621        195,633
 Investing activities..........                                                        (607,768)    (1,024,862)
 Financing activities..........                                                         553,199      1,218,545
Ratio of earnings to fixed
 charges and preferred stock
 dividends(8)..................                                                            3.1x           2.0x
Ratio of EBITDA to interest
 expense and preferred stock
 dividends(9)..................                                                            4.3x           2.6x
BALANCE SHEET DATA:
Investments in real estate at
 cost..........................  $   --   $    --   $    --   $    --   $2,442,999
Total assets...................   2,739     4,092     4,948     7,085    2,506,255
Secured debt(10)...............      --        --        --        --      535,652
Senior Debt Securities.........      --        --        --        --           --
Unsecured credit facilities....      --        --        --        --      150,000
Stockholders' equity...........   2,480     3,848     4,241     6,300    1,668,030
PROPERTY DATA:
INDUSTRIAL PROPERTIES
 Total rentable square footage
   of buildings at end of
   period......................   5,638    13,364    21,598    29,609       37,329
Number of buildings at end of
 period........................      45       115       166       270          356
Occupancy rate at end of
 period........................    97.4%     96.9%     97.3%     97.2%        95.7%
RETAIL PROPERTIES
 Total rentable square footage
   of centers at end of
   period......................   1,074     2,422     3,299     5,282        6,216
Number of centers at end of
 period........................       9        14        19        30           33
Occupancy rate at end of
 period........................    96.5%     93.7%     92.4%     92.4%        96.1%

                                            AS OF AND FOR THE
                                        SIX MONTHS ENDED JUNE 30,
                                 ----------------------------------------
                                                        COMPANY
                                               --------------------------
                                 PREDECESSOR                  PRO FORMA
                                     (1)       HISTORICAL        (4)
                                 -----------   -----------   ------------
                                    1997          1998           1998
                                 -----------   -----------   ------------
                                 (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Total revenues.................    $11,083     $  160,799     $  193,260
Income from operations before
 minority interests............      2,764         59,570         67,501
Net income available to common
 stockholders..................      2,764         55,884         54,628
Net income per common share(5):
 Basic.........................    $  0.54     $     0.65     $     0.64
 Diluted.......................       0.54           0.65           0.63
Distributions per common
 share.........................                      0.69           0.69
OTHER DATA:
EBITDA(6)......................                $  112,433     $  137,227
Funds from Operations(7).......                    82,569         85,739
Cash flows provided by (used
 in):
 Operating activities..........                    75,720        100,514
 Investing activities..........                  (398,639)      (152,426)
 Financing activities..........                   312,118        (69,272)
Ratio of earnings to fixed
 charges and preferred stock
 dividends(8)..................                      2.8x           2.1x
Ratio of EBITDA to interest
 expense and preferred stock
 dividends(9)..................                      4.1x           2.9x
BALANCE SHEET DATA:
Investments in real estate at
 cost..........................                $2,996,873     $3,255,732
Total assets...................                 3,033,106      3,284,934
Secured debt(10)...............                   592,430        663,936
Senior Debt Securities.........                   400,000        400,000
Unsecured credit facilities....                   137,000        132,400
Stockholders' equity...........                 1,669,417      1,837,867
PROPERTY DATA:
INDUSTRIAL PROPERTIES
 Total rentable square footage
   of buildings at end of
   period......................                    47,675         52,780
Number of buildings at end of
 period........................                       463            546
Occupancy rate at end of
 period........................                      95.1%          95.1%
RETAIL PROPERTIES
 Total rentable square footage
   of centers at end of
   period......................                     6,849          6,849
Number of centers at end of
 period........................                        37             37
Occupancy rate at end of
 period........................                      95.0%          95.0%

---------------
(1) Represents the Predecessor's historical financial and other data for the years ended December 31, 1993, 1994, 1995, 1996 and the six months ended June 30, 1997. The Predecessor operated as an investment manager prior to November 26, 1997.

(2) Represents the Predecessor's historical financial and other data for the period January 1, 1997 through November 25, 1997 and the Company's historical and other data for the period from November 26, 1997 to December 31, 1997.

(3) As adjusted financial and other data have been prepared as if the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1997.

(4) Pro forma financial and other data have been prepared as if the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998, the sale of the Senior Debt Securities and the application of and the net proceeds therefrom, the sale of Series A Preferred Shares and the application of the net proceeds therefrom and the Offering and the application of the net proceeds therefrom had occurred on January 1, 1997. See "Pro Forma Financial Information."

(5) Historical, as adjusted and pro forma net income per basic share for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 13,140,218, 85,874,513 and 85,874,513 shares, respectively. Historical and pro forma net income per basic share for the six months ended June 30, 1998 equals the historical and pro forma net income divided by 85,874,513 and 85,874,513 shares, respectively. Historical, as adjusted and pro forma diluted net income per share for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 13,168,036, 86,156,556 and 86,156,556 shares, respectively. Historical and pro forma diluted net income per share for the six months ended June 30, 1998 equals the historical and pro forma net income divided by 86,222,175 and 86,284,736 respectively.

(6) EBITDA is computed as income from operations before disposal of properties and minority interests plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing operating performance because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability to incur and service debt and to fund acquisitions and other capital expenditures.

(7) FFO represents net income (loss) before minority interests and extraordinary items, plus depreciation on real property and amortization of tenant improvement costs and lease commissions, gains (losses) from the disposal of properties and the Company's share of the FFO of unconsolidated joint ventures less FFO attributable to minority interests in consolidated joint ventures whose interests are not convertible into shares of Common Stock and dividends on preferred stock that is not convertible into shares of Common Stock. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 (the "White Paper"), which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. The following table sets forth the Company's calculation of FFO for the periods presented.

                                                  FOR THE YEAR ENDED          FOR THE SIX MONTHS
                                                   DECEMBER 31, 1997          ENDED JUNE 30, 1998
                                               -------------------------   -------------------------
                                               AS ADJUSTED    PRO FORMA    HISTORICAL     PRO FORMA
                                               -----------   -----------   -----------   -----------
Income from operations before minority
  interests..................................  $   103,903   $   118,539   $    59,570   $    67,501
Real estate related depreciation and
  amortization:
  Depreciation and amortization..............       45,886        57,630        25,302        29,515
  Furniture, fixtures and equipment
     depreciation............................         (173)         (173)         (215)         (215)
FFO attributable to minority interests.......       (2,207)       (8,609)       (2,088)       (4,256)
Adjustment to derive FFO of unconsolidated
  joint venture:
  Company's share of net income..............           --        (5,086)           --        (2,543)
  Company's share of FFO.....................           --         6,344            --         3,175
Series A Preferred Stock dividends...........           --        (8,500)           --        (4,250)
Series B Preferred Stock dividends...........           --        (6,375)           --        (3,188)
                                               -----------   -----------   -----------   -----------
FFO..........................................  $   147,409   $   153,770   $    82,569   $    85,739
                                               ===========   ===========   ===========   ===========
Weighted average shares and units outstanding
  (diluted)..................................   88,698,719    90,604,395    89,362,932    90,670,014
                                               ===========   ===========   ===========   ===========

---------------
 (8) The ratio of earnings to fixed charges and preferred stock dividends is computed as income from operations before minority interests plus fixed charges (excluding capitalized interest) divided by fixed charges and preferred stock dividends. Fixed charges consist of interest costs (including amortization of debt premiums and financing costs), whether capitalized or expensed, and the interest component of rental expense.

 (9) The ratio of EBITDA to interest expense and preferred stock dividends is calculated as EBITDA divided by the sum of book interest expense (including amortization of debt premiums and discounts and financing costs) and preferred stock dividends.

(10) Secured debt as of December 31, 1997 and June 30, 1998 is comprised of mortgage loans and other secured debt and includes net unamortized debt premiums of approximately $18,286 and $16,799, respectively.

                                  RISK FACTORS

     An investment in the shares of Series B Preferred Stock involves various material risks. Prospective investors should carefully consider the following risk factors in connection with an investment in the shares of Series B Preferred Stock offered hereby.

GENERAL REAL ESTATE RISKS

  Uncontrollable Factors Affecting Performance and Value

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection therewith. If the Properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the Company's ability to pay dividends to holders of the Series B Preferred Stock could be adversely affected. Income from, and the value of, the Properties may be adversely affected by the general economic climate, local conditions such as oversupply of industrial or retail space or a reduction in demand for industrial or retail space in the area, the attractiveness of the Properties to potential tenants, competition from other industrial and retail properties, the Company's ability to provide adequate maintenance and insurance and an increase in operating costs (including insurance premiums, utilities and real estate taxes). In addition, revenues from properties and real estate values are also affected by such factors as the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws, and are also affected by interest rate levels and the availability of financing. The Company's income would be adversely affected if a significant number of tenants were unable to pay rent or if its industrial or retail and other space could not be rented on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the property.

  Renewal of Leases and Reletting of Space

     The Company is subject to the risks that leases may not be renewed, space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 40.0% of the Properties' leased square footage as of June 30, 1998 will expire on or prior to December 31, 2000, with leases on 15.0% of such leased square footage expiring during the 12 months ending June 30, 1999. In addition, numerous properties compete with the Company's Properties in attracting tenants to lease space, particularly with respect to retail properties. The number of competitive commercial properties in a particular area could have a material adverse effect on the Company's ability to lease space in its Properties or newly acquired properties and on the rents charged. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected or if its reserves for these purposes proved inadequate, the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock could be adversely affected. See "Business and Properties -- Industrial Properties -- Industrial Property Lease
Expirations -- Portfolio Total" and "-- Retail Properties -- Retail Property Lease Expirations -- Portfolio Total."

  Illiquidity of Real Estate Investments

     Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions is limited. The limitations in the Code and related regulations on a REIT holding property for sale may affect the Company's ability to sell properties without adversely affecting distributions to the Company's stockholders, including holders of the Series B Preferred Stock. The relative illiquidity of its holdings, Code prohibitions and related regulations could impede the Company's ability to respond to adverse changes in the performance of its investments and could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

  Concentration of Properties in California

     As of June 30, 1998, the Properties in California represented approximately 22.4% of aggregate square footage and approximately 29.3% of Annualized Base Rent. The Company's revenue from, and the value of its Properties located in, California may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for commercial properties). A downturn in either the California economy or in California real estate conditions could adversely affect the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock. Certain Properties are also subject to possible loss from seismic activity. See "-- Uninsured Losses from Seismic Activity."

  Concentration of Properties in Industrial and Retail Sectors

     The Properties are and are likely to continue to be concentrated predominantly in the industrial and retail commercial real estate sectors, which as of June 30, 1998, represented 87.4% and 12.6%, respectively, of the Properties' aggregate rentable square footage. Such concentration may expose the Company to the risk of economic downturns in these sectors to a greater extent than if its portfolio also included other property types. As a result, economic downturns in these sectors could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

  Uninsured Loss

     The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of its Properties, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances given relative risk of loss, the cost of such coverage and industry practice. There are, however, certain types and magnitudes of losses that are not generally insured because it is not economically feasible to insure against such losses, such as losses due to riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments, such as losses due to floods or seismic activity. See "-- Uninsured Losses From Seismic Activity." Should an uninsured loss or a loss in excess of insured limits occur with respect to one or more of its properties, the Company could lose its capital invested in such properties, as well as the anticipated future revenue from such properties and, in the case of debt which is with recourse to the Company, the Company would remain obligated for any mortgage debt or other financial obligations related to such properties. Moreover, as the general partner of the Operating Partnership, the Company will generally be liable for all of the Operating Partnership's unsatisfied obligations other than non-recourse obligations. Any such liability could adversely affect the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

  Uninsured Losses from Seismic Activity

     A number of the Industrial and Retail Properties are located in areas that are known to be subject to earthquake activity, including in California where, as of June 30, 1998, Industrial Properties aggregating 10.5 million rentable square feet (representing 19.3% of the Properties based on aggregate square footage) and Retail Properties aggregating 1.9 million rentable square feet (representing 3.5% of the Properties based on aggregate square footage) are located. The Company carries replacement cost earthquake insurance on all of its Properties located in areas historically subject to seismic activity, subject to coverage limitations and deductibles which the Company believes are commercially reasonable. Such insurance coverage also applies to the properties managed by AMB Investment Management, with a single aggregate policy limit and deductible applicable to such properties and the Company's properties. Through an annual analysis prepared by outside consultants, the Company evaluates its earthquake insurance coverage in light of current industry practice and determines the appropriate amount of earthquake insurance to carry. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur or that such insurance will continue to be available at commercially reasonable rates.

  Impact on Control Over and Liabilities With Respect to Properties Owned Through Partnerships and Joint Ventures

     The Company has ownership interests in 18 joint ventures, limited liability companies or partnerships, including an interest in one unconsolidated entity and two entities formed subsequent to June 30, 1998. The Company may make additional investments through such ventures in the future and presently plans to do so with clients of AMB Investment Management, with respect to certain investment opportunities, who share certain approval rights over major decisions. Partnership, limited liability company or joint venture investments may, under certain circumstances, involve risks such as the possibility that the Company's partners, members or joint venturers might become bankrupt (in which event the Company and any other remaining general partners, members or joint venturers would generally remain liable for the liabilities of such partnership, limited liability company or joint venture), that such partners, members or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, or that such partners, members or co-venturers may be in a position to take action contrary to the Company's instructions or requests or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. In addition, agreements governing joint ventures, limited liability companies and partnerships often contain restrictions on the transfer of a joint venturer's, member's or partner's interest or "buy-sell" or similar provisions which may result in a purchase or sale of such an interest at a disadvantageous time or on disadvantageous terms. The Company will, however, seek to maintain sufficient control of such partnerships, limited liability companies or joint ventures to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in partnerships, limited liability companies or joint ventures. The occurrence of one or more of the events described above could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

  Possible Inability to Consummate Acquisitions on Advantageous Terms

     The Company intends to continue to acquire industrial and retail properties. Acquisitions of industrial and retail properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment. Further, the Company expects that there will be significant competition for attractive investment opportunities from other major real estate investors with significant capital including both publicly traded REITs and private institutional investment funds. The Company anticipates that future acquisitions will be financed through a combination of borrowings under the Credit Facility, and proceeds from equity or debt offerings by the Company or the Operating Partnership (including issuances of Units in the Operating Partnership), which could have an adverse effect on the Company's cash flow. No assurance can be given that the Company will be able to acquire additional properties. In addition, no assurance can be given that any such acquisitions will be financed on terms favorable to the Company, or that such additional properties, if any, will conform with management's expectations or investment criteria. Any one of the foregoing events could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

  Possible Inability to Complete Renovation and Development on Advantageous
Terms

     The real estate development business, including the renovation and rehabilitation of existing properties, involves significant risks in addition to those involved in the ownership and operation of established industrial buildings and community shopping centers, including the risks that financing may not be available on favorable terms for development projects and construction may not be completed on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing such properties and generating cash flow. Substantial renovation and new development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. Once completed, such new or renovated properties may perform below anticipated levels, producing cash flow below budgeted amounts. The occurrence of one or more of the foregoing in connection with the Company's renovation and development activities could have an adverse effect on its financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock. In addition, substantial renovation as well as new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention which could divert management's time from the Company's day-to-day operations. The Company anticipates that future activities will be financed through a combination of additional equity offerings, and public or private debt financing, including commercial lines of credit, and other forms of secured or unsecured financing. If such activities are financed through construction loans, there is a risk that, upon completion of construction, permanent financing may not be available or may be available only on disadvantageous terms which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

LIMITED RESTRICTIONS ON TOTAL INDEBTEDNESS

     The Company operates with a policy of incurring debt, either directly or through its subsidiaries, only if upon such incurrence the Company's Debt-to-Total Market Capitalization Ratio would be approximately 45% or less. The aggregate amount of indebtedness the Company may incur under such policy varies directly with the valuation of the Company's capital stock and the number of shares of capital stock outstanding. Accordingly, the Company would be able to incur additional indebtedness under such policy as a result of increases in the market price per share of its common stock or other outstanding classes of capital stock, and future issuance of shares of capital stock. Notwithstanding the foregoing policy, the organizational documents of the Company do not contain any limitation on the amount of indebtedness that may be incurred. Accordingly, the Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary for the Company to continue to qualify as a REIT. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

DEBT FINANCING

  Debt Financing and Existing Debt Maturities

     The Company is subject to risks normally associated with debt financing, including the risk that its cash flow will be insufficient to make distributions to its stockholders, the risk that existing indebtedness on the Properties (which in all cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of refinancing will not be as favorable as the terms of existing indebtedness. See "Business and Properties -- Debt Financing." As of June 30, 1998, the Company had total debt outstanding of approximately $1.1 billion including (i) approximately $592.4 million of secured indebtedness (including unamortized debt premiums of approximately $16.8 million) with an average maturity of seven years and a weighted average interest rate of 7.91%, (ii) approximately $137.0 million outstanding under its unsecured credit facilities with maturity dates of July 1998 and November 2000 and weighted average interest rates of 6.59% and (iii) $400 million aggregate principal amount of Senior Debt Securities with maturities in June 2008, 2015 and 2018 and a weighted average interest rate of 7.18%. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Business and
Properties -- Debt Financing." The Company is a guarantor of the Operating Partnership's obligations with respect to the Senior Debt Securities. See "Capitalization." If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay dividends to holders of the Series B Preferred Stock and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) resulted in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock. If a Property or Properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the Property could be foreclosed upon or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company which could have an adverse affect on the its financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

  Impact of Rising Interest Rates and Variable Rate Debt

     As of June 30, 1998, the Company had $137.0 million outstanding under its unsecured credit facilities. In addition, the Company may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness could increase the Company's interest expense, which would adversely affect the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock. Accordingly, the Company may in the future engage in transactions to limit its exposure to rising interest rates to the extent that it believes such to be appropriate and cost effective. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

  Dependence on External Sources of Capital

     In order to qualify as a REIT under the Code, the Company generally is required each year to distribute currently to its stockholders at least 95% of its REIT taxable income (determined without regard to the dividends-paid deduction and by excluding any net capital gain). See "Material Federal Income Tax Consequences -- Taxation of the Company -- Annual Distribution Requirements." Because of this distribution requirement, the Company may not be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund capital needs, the Company relies on third-party sources of capital, which may or may not be available on favorable terms or at all. The Company's access to third-party sources of capital depends upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings and cash distributions and the market price of the shares of its capital stock. Additional debt financing may substantially increase the Company's leverage. See "Policies with Respect to Certain Activities -- Financing Policies."

  Possible Impact of Defaults on Cross-Collateralized and Cross-Defaulted Debt

     As of June 30, 1998, the Company had 12 non-recourse secured loans which are cross-collateralized by five pools consisting of 19 Properties. As of June 30, 1998, there was $211.2 million outstanding on such loans. If an event of default were to occur on any such loan, the Company would be required to repay the aggregate of all indebtedness, together with applicable prepayment charges, in order to avoid foreclosure on all such Properties within the applicable pool. Foreclosure on such Properties, or the Company's inability to refinance any such loan on terms as favorable as existing terms, could adversely impact its financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock. In addition, the Credit Facility and the Senior Debt Securities contain certain cross-default provisions which are triggered in the event that other material indebtedness of the Company (including its non-recourse secured and joint venture debt) is in default. Such cross-default provisions may require the Company to repay or restructure the Credit Facility and the Senior Debt Securities in addition to any mortgage or other debt which is in default, which could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

CONTINGENT OR UNKNOWN LIABILITIES

     The AMB Predecessors have been in existence for varying lengths of time up to 15 years. In the Formation Transactions, the Company acquired the assets of CIF, VAF, AMB and WPF, and certain assets of the Individual Account Investors (each as defined in the Glossary), subject to all of the potential existing liabilities of such predecessor entities. There can be no assurances that there are no current liabilities and will not be any future liabilities arising from prior activities that are unknown and therefore not disclosed in this

Prospectus. Such liabilities have been assumed by the Company as the surviving entity in the various merger and contribution transactions that comprise the Formation Transactions. Existing liabilities for indebtedness generally were taken into account (directly or indirectly) in connection with the allocation of the shares of Common Stock and/or Units in the Formation Transactions, but no other liabilities were taken into account for such purposes. The Company does not have recourse against CIF, VAF, AMB or WPF or any of their respective stockholders or partners or against the Individual Account Investors, with respect to any unknown liabilities except to the extent provided by the indemnity escrow agreement entered into in connection with the Formation Transactions (the "Indemnity Escrow"). Unknown liabilities might include liabilities for clean-up or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the Formation Transactions (that had not been asserted prior to the Formation Transactions), accrued but unpaid liabilities incurred in the ordinary course of business, tax liabilities and claims for indemnification by the officers and directors of CIF, VAF and AMB and others indemnified by such entities, including clients of AMB. Certain tenants may claim that the Formation Transactions gave rise to a right to purchase the premises occupied by such tenants. The Company does not believe any such claims would be material. See "-- Government Regulations -- Environmental Matters" below as to the possibility of undisclosed environmental conditions potentially affecting the value of the Properties. The existence of undisclosed material liabilities which are not covered by the Indemnity Escrow or undisclosed material liabilities in connection with the acquisition of properties, entities and interests therein could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

CONFLICTS OF INTEREST

  Continued Involvement of Executive Officers in Other Real Estate Activities and Investments

     Certain Executive Officers own interests in real estate-related businesses and investments. Such interests include minority ownership of Institutional Housing Partners, a residential housing finance company (through AMB Institutional Housing Partners); and ownership of AMB Development, Inc. and AMB Development L.P., developers which own property that management believes is not suitable for ownership by the Company. AMB Development, Inc. and AMB Development L.P. have agreed not to initiate any new development projects following the IPO, nor will they make any further investments in industrial or retail properties other than those currently under development at the time of the IPO. AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development, L.P. continue to use the name "AMB" pursuant to royalty-free license arrangements with the Company. The continued involvement in other real estate-related activities by certain of the Executive Officers and directors could divert management's attention from the Company's day-to-day operations. Most of the Executive Officers have entered into non-competition agreements with the Company pursuant to which, among other things, they have agreed not to engage in any activities, directly or indirectly, in respect of commercial real estate, and not make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities or through the existing investments referred to herein.

     The Company could also, in the future, subject to the unanimous approval of the disinterested members of the Board of Directors with respect to such transaction, acquire property from such Executive Officers, enter into leases between such Executive Officers and the Company, and/or engage in other related activities in which the interests pursued by such Executive Officers may not be in the best interests of the holders of the Series B Preferred Stock.

 Conflicts of Interest in Connection with Properties Owned or Controlled by Executive Officers and Directors

     AMB Development L.P. owns interests in 11 retail development projects in the U.S., each of which consists of a single free-standing Walgreens drugstore, and, together with other entities controlled by nine of the Executive Officers, a low income housing apartment building located in the San Francisco Bay Area. In addition, Messrs. Abbey, Moghadam and Burke, each a founder and director of the Company, own less than 1% interests in two partnerships which own office buildings in various markets; these interests have negligible value. Luis A. Belmonte, an Executive Officer, owns less than a 10% interest, representing an estimated value of $75,000, in a limited partnership which owns an office building located in Oakland, California. David S. Fries, an Executive Officer, owns an approximate 1% interest in a limited partnership that owns an apartment complex in Orange County, California.

     In addition, several of the Executive Officers individually own: (i) less than 1% interests in the stocks of certain publicly-traded REITs and residential developers; (ii) certain interests in and rights to developed and undeveloped real property located outside the United States; (iii) interests in single-family homes and residential apartments in the San Francisco Bay Area;
(iv) certain passive interests, not believed to be material, in real estate businesses in which such persons were previously employed; and (v) certain other de minimis holdings in equity securities of real estate companies. Thomas W. Tusher, a member of the Board of Directors, is a limited partner in a partnership in which Messrs. Abbey, Moghadam and Burke are general partners and which owns a 75% interest in an office building. Mr. Tusher owns a 20% interest in the partnership, valued as of June 30, 1998 at approximately $1.2 million. Messrs. Abbey, Moghadam and Burke each have an approximately 26.7% interest in the partnership, each valued as of June 30, 1998 at approximately $1.6 million.

     The Company believes that the properties and activities set forth above generally do not directly compete with any of the Properties; however, it is possible that a property in which an Executive Officer or director of the Company, or an affiliate of such person, has an interest may compete with the Company in the future if the Company were to invest in a property similar in type and in close proximity to such property. However, the continued involvement by the Executive Officers and directors in such properties could divert management's attention from the Company's day-to-day operations. The Company is prohibited from acquiring any properties from the Executive Officers or their affiliates without the approval of the disinterested members of the Board of Directors with respect to such transaction. See "Policies With Respect to Certain Activities -- Conflict of Interest Policies."

  Conflicts Relating to the Operating Partnership

     The Company, as the general partner of the Operating Partnership, has fiduciary obligations to the limited partners in the Operating Partnership, the discharge of which may conflict with the interests of the Company's stockholders. In addition, those persons holding Units, as limited partners, will have the right to vote as a class on certain amendments to the Partnership Agreement of the Operating Partnership and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of those investors who acquire shares of Series B Preferred Stock in the Offering. In addition, under the terms of the Partnership Agreement, the holders of Units will have certain approval rights with respect to certain transactions that affect all stockholders but which may not be exercised in a manner which reflects the interests of all stockholders, including holders of the Series B Preferred Stock. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Removal of General Partner; Transferability of the Company's Interests; Treatment of Units in Significant Transactions."

 Influence of Directors, Executive Officers and Significant Stockholders

     As of August 31, 1998, the Company's three largest stockholders, Ameritech Pension Trust, the City and County of San Francisco Employees' Retirement System and Southern Company System Master Retirement Trust, beneficially owned approximately 27.9% of the outstanding Common Stock (assuming the exchange of all Units into shares of Common Stock). In addition, the Executive Officers and directors beneficially owned 5.6% of the Common Stock as of such date (assuming the exchange of all Units into shares of Common Stock, before issuance of any Performance Units), and will have influence on the management and operation of the Company and, as stockholders, will have influence on the outcome of any matters submitted to a vote of the stockholders. Such influence might be exercised in a manner that is inconsistent with the interests of other stockholders, including the holders of the Series B Preferred Stock. Although there is no understanding or arrangement for these directors, officers and stockholders and their affiliates to act in concert, such parties would be in a position to exercise significant influence over the Company's affairs should they choose to do so. See "Principal Stockholders."

  Failure to Enforce Terms of Certain Agreements

     As holders of shares of Common Stock and, potentially, Performance Units, certain of the Company's directors and Executive Officers could have a conflict of interest with respect to their obligations as directors and Executive Officers to vigorously enforce the terms of certain of the agreements relating to the Formation Transactions. The potential failure to enforce the material terms of those agreements could result in a monetary loss to the Company, which loss could have a material adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, the Series B Preferred Stock.

GOVERNMENT REGULATIONS

     Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

  Costs of Compliance with Americans with Disabilities Act

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. The impact of application of the ADA to the Properties, including the extent and timing of required renovations, is uncertain. If required changes involve a greater amount of expenditures than the Company currently anticipates or if the changes must be made on a more accelerated schedule than the Company currently anticipates, its ability to pay dividends on, and the market price of, Series B Preferred Stock could be adversely affected.

  Environmental Matters

     Under Federal, state and local laws and regulations relating to the protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at such property, and may be required to investigate and clean up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBM"). Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of the Properties may contain ACBM.

     Some of the Properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the Properties are on, or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     All of the Properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. The Company may perform additional Phase II testing if recommended by the independent environmental consultant. Phase II testing may include the collection and laboratory analysis of soil and groundwater samples, completion of surveys for ACBM, and any other testing that the consultant considers prudent in order to test for the presence of hazardous materials. Some of the Company's environmental assessments of the Properties do not contain a comprehensive review of the past uses of the Properties and/or the surrounding properties.

     None of the environmental assessments of the Properties has revealed any environmental liability that the Company believes would have a material adverse effect on its financial condition or results of operations taken as a whole, nor is it aware of any such material environmental liability. Nonetheless, it is possible that the assessments do not reveal all environmental liabilities and that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as releases from underground storage tanks), or by third parties unrelated to the Company. If the costs of compliance with the various environmental laws and regulations, now existing or hereafter adopted, exceed the Company's budgets for such items, the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock could be adversely affected.

  Other Regulations

     The Properties are also subject to various Federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company, which expenditures could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

FEDERAL INCOME TAX RISKS

  Adverse Consequences of the Company's Failure to Qualify as a REIT

     The Company intends to operate so as to qualify as a REIT under the Code. Although management believes that the Company has been organized and has operated in a manner which would allow it to qualify as a REIT under the Code, no assurance can be given that the Company has been so organized and operated, or that the Company will continue to be so organized and operated in the future. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources, and the Company must pay dividends to stockholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends-paid deduction and by excluding capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT, such as the Company, that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect its ability to operate as a REIT.

     In the opinion of Latham & Watkins, tax counsel to the Company, commencing with the Company's taxable year ended December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. See "Material Federal Income Tax Consequences -- Taxation of the Company." Such legal opinion, however, is based on various assumptions and factual representations by the Company regarding its ability to satisfy the various requirements for qualification as a REIT, and no assurance can be given that actual operating results have met or will continue to meet these requirements. Such legal opinion is not binding on the IRS or any court. Moreover, the Company's qualification and taxation as a REIT depends upon its ability to meet (through actual annual operating results, asset composition, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins.

     If the Company were to fail to qualify as a REIT in any taxable year, it would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. In addition, a Federal budget proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's (i.e., a corporation which is neither an S Corporation nor a REIT) assets upon an election by the corporation to become a REIT in taxable years beginning after January 1, 1999, and thus could effectively preclude the Company from re-electing to be taxed as a REIT following a loss of its REIT status. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the year or years involved. In addition, distributions to stockholders would no longer be required to be made. See "Material Federal Income Tax Consequences -- Taxation of the Company -- Failure of the Company to Qualify as a REIT."

  Other Tax Liabilities

     Even if the Company qualifies as a REIT, it will be subject to certain Federal, state and local taxes on its income and property. In addition, the net taxable income, if any, from the activities conducted through the Preferred Stock Subsidiaries (as defined below) will be subject to Federal and state income tax. See "Federal Income Tax Consequences -- Other Tax Consequences."

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of its Executive Officers, particularly Messrs. Abbey, Moghadam and Burke, the Chairman of the Company's Investment Committee, its Chief Executive Officer and the Chairman of its Board of Directors, respectively. While the Company believes that it could find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could have an adverse effect on the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock. While certain Executive Officers have entered into employment agreements with the Company, there may be limitations under applicable state law in the enforceability of such agreements, particularly as respects the non-competition agreements contained therein. See "Management -- Employment Agreements."

ABSENCE OF PRIOR PUBLIC MARKET FOR SHARES; MARKET CONDITIONS

     Prior to the completion of the Offering, there will have been no public market for the Series B Preferred Stock and there can be no assurance that an active trading market will develop or be sustained or that shares of Series B Preferred Stock will be resold at or above the price to the public in the Offering. The initial offering price of the shares of Series B Preferred Stock will be determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the shares after the completion of the Offering. The market price of the Series B Preferred Stock could be adversely affected by general market conditions, including fluctuations in equity markets or rising interest rates.

NEED TO MANAGE RAPID GROWTH

     The Company's business has grown rapidly and continues to grow rapidly through property acquisitions. There can be no assurance that the Company will be able to manage effectively rapid growth in the future, and any failure to do so could adversely affect the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock.

THE PREFERRED STOCK SUBSIDIARIES

  Adverse Consequences of Lack of Control Over the Business of the Preferred Stock Subsidiaries

     To comply with the REIT asset tests that restrict ownership of shares of other corporations, the Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management and Headlands Realty Corporation (together, the "Preferred Stock Subsidiaries") (representing approximately 95% of the economic interest in each entity) and certain Executive Officers and an officer of AMB Investment Management and certain Executive Officers and a director of Headlands Realty Corporation own all of the outstanding voting common stock of AMB Investment Management and Headlands Realty Corporation, respectively (representing approximately 5% of the economic interest in each entity). This ownership structure is necessary to permit the Company to share in the income of the Preferred Stock Subsidiaries while maintaining its status as a REIT. Although the Company receives substantially all of the economic benefit of the businesses carried on by the Preferred Stock Subsidiaries through the Company's right to receive dividends through the Operating Partnership, the Company is not able to elect directors or officers of the Preferred Stock Subsidiaries and, therefore, the Company does not have the ability to influence the operation of the Preferred Stock Subsidiaries or require that the Preferred Stock Subsidiaries' boards of directors declare and pay cash dividends on the non-voting stock of the Preferred Stock Subsidiaries held by the Operating Partnership. As a result, the boards of directors and management of the Preferred Stock Subsidiaries might implement business policies or decisions that would not have been implemented by persons controlled by the Company and that may be adverse to the interests of the Company's stockholders or that lead to adverse financial results, which could adversely impact the Company's financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Series B Preferred Stock. In addition, the Preferred Stock Subsidiaries are subject to tax on their income, reducing their cash available for distribution.

  Uncertainty of AMB Investment Management Operations

     Fees earned by AMB Investment Management are dependent upon various factors, including factors beyond the control of the Company and the Operating Partnership, affecting the ability to attract and retain investment management clients and the overall returns achieved on managed assets. Failure of AMB Investment Management to attract investment management clients or achieve sufficient overall returns on managed assets could reduce its ability to make distributions on the non-voting preferred stock owned by the Operating Partnership. Such failure could also limit co-investment opportunities to the Operating Partnership and, as a result, the Operating Partnership's ability to generate rental revenues from such co-investments and use the co-investment program as a source to finance property acquisitions and leverage acquisition opportunities.

                                  THE COMPANY

GENERAL

     The Company is one of the largest publicly-traded real estate companies in the United States. As of September 25, 1998, the Company owned 583 industrial buildings and retail centers, comprised of 546 industrial buildings (including 83 industrial buildings acquired since June 30, 1998) located in 26 markets throughout the United States and 37 retail centers located in 16 markets throughout the United States. The Industrial Properties encompass approximately
52.8 million rentable square feet and, as of June 30, 1998, were 95.1% leased to over 1,200 tenants. The Retail Properties, principally grocer-anchored community shopping centers, encompass approximately 6.8 million rentable square feet and, as of the same date, were 95.0% leased to over 900 tenants. See "Business and Properties." The Company owns substantially all of its assets, and conducts substantially all of its business, through the Operating Partnership and its subsidiaries.

     The Company is engaged in the business of acquiring and operating industrial properties and community shopping centers in target markets nationwide. The Company is led by Hamid R. Moghadam, its Chief Executive Officer and one of three founders of the Company. Douglas D. Abbey and T. Robert Burke, the other two founders, also play active roles in the Company's operations as the Chairman of its Investment Committee and the Chairman of its Board of Directors, respectively. The Company's 10 executive officers have an average of 23 years of experience in the real estate industry and have worked together for an average of nine years building the AMB real estate business.

     AMB Property Corporation was organized in November 1997 and commenced operations upon the completion of the IPO. The Company operates as a self-administered and self-managed real estate company and believes that it has qualified and that it will continue to qualify as a REIT for Federal income tax purposes beginning with the year ended December 31, 1997.

RECENT DEVELOPMENTS

     Sale of Senior Debt Securities. On June 30, 1998, the Operating Partnership sold $400 million aggregate principal amount of Senior Debt Securities in an underwritten public offering. The net proceeds were used to repay borrowings under the Credit Facility incurred in connection with property acquisitions.

     Sale of Series A Preferred Stock. On July 27, 1998, the Company sold 4,000,000 Series A Preferred Shares at a price of $25.00 per share in an underwritten public offering. The net proceeds were used to repay borrowings under the Credit Facility incurred in connection with property acquisitions.

     Acquisition and Development Activity. From July 1, 1998 to September 25, 1998, the Company invested approximately $258.9 million in 83 industrial buildings aggregating 5.1 million rentable square feet and committed to invest approximately $23.3 million in two new development projects aggregating 0.5 million rentable square feet.

     Distributions and Dividends. On September 3, 1998, the Board of Directors declared a distribution on the Common Stock of $0.3425 per share, payable on October 2, 1998 to stockholders of record as of September 16, 1998, and, in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per common partnership unit, payable on October 2, 1998 to partners of record as of September 16, 1998. On September 3, 1998, the Board of Directors also declared a dividend on the Series A Preferred Stock of $0.4604 per share for the period commencing on July 27, 1998 and ending on October 14, 1998, payable on October 15, 1998 to stockholders of record as of September 16, 1998, and, in its capacity as general partner of the Operating Partnership, declared a distribution for such period on the Operating Partnership's Series A Preferred Units of $0.4604 per Series A Preferred Unit, payable on October 15, 1998 to partners of record as of September 16, 1998.

     Investment-Grade Credit Rating. The Company received credit ratings on its senior unsecured debt of Baa1 from Moody's Investors Service, BBB from Standard & Poor's Corporation and BBB+ from Duff & Phelps Credit Rating Co. As a result of receiving these investment-grade credit ratings, the interest rate on the Credit Facility was reduced by 20 basis points to LIBOR plus 90 basis points. In addition, the Company received ratings on the Series A Preferred Stock of Baa2 from Moody's Investors Service, BBB- from Standard & Poor's Corporation and BBB from Duff & Phelps Credit Rating Co.

                       BUSINESS AND OPERATING STRATEGIES

     The Company focuses its investment activities in industrial hub distribution markets and retail trade areas throughout the U.S. where management believes opportunities exist to acquire and develop additional properties on an advantageous basis. The Company is a full-service real estate company with in-house expertise in acquisitions, development and redevelopment, asset management and leasing, finance and accounting and market research. The Company has long-standing relationships with many real estate management firms across the country which provide local property management and leasing services to the Company on a fee basis.

STRATEGIC ALLIANCE PROGRAMS(TM)

     The Company believes that its strategy of forming strategic alliances with local and regional real estate experts and institutional investors provides it with growth opportunities, access to private capital and the ability to remain flexible in the markets in which it operates. The Company has been a leader in systematically forming such alliances through its following Strategic Alliance Programs(TM).

     DEVELOPMENT ALLIANCE PROGRAM(TM): The Company's strategy for its Development Alliance Program(TM) is to enhance its development capability by forming alliances with development firms with a strong local presence and expertise.

     UPREIT ALLIANCE PROGRAM(TM): Through its UPREIT Alliance Program(TM), the Company issues operating partnership units in exchange for properties, thus providing additional growth for the portfolio.

     INSTITUTIONAL ALLIANCE PROGRAM(TM): The Company's strategy for its Institutional Alliance Program(TM) is to form alliances with institutional investors through the co-investment program of AMB Investment Management to provide access to private capital, including during those times when the public markets are less attractive.

     CUSTOMER ALLIANCE PROGRAM(TM): Through its Customer Alliance Program(TM), the Company seeks to build long-term working relationships with major tenants with the assistance of leading local and national leasing firms.

     MANAGEMENT ALLIANCE PROGRAM(TM): The Company's strategy for its Management Alliance Program(TM) is to develop close relationships with and outsource property management to local property managers that the Company believes to be among the best in their respective markets and that provide local market information related to tenant activity and acquisition opportunities, while at the same time achieving economies of scale.

NATIONAL PROPERTY COMPANY

     As of September 25, 1998, the Company owned 546 industrial buildings located in 26 markets throughout the U.S. and 37 retail centers located in 16 markets throughout the U.S. The Company believes that its national strategy enables it to (i) increase or decrease investments in certain regions to take advantage of the relative strengths in different real estate markets; (ii) retain and accommodate tenants as they consolidate or expand, particularly in its Industrial Properties; and (iii) build brand awareness as well as customer loyalty through the delivery of consistent service and quality product. Through its presence in markets throughout the U.S., the Company has also developed operating expertise in leasing, expense management, tenant retention strategies and property design and configuration.

TWO COMPLEMENTARY PROPERTY TYPES

     Management believes its strategy of owning and operating both industrial properties and community shopping centers offers the Company an optimal combination of growth opportunities, strong current income and increased stability through market cycles. The Company has developed the expertise, infrastructure and management information systems to acquire, reposition, develop and operate these two property types. Management believes that its dual property strategy provides significant opportunities to allocate capital and organizational resources between property types according to changing market conditions and its investment strategy.

RESEARCH-DRIVEN, SELECT MARKET FOCUS

     The Company intends to continue its strategy of investing in industrial hub distribution markets and retail trade areas across the country to capitalize on changes in the relative economic strength of these regions. The Company focuses on acquiring, redeveloping and operating properties in "in-fill" locations, which are characterized by limited new construction opportunities. As the strength of these markets continues to grow and the demand for well-located properties increases, the Company believes that it will benefit from an upward pressure on rents resulting from the increased demand combined with the relative lack of new available space. The Company's decisions regarding the deployment of capital are experience- and research-driven, and are based on thorough qualitative and quantitative research and analysis of local markets. The Company employs a dedicated research department using proprietary analyses, databases and systems.

     The Company intends to continue to focus its industrial property investment activities in six hub markets which dominate national warehouse distribution activities: Atlanta, Chicago, Dallas/Fort Worth, Los Angeles, Northern New Jersey and the San Francisco Bay Area. Among the nation's 53 major industrial markets tracked by CB Commercial/Torto Wheaton Research, the six markets listed above accounted for approximately (i) 36% of the warehouse property inventory as of December 31, 1997 and (ii) for the three-year period ended December 31, 1997, an average of 36% of industrial property net absorption. As of June 30, 1998, such hub markets contained approximately 56% of the Industrial Properties' aggregate square footage. The Company also invests in selected regional distribution markets including Boston, Denver, Houston, Miami, Minneapolis, San Diego, Seattle and Baltimore/Washington, D.C. The Company focuses on these established industrial markets because management believes they offer large and broadly diversified tenant bases which provide greater demand for properties over market cycles than secondary markets. In-fill locations within these markets also typically have significant barriers to new construction, including geographic or regulatory supply constraints, and these markets typically benefit from access to large labor supplies and well-developed transportation networks. See "Business and Properties -- Industrial Properties -- Overview of Major Target Markets."

DISCIPLINED INVESTMENT PROCESS

     During its 14-year history prior to the consummation of the IPO, AMB established a disciplined approach to the investment process through operating divisions that are subject to the overall policy direction of management's investment committee (the "Investment Committee"). The stages in the investment process are highly integrated, with Investment Committee review at critical points in the process.

     Approval of each investment is the responsibility of the Investment Committee with sponsorship from both an acquisitions officer and the regional manager who will be responsible for managing the property. The initial investment recommendation is thoroughly evaluated, with approval required in order to proceed to contract and full due diligence. The terms of the acquisition and its structure are determined as part of the initial approval and are the responsibility of the acquisitions officer. The regional manager is involved in providing and verifying underwriting assumptions and developing the operating strategy. After the due diligence review and before removing conditions to the contract, a final Investment Committee recommendation is prepared by the acquisition and asset management team. The Investment Committee conducts a complete review of the information developed during the due diligence process and either rejects or gives final approval.

     AMB also established proprietary systems and procedures to manage and track a high volume of acquisition proposals, transactions and important market data. This includes an on-line open issues database that provides the Company with current information on the status of each transaction, highlighting the issues that must be addressed prior to closing, and a database that includes and compiles data on all transaction proposals and markets reviewed by the Company.

PROPERTY DEVELOPMENT

     The multidisciplinary backgrounds of the Company's employees provide the Company with the skills and experience to capitalize on strategic renovation, expansion and development opportunities. Several of the Company's officers have extensive experience in real estate development, both at AMB and with national development firms. The Company generally pursues development projects in joint ventures with local developers. In this way, the Company leverages the development skill, access to opportunities and capital of such developers, transferring a significant amount of the development risk to them and eliminating the need and expense of an in-house development staff. See "Strategies for Growth -- Growth Through Renovation, Expansion and Development."

FINANCING STRATEGY

     In order to maintain financial flexibility and facilitate the rapid deployment of capital over market cycles, the Company intends to operate with a Debt-to-Total Market Capitalization Ratio of approximately 45% or less, though the Company's organizational documents do not limit the amount of indebtedness the Company may incur. Additionally, the Company intends to continue to structure its balance sheet in order to maintain investment-grade ratings. The Company also intends to keep the majority of its assets unencumbered to help facilitate such ratings. Upon consummation of the Offering, the Company's Debt-to-Total Market Capitalization Ratio as of June 30, 1998 on a pro forma basis (giving effect to the acquisition-related debt incurred subsequent to June 30, 1998, the sale of the Series A Preferred Shares and the Offering and the application of the net proceeds therefrom as if the debt had been incurred and those transactions had occurred as of that date) would have been approximately 33.6% (approximately 34.2% on an historical basis). See "Policies with Respect to Certain Activities -- Financing Policies."

     The Company anticipates that future acquisitions will be financed through a combination of borrowings under the Credit Facility, other forms of secured or unsecured financing, proceeds from equity or debt offerings by the Company or the Operating Partnership and with shares of Preferred Stock or Units in the Operating Partnership. See "Business and Properties -- Debt Financing." Additionally, the Company's co-investment program will also serve as a source of capital, particularly when more traditional sources of capital may not be available on attractive terms. See "-- The Preferred Stock Subsidiaries," "Management's Discussion of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Business and
Properties -- Debt Financing."

THE PREFERRED STOCK SUBSIDIARIES

     AMB Investment Management provides real estate investment management services on a fee basis to certain clients of AMB, the Company's predecessor, which did not participate in the Formation Transactions. The Company presently intends to co-invest with clients of AMB Investment Management, to the extent such clients newly commit investment capital, through partnerships, limited liability companies and joint ventures. The Company uses a co-investment formula with each client whereby the Company will own at least a 20% interest in all ventures. As of June 30, 1998, the Company had consummated four co-investments through one partnership. See "Business and Properties -- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships." Headlands Realty Corporation invests in properties and may in the future engage in or acquire interests in entities that engage in the management, leasing and development of properties and similar activities. The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management and Headlands Realty Corporation (representing approximately 95% of the economic interest in each entity) and certain Executive Officers and an officer of AMB Investment Management and certain Executive Officers and a director of Headlands Realty Corporation own all of the outstanding voting common stock of AMB Investment Management and Headlands Realty Corporation, respectively (representing approximately 5% of the economic interest in each entity).

                             STRATEGIES FOR GROWTH

     The Company intends to achieve its objectives of long-term sustainable growth in FFO and maximization of long-term stockholder value, principally by growth through (i) operations, resulting from improved operating margins within the portfolio while maintaining above-average occupancy, (ii) continued property acquisitions, including through the Company's Strategic Alliance Programs(TM) and (iii) renovation, expansion and development of selected properties, including through the Company's Development Alliance Program(TM).

GROWTH THROUGH OPERATIONS

     The Company seeks to improve operating margins by increasing the occupancy rate of its Properties and by capitalizing on the economies of owning, operating and growing a large national portfolio. As of June 30, 1998, the Industrial Properties and Retail Properties owned as of such date were each 95.1% and 95.0% leased, respectively. During the quarter and 12 months ended June 30, 1998, the Company increased average base rental rates (on a cash basis) by 21.0% and 12.1%, respectively, from the expiring rent for such space, on leases entered into or renewed during such periods, representing 1.6 million and 7.0 million rentable square feet, respectively.

     During the 12 months ending June 30, 1999, leases encompassing an aggregate of 13.4 million rentable square feet (representing 24.6% of the Company's aggregate rentable square footage as of June 30, 1998) are subject to contractual rent increases resulting in an average increase in the Annualized Base Rent on such leases of approximately 5.9%. Based on recent experience and current market trends, management believes it will have an opportunity to increase the average base rental rate on Property leases expiring during the six months ending December 31, 1998 covering an aggregate of 4.1 million rentable square feet. The Company seeks to reduce the potential volatility of the portfolio's FFO by managing lease expirations so that they occur within individual properties and across the entire portfolio in a staggered fashion, and by monitoring the credit and mix of tenants, particularly those in the Retail Properties.

GROWTH THROUGH ACQUISITIONS

     The Company believes its significant acquisition experience, its alliance-based operating strategy and its extensive network of property acquisition sources will continue to provide opportunities for external growth. Management believes there is a growing trend among large private institutional holders of real estate assets to shift a portion of their direct investment in real estate assets to more liquid securities such as common stock and units in publicly-traded REITs. The Company has relationships through its Institutional Alliance Program(TM) with a number of the nation's leading pension funds and other institutional investors, many of whom have large portfolios of industrial properties and community shopping centers. Management believes that the Company's relationship with third party local property managers through its Management Alliance Program(TM) also will create acquisition opportunities as such managers market properties on behalf of unaffiliated sellers. The Company's operating structure also enables it to acquire properties through its UPREIT Alliance Program(TM) in exchange for Operating Partnership Units, thereby enhancing the Company's attractiveness to owners and developers seeking to transfer properties on a tax-deferred basis.

     Between January 1, 1998 and September 25, 1998, the Company invested approximately $674.4 million (including the Company's share of co-investments) in (i) 187 industrial buildings aggregating 15.3 million square feet, (ii) two retail centers aggregating 0.4 million square feet and (iii) an unconsolidated limited partnership interest in an existing real estate joint venture which owns 36 industrial buildings aggregating 4.0 million square feet. Of the total investment during such period, the Company invested approximately $215.8 million through its UPREIT Alliance Program(TM) and approximately $128.7 million through its Institutional Alliance Program(TM), including $66.7 million of co-investments with Institutional Alliance Partners(TM).

     The Company is generally in various stages of negotiations for a number of acquisitions, which may include acquisitions of individual properties, large multi-property portfolios and other real estate companies. There can be no assurance that any of such acquisitions will be consummated. Such acquisitions, if consummated, may be material individually or in the aggregate. Sources of capital for acquisitions may include undistributed cash flow, borrowings under the Credit Facility, other forms of secured or unsecured financing, issuances of debt or equity securities by the Company or the Operating Partnership (including issuances of Units in the Operating Partnership) and assumption of debt related to the assets being acquired.

GROWTH THROUGH PROPERTY DEVELOPMENT

     Management believes that renovation and expansion of value-added properties and development of well-located, high-quality industrial properties and community shopping centers should continue to provide the Company with attractive opportunities for increased cash flow and a higher rate of return than may be obtained from the purchase of fully leased, renovated properties. Value-added properties are typically characterized as properties with available space or near-term leasing exposure, properties which are well-located but require redevelopment or renovation, and occasionally undeveloped land acquired in connection with another property that provides an opportunity for development. Such properties require significant management attention and/or capital investment to maximize their return. The Company has developed the in-house expertise to create value through acquiring and managing value-added properties and believes its national market presence and expertise will enable it to continue to generate and capitalize on such opportunities. Through its Development Alliance Program(TM), the Company has established certain strategic alliances with national and regional developers to enhance the Company's development capabilities.

     As of September 25, 1998, the Company had committed to invest approximately $331.9 million to develop approximately 6.3 million rentable square feet. Approximately $196.0 million of this investment is through its Development Alliance Program(TM).

                                USE OF PROCEEDS

     The net proceeds from the Offering are expected to be approximately $71.6 million, after deducting Underwriters' discounts and commissions and estimated offering expenses aggregating approximately $3.4 million. The Company intends to use the net proceeds to repay approximately $71.6 million of borrowings outstanding under the Credit Facility. Pending application of the net proceeds, the Company may invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company's qualification for taxation as a REIT. As of June 30, 1998, the weighted average interest rate on such borrowings expected to be repaid with the net proceeds of the Offering was approximately 6.59% and the maturity was approximately 1.5 years. All of such indebtedness was incurred within the 12-month period ended September 30, 1998.

              PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY

     The Common Stock began trading on the New York Stock Exchange (the "NYSE") on November 21, 1997 under the symbol "AMB." On September 29, 1998, the last reported sales price per share of the Common Stock on the NYSE was $24 1/4. As of September 29, 1998, there were approximately 160 holders of record of the Common Stock (excluding beneficial owners whose shares are held in the name of Cede & Co.). The following table sets forth the high and low closing sales prices per share of the Common Stock reported on the NYSE for the period from November 21, 1997 to September 29, 1998 and the distributions paid by the Company with respect to such periods.

                     YEAR                        HIGH      LOW    DISTRIBUTION
                     ----                        ----      ---    ------------
1997
Fourth Quarter (from November 21, 1997)........  $25 1/8   $22 1/4   $0.1340
1998
First Quarter..................................  $24 15/16 $23 3/8   $0.3425
Second Quarter.................................  $25       $22 3/8   $0.3425
Third Quarter (through September 29, 1998).....  $25 1/4   $22 11/16        --

     On September 3, 1998, the Board of Directors declared a distribution on the Common Stock of $0.3425 per share, payable on October 2, 1998 to stockholders of record as of September 16, 1998, and in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per common partnership unit, payable on October 2, 1998 to partners of record as of September 16, 1998.

                                 CAPITALIZATION

     The following table sets forth the Company's capitalization as of June 30, 1998 on an historical, a pre-Offering pro forma and a pro forma basis. The pre-Offering pro forma information gives effect to the property acquisitions occurring after June 30, 1998 and the sale of the Series A Preferred Shares and the application of the net offering proceeds therefrom. The pro forma information gives effect to such acquisitions, the sale of the Series A Preferred Shares and the application of the net offering proceeds therefrom and the Offering and the application of the net proceeds therefrom. See "Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical Consolidated Financial Statements and Notes thereto, the condensed consolidated pro forma financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                  PRE-OFFERING
                                                     HISTORICAL    PRO FORMA     PRO FORMA
                                                     ----------   ------------   ----------
                                                             (DOLLARS IN THOUSANDS)
Debt:
  Unsecured credit facilities......................  $  137,000    $  204,000    $  132,400
  Senior Debt Securities...........................     400,000       400,000       400,000
  Secured debt(1)..................................     592,430       663,936       663,936
                                                     ----------    ----------    ----------
          Total debt...............................   1,129,430     1,267,936     1,196,336
  Minority interests...............................     149,751       166,223       166,223
  Stockholders' equity:
     Preferred Stock, $0.01 par value, $25.00 per
       share liquidation preference, 100,000,000
       shares authorized; 4,000,000 shares of
       Series A Preferred Stock issued and
       outstanding, pro forma; 3,000,000 shares of
       Series B Preferred Stock issued and
       outstanding, pro forma......................          --        96,850       168,450
     Common Stock, $.01 par value, 500,000,000
       shares authorized, 85,874,513 shares issued
       and outstanding(2)..........................         859           859           859
  Additional paid-in capital, Common Stock.........   1,668,558     1,668,558     1,668,558
  Retained earnings................................          --            --            --
                                                     ----------    ----------    ----------
          Total stockholders' equity...............   1,669,417     1,766,267     1,837,867
                                                     ----------    ----------    ----------
          Total capitalization.....................  $2,948,598    $3,200,426    $3,200,426
                                                     ==========    ==========    ==========

---------------
(1) Secured debt is comprised of mortgage loans and other secured debt and includes net unamortized debt premiums of approximately $16,799.

(2) Does not include (i) 4,447,839 shares of Common Stock that may be issued upon the exchange of Units and (ii) approximately 3,133,750 shares of Common Stock issuable upon the exercise of outstanding options granted under the Company's Stock Option and Incentive Plan.

                       SELECTED FINANCIAL AND OTHER DATA

COMPANY AND PREDECESSOR

     The following table sets forth selected financial and other data on (i) an historical basis for the Company and its Predecessor, AMB Institutional Realty Advisors, Inc., for the five years ended December 31, 1997 and the six months ended June 30, 1997 and 1998 and (ii) an as adjusted basis for the Company for the year ended December 31, 1997 (giving effect to the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997). Additionally, the table sets forth selected financial and other data for the Company for the year ended December 31, 1997 and for the six months ended June 30, 1998 on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998, the sale of the Senior Debt Securities and the application of the net offering proceeds therefrom, the sale of the Series A Preferred Shares and the application of the net proceeds therefrom and the Offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1997). The historical financial information contained in the tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and accompanying Notes thereto included elsewhere in this Prospectus.

     For the four-year period ended December 31, 1996 and the period from January 1, 1997 through November 25, 1997, the Predecessor operated as an investment manager with revenues that consisted primarily of fees earned in connection with real estate management services. The historical results of the Company for 1997 include the results of operations of the Company, including property operations for the period from November 26, 1997 to December 31, 1997, and the results of the Company's Predecessor for the period from January 1, 1997 to November 25, 1997.

     In the opinion of management, the historical financial information as of and for the six months ended June 30, 1997 and 1998 reflects all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial information, and the as adjusted and pro forma condensed financial information provides for all adjustments necessary to reflect the adjustments and transactions described above. The information for the six months ended June 30, 1997 and 1998 is unaudited and the operating data for that period are not necessarily indicative of the results for the entire year. The as adjusted and pro forma information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

           COMPANY AND PREDECESSOR SELECTED FINANCIAL AND OTHER DATA (SQUARE FEET AND DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                    AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                  ------------------------------------------------------------------------------
                                                                                         COMPANY
                                              PREDECESSOR                ---------------------------------------
                                                  (1)                    HISTORICAL   AS ADJUSTED    PRO FORMA
                                  ------------------------------------      (2)           (3)           (4)
                                   1993     1994      1995      1996        1997         1997           1997
                                  ------   -------   -------   -------   ----------   -----------   ------------
                                                                                      (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Total revenues..................  $7,155   $12,865   $16,865   $23,991   $   56,062    $ 284,674    $   369,610
Income from operations before
  minority interests............     798     2,925     3,296     7,140       18,885      103,903        118,539
Net income available to common
  stockholders..................     798     2,925     3,262     7,003       18,228       99,508         94,117
Net income per common share(5):
  Basic.........................  $ 0.17   $  0.59   $  0.64   $  1.38   $     1.39    $    1.16    $      1.10
  Diluted.......................    0.17      0.59      0.64      1.38         1.38         1.16           1.09
Distributions per common
  share.........................                                               0.13         1.37           1.37
OTHER DATA:
EBITDA(6).......................                                                       $ 195,218        259,231
Funds from Operations(7)........                                                         147,409        153,770
Cash flows provided by (used
  in):
  Operating activities..........                                                         131,621        195,633
  Investing activities..........                                                        (607,768)    (1,024,862)
  Financing activities..........                                                         553,199      1,218,545
Ratio of earnings to fixed
  charges and preferred stock
  dividends(8)..................                                                            3.1x           2.0x
Ratio of EBITDA to interest
  expense and preferred stock
  dividends(9)..................                                                            4.3x           2.6x
BALANCE SHEET DATA:
Investments in real estate at
  cost..........................  $   --   $    --   $    --   $    --   $2,442,999
Total assets....................   2,739     4,092     4,948     7,085    2,506,255
Secured debt(10)................      --        --        --        --      535,652
Senior Debt Securities..........      --        --        --        --
Unsecured credit facility.......      --        --        --        --      150,000
Stockholders' equity............   2,480     3,848     4,241     6,300    1,668,030
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square footage of
  buildings at end of period....   5,638    13,364    21,598    29,609       37,329
Number of buildings at end of
  period........................      45       115       166       270          356
Occupancy rate at end of
  period........................    97.4%     96.9%     97.3%     97.2%        95.7%
RETAIL PROPERTIES
Total rentable square footage of
  centers at end of period......   1,074     2,422     3,299     5,282        6,216
Number of centers at end of
  period........................       9        14        19        30           33
Occupancy rate at end of
  period........................    96.5%     93.7%     92.4%     92.4%        96.1%

                                             AS OF AND FOR THE
                                         SIX MONTHS ENDED JUNE 30,
                                  ----------------------------------------
                                                         COMPANY
                                                --------------------------
                                  PREDECESSOR                  PRO FORMA
                                      (1)       HISTORICAL        (4)
                                     1997          1998           1998
                                  -----------   -----------   ------------
                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Total revenues..................    $11,083     $  160,799     $  193,260
Income from operations before
  minority interests............      2,764         59,570         67,501
Net income available to common
  stockholders..................      2,764         55,884         54,628
Net income per common share(5):
  Basic.........................    $  0.54     $     0.65     $     0.64
  Diluted.......................       0.54           0.65           0.63
Distributions per common
  share.........................                      0.69           0.69
OTHER DATA:
EBITDA(6).......................                $  112,433     $  137,227
Funds from Operations(7)........                    82,569         85,739
Cash flows provided by (used
  in):
  Operating activities..........                    75,720        100,514
  Investing activities..........                  (398,639)      (152,426)
  Financing activities..........                   312,118        (69,272)
Ratio of earnings to fixed
  charges and preferred stock
  dividends(8)..................                      2.8x           2.1x
Ratio of EBITDA to interest
  expense and preferred stock
  dividends(9)..................                      4.1x           2.9x
BALANCE SHEET DATA:
Investments in real estate at
  cost..........................                $2,996,873     $3,255,732
Total assets....................                 3,033,106      3,284,934
Secured debt(10)................                   592,430        663,936
Senior Debt Securities..........                   400,000        400,000
Unsecured credit facility.......                   137,000        132,400
Stockholders' equity............                 1,669,417      1,837,867
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square footage of
  buildings at end of period....                    47,675         52,780
Number of buildings at end of
  period........................                       463            546
Occupancy rate at end of
  period........................                      95.1%          95.1%
RETAIL PROPERTIES
Total rentable square footage of
  centers at end of period......                     6,849          6,849
Number of centers at end of
  period........................                        37             37
Occupancy rate at end of
  period........................                      95.0%          95.0%

---------------
(1) Represents the Predecessor's historical financial and other data for the years ended December 31, 1993, 1994, 1995, 1996 and the six months ended June 30, 1997. The Predecessor operated as an investment manager prior to November 26, 1997.

(2) Represents the Predecessor's historical financial and other data for the period January 1, 1997 through November 25, 1997 and the Company's historical and other data for the period from November 26, 1997 to December 31, 1997.

(3) As adjusted financial and other data have been prepared as if the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1997.

(4) Pro forma financial and other data have been prepared as if the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998, the sale of the Senior Debt Securities and the application of the proceeds therefrom, the sale of the Series A Preferred Shares and the application of the net proceeds therefrom and the Offering and the application of the net proceeds therefrom had occurred on January 1, 1997. See "Pro Forma Financial Information."

 (5) Historical, as adjusted and pro forma net income per basic share for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 13,140,218, 85,874,513 and 85,874,513 shares, respectively. Historical and pro forma net income per basic share for the six months ended June 30, 1998 equals the historical and pro forma net income divided by 85,874,513 and 85,874,513 shares, respectively. Historical, as adjusted and pro forma diluted net income per share for the year ended December 31, 1997 equals the historical, as adjusted and pro forma net income divided by 13,168,036, 86,156,556 and 86,156,556 shares, respectively. Historical and pro forma diluted net income per share for the six months ended June 30, 1998 equals the historical and pro forma net income divided by 86,222,175 and 86,284,736 shares, respectively.

 (6) EBITDA is computed as income from operations before disposal of properties and minority interests plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure for assessing operating performance because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability to incur and service debt and to fund acquisitions and other capital expenditures.

 (7) FFO represents net income (loss) before minority interests and extraordinary items, plus depreciation on real property and amortization of tenant improvement costs and lease commissions, gains (losses) from the disposal of properties and the Company's share of the FFO of unconsolidated joint ventures, less FFO attributable to minority interests in consolidated joint ventures whose interests are not convertible into shares of Common Stock and dividends on preferred stock that is not convertible into shares of Common Stock. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper, which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. The following table sets forth the Company's calculation of FFO for the periods presented.

                                               FOR THE                       FOR THE
                                              YEAR ENDED                 SIX MONTHS ENDED
                                          DECEMBER 31, 1997               JUNE 30, 1998
                                      --------------------------    --------------------------
                                          AS
                                       ADJUSTED       PRO FORMA     HISTORICAL      PRO FORMA
                                      -----------    -----------    -----------    -----------
Income from operations before
  minority interests................  $   103,903    $   118,539    $    59,570    $    67,501
Real estate related depreciation and
  amortization:
  Depreciation and amortization.....       45,886         57,630         25,302         29,515
  Furniture, fixtures and equipment
     depreciation...................         (173)          (173)          (215)          (215)
FFO attributable to minority
  interests.........................       (2,207)        (8,609)        (2,088)        (4,256)
Adjustment to derive FFO of
  unconsolidated joint venture:
  Company's share of net income.....           --         (5,086)            --         (2,543)
  Company's share of FFO............           --          6,344             --          3,175
Series A Preferred Stock
  Dividends.........................           --         (8,500)            --         (4,250)
Series B Preferred Stock
  Dividends.........................           --         (6,375)            --         (3,188)
                                      -----------    -----------    -----------    -----------
FFO.................................  $   147,409    $   153,770    $    82,569    $    85,739
                                      ===========    ===========    ===========    ===========
Weighted average shares and units
  outstanding (diluted).............   88,698,719     90,604,395     89,362,932     90,670,014
                                      ===========    ===========    ===========    ===========

 (8) The ratio of earnings to fixed charges and preferred stock dividends is computed as income from operations before minority interests plus fixed charges (excluding capitalized interest) divided by fixed charges and preferred stock dividends. Fixed charges consist of interest costs (including amortization of debt premiums and financing costs), whether capitalized or expensed, and the interest component of rental expense.

 (9) The ratio of EBITDA to interest expense and preferred stock dividends is calculated as EBITDA divided by the sum of book interest expense (including amortization of debt premiums and discounts and financing costs) and preferred stock dividends.

(10) Secured debt as of December 31, 1997 and June 30, 1998 is comprised of mortgage loans and other secured debt and includes net unamortized debt premiums of approximately $18,286 and $16,799, respectively.

OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES

     The following table sets forth selected financial and other data on an historical basis for the Operating Partnership for the period from November 26, 1997 to December 31, 1997 and for the six months ended June 30, 1998 and for the properties contributed to the Company in the Formation Transactions ("the AMB Contributed Properties"), for the four years ended December 31, 1996, the period from January 1, 1997 to November 25, 1997 and the six months ended June 30, 1997, and an as adjusted basis for the Operating Partnership for the year ended December 31, 1997 (giving effect to the Formation Transactions, the sale of the Senior Debt Securities, the sale of the Series A Preferred Shares, the IPO and certain property acquisitions and dispositions in 1997). Additionally, the table sets forth selected financial and other data for the Operating Partnership for the year ended December 31, 1997 and for the six months ended June 30, 1998 on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the 1998 property acquisitions, the sale of the Senior Debt Securities, the sale of the Series A Preferred Shares and the Offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1997). The historical financial information contained in the tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and accompanying Notes thereto included elsewhere in this Prospectus.

     In the opinion of management, the historical financial information as of and for the six months ended June 30, 1998 reflects all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial information, and the as adjusted and pro forma condensed financial information provides for all adjustments necessary to reflect the adjustments and transactions described above. The information for the six months ended June 30, 1998 is unaudited and the operating data for that period are not necessarily indicative of the results for the entire year. The as adjusted and pro forma information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

              OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES
                       SELECTED FINANCIAL AND OTHER DATA
                     (SQUARE FEET AND DOLLARS IN THOUSANDS)

                                                         AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                              -------------------------------------------------------------------------------------------------
                                                                                                 OPERATING PARTNERSHIP
                                                                                         --------------------------------------
                                                                                                          AS
                                           AMB CONTRIBUTED PROPERTIES(1)                 HISTORICAL    ADJUSTED      PRO FORMA
                              --------------------------------------------------------      (2)           (3)           (4)
                                1993       1994        1995         1996        1997        1997         1997          1997
                              --------   --------   ----------   ----------   --------   ----------   -----------   -----------
                                                                                                      (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Total revenues..............  $ 24,398   $ 51,682   $  108,249   $  167,953   $208,608   $   27,110   $  284,674     $369,610
Income from operations
  before minority
  interests.................     6,871     13,753       32,519       54,865     58,068        9,291      103,903      118,539
BALANCE SHEET DATA:
Investments in real estate
  at cost...................  $323,230   $666,672   $1,018,681   $1,616,091              $2,442,999
Total assets................   326,586    721,131    1,117,181    1,622,559               2,506,255
Secured debt(5).............   100,496    201,959      254,067      522,634                 535,652
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square
  footage of buildings at
  end of period.............     5,638     13,364       21,598       29,609                  37,329
Number of buildings at end
  of period.................        45        115          166          270                     356
Occupancy rate at end of
  period....................      97.4%      96.9%        97.3%        97.2%                   95.7%
RETAIL PROPERTIES
Total rentable square
  footage of centers at end
  of period.................     1,074      2,422        3,299        5,282                   6,216
Number of centers at end of
  period....................         9         14           19           30                      33
Occupancy rate at end of
  period....................      96.5%      93.7%        92.4%        92.4%                   96.1%

                                         AS OF AND FOR THE
                                     SIX MONTHS ENDED JUNE 30,
                              ----------------------------------------

                                  AMB
                              CONTRIBUTED     OPERATING PARTNERSHIP
                              PROPERTIES    --------------------------
                                  (1)       HISTORICAL    PRO FORMA(4)
                                 1997          1998           1998
                              -----------   -----------   ------------
                              (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Total revenues..............    $54,749     $  160,799     $  193,260
Income from operations
  before minority
  interests.................     14,217         59,570         67,501
BALANCE SHEET DATA:
Investments in real estate
  at cost...................                $2,996,873     $3,255,732
Total assets................                 3,033,106      3,284,934
Secured debt(5).............                   592,430        663,936
PROPERTY DATA:
INDUSTRIAL PROPERTIES
Total rentable square
  footage of buildings at
  end of period.............                    47,675         52,780
Number of buildings at end
  of period.................                       463            546
Occupancy rate at end of
  period....................                      95.1%          95.1%
RETAIL PROPERTIES
Total rentable square
  footage of centers at end
  of period.................                     6,849          6,849
Number of centers at end of
  period....................                        37             37
Occupancy rate at end of
  period....................                      95.0%          95.0%

---------------
(1) Represents the AMB Contributed Properties' historical combined financial and other data for the years ended December 31, 1993, 1994, 1995 and 1996, the period from January 1, 1997 through November 25, 1997 and for the six months ended June 30, 1997.

(2) For the period from November 26, 1997 to December 31, 1997.

(3) As adjusted financial and other data have been prepared as if the Formation Transactions, the IPO and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1997.

(4) Pro forma financial and other data have been prepared as if the Formation Transactions, the IPO, certain property acquisitions and dispositions in 1997, the property acquisitions in 1998, the sale of the Senior Debt Securities, the sale of the Series A Preferred Shares and the Offering had occurred on January 1, 1997. See "Pro Forma Financial Information."

(5) Secured debt as of December 31, 1997 and June 30, 1998 includes net unamortized debt premiums of approximately $18,286 and $16,799, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the "Notes to Consolidated Financial Statements" and "Selected Financial and Other Data" of the Company. Statements contained herein which are not historical facts may be forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

GENERAL

     Because of the significant impact of the Formation Transactions and the IPO on the Company's results of operations, the discussion below is presented as follows: (i) results of the Company and its Predecessor for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1997 and 1998, and (ii) results of the AMB Contributed Properties for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Because the Company commenced operations as a REIT upon consummation of the IPO on November 26, 1997, a separate discussion of the historical operations for the comparative periods prior to the IPO is presented below.

     The Company's historical results for the year ended December 31, 1997 include its results, including property operations, for the period from November 26, 1997 to December 31, 1997 and the results of the Company's Predecessor, an investment manager, for the period from January 1, 1997 to November 25, 1997. As an investment manager, the Predecessor's revenues consisted primarily of fees earned in connection with real estate management services. Management's discussion and analysis of the Company and Predecessor for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1997 and 1998 is limited to investment management and other income and general and administrative expenses, and excludes a discussion of rental revenues, operating expenses, interest expense and depreciation and amortization because such analysis is not comparable or meaningful given the differences in lines of business between the Company's and the Predecessor's.

COMPANY AND PREDECESSOR RESULTS OF OPERATIONS

  COMPANY AND PREDECESSOR -- SIX MONTHS ENDED JUNE 30, 1998 AND 1997

     Rental revenues. Rental revenues, including straight-line rents, tenant reimbursements and other property related income, totaled $160.8 million for the six months ended June 30, 1998. The Predecessor's revenues consisted primarily of fees earned in connection with real estate management services. As such, no such rental revenues existed for the Predecessor for the six months ended June 30, 1997.

     Property operating expenses and real estate taxes. Property operating expenses, including asset management costs and real estate taxes, totaled $42.5 million for the six months ended June 30, 1998. The Predecessor's expenses consisted primarily of salaries and other general and administrative costs. As such, no such property operating expenses existed during the six months ended June 30, 1997.

     General and administrative expenses. The Company's general and administrative expenses were $5.9 million for the six months ended June 30, 1998, as compared to the Predecessor's investment management expenses of $8.3 million for the six months ended June 30, 1997. Investment management expenses of the Predecessor consisted primarily of salaries and other general and administrative expenses. The $2.4 million, or 29%, decrease in general and administrative expenses is attributable to the change in the operations of the Company from an investment manager to a fully integrated real estate company, and the formation of AMB Investment Management. In connection with the Formation Transactions, AMB Investment Management assumed employment and other related costs of certain employees who transferred from the Predecessor to AMB Investment Management for the purpose of carrying on the investment management business.

  COMPANY AND PREDECESSOR -- YEARS ENDED DECEMBER 31, 1997 AND 1996

     Investment management and other income. Investment management and other income for the period from January 1, 1997 to November 25, 1997 was $29.0 million, which on an annualized basis represents a 34.1% increase over the year ended December 31, 1996. The increase reflects the growth in the portfolio under management. Investment management and other income for the period from November 26, 1997 to December 31, 1997 was $0.6 million.

     General and administrative expenses. General and administrative expenses for the period from January 1, 1997 to November 25, 1997 were $19.4 million, which represents a 27.7% increase on an annualized basis over the year ended December 31, 1996. The increase was attributable to an increase in staffing that resulted from the growth in the portfolio under management.

  PREDECESSOR -- YEARS ENDED DECEMBER 31, 1996 AND 1995

     Investment management and other income. Investment management and other income for the years ended December 31, 1996 and 1995 was $24.0 million and $16.9 million, respectively, an increase of 42.0%. The increase from 1995 to 1996 was primarily due to management fees associated with a growing portfolio and increased economies of scale from managing this larger portfolio.

     General and administrative expenses. General and administrative expenses for the years ended December 31, 1996 and 1995 were $16.9 million and $13.6 million, respectively, reflecting the increase in size of the portfolio under management.

OPERATING PARTNERSHIP RESULTS OF OPERATIONS

     The Operating Partnership's historical results of operations for periods prior to November 26, 1997 include Properties that were managed by the Predecessor and exclude the results of four properties that were contributed to the Company in the Formation Transactions that were not previously managed by the Predecessor. In addition, the historical results of operations include the results of Properties acquired after November 26, 1997, from the date of acquisition of such Properties to December 31, 1997.

     The historical property financial data presented herein show significant increases in revenues and expenses principally attributable to the substantial portfolio growth. As a result, the Company does not believe the year-to-year financial data are comparable. Therefore, the analysis below shows (i) changes resulting from Properties that were held during the entire period for both years being compared (the "Same Store Properties") and (ii) changes attributable to acquisition and development activity. For the comparison between the six months ended June 30, 1997 and 1998, the Same Store Properties consist of Properties aggregating 30.4 million square feet that were acquired prior to January 1, 1997, for the comparison between the years ended December 31, 1997 and 1996, the Same Store Properties consist of Properties aggregating 23.4 million square feet that were acquired prior to January 1, 1996, and for the comparison between the years ended December 31, 1996 and 1995, the Same Store Properties consist of Properties aggregating 15.6 million square feet that were acquired prior to January 1, 1995. The Company's future financial condition and results of operations, including rental revenues, may be impacted by the acquisition of additional properties. No assurance can be given that the past trends of revenues, expenses or income of the Company will continue in the future at their historical rates, and any variation therefrom may be material.

     The historical results of the Operating Partnership for 1997 include the results achieved by the Operating Partnership for the period from November 26, 1997 (acquisition date) to December 31, 1997 and the results achieved by the prior owners of the Properties for the period from January 1, 1997 to November 25, 1997.

  OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES -- SIX MONTHS ENDED JUNE 30, 1998 AND 1997

     Rental revenues. Rental revenues, including straight-line rents, tenant reimbursements and other property related income, increased by $49.5 million, or 44%, for the six months ended June 30, 1998, to $160.8 million as compared to $111.3 million for the six months ended June 30, 1997. Approximately $7.0 million, or 14% of this increase, was attributable to the Same Store Properties, with the remaining

$42.5 million attributable to Properties acquired in 1997 and 1998. The growth in rental revenues in the Same Store Properties resulted primarily from the incremental effect of rental rate increases, changes in occupancy and reimbursement of expenses. During the trailing 12 months ended June 30, 1998, such increase in average base rents (cash basis) was 12.1% on 7.0 million square feet leased.

     Property operating expenses and real estate taxes. Property operating expenses, including asset management costs and real estate taxes, increased by $8.2 million, or 24%, for the six months ended June 30, 1998, to $42.5 million, as compared to $34.3 million for six months ended June 30, 1997. Same Store Properties operating expenses decreased by approximately $0.6 and $0.2 million, while operating expenses attributable to Properties acquired in 1998 and 1997 increased by $8.8 and $4.8 million, respectively. The change in Same Store Properties operating expenses and real estate taxes relates to increases in Same Store Properties real estate taxes and insurance expense of approximately $0.2 and $0.1 million from 1997 to 1998, offset by increases in Same Store Properties other property operating expenses (excluding real estate taxes and insurance) of approximately $0.8 and $0.3 million from 1997 to 1998. This decrease in other property operating expenses is attributable to lower asset management costs in 1998 as compared to 1997 resulting from the change in ownership structure.

     Interest expense. Interest expense increased by $4.3 million, or 18%, for the six months ended June 30, 1998, to $27.6 million as compared to $23.3 million for the six months ended June 30, 1997. This was the result of an increase in interest expense resulting from debt incurred to fund property acquisitions, partially offset by a decrease in interest expense resulting from the amortization of debt premiums of $1.8 million in the six months ended June 30, 1998 and an increase in capitalized interest related to developments in process.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $7.5 million, or 42%, for the six months ended June 30, 1998, to $25.3 million as compared to $17.8 million for the six months ended June 30, 1997. This increase was attributable to substantial growth in the number of properties owned by the Operating Partnership.

     General, administrative and other expenses. General, administrative and other expenses increased by $5.5 million for the six months ended June 30, 1998, to $5.9 million as compared to $0.4 million for the six months ended June 30, 1997. This increase was attributable to the changes in operations resulting primarily from the change in the character of the Operating Partnership's business.

  OPERATING PARTNERSHIP AND AMB CONTRIBUTED PROPERTIES -- YEARS ENDED DECEMBER 31, 1997 AND 1996

     Rental revenues. Rental revenues, including tenant reimbursements and other property related income, increased by $67.5 million, or 40.6%, for the year ended December 31, 1997, to $233.9 million as compared to $166.4 million for the year ended December 31, 1996. Approximately $8.8 million, or 13.0%, of this increase, was attributable to the Same Store Properties, with the remaining $58.7 million attributable to Properties acquired in 1996 and 1997. The 6.3% growth in rental revenues in the Same Store Properties resulted primarily from the incremental effect of rental rate increases and reimbursement of expenses. In 1997, the Company increased average contractual or base rental rates on the Properties by 12% on 393 new and renewing leases totaling 7.5 million rentable square feet (representing 17.2% of the Properties' aggregate rentable square footage).

     Property operating expenses and real estate taxes. Property operating expenses and real estate taxes increased by $25.6 million, or 46.3%, for the year ended December 31, 1997, to $80.9 million as compared to $55.3 million for the year ended December 31, 1996. Approximately $3.4 million of this increase was attributable to the Same Store Properties, with the remaining $22.2 million attributable to Properties acquired in 1997 and 1996. Same Store Properties real estate taxes and insurance expense increased by approximately $1.4 million from 1996 to 1997. Same Store Properties other property operating expenses (excluding real estate taxes and insurance) increased by $2.0 million from 1996 to 1997. The increases in expenses are primarily due to increases in property tax assessment values and incentive management fees expense.

     Interest expense. Interest expense increased by $21.6 million, or 80.3%, for the year ended December 31, 1997, to $48.5 million as compared to $26.9 million for the year ended December 31, 1996. Interest expense related to the Same Store Properties increased by $11.6 million due to the placement of debt on certain properties, while financing related to properties acquired in 1997 and 1996 added $10.0 million to interest expense.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $8.2 million, or 28.7%, for the year ended December 31, 1997, to $36.8 million as compared to $28.6 million for the year ended December 31, 1996. The increase was attributable to substantial growth in the number of properties owned by the Company. Depreciation and amortization includes depreciation of capital and tenant improvements and amortization of leasing commissions.

     General, administrative and other expenses. General, administrative and other expenses increased by $1.2 million or 150%, for the year ended December 31, 1997, to $2.0 million as compared to $0.8 million for the year ended December 31, 1996. The increase was attributable to the changes in operations resulting primarily from the change in the character of the Company's business from that of an investment manager prior to the IPO to a self-administered and self-managed REIT thereafter.

     Interest and other income. Interest and other income decreased by $0.1 million, or 7%, for the year ended December 31, 1997, to $1.4 million as compared to $1.5 million for the year ended December 31, 1996. This decrease was primarily due to lower average cash balances.

  AMB CONTRIBUTED PROPERTIES -- YEARS ENDED DECEMBER 31, 1996 AND 1995

     Rental revenues. Rental revenues, including tenant reimbursements and other property related income, increased by $60.2 million, or 56.7%, for the year ended December 31, 1996, to $166.4 million as compared to $106.2 million for the year ended December 31, 1995. Approximately $7.5 million, or 12.5% of this increase, was attributable to the Same Store Properties, with the remaining $52.7 million attributable to Properties acquired in 1996 and 1995. The 8.6% growth in rental income in the Same Store Properties resulted primarily from rental rate increases.

     Property operating expenses and real estate taxes. Property operating expenses and real estate taxes increased by $18.4 million, or 49.9%, for the year ended December 31, 1996, to $55.3 million as compared to $36.9 million for the year ended December 31, 1995. Approximately $1.6 million of this increase was attributable to the Same Store Properties, with the remaining $16.8 million attributable to Properties acquired in 1996 and 1995. The Same Store Properties had an increase of approximately $1.0 million in real estate tax and insurance expense. The other property operating expenses (excluding real estate taxes and insurance) for the Same Store Properties increased by $0.6 million from 1995 to 1996. The increases in expenses are primarily due to increases in property tax assessment values and miscellaneous expenses.

     Interest expense. Interest expense increased by $6.4 million, or 31.2%, for the year ended December 31, 1996, to $26.9 million as compared to $20.5 million for the year ended December 31, 1995. Interest expense related to the Same Store Properties increased by $3.2 million, while financing related to Properties acquired in 1996 and 1995 added $3.2 million to interest expense.

     Depreciation and amortization expense. Depreciation and amortization expense increased by $11.1 million, or 63.4%, for the year ended December 31, 1996, to $28.6 million as compared to $17.5 million for the year ended December 31, 1995. The increase was attributable to substantial growth in the number of properties owned by the Company. Depreciation and amortization includes depreciation of capital and tenant improvements and amortization of leasing commissions.

     General, administrative and other expenses. General, administrative and other expenses remained unchanged at $0.8 million for the years ended December 31, 1996 and December 31, 1995. General, administrative and other expenses as a percentage of total revenues was 0.5% for the year ended December 31, 1996 and 0.7% for the year ended December 31, 1995.

     Interest and other income. Interest income decreased by $0.6 million, or 28.6%, for the year ended December 31, 1996, to $1.5 million as compared to $2.1 million for the year ended December 31, 1995. This decrease was primarily due to lower average cash balances.

LIQUIDITY AND CAPITAL RESOURCES

     The Company expects that its principal sources of working capital and funding for acquisitions, development, expansion and renovation of Properties will include borrowings under the Credit Facility, other forms of secured or unsecured financing, proceeds from equity or debt offerings by the Company or the Operating Partnership (including issuances of Units in the Operating Partnership) and cash flows provided by operations. Management believes that its sources of working capital and its ability to access private and public debt and equity capital are adequate to continue to meet liquidity requirements for the foreseeable future.

  Capital Resources

     The Company, through the Operating Partnership, has a $500.0 million unsecured revolving credit agreement with Morgan Guaranty Trust Company of New York acting as agent for a syndicate of 12 other banks. The Credit Facility, which matures in November 2000, is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points (currently 15 basis points) of the undrawn funds based on the Company's credit rating. The Company uses the Credit Facility principally for acquisitions and for general working capital requirements. Borrowings under the Credit Facility bear interest at LIBOR plus 90 to 120 basis points (currently LIBOR plus 90 basis points), depending on the Company's debt rating at the time of such borrowings. As of June 30, 1998, the outstanding balance under the Credit Facility was $87.0 million and bore interest at LIBOR plus 90 basis points (6.59% as of such date). Monthly debt service payments on the Credit Facility are interest only. The total amount available under the Credit Facility fluctuates based upon the borrowing base, as defined in the agreement governing the Credit Facility. At June 30, 1998, the maximum amount available under the Credit Facility was approximately $413.0 million. In addition, in April 1998, the Company obtained a $50.0 million unsecured acquisition facility from NationsBank, N.A., bearing interest at LIBOR plus 90 basis points (6.59% at June 30, 1998). This $50.0 million facility was repaid in July 1998.

     In April 1998, the Company received credit ratings on its senior unsecured debt of Baa1 from Moody's Investors Service, BBB from Standard & Poor's Corporation and BBB+ from Duff & Phelps Credit Rating Co. As a result of the receipt of these investment-grade credit ratings, the interest rate on the Credit Facility was reduced by 20 basis points to LIBOR plus 90 basis points.

     On June 30, 1998 the Operating Partnership sold the Senior Debt Securities in an aggregate principal amount of $400 million in an underwritten public offering, the net proceeds of which were used to repay amounts outstanding under the Credit Facility. The Senior Debt Securities are comprised of $175 million aggregate principal amount of 7.10% notes due June 30, 2008, $125 million aggregate principal amount of 7.50% notes due June 30, 2018 and $100 million aggregate principal amount of 6.90% Reset Put Securities due June 30,
2015 -- Putable/Callable June 30, 2005. Interest on the Senior Debt Securities is payable semi-annually on June 30 and December 30, commencing December 30, 1998, and repayments of principal are not due prior to maturity. Each tranche of the Senior Debt Securities may be redeemed at the option of the Operating Partnership at any time, in whole or in part, at 100% of the outstanding principal amount of such securities being redeemed, plus accrued and unpaid interest to the date of redemption, plus the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points. The Senior Debt Securities are guaranteed on an unsecured basis by the Company.

     In connection with the Formation Transactions and property acquisitions consummated subsequent thereto, the Company has assumed various mortgages and other secured debt. As of June 30, 1998, the aggregate principal amount of all such mortgage and other secured debt was $575.6 million, excluding unamortized debt premiums of $16.8 million. The secured debt bears interest at rates varying from 4.00% to 10.38% per annum (with a weighted average of 7.91%) with final maturity dates ranging from November 1998 to January 2014.

     On June 30, 1998, the Company's total outstanding debt was approximately $1.1 billion, including (i) $592.4 million of secured indebtedness (including unamortized debt premiums of approximately

$16.8 million) with an average maturity of seven years and a weighted average interest rate of 7.91%, (ii) $137.0 million outstanding under its unsecured credit facilities, comprised of the Credit Facility and the $50.0 million unsecured acquisition facility, with maturity dates of July 1998 and November 2000 and weighted average interest rates of 6.59% and (iii) $400 million principal amount of Senior Debt Securities, with maturities in June 2008, 2015 and 2018 and a weighted average interest rate of 7.18%. The total amount of debt to be repaid during the remainder of 1998 is approximately $16.9 million, including scheduled principal amortization of approximately $3.3 million.

     On July 20, 1998, the Company sold $100 million of 8 1/2% Series A Preferred Stock in an underwritten public offering, the net proceeds of which were used to repay outstanding borrowings under the Credit Facility.

     In order to maintain financial flexibility and facilitate the rapid deployment of capital through market cycles, the Company presently intends to operate with a Debt-to-Total Market Capitalization Ratio of approximately 45% or less. Additionally, the Company presently intends to structure its balance sheet to enable it to maintain investment-grade ratings on its senior unsecured debt. Upon consummation of the Offering, the Company's Debt-to-Total Market Capitalization Ratio as of June 30, 1998 on a pro forma basis (giving effect to the acquisition-related debt incurred subsequent to June 30, 1998, the sale of the Series A Preferred Shares and the Offering and the application of the proceeds therefrom as if the debt had been incurred and those transactions had occurred as of that date) would have been approximately 33.6% (approximately 34.2% on an historical basis).

  Liquidity

     As of June 30, 1998, the Company had approximately $29.2 million in cash and cash equivalents and $413.0 million of available borrowings under the Credit Facility.

     The Company intends to use cash from operations, available borrowings under the Credit Facility as well as net proceeds from the anticipated issuance of the shares of Series B Preferred Stock and from future debt or equity offerings, if any, to fund acquisitions, development activities and capital expenditures and to provide for general working capital requirements.

     On June 19, 1998, the Board of Directors declared a distribution on the Common Stock of $0.3425 per share, paid on July 9, 1998 to stockholders of record as of June 30, 1998 and in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per common partnership unit, paid on July 9, 1998 to partners of record as of June 30, 1998. On September 3, 1998, the Board of Directors declared a distribution on the Common Stock of $0.3425 per share, payable on October 2, 1998 to stockholders of record as of September 16, 1998, and, in its capacity as general partner of the Operating Partnership, declared a distribution on the Operating Partnership's common partnership units of $0.3425 per common partnership unit, payable on October 2, 1998 to partners of record as of September 16, 1998. On September 3, 1998, the Board of Directors also declared a dividend on the Series A Preferred Stock of $0.4604 per share for the period commencing on July 27, 1998 and ending on October 14, 1998, payable on October 15, 1998 to stockholders of record as of September 16, 1998, and, in its capacity as general partner of the Operating Partnership, declared a distribution for such period on the Operating Partnership's Series A Preferred Units (as defined) of $0.4604 per Series A Preferred Unit, payable on October 15, 1998 to partners of record as of September 16, 1998.

     The anticipated size of the Company and the Operating Partnership's distributions, using only cash from operations, will not allow them to retire all of their debt as it comes due. Therefore, the Company and the Operating Partnership intend to repay maturing debt with net proceeds from future debt and/or equity financings. No assurance can be given, however, that future financings will be available to the Company and the Operating Partnership or that the terms of any such financings will be favorable from the Company's perspective.

  Capital Commitments

     In addition to recurring capital expenditures and costs to renew or re-tenant space, as of September 25, 1998 the Company was in the process of renovating, expanding or developing 18 projects at a total estimated cost of $331.9 million, including two projects commenced subsequent to June 30, 1998 at a total estimated cost at completion of $23.3 million. The Company presently expects to fund these expenditures with cash from operations, borrowings under the Credit Facility or debt or equity issuances. Other than these capital items, the Company has no material capital commitments. During the period from January 1, 1998 to September 25, 1998, the Company invested $674.4 million of which $258.9 million was invested subsequent to June 30, 1998 in (i) 187 industrial buildings, aggregating 15.3 million rentable square feet, (ii) two retail centers, aggregating 0.4 million square feet, and (iii) an unconsolidated limited partnership interest in an existing real estate joint venture which owns 36 industrial buildings aggregating 4.0 million square feet. The acquisitions were funded through borrowings under the Credit Facility, cash, debt assumption of approximately $171.1 million, an investment from a co-investment partner of approximately $60.3 million and the issuance of Units with a value of approximately $44.7 million at the date of issuance. The Company expects that its funds from operations and availability under its Credit Facility will be sufficient to meet expected capital commitments for the next 12 months.

INFLATION

     Substantially all of the industrial and retail leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes and operating expenses over a base amount. Leases representing approximately 5.9% of the Company's total rentable square feet provide for rent increases based upon changes in the Consumer Price Index. The remainder of the Company's leases provide for fixed rental payments, of which a majority include predetermined rent increases at various points in time during the lease term. Management believes that inflationary increases in operating expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

YEAR 2000 COMPLIANCE

     Many computer programs have been written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This "year 2000 issue" could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     The Company is currently conducting a company-wide test of its financial and non-financial systems to ensure that its systems will adequately handle the year 2000 issue. The Company's current financial system generally provides for a four-digit year; however, the current system is not fully year 2000 compliant. The Company expects that its financial system will be fully year 2000 compliant once it completes a software upgrade in late 1998 or early 1999. The cost of such upgrade is expected to be less than $100,000.

     The Company is currently surveying its property managers to determine if its non-financial systems (HVAC, security, lighting and other building systems) at its Properties are year 2000 compliant. The Company does not expect the cost to bring property systems into compliance to be material. Although there can be no assurance, the Company currently does not expect that the year 2000 issue will materially affect its operations due to problems encountered by its suppliers, customers and lenders.

FUNDS FROM OPERATIONS

     The following table reflects the calculation of the Company's FFO on an historical basis for the six months ended June 30, 1998, on an as adjusted basis (giving effect to the completion of the Formation Transactions, the IPO and certain 1997 property acquisitions and dispositions) for the year ended December 31, 1997 and on a pro forma basis (giving effect to the Formation Transactions, the IPO, certain 1997 property acquisitions and dispositions, the property acquisitions in 1998, the sale of the Senior Debt Securities and the application of the net proceeds therefrom, the sale of the Series A Preferred Shares and the application of the net proceeds therefrom and the Offering and the application of the net proceeds therefrom, as if all such transactions had occurred on January 1, 1997) for the year ended December 31, 1997 and the six months ended June 30, 1998. See "Pro Forma Financial Information."

                                                                           FOR THE
                                              FOR THE YEAR ENDED       SIX MONTHS ENDED
                                               DECEMBER 31, 1997        JUNE 30, 1998
                                           -------------------------   ----------------
                                           AS ADJUSTED    PRO FORMA       HISTORICAL       PRO FORMA
                                           -----------   -----------   ----------------   -----------
Income from operations before minority
  interests..............................  $   103,903   $   118,539     $    59,570      $    67,501
Real estate related depreciation and
  amortization:
  Depreciation and amortization..........       45,886        57,630          25,302           29,515
  Furniture, fixtures and equipment
     depreciation........................         (173)         (173)           (215)            (215)
FFO attributable to minority
  interests(1)(2)........................       (2,207)       (8,609)         (2,088)          (4,256)
Adjustment to derive FFO of
  unconsolidated joint venture:
  Company's share of net income..........           --        (5,086)             --           (2,543)
  Company's share of FFO.................           --         6,344              --            3,175
Series A Preferred Stock dividends.......           --        (8,500)             --           (4,250)
Series B Preferred Stock dividends.......           --        (6,375)             --           (3,188)
                                           -----------   -----------     -----------      -----------
FFO(1)...................................  $   147,409   $   153,770     $    82,569      $    85,739
                                           ===========   ===========     ===========      ===========
Weighted average shares and units
  outstanding (diluted)..................   88,698,719    90,604,395      89,362,932       90,670,014
                                           ===========   ===========     ===========      ===========
Cash flows provided by (used in):
  Operating activities...................  $   131,621   $   195,633     $    75,720      $   100,514
  Investing activities...................     (607,768)   (1,024,862)       (398,639)        (152,426)
  Financing activities...................      553,199     1,218,545         312,118          (69,272)

---------------
(1) The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization. Management considers FFO an appropriate measure of an equity REIT's performance because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper, which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions.

(2) Represents FFO attributable to minority interests in consolidated joint ventures for the period presented, which has been computed as minority interests' share of net income before disposal of properties plus minority interests' share of real estate-related depreciation and amortization of the consolidated joint ventures for such period. Such minority interests are not convertible into shares of Common Stock.

                            BUSINESS AND PROPERTIES

     The following table summarizes the diversification by region of the Industrial and Retail Properties owned as of June 30, 1998:

                                                   INDUSTRIAL
                                                   PROPERTIES        RETAIL PROPERTIES              NUMBER
                                               ------------------   --------------------              OF         TOTAL
                                    NUMBER      RENTABLE            NUMBER     RENTABLE            BUILDINGS    RENTABLE
                                      OF         SQUARE     % OF      OF        SQUARE     % OF       AND        SQUARE     % OF
             REGION                BUILDINGS      FEET      TOTAL   CENTERS      FEET      TOTAL    CENTERS       FEET      TOTAL
             ------                ---------   ----------   -----   -------   ----------   -----   ---------   ----------   -----
Eastern..........................      77       9,864,840    20.7%     4       1,272,968    18.6%      81      11,137,808    20.4%
Midwestern.......................     103      11,868,394    24.9      4         710,833    10.4      107      12,579,227    23.1
Southern.........................     142      13,169,885    27.6     12       1,957,051    28.6      154      15,126,936    27.7
Western..........................     141      12,772,141    26.8     17       2,907,986    42.4      158      15,680,127    28.8
                                      ---      ----------   -----     --      ----------   -----      ---      ----------   -----
        Total....................     463      47,675,260   100.0%    37       6,848,838   100.0%     500      54,524,098   100.0%
                                      ===      ==========   =====     ==      ==========   =====      ===      ==========   =====

INDUSTRIAL PROPERTIES

     At June 30, 1998, the Company owned 463 industrial buildings aggregating approximately 47.7 million rentable square feet, located in 23 markets nationwide. The Industrial Properties accounted for $198.5 million, or 72%, of Annualized Base Rent derived from the Properties as of June 30, 1998. The Industrial Properties were 95.1% leased to over 1,200 tenants as of the same date, the largest of which accounted for no more than 1.2% of Annualized Base Rent from the Industrial Properties.

     Property Characteristics. The Industrial Properties, which consist primarily of warehouse distribution facilities suitable for single or multiple tenants, are typically comprised of multiple buildings (an average of five) and generally range between 300,000 and 600,000 rentable square feet, averaging 475,000 rentable square feet per Property. The following table identifies characteristics of the typical industrial buildings:

                                                TYPICAL BUILDING           RANGE
                                              --------------------    ----------------
Rentable square feet........................        100,000           70,000 - 150,000
Clear height................................         24 ft              18 - 32 ft.
Building depth..............................         200 ft            150 - 300 ft.
Truck court depth...........................         110 ft             90 - 130 ft.
Loading Dock & Grade........................  Dock or Dock & Grade
Parking spaces per 1,000 square feet........          1.0                0.5 - 2.0
Square footage per tenant...................         35,000           5,000 - 100,000
Office finish...............................           8%                 3% - 15%
Site coverage...............................          40%                35% - 55%

     Lease Terms. The Industrial Properties are typically subject to lease on a "triple net basis," defined as leases in which tenants pay their proportionate share of real estate taxes, insurance and operating costs, or subject to leases on a "modified gross basis," defined as leases in which tenants pay expenses over certain threshold levels. Lease terms typically range from three to ten years, with an average of seven years, excluding renewal options. The majority of the industrial leases do not include renewal options.

     Overview of Major Target Markets. The Industrial Properties are concentrated in national hub distribution markets such as Atlanta, Chicago, Dallas/Fort Worth, Los Angeles, Northern New Jersey and the San Francisco Bay Area because management believes their strategic location, transportation network and infrastructure, and large consumer and manufacturing bases support strong demand for industrial space. The six national hub markets listed above are the nation's largest warehouse markets and, as of December 31, 1997, comprised 36% of the warehouse inventory of the 53 industrial markets tracked by CB Commercial/ Torto Wheaton Research. As of December 31, 1997, the combined population of these markets was approximately 37.2 million, and the amount of per capita warehouse space was 19% above the average for such 53 industrial markets. As set forth in the tables below, these six markets contained five of the ten busiest cargo airports and three of the ten busiest container ports in the periods noted.

                          10 LARGEST WAREHOUSE MARKETS

                                                               SQ. FT.
MARKET                                                        (000'S)(1)
------                                                        ----------
*Northern New Jersey........................................     371,087
*Los Angeles................................................     360,561
*Chicago....................................................     344,968
*Atlanta....................................................     286,006
*Dallas/Fort Worth..........................................     265,769
*San Francisco Bay Area.....................................     258,578
 Philadelphia...............................................     191,625
 Greater Miami..............................................     188,824
 Orange County..............................................     186,793
 St. Louis..................................................     156,666

                          10 BUSIEST AIR CARGO MARKETS
                            IN THE CONTINENTAL U.S.

                                                                ANNUAL
MARKET                                                        TONNAGE(2)
------                                                        ----------
 Memphis....................................................   2,233,490
*Los Angeles................................................   1,872,528
 Miami......................................................   1,765,827
 New York...................................................   1,661,400
*Chicago....................................................   1,407,589
 Louisville.................................................   1,345,318
*Newark.....................................................   1,048,954
*Atlanta....................................................     864,474
 Dayton.....................................................     812,440
*Dallas/Fort Worth..........................................     810,621

                    10 BUSIEST PORTS BY CONTAINERIZED CARGO

                                                                ANNUAL
MARKET                                                        TONNAGE(3)
------                                                        ----------
*Long Beach/Los Angeles.....................................  31,411,023
*New York/New Jersey........................................  13,407,276
 Seattle/Tacoma.............................................  11,941,371
 Charleston.................................................   6,858,062
*Oakland....................................................   6,767,463
 Houston....................................................   6,458,136
 Hampton Roads..............................................   6,189,183
 Savannah...................................................   5,505,551
 Miami/Port Everglades......................................   5,356,102
 New Orleans................................................   5,009,960

     Markets in which the Company owns Industrial Properties are in bold. "*" denotes each of the six national hub markets as characterized by the Company.
---------------

(1) Table derived from data, as of December 31, 1997, obtained from CB Commercial/Torto Wheaton Research.

(2) Table derived from preliminary data, as of December 1997, published by the Airports Council International.

(3) Table derived from data, as of December 31, 1996, obtained from the U.S. Bureau of the Census -- United States Foreign Trade.

     Within these metropolitan areas, the Industrial Properties are concentrated in in-fill locations (areas which are typified by high population densities and low levels of available land that could be developed into competitive industrial or retail properties) within established, relatively large submarkets (markets within a metropolitan area in which the competitive environment for one or more property types is largely dependent upon the supply of such property type in such market rather than the supply of such property type in other portions of such metropolitan area) which the Company believes should provide a higher rate of occupancy and rent growth than properties located elsewhere. These in-fill locations are typically near major ports or airports, have good access to freeways and rail lines, are proximate to a diverse labor pool, and have limited land available for new construction. There is typically broad demand for industrial space in these centrally located submarkets due to a diverse mix of industries and types of industrial uses, including warehouse distribution, light assembly and manufacturing. The Company generally avoids locations at the periphery of metropolitan areas where there are fewer supply constraints. Small metropolitan areas or cities without a heavy concentration of warehouse activity typically have few, if any, supply-constrained locations.

INDUSTRIAL PROPERTY SUMMARY

     As of June 30, 1998, the 463 industrial buildings were diversified across 23 markets nationwide. The average age of the Industrial Properties is 12 years (since the time the property was built or substantially renovated), which the Company believes should result in lower operating costs over the long term. Ownership of each Property is in fee simple unless otherwise noted.

                                                                                                  PERCENTAGE
                                                                          YEAR                     OF TOTAL
                                                             NUMBER      BUILT/                    RENTABLE
                                                               OF       RENOVATED    RENTABLE       SQUARE     PERCENTAGE
       REGION/MARKET/PROPERTY               LOCATION        BUILDINGS      (1)      SQUARE FEET      FEET        LEASED
       ----------------------               --------        ---------   ---------   -----------   ----------   ----------
EASTERN
  Baltimore/Washington, D.C.
    Brightseat Road..................  Landover                  1         1990        121,785        0.3%       100.0%
    Crysen Industrial................  Savage                    1         1986        150,000        0.3         66.0
    Greenwood Industrial.............  Savage                    3         1982        480,610        1.0         89.2
    Meadowridge......................  Elkridge                  3         1990        332,512        0.7        100.0
    Patuxent.........................  Jessup                    2         1981        147,383        0.3        100.0
    Pennsy Drive.....................  Landover                  1         1998R       359,477        0.8         23.1
    Preston Court....................  Jessup                    1         1988        178,880        0.4        100.0
    Santa Barbara Court..............  Elkridge                  1         1978        166,820        0.3        100.0
  Boston
    Arsenal Street...................  Watertown                 1         1978        191,850        0.4        100.0
    Bedford Street...................  Middleborough             1         1982         40,018        0.1        100.0
    Braintree Industrial.............  Braintree                 8         1969        976,634        2.0        100.0
    Bradlee Circle Office............  Braintree                 1         1987        120,000        0.3        100.0
    Brockton Industrial..............  Brockton                  1         1967        300,114        0.6        100.0
    Cabot Business Park..............  Mansfield                15         1970      1,274,800        2.7         79.6
    Collins Street...................  Attleboro                 1         1979        152,730        0.3        100.0
    Hampden Road.....................  Mansfield                 1         1977        204,117        0.4        100.0
    Hartwell Avenue..................  Lexington                 1         1970         40,800        0.1        100.0
    Locke Building...................  Marlborough               1         1982         97,870        0.2        100.0
    Stoughton Industrial.............  Stoughton                 5         1984        632,675        1.3        100.0
    United Drive.....................  West Bridgewater          1         1986        315,000        0.7        100.0
  Cincinnati(5)
    Dixie Highway....................  Florence                  2         1990        209,680        0.4        100.0
    Empire Drive.....................  Florence                  1         1989        199,440        0.4        100.0
    Holton Drive.....................  Florence                  1         1994        268,525        0.6        100.0
    Production Drive.................  Florence                  1         1975         50,729        0.1          0.0
  Northern New Jersey
    Dock's Corner(6).................  South Brunswick           1         1996        554,521        1.2         84.1
    Dock's Corner II.................  South Brunswick           1         1981        212,335        0.4        100.0
    Jamesburg........................  Dayton                    3         1989        821,712        1.7         95.7
    South River Park(7)..............  Cranbury                n/a          n/a            n/a        n/a          n/a
    Two South Middlesex..............  Monroe                    1         1995        218,088        0.5        100.0
  Philadelphia
    Mid-Atlantic Business Center.....  West Deptford            13         1979R       779,594        1.6         97.4
  Wilmington
    Boulden..........................  Wilmington                3         1986        266,141        0.6        100.0
                                                               ---                  ----------      -----

                                                                          ANNUALIZED
                                                                             BASE
                                       ANNUALIZED   PERCENTAGE             RENT PER
                                          BASE          OF       NUMBER     LEASED
                                        RENT(2)     ANNUALIZED     OF       SQUARE
       REGION/MARKET/PROPERTY            (000S)     BASE RENT    LEASES    FOOT(3)
       ----------------------          ----------   ----------   ------   ----------
EASTERN
  Baltimore/Washington, D.C.
    Brightseat Road..................   $    586        0.3%         2      $4.77
    Crysen Industrial................        423        0.2          2       4.27
    Greenwood Industrial.............      1,700        0.9          9       3.97
    Meadowridge......................      1,396        0.7          4       4.20
    Patuxent.........................        677        0.3          8       4.59
    Pennsy Drive.....................        353        0.2          1       4.25
    Preston Court....................        763        0.4          3       4.27
    Santa Barbara Court..............        616        0.3          2       3.69
  Boston
    Arsenal Street...................      1,439        0.7          1       7.50
    Bedford Street...................        593        0.3          1      14.82
    Braintree Industrial.............      2,028        1.0         10       2.08
    Bradlee Circle Office............      1,148        0.6          1       9.57
    Brockton Industrial..............      1,123        0.6          2       3.74
    Cabot Business Park..............      5,655        2.8         21       5.58
    Collins Street...................        479        0.2          2       3.14
    Hampden Road.....................        816        0.4          1       4.00
    Hartwell Avenue..................        204        0.1          1       5.00
    Locke Building...................        333        0.2          1       3.40
    Stoughton Industrial.............      1,888        1.0          7       2.98
    United Drive.....................      1,229        0.6          1       3.90
  Cincinnati(5)
    Dixie Highway....................        640        0.3          3       3.05
    Empire Drive.....................        622        0.3          3       3.12
    Holton Drive.....................      1,034        0.5          1       3.85
    Production Drive.................        0.0        0.0          0        0.0
  Northern New Jersey
    Dock's Corner(6).................      1,819        0.9          2       3.90
    Dock's Corner II.................        839        0.4          1       3.95
    Jamesburg........................      4,809        2.4          4       6.11
    South River Park(7)..............        n/a        n/a        n/a        n/a
    Two South Middlesex..............        856        0.4          2       3.93
  Philadelphia
    Mid-Atlantic Business Center.....      2,718        1.4         25       3.58
  Wilmington
    Boulden..........................      1,062        0.5          5       3.99
                                        --------      -----      -----


                                                                                                  PERCENTAGE
                                                                          YEAR                     OF TOTAL
                                                             NUMBER      BUILT/                    RENTABLE
                                                               OF       RENOVATED    RENTABLE       SQUARE     PERCENTAGE
       REGION/MARKET/PROPERTY               LOCATION        BUILDINGS      (1)      SQUARE FEET      FEET        LEASED
       ----------------------               --------        ---------   ---------   -----------   ----------   ----------
Eastern Region Total/
  Weighted Average...................                           77                   9,864,840       20.7%        91.5%
                                                               ---                  ----------      -----
MIDWESTERN
  Chicago
    Alsip Industrial.................  Alsip                     1         1975        153,582        0.3        100.0
    Belden Avenue....................  Addison                   3         1991        346,233        0.7        100.0
    Bensenville......................  Bensenville              13         1994R     2,137,370        4.5         97.2
    Chicago Industrial...............  Bensenville               2         1974        184,360        0.4         48.4
    Crossroads Industrial............  Bollingbrook              1         1990        260,890        0.5        100.0
    Elk Grove Village Industrial.....  Elk Grove Village        10         1980        693,459        1.5         87.7
    Executive Drive..................  Addison                   1         1987         75,020        0.2        100.0
    Greenleaf........................  Elk Grove Village         1         1973         50,695        0.1        100.0
    Itasca Industrial Portfolio......  Itasca, Wood Dale         6         1996R       769,070        1.6         89.7
    Lake Michigan Industrial
      Portfolio(4)...................  Itasca, Bridgeview        2         1994        310,681        0.7        100.0
    Linder Skokie....................  Skokie                    1         1991R       484,370        1.0         60.3
    Lisle Industrial.................  Lisle                     1         1985R       360,000        0.8        100.0
    Melrose Park.....................  Melrose Park              1         1982        346,538        0.7        100.0
    O'Hare Industrial Portfolio......  Itasca, Naperville       15         1975        699,512        1.5         92.9
    Windsor Court....................  Addison                   1         1990         56,640        0.1        100.0
  Columbus
    Industrial Drive.................  Columbus                  1         1991        228,433        0.5        100.0
    Janitrol.........................  Columbus                  1         1989        240,000        0.5         86.7
  Minneapolis
    Braemar Business Center..........  Minneapolis               2         1982        108,091        0.2         93.7
    Corporate Square.................  Eagan                     6         1992R       526,490        1.1         92.4
    Edenvale Business Center.........  Eden Prairie              1         1982         85,818        0.2         96.9
    Mendota Heights(6)...............  Mendota Heights           1         1998D       149,740        0.3         67.4
    Minneapolis Distribution
      Portfolio......................  Minneapolis,              5         1997R     1,032,994        2.2         99.7
                                       Edina
    Minneapolis Industrial Portfolio
      IV.............................  Plymouth                  4         1985R       514,546        1.1        100.0
    Minneapolis Industrial Portfolio
      V..............................  Brooklyn Center           6         1997        499,673        1.0         95.2
    Parkway Business Center..........  New Hope                  1         1982         43,660        0.1        100.0
    Penn James Office/Warehouse......  Bloomington               2         1974        215,606        0.5        100.0
    Round Lake Business Center.......  Arden Hills               1         1982         74,265        0.2         94.8
    Shady Oak........................  Eden Prairie              1         1980R       104,243        0.2         93.4
    Twin Cities......................  New Hope, Mendota         2         1980        600,464        1.3        100.0
                                       Heights
    Minnetonka Industrial............  Minnetonka               10         1978        515,951        1.1        100.0
                                                               ---                  ----------      -----
Midwestern Region Total/
  Weighted Average...................                          103                  11,868,394       24.9         93.8
                                                               ---                  ----------      -----

                                                                          ANNUALIZED
                                                                             BASE
                                       ANNUALIZED   PERCENTAGE             RENT PER
                                          BASE          OF       NUMBER     LEASED
                                        RENT(2)     ANNUALIZED     OF       SQUARE
       REGION/MARKET/PROPERTY            (000S)     BASE RENT    LEASES    FOOT(3)
       ----------------------          ----------   ----------   ------   ----------
Eastern Region Total/
  Weighted Average...................   $ 37,848       19.1%       126      $4.19
                                        --------      -----      -----
MIDWESTERN
  Chicago
    Alsip Industrial.................        557        1.2         11       3.38
    Belden Avenue....................      1,904        1.0          7       5.50
    Bensenville......................      7,932        4.0         30       3.82
    Chicago Industrial...............        375        0.2          2       4.20
    Crossroads Industrial............      1,043        0.5          4       4.00
    Elk Grove Village Industrial.....      2,577        1.3         14       4.24
    Executive Drive..................        600        0.3          6       8.00
    Greenleaf........................        266        0.1          1       5.25
    Itasca Industrial Portfolio......      2,329        1.2         11       3.38
    Lake Michigan Industrial
      Portfolio(4)...................      1,090        0.5          3       3.51
    Linder Skokie....................        830        0.4          6       2.84
    Lisle Industrial.................        756        0.4          1       2.10
    Melrose Park.....................      1,057        0.5          1       3.05
    O'Hare Industrial Portfolio......      3,008        1.5         15       4.63
    Windsor Court....................        276        0.1          1       4.87
  Columbus
    Industrial Drive.................        678        0.3          1       2.97
    Janitrol.........................        684        0.3          1       3.29
  Minneapolis
    Braemar Business Center..........        607        0.3         17       5.99
    Corporate Square.................      1,736        0.9         20       3.57
    Edenvale Business Center.........        338        0.2         10       4.07
    Mendota Heights(6)...............        455        0.2          7       4.51
    Minneapolis Distribution
      Portfolio......................      3,847        1.9         28       3.73

    Minneapolis Industrial Portfolio
      IV.............................      1,882        0.9         15       3.66
    Minneapolis Industrial Portfolio
      V..............................      1,518        0.8         15       3.19
    Parkway Business Center..........        219        0.1          7       5.02
    Penn James Office/Warehouse......        834        0.4         23       3.87
    Round Lake Business Center.......        405        0.2         10       5.75
    Shady Oak........................        341        0.2          2       3.50
    Twin Cities......................      1,931        1.0          8       3.22

                                                      -----      -----
    Minnetonka Industrial............      2,858        1.4         42       5.54
                                        --------
Midwestern Region Total/
  Weighted Average...................     42,933       21.6        309       3.85
                                        --------      -----      -----


                                                                                                  PERCENTAGE
                                                                          YEAR                     OF TOTAL
                                                             NUMBER      BUILT/                    RENTABLE
                                                               OF       RENOVATED    RENTABLE       SQUARE     PERCENTAGE
       REGION/MARKET/PROPERTY               LOCATION        BUILDINGS      (1)      SQUARE FEET      FEET        LEASED
       ----------------------               --------        ---------   ---------   -----------   ----------   ----------
SOUTHERN
  Atlanta
    Amwiler-Gwinnett Industrial
      Portfolio......................  Gwinnett County           9         1996        792,686        1.7%        97.2%
    Atlanta South....................  Clayton County            9         1994        624,135        1.3        100.0
    Marietta Industrial..............  Marietta                  3         1979        199,300        0.4         97.9
    Norcross/Brookhollow Portfolio...  Gwinnett County           4         1996        322,399        0.7        100.0
    Southfield/KDRC Industrial
      Portfolio......................  Gwinnett County          10         1990      1,050,383        2.2         93.4
    Suwanee Creek Distribution
      Center(7)......................  Atlanta                 n/a         1998D           n/a        n/a          n/a
  Austin
    Metric Center(4).................  Austin                    6         1996        735,240        1.5        100.0
  Dallas/Fort Worth
    DFW Air Cargo Facility(7)........  Dallas                  n/a         1998D           n/a        n/a          n/a
    Dallas Industrial Portfolio......  Dallas, Arlington        18         1986      1,066,098        2.2        100.0
    Garland Industrial...............  Dallas                   20         1984      1,019,200        2.1         92.5
    Lincoln Industrial Center........  Carrollton                1         1980         93,718        0.2        100.0
    Lonestar.........................  Dallas, Irving,           7         1993        911,375        1.9         96.7
                                       Grand Prairie
    McDaniel Drive...................  Carrollton                1         1981        157,500        0.3        100.0
    N. Glenville Avenue..............  Richardson                1         1981        109,000        0.2        100.0
    Pagemill & Dillworth.............  Dallas                    2         1981        217,782        0.5         87.5
    Shiloh Road......................  Garland                   1         1979        192,720        0.4        100.0
    Valwood..........................  Carrollton                2         1984        275,994        0.6        100.0
    Valwood Parkway II...............  Carrollton                2         1984        254,219        0.5        100.0
    West Kiest.......................  Dallas                    1         1981        248,698        0.5        100.0
    West North Carrier...............  Grand Prairie             1         1993R       248,736        0.5        100.0
  Houston
    Houston Industrial Portfolio.....  Houston                   5         1986        464,696        1.0         97.2
    Houston Service Center...........  Houston                   3         1982        418,650        0.9         90.9
  Memphis
    Corporate Park...................  Memphis                   6         1987        658,322        1.4        100.0
    Hickory Hill.....................  Memphis                   1         1979        200,000        0.4        100.0
  Miami
    Beacon Industrial Park...........  Miami                     8         1995        785,251        1.6         99.2
    Blue Lagoon......................  Miami                     2         1994        325,611        0.7        100.0
    Brittania Business Park..........  Riviera Beach             2         1988        258,578        0.5         96.1
  Orlando
    Chancellor(4)....................  Orlando                   1         1996R       201,600        0.4        100.0
    Chancellor Square................  Orlando                   3         1982        141,778        0.3         67.3
    Orlando Central Park
      Development(7).................  Orlando                 n/a          n/a            n/a        n/a          n/a
    Presidents Drive.................  Orlando                   3         1979        378,379        0.8         74.1
    Presidents Drive II..............  Orlando                   3         1984        302,400        0.6        100.0

                                                                          ANNUALIZED
                                                                             BASE
                                       ANNUALIZED   PERCENTAGE             RENT PER
                                          BASE          OF       NUMBER     LEASED
                                        RENT(2)     ANNUALIZED     OF       SQUARE
       REGION/MARKET/PROPERTY            (000S)     BASE RENT    LEASES    FOOT(3)
       ----------------------          ----------   ----------   ------   ----------
SOUTHERN
  Atlanta
    Amwiler-Gwinnett Industrial
      Portfolio......................   $  3,000        1.5%        26      $3.75
    Atlanta South....................      3,166        1.6         26       5.06
    Marietta Industrial..............        817        0.4         11       4.19
    Norcross/Brookhollow Portfolio...      1,747        0.9         21       5.42
    Southfield/KDRC Industrial
      Portfolio......................      3,931        2.0         34       4.01
    Suwanee Creek Distribution
      Center(7)......................        n/a        n/a        n/a        n/a
  Austin
    Metric Center(4).................      4,809        2.4         22       6.54
  Dallas/Fort Worth
    DFW Air Cargo Facility(7)........        n/a        n/a        n/a        n/a
    Dallas Industrial Portfolio......      3,305        1.7         69       3.10
    Garland Industrial...............      4,041        2.0         69       4.28
    Lincoln Industrial Center........        340        0.2          3       3.63
    Lonestar.........................      2,977        1.5         11       3.38

    McDaniel Drive...................        601        0.3          1       3.82
    N. Glenville Avenue..............        414        0.2          1       3.80
    Pagemill & Dillworth.............        817        0.4          3       4.29
    Shiloh Road......................        530        0.3          1       2.75
    Valwood..........................        862        0.4          7       3.12
    Valwood Parkway II...............        960        0.5          5       3.78
    West Kiest.......................        601        0.3          1       2.42
    West North Carrier...............        567        0.3          2       2.28
  Houston
    Houston Industrial Portfolio.....      1,419        0.7         18       3.14
    Houston Service Center...........      1,966        1.0         49       5.17
  Memphis
    Corporate Park...................      2,348        1.2         10       3.57
    Hickory Hill.....................        561        0.3          1       2.81
  Miami
    Beacon Industrial Park...........      5,245        2.6         21       6.73
    Blue Lagoon......................      2,357        1.2         14       7.24
    Brittania Business Park..........      1,294        0.7          8       5.21
  Orlando
    Chancellor(4)....................        579        0.3          1       2.87
    Chancellor Square................        567        0.3          7       5.94
    Orlando Central Park
      Development(7).................        n/a        n/a        n/a        n/a
    Presidents Drive.................      1,076        0.5         10       3.84
    Presidents Drive II..............        958        0.5          7       3.17


                                                                                                  PERCENTAGE
                                                                          YEAR                     OF TOTAL
                                                             NUMBER      BUILT/                    RENTABLE
                                                               OF       RENOVATED    RENTABLE       SQUARE     PERCENTAGE
       REGION/MARKET/PROPERTY               LOCATION        BUILDINGS      (1)      SQUARE FEET      FEET        LEASED
       ----------------------               --------        ---------   ---------   -----------   ----------   ----------
    Sand Lake Service Center.........  Orlando                   6         1972        400,591        0.8%        99.4%
    Viscount.........................  Orlando                   1         1972        114,846        0.2        100.0
                                                               ---                  ----------      -----
Southern Region Total/
  Weighted Average...................                          142                  13,169,885       27.6         96.6
                                                               ---                  ----------      -----
WESTERN
  Los Angeles
    Anaheim Industrial...............  Anaheim                   1         1980        161,500        0.3        100.0
    Artesia Industrial Portfolio.....  Compton                  27         1984      2,496,465        5.2        100.0
    Commerce.........................  Fontana                   1         1990        254,414        0.5          0.0
    East Walnut Drive................  City of Industry          1         1990         85,871        0.2        100.0
    International Multifoods.........  La Mirada                 1         1995R       144,000        0.3        100.0
    Jasmine Avenue...................  Fontana                   1         1990        410,428        0.9        100.0
    L.A. County Industrial
      Portfolio......................  Carson, Norwalk           6         1980        818,191        1.7        100.0
    Systematics......................  Walnut                    1         1981         66,387        0.1        100.0
  Orange County
    Northpointe Commerce.............  Fullerton                 2         1992        119,445        0.3        100.0
    Stadium Business Park............  Anaheim                   9         1995R       282,492        0.6         99.3
  Portland
    Cascade Business Park............  Tigard                    4         1995        159,411        0.3         89.4
    Wilsonville......................  Portland                  1         1979        516,693        1.1        100.0
  Sacramento
    Hewlett Packard Distribution.....  Roseville                 1         1994        182,437        0.4        100.0
  San Diego
    Activity Distribution Center.....  San Diego                 4         1991        252,318        0.5        100.0
  San Francisco Bay Area
    Acer Distribution Center.........  San Jose                  1         1974        196,643        0.4        100.0
    Alvarado Business Center.........  San Leandro              10         1986        695,070        1.5         98.3
    Ardenwood Corporate Park.........  Fremont                   4         1986        295,657        0.6        100.0
    Dowe Industrial..................  Union City                2         1985R       326,080        0.7        100.0
    Fairway Drive Industrial(4)(6)...  San Leandro               2         1997D       175,324        0.4        100.0
    Laurelwood.......................  Santa Clara               2         1981        155,500        0.3        100.0
    Milmont Page.....................  Fremont                   3         1982        199,862        0.4        100.0
    Moffett Business Center..........  Sunnyvale                 4         1994R       285,480        0.6        100.0
    Moffett Park R&D Portfolio.......  Sunnyvale                14         1994R       462,245        1.0        100.0
    Pacific Business Center..........  Fremont                   2         1991        375,912        0.8        100.0
                                       San Jose,
    Silicon Valley R&D Portfolio.....  Sunnyvale,                5         1978        287,228        0.6        100.0
                                       Milpitas
    South Bay Industrial.............  Fremont                   8         1990      1,011,781        2.1        100.0
    Weigman Road.....................  Hayward                   1         1990        148,559        0.3        100.0
    Yosemite Drive...................  Milpitas                  1         1983        169,195        0.4        100.0
    Zanker/Charcot Industrial........  San Jose                  5         1993R       301,064        0.6        100.0
  Seattle
    Harvest Business Park............  Kent                      3         1986        191,841        0.4        100.0
    Kent Centre......................  Kent                      4         1993        267,967        0.6         99.8

                                                                          ANNUALIZED
                                                                             BASE
                                       ANNUALIZED   PERCENTAGE             RENT PER
                                          BASE          OF       NUMBER     LEASED
                                        RENT(2)     ANNUALIZED     OF       SQUARE
       REGION/MARKET/PROPERTY            (000S)     BASE RENT    LEASES    FOOT(3)
       ----------------------          ----------   ----------   ------   ----------
    Sand Lake Service Center.........   $  1,920        1.0%        40      $4.82
    Viscount.........................        367        0.2          8       3.20
                                        --------      -----      -----
Southern Region Total/
  Weighted Average...................     54,142       27.3        508       4.25
                                        --------      -----      -----
WESTERN
  Los Angeles
    Anaheim Industrial...............        925        0.5          2       5.73
    Artesia Industrial Portfolio.....      9,747        4.9         30       3.90
    Commerce.........................          0        0.0          0       0.00
    East Walnut Drive................        343        0.2          1       3.99
    International Multifoods.........        755        0.4          1       5.24
    Jasmine Avenue...................      1,231        0.6          1       3.00
    L.A. County Industrial
      Portfolio......................      3,797        1.9         11       4.64
    Systematics......................        489        0.2          1       7.37
  Orange County
    Northpointe Commerce.............        801        0.4          2       6.71
    Stadium Business Park............      1,596        0.8         30       5.69
  Portland
    Cascade Business Park............      1,069        0.5          8       7.50
    Wilsonville......................      1,550        0.8          1       3.00
  Sacramento
    Hewlett Packard Distribution.....        630        0.3          1       3.45
  San Diego
    Activity Distribution Center.....      1,466        0.7         15       5.81
  San Francisco Bay Area
    Acer Distribution Center.........      1,038        0.5          2       5.28
    Alvarado Business Center.........      3,678        1.9         33       5.38
    Ardenwood Corporate Park.........      2,592        1.3          6       8.77
    Dowe Industrial..................      1,137        0.6          4       3.49
    Fairway Drive Industrial(4)(6)...        742        0.4          2       4.23
    Laurelwood.......................        861        0.4          2       5.54
    Milmont Page.....................      1,157        0.6         10       5.79
    Moffett Business Center..........      2,187        1.1          5       7.66
    Moffett Park R&D Portfolio.......      5,818        2.9         33      12.59
    Pacific Business Center..........      2,144        1.1         11       5.70

    Silicon Valley R&D Portfolio.....      2,405        1.2          9       8.37

    South Bay Industrial.............      5,760        2.9         31       5.69
    Weigman Road.....................        581        0.3          2       3.91
    Yosemite Drive...................        748        0.4          1       4.42
    Zanker/Charcot Industrial........      2,009        1.0         18       6.67
  Seattle
    Harvest Business Park............        857        0.4         11       4.47
    Kent Centre......................      1,173        0.6         15       4.39


                                                                                                  PERCENTAGE
                                                                          YEAR                     OF TOTAL
                                                             NUMBER      BUILT/                    RENTABLE
                                                               OF       RENOVATED    RENTABLE       SQUARE     PERCENTAGE
       REGION/MARKET/PROPERTY               LOCATION        BUILDINGS      (1)      SQUARE FEET      FEET        LEASED
       ----------------------               --------        ---------   ---------   -----------   ----------   ----------
    Kingsport Industrial Park........  Kent                      7         1994R       951,056        2.0%        99.9%
    Northwest Distribution Center....  Kent                      3         1980        325,625        0.7         88.5
Western Region Total/
  Weighted Average...................                          141                  12,772,141       26.8         97.5
                                                               ---                  ----------      -----
        TOTAL/WEIGHTED AVERAGE.......                          463                  47,675,260      100.0%        95.1%
                                                               ===                  ==========      =====

                                                                          ANNUALIZED
                                                                             BASE
                                       ANNUALIZED   PERCENTAGE             RENT PER
                                          BASE          OF       NUMBER     LEASED
                                        RENT(2)     ANNUALIZED     OF       SQUARE
       REGION/MARKET/PROPERTY            (000S)     BASE RENT    LEASES    FOOT(3)
       ----------------------          ----------   ----------   ------   ----------
    Kingsport Industrial Park........   $  3,201        1.6%        18      $3.37
    Northwest Distribution Center....      1,085        0.5          3       3.77
Western Region Total/
  Weighted Average...................     63,572       32.0        320       5.11
                                        --------      -----      -----
        TOTAL/WEIGHTED AVERAGE.......   $198,495      100.0%     1,263      $4.38
                                        ========      =====      =====

---------------
(1) Industrial Properties denoted with an "R," "E" or "D" indicate the date of most recent renovation, expansion or development, respectively. All other dates reference the year such Property was developed.

(2) Annualized Base Rent means the monthly contractual amount under existing leases at June 30, 1998, multiplied by 12. This amount excludes expense reimbursements and rental abatements.

(3) Calculated as total Annualized Base Rent divided by rentable square feet leased as of June 30, 1998.

(4) The Company holds interests in these Properties through a joint venture interest in a limited partnership or limited liability company. See
    "-- Properties Held Through Joint Ventures, Limited Liability Companies and Partnerships."

(5) The Properties included in the Cincinnati Consolidated Metropolitan Statistical Area are located in Florence, Kentucky, and, accordingly, are reflected in the Eastern region.

(6) This Property is being redeveloped. All calculations are based on rentable square feet existing as of June 30, 1998.

(7) This Property consists of land held for future development.

INDUSTRIAL PROPERTY TENANT INFORMATION

     Largest Industrial Property Tenants. The following table lists tenants with Annualized Base Rent representing at least 0.5% of total Annualized Base Rent as of June 30, 1998 of the Industrial Properties owned as of such date. Eleven of such tenants lease space in more than one of the Industrial Properties.

                                                                      PERCENTAGE                   PERCENTAGE
                                                                          OF                      OF AGGREGATE
                                           NUMBER      AGGREGATE      AGGREGATE      ANNUALIZED    ANNUALIZED
                                             OF        RENTABLE         LEASED       BASE RENT        BASE
            TENANT NAME(1)               PROPERTIES   SQUARE FEET   SQUARE FEET(2)     (000S)       RENT(3)
            --------------               ----------   -----------   --------------   ----------   ------------
Wakefern Food Corporation..............      1           419,900          0.9%        $ 2,356          1.2%
Air Express International, Inc. .......      3           291,495          0.6           2,117          1.1
United States Postal Service...........      2           433,359          1.0           1,969          1.0
Dell USA...............................      1           290,400          0.6           1,724          0.9
Sanmina Corporation....................      2           134,989          0.3           1,652          0.8
Sage Enterprises Inc...................      3           245,289          0.5           1,641          0.8
Rite Aid...............................      1           516,693          1.1           1,550          0.8
Bradlees Stores, Inc...................      2           600,000          1.3           1,453          0.7
Boston Edison Company..................      1           191,850          0.4           1,439          0.7
Home Depot USA Inc.....................      2           374,813          0.8           1,367          0.7
Boise Cascade Corporation..............      2           400,655          0.9           1,349          0.7
Acer America...........................      2           241,643          0.5           1,318          0.7
General Electric Company...............      4           318,055          0.7           1,311          0.7
Cosmair Inc............................      1           303,843          0.7           1,291          0.7
Schmelbach-Lubeca AG...................      2           339,104          0.7           1,265          0.6
Avery Dennison Corporation.............      1           410,428          0.9           1,231          0.6
United Liquors Ltd.....................      1           315,000          0.7           1,229          0.6
Mylex Corporation......................      1           133,182          0.3           1,173          0.6
Rolf C. Hagen (USA) Corp. .............      1           204,151          0.5           1,133          0.6
Holman Distribution....................      1           371,440          0.8           1,129          0.6
Harmonic Lightwaves....................      1           110,160          0.2           1,124          0.6
Unisource Worldwide, Inc. .............      4           279,167          0.6           1,123          0.6
C & S Wholesale Grocers, Inc. .........      1           113,680          0.3           1,108          0.6
Hexcel Corporation.....................      1           285,634          0.6           1,086          0.5
Ciba Vision Corporation................      1           245,616          0.5           1,072          0.5
Dry Storage Corporation................      1           346,538          0.8           1,057          0.5
Nature Company.........................      1           268,525          0.6           1,034          0.5
Mitsubishi Warehouse Corporation.......      1           253,584          0.6           1,004          0.5
Emery Air Freight Corporation..........      2           152,126          0.3             959          0.5
Hit or Miss............................      1           328,540          0.7             939          0.5
Autozone...............................      1           249,851          0.6             927          0.5
Superior Tea & Coffee..................      1           201,011          0.4             926          0.5
Advo Systems, Inc......................      1           173,660          0.4             905          0.5
                                                       ---------         ----         -------         ----
          Total........................                9,544,381         21.0%        $42,961         21.6%
                                                       =========         ====         =======         ====

---------------
(1) Tenant(s) may be a subsidiary of or an entity affiliated with the named tenant.

(2) Computed as Aggregate Rentable Square Feet divided by the Aggregate Leased Square Feet of the Industrial Properties.

(3) Computed as Annualized Base Rent divided by the Aggregate Annualized Base Rent of the Industrial Properties.

     The 33 largest industrial tenants represent 21.6% of the Industrial Properties' Annualized Base Rent as of June 30, 1998. Other companies that are tenants in the Industrial Properties include International Business Machines, Inc., Hewlett Packard Company, Federal Express Corporation, Lucent Technologies, Inc. and a wide variety of other national, regional and local industrial tenants. Leases of less than 25,000 rentable square feet represent 59.5% of the Industrial Properties' total number of leases and 20.4% of the Industrial Properties' Annualized Base Rent. Following is a list of certain tenants which lease less than 25,000 rentable square feet of industrial space:

Alabama Metal Industries, Inc.  Type A Snowboard, Inc.          The Sportsman's Guide
Argosy Industries, Inc.         Buckeye International, Inc.     W.R. Grace & Co.
City of San Leandro             Creative Education Supplies     Creative Solutions
Custom Walls & Windows Inc.     Farmer's Insurance              Genuine Parts Company
Golden West Games               Le Gourmet Kitchens             Litho Technical Services
Plummer's, Inc.                 New Golf Holding Co.            Santa Cruz Motors
Supergraphics Inc.              Quality Video                   Zebra Express Inc.

INDUSTRIAL PROPERTY LEASE EXPIRATIONS

     The following table summarizes the lease expirations for the Industrial Properties for leases in place as of June 30, 1998, without giving effect to the exercise of renewal options or termination rights, if any, at or prior to the scheduled expirations.

                                                                        ANNUALIZED                    ANNUALIZED
                                               RENTABLE    PERCENTAGE    BASE RENT    PERCENTAGE OF    BASE RENT
                                   NUMBER       SQUARE      OF TOTAL    OF EXPIRING    ANNUALIZED     OF EXPIRING
                                  OF LEASES   FOOTAGE OF    RENTABLE      LEASES        BASE RENT     LEASES PER
                                  EXPIRING     EXPIRING      SQUARE       (000S)       OF EXPIRING      SQUARE
    YEAR OF LEASE EXPIRATION         (1)      LEASES(1)     FOOTAGE       (1)(2)         LEASES         FOOT(3)
    ------------------------      ---------   ----------   ----------   -----------   -------------   -----------
1998(4).........................      164      3,724,535       8.2%      $ 16,436           7.7%         $4.41
1999............................      248      7,428,298      16.3         32,300          15.2           4.35
2000............................      283      8,448,309      18.5         37,977          17.8           4.50
2001............................      213      6,296,231      13.8         31,815          14.9           5.05
2002............................      171      7,247,266      15.9         32,447          15.2           4.48
2003............................       94      4,506,837       9.9         21,732          10.2           4.82
2004............................       32      2,242,598       4.9         11,865           5.6           5.29
2005............................       27      2,408,756       5.3          9,765           4.6           4.05
2006............................       15      1,046,243       2.3          6,557           3.1           6.27
2007............................        7        578,141       1.3          3,145           1.5           5.44
2008 and beyond.................       18      1,653,911       3.6          8,928           4.2           5.40
                                    -----     ----------     -----       --------         -----          -----
          Total/Weighted
            Average.............    1,272     45,581,125     100.0%      $212,967         100.0%         $4.67
                                    =====     ==========     =====       ========         =====          =====

---------------
(1) Schedule includes executed leases that commence after June 30, 1998. Schedule excludes leases expiring prior to July 1, 1998.

(2) Calculated as monthly rent at expiration multiplied by 12.

(3) Rent per square foot is calculated by dividing the Annualized Base Rent of expiring leases by the square footage expiring in any given year.

(4) Includes leases encompassing 308,246 square feet which are on a month-to-month basis.

RETAIL PROPERTIES

     At June 30, 1998, the Company owned 37 retail centers aggregating approximately 6.8 million rentable square feet, 34 of which are grocer-anchored. At June 30, 1998, the Retail Properties were 95.0% leased to over 900 tenants, the largest of which accounted for approximately 3.8% of Annualized Base Rent from the

Retail Properties as of such date. The Retail Properties have an average age of six years since built, expanded or renovated.

     The Retail Properties generally are located in supply-constrained trade areas (those trade areas typified by significant population densities, a limited number of existing retailers, such as grocers, and a low availability of land which could be developed into competitive space for additional competitive retailers) of 16 major metropolitan areas. The Company's national operating strategy for the community shopping center business is based on detailed research regarding target trade areas which typically have high population densities and above-average income levels. The two graphs below compare the population density and income levels surrounding the Company's Retail Properties to the national averages.

                          1997 MEDIAN HOUSEHOLD INCOME
                       AMB RETAIL PROPERTIES VS. U.S.(1)

                         Median
                       Household
                         Income
Within 3 miles of AMB
Retail Center(2)        $50,000
All MSAs(3)             $42,000
Total U.S.(3)           $37,000

                         1997 AVERAGE POPULATION WITHIN
                   THREE-MILE RADIUS OF RETAIL PROPERTIES(1)

                                Population
AMB Retail Centers               108,000
U.S. Shopping Centers(2)          71,000

---------------
(1) Weighted by number of households.

(2) Derived from information compiled by Claritas Inc. The Company has been advised that the information comes from various government and industry sources, but the Company has not independently verified the information.

(3) Derived from forecasted data obtained from Regional Financial Associates.
---------------

(1) Derived from information compiled by Claritas Inc. The Company has been advised that the information comes from various government and industry sources, but the Company has not independently verified the information.

(2) For all shopping centers greater than or equal to 50,000 square feet and less than or equal to 400,000 square feet.

     Management believes that the characteristics of its trade areas tend to result in Retail Properties with above-average retail sales. The graph below compares the average sales of the Retail Properties' grocer anchors to the national average for grocers.

                      AVERAGE 1997 GROCER ANCHOR SALES FOR
                               RETAIL PROPERTIES

                                                                 AVERAGE GROCER SALES/SF
AMB CENTERS(1)(2)                                                          $498
TOTAL U.S.(3)                                                              $398

---------------
(1) Includes sales per square foot for grocer anchors reporting a full year of sales. Thirty-one of 37 Retail Properties are represented above. Of the six Retail Properties not represented, (i) four do not have grocer anchors, (ii) one Property is currently under construction and (iii) the grocer-anchor store at one Property is not owned by the Company and does not report sales.
(2) All but nine of the 31 Retail Properties included report sales on a calendar year basis.
(3) Derived from data published in the Progressive Grocer Annual Report, April 1998.

     Property Characteristics. The Retail Properties generally contain between 80,000 and 350,000 rentable square feet. On average, approximately 67% of the rentable square feet for each of the Retail Properties is leased to one or more Anchor Tenants (defined as all grocery stores, drugstores and any other retail tenant occupying more than 10,000 rentable square feet). The following table identifies characteristics of a typical Retail Property.

                                                      TYPICAL PROPERTY     TYPICAL RANGE
                                                      ----------------     -------------
Rentable square feet................................      190,000         80,000 - 350,000
Percentage leased by Anchor Tenants.................        67%              60% - 85%
Number of tenants...................................         25               10 - 50
Parking spaces per 1,000 square feet................        5.0              4.0 - 6.0
Square footage per Anchor Tenant....................       25,000         10,000 - 100,000
Average square footage per Non-Anchor Tenant........       1,500            750 - 5,000

     Lease Terms. The Retail Properties are typically leased on a triple net basis, defined as leases in which tenants pay their proportionate share of real estate taxes, insurance and operating costs. In addition, some leases, including some Anchor Tenant leases, require tenants to pay percentage rents based on gross retail sales above predetermined thresholds. Typical Anchor Tenant leases also provide for payment of a percentage administrative fee in lieu of a management fee (calculated as a percentage of common area maintenance) which ranges between 5% and 15%. Lease terms typical for Anchor Tenants range from 10 to 20 years, with an average of 19 years, with renewal options for an additional 10 to 20 years at fixed rents. Tenant improvement allowances are standard and the amounts vary by submarket. Typical Non-Anchor Tenants have lease terms ranging between three and 10 years with an average of eight years and they typically receive options for an additional five-year term at market rents.

RETAIL PROPERTY SUMMARY

     Anchor Tenants accounted for 67.5% of the aggregate square footage of the Retail Properties as of June 30, 1998. Annualized Base Rent as of such date for the Company's 25 largest tenants was approximately $31.1 million, representing approximately 40.4% of Annualized Base Rent for all Retail Properties. Annualized Base Rent for the remaining retail tenants was approximately $45.9 million as of the same date, representing approximately 59.6% of the Annualized Base Rent for all Retail Properties. The following table sets forth, on a property-by-property basis, the rentable square footage leased to Anchor Tenants and Non-Anchor Tenants as of June 30, 1998. Ownership of each Property is in fee simple unless otherwise noted.

                                                                         LEASED
                                                             LEASED       NON-
                                                             ANCHOR      ANCHOR
                                                            RENTABLE    RENTABLE     AVAILABLE       TOTAL
                                             YEAR BUILT/     SQUARE      SQUARE      RENTABLE      RENTABLE     PERCENTAGE
  REGION/MARKET/PROPERTY       LOCATION      RENOVATED(1)     FEET        FEET      SQUARE FEET   SQUARE FEET     LEASED
  ----------------------    ---------------  ------------   ---------   ---------   -----------   -----------   ----------
EASTERN
  Albany
    Latham Farms            Albany               1993         502,444      77,733      22,300        602,477       96.3%
  Baltimore
    Long Gate Shopping
      Center                Ellicott City        1996         390,288      14,467          --        404,755      100.0
  Boston
    Mazzeo Drive            Randolph             1993          88,420          --          --         88,420      100.0
  Hartford
    Corbins Corner
      Shopping Center       Hartford            1988R         116,960      58,067       2,289        177,316       98.7
                                                            ---------   ---------     -------      ---------
Eastern Total/Weighted
  Average                                                   1,098,112     150,267      24,589      1,272,968       98.1
                                                            ---------   ---------     -------      ---------
MIDWESTERN
  Chicago
    Brentwood Commons       Bensenville         1990R          61,621      39,637         871        102,129       99.1%
      Civic Center Plaza    Niles                1989         238,655      18,354       6,506        263,515       97.5
      Riverview Plaza
        Shopping Center     Chicago              1981         113,607      25,665          --        139,272      100.0
  Minneapolis
    Rockford Road Plaza     Plymouth             1991         151,757      54,160          --        205,917      100.0
                                                            ---------   ---------     -------      ---------
Midwestern Total/Weighted
  Average                                                     565,640     137,816       7,377        710,833       99.0
                                                            ---------   ---------     -------      ---------


                                                   AVERAGE
                            ANNUALIZED   NUMBER   BASE RENT
                            BASE RENT      OF     PER SQUARE           PRIMARY
  REGION/MARKET/PROPERTY    (000S)(2)    LEASES    FOOT(3)            TENANTS(4)
  ----------------------    ----------   ------   ----------   ------------------------
EASTERN
  Albany
    Latham Farms             $ 5,941       27       $10.24     Sam's Club
                                                               Wal-Mart Stores
  Baltimore
    Long Gate Shopping
      Center                   4,639       12        11.46     Kohl's
                                                               Target
  Boston
    Mazzeo Drive                 690        1         7.80     Bob's Inc.
  Hartford
    Corbins Corner
      Shopping Center          3,129       23        17.88     Filene's Basement
                                                               Toys 'R Us
                             -------      ---
Eastern Total/Weighted
  Average                     14,399       63        11.53
                             -------      ---
MIDWESTERN
  Chicago
    Brentwood Commons        $ 1,031       20       $10.18     Dominick's
                                                               Super Trak
      Civic Center Plaza       2,483       14         9.66     Dominick's
                                                               Home Depot
      Riverview Plaza
        Shopping Center        1,379       14         9.90     Dominick's
                                                               Toys 'R Us
  Minneapolis
    Rockford Road Plaza        2,205       30        10.71     PetsMart
                                                               Rainbow Foods
                             -------      ---
Midwestern Total/Weighted
  Average                      7,098       78        10.09
                             -------      ---

                                                                         LEASED
                                                             LEASED       NON-
                                                             ANCHOR      ANCHOR
                                                            RENTABLE    RENTABLE     AVAILABLE       TOTAL
                                             YEAR BUILT/     SQUARE      SQUARE      RENTABLE      RENTABLE     PERCENTAGE
  REGION/MARKET/PROPERTY       LOCATION      RENOVATED(1)     FEET        FEET      SQUARE FEET   SQUARE FEET     LEASED
  ----------------------    ---------------  ------------   ---------   ---------   -----------   -----------   ----------
SOUTHERN
  Atlanta
    Woodlawn Point
      Shopping Center       Cobb County          1993          68,499      29,400          --         97,899      100.0%
  Houston
    Randall's Austin
      Parkway               Sugarland            1993          90,650      21,025          --        111,675      100.0
    Randall's Commons
      Memorial              Houston              1993          75,689      31,002       3,504        110,195       96.8
    Randall's Dairy
      Ashford               Houston              1993         115,360      18,575       2,000        135,935       98.5
    Randall's Woodway
      Collection            Houston              1993          65,108      27,507      18,074        110,689       83.7
    Wesleyan Plaza          Houston             1986R         216,870     118,546      20,834        356,250       94.2
  Miami
    Kendall Mall(6)         Miami               1995R         194,550      98,975       6,057        299,582       98.0
    Northridge Plaza(6)(7)  Ft. Lauderdale      1998R         124,650      54,883      11,674        191,207       93.9
    Palm Aire(6)(7)         Pompano Beach       1997R          33,100      32,848      93,954        159,902       41.2
    Shoppes at Lago Mar     Miami                1995          42,323      35,893       4,892         83,108       94.1
    Springs Gate(8)         Coral Springs         n/a             n/a         n/a         n/a            n/a        n/a
    The Plaza at Delray(6)  Delray Beach        1996R         216,883      55,058      28,668        300,609       90.5
                                                            ---------   ---------     -------      ---------
Southern Total/Weighted
  Average                                                   1,243,682     523,712     189,657      1,957,051       90.3
                                                            ---------   ---------     -------      ---------
WESTERN
  Denver
    Applewood Village
      Shopping Center       Wheat Ridge         1994R         265,663      83,668       3,892        353,223       98.9%
    Arapahoe Village
      Shopping Center       Boulder             1989R          85,530      73,707          --        159,237      100.0


                                                   AVERAGE
                            ANNUALIZED   NUMBER   BASE RENT
                            BASE RENT      OF     PER SQUARE           PRIMARY
  REGION/MARKET/PROPERTY    (000S)(2)    LEASES    FOOT(3)            TENANTS(4)
  ----------------------    ----------   ------   ----------   ------------------------
SOUTHERN
  Atlanta
    Woodlawn Point
      Shopping Center        $ 1,204       18       $12.30     Publix
                                                               Zany Brainy
  Houston
    Randall's Austin
      Parkway                  1,093       12         9.79     Randall's
                                                               Sears Hardware
    Randall's Commons
      Memorial                   922       15         8.64     Randall's
                                                               Walgreen's
    Randall's Dairy
      Ashford                  1,248       11         9.32     Randall's
                                                               PetsMart
    Randall's Woodway
      Collection               1,153       12        12.45     Randall's
                                                               Eckerd
    Wesleyan Plaza             3,809       46        11.36     Randall's
                                                               Bering's Home Center
  Miami
    Kendall Mall(6)            3,950       48        13.46     J.C. Penney Home Store
                                                               Upton's
    Northridge Plaza(6)(7)     1,419       25         7.90     Target
                                                               Publix
    Palm Aire(6)(7)              516       19         7.82     Eckerd
                                                               Winn-Dixie
    Shoppes at Lago Mar          930       18        11.89     Publix
    Springs Gate(8)              n/a      n/a          n/a     n/a
    The Plaza at Delray(6)     3,352       36        12.33     Home Place
                                                               Regal Cinema
                             -------      ---
Southern Total/Weighted
  Average                     19,596      260        11.09
                             -------      ---
WESTERN
  Denver
    Applewood Village
      Shopping Center          2,850       40         8.16     Wal-Mart Stores
                                                               King Soopers
    Arapahoe Village
      Shopping Center          1,846       25        11.59     Safeway
                                                               So-Fro Fabrics

                                                                         LEASED
                                                             LEASED       NON-
                                                             ANCHOR      ANCHOR
                                                            RENTABLE    RENTABLE     AVAILABLE       TOTAL
                                             YEAR BUILT/     SQUARE      SQUARE      RENTABLE      RENTABLE     PERCENTAGE
  REGION/MARKET/PROPERTY       LOCATION      RENOVATED(1)     FEET        FEET      SQUARE FEET   SQUARE FEET     LEASED
  ----------------------    ---------------  ------------   ---------   ---------   -----------   -----------   ----------
  Los Angeles
    Granada Village         Granada Hills       1996R         124,638      85,946      14,199        224,783       93.7
    Manhattan Village
      Shopping Center       Manhattan Beach     1992R         225,791     190,137       8,022        423,950       98.1%
    Twin Oaks Shopping
      Center                Agoura Hills        1996R          58,475      42,724       1,200        102,399       98.8
  Reno
    Southwest Pavilion(7)   Reno                1997E          47,140      27,456       2,161         76,757       97.2
  San Diego
    La Jolla Village
    S.C.(5)                 La Jolla            1989R          67,238      97,714          --        164,952      100.0
    Rancho San Diego
      Village S.C.          La Mesa             1994R          39,777      53,400      18,275        111,452       83.6
  Santa Barbara
    Five Points Shopping
      Center                Santa Barbara        1996          97,189      47,295          --        144,484      100.0
  San Francisco Bay Area
    Bayhill Shopping
    Center                  San Bruno           1997R          59,221      57,775       5,045        122,041       95.9
    Lakeshore Plaza
      Shopping Center       San Francisco        1993          38,836      81,975       2,050        122,861       98.3
    Pleasant Hill Shopping
      Center                Pleasant Hill       1990R         210,614      23,063          --        233,677      100.0
    Silverado Plaza
      Shopping Center       Napa                1994R          58,328      23,953       2,742         85,023       96.8
    Ygnacio Plaza           Walnut Creek        1990R          52,118      50,118       7,193        109,429       93.4
  Seattle
    Aurora Marketplace      Edmonds              1991          74,113      32,837          --        106,950      100.0
    Eastgate Plaza          Bellevue            1995R          49,575      26,989          --         76,564      100.0
    Totem Lake Malls        Kirkland            1989R         163,723      68,881      57,600        290,204       80.2


                                                   AVERAGE
                            ANNUALIZED   NUMBER   BASE RENT
                            BASE RENT      OF     PER SQUARE           PRIMARY
  REGION/MARKET/PROPERTY    (000S)(2)    LEASES    FOOT(3)            TENANTS(4)
  ----------------------    ----------   ------   ----------   ------------------------
  Los Angeles
    Granada Village            2,837       37        13.47     Hughes Market
                                                               TJ Maxx
    Manhattan Village
      Shopping Center        $ 6,531       91       $15.70     Macy's
                                                               Fry's Electronics
    Twin Oaks Shopping
      Center                   1,043       23        10.31     Ralph's
                                                               Rite Aid
  Reno
    Southwest Pavilion(7)        762       15        10.22     Scolari's Market
  San Diego
    La Jolla Village
    S.C.(5)                    3,085       40        18.70     Whole Foods Market
                                                               Sav-on Drugs
    Rancho San Diego
      Village S.C.             1,227       39        13.17     Safeway
  Santa Barbara
    Five Points Shopping
      Center                   2,427       25        16.80     Lucky
                                                               Ross Stores
  San Francisco Bay Area
    Bayhill Shopping
    Center                     1,222       27        10.44     Longs Drugs
                                                               Mollie Stone's Markets
    Lakeshore Plaza
      Shopping Center          3,262       33        27.00     Ross Stores
                                                               UCSF
    Pleasant Hill Shopping
      Center                   2,371       12        10.15     Toys 'R Us
                                                               Target
    Silverado Plaza
      Shopping Center            797       16         9.69     Nob Hill Foods
                                                               Rite Aid
    Ygnacio Plaza              1,379       24        13.49     Lucky
                                                               Rite Aid
  Seattle
    Aurora Marketplace         1,499       18        14.02     Drug Emporium
                                                               Safeway
    Eastgate Plaza               947       15        12.37     Rite Aid
                                                               Albertson's
    Totem Lake Malls           1,882       39         8.09     Lamonts Apparel
                                                               Computer City

                                                                         LEASED
                                                             LEASED       NON-
                                                             ANCHOR      ANCHOR
                                                            RENTABLE    RENTABLE     AVAILABLE       TOTAL
                                             YEAR BUILT/     SQUARE      SQUARE      RENTABLE      RENTABLE     PERCENTAGE
  REGION/MARKET/PROPERTY       LOCATION      RENOVATED(1)     FEET        FEET      SQUARE FEET   SQUARE FEET     LEASED
  ----------------------    ---------------  ------------   ---------   ---------   -----------   -----------   ----------
Western Region Total/
  Weighted Average                                          1,717,969   1,067,638     122,379      2,907,986       95.8
                                                            ---------   ---------     -------      ---------
Total/Weighted Average                                      4,625,403   1,879,433     344,002      6,848,838       95.0%
                                                            =========   =========     =======      =========


                                                   AVERAGE
                            ANNUALIZED   NUMBER   BASE RENT
                            BASE RENT      OF     PER SQUARE           PRIMARY
  REGION/MARKET/PROPERTY    (000S)(2)    LEASES    FOOT(3)            TENANTS(4)
  ----------------------    ----------   ------   ----------   ------------------------
Western Region Total/
  Weighted Average            35,967      519        12.91
                             -------      ---
Total/Weighted Average       $77,060      920       $11.85
                             =======      ===

---------------
(1) Retail Properties denoted with an "R," "E" or "D" indicate the date of most recent renovation, expansion or development, respectively. All other dates reference the year such Property was developed.

(2) Annualized Base Rent means the monthly contractual amount under existing leases at June 30, 1998, multiplied by 12. This amount excludes expense reimbursements, rental abatements and percentage rents.

(3) Calculated as total Annualized Base Rent divided by rentable square feet actually leased as of June 30, 1998.

(4) Primary tenants are defined as the two largest Anchor Tenants as measured by rentable square footage.

(5) This Property includes 33 apartment units which were acquired as part of the acquisition of the Property.

(6) The Company holds interests in these Properties through a joint venture interest in a limited partnership. See "-- Properties Held Though Joint Ventures, Limited Liability Companies and Partnerships."

(7) This Property is being redeveloped. All calculations are based on rentable square feet existing as of June 30, 1998.

(8) This Property consists of land held for future development.

RETAIL PROPERTY TENANT INFORMATION

     Largest Retail Property Tenants. The Company's 25 largest Retail Property tenants by Annualized Base Rent are set forth in the table below.

                                                             PERCENTAGE OF                  PERCENTAGE OF
                                                AGGREGATE      AGGREGATE                      AGGREGATE
                                                RENTABLE        LEASED        ANNUALIZED     ANNUALIZED
                                  NUMBER OF      SQUARE         SQUARE        BASE RENT         BASE
         TENANT NAME(1)           PROPERTIES      FEET          FEET(3)         (000S)         RENT(4)
         --------------           ----------    ---------    -------------    ----------    -------------
Wal-Mart Stores, Inc. and Sam's
  Club..........................       2          388,866         6.0%         $ 2,891           3.8%
Yucapia(2)......................       6          299,480         4.6            2,561           3.3
Randall's Food & Drugs,
  Inc.(2).......................       5          298,549         4.6            2,369           3.1
Safeway Stores, Inc.(2).........       4          187,334         2.9            1,860           2.4
Dayton Hudson...................       3          320,670         4.9            1,784           2.3
Home Place......................       2          109,323         1.7            1,450           1.9
Viacom..........................      10           58,785         0.9            1,247           1.6
Toys 'R Us, Inc. ...............       3          135,332         2.1            1,247           1.6
Publix(2).......................       5          199,764         3.1            1,180           1.5
Home Quarters...................       1          101,783         1.6            1,167           1.5
J.C. Penney.....................       4           74,612         1.1            1,082           1.4
Tandy Corporation...............      15           81,910         1.3            1,044           1.4
Richfood Holdings, Inc. ........       6           64,390         1.0            1,030           1.3
Gap, Inc. ......................       4           57,591         0.9            1,016           1.3
Home Depot......................       1          116,095         1.8            1,015           1.3
Barnes & Noble Super Stores,
  Inc. .........................       3           50,600         0.8            1,004           1.3
Great Atlantic..................       1           86,889         1.3              949           1.2
PetsMart, Inc. .................       4          102,100         1.6              875           1.1
Ross Stores, Inc. ..............       2           61,120         0.9              861           1.1
Hallmark........................      12           47,643         0.7              831           1.1
Hannaford Bros. Co.(2)..........       1           63,664         1.0              828           1.1
TJX, Inc. ......................       4          117,200         1.8              769           1.0
Randolph Bob's, Inc. ...........       1           88,420         1.4              690           0.9
American Stores(2)..............       4          116,873         1.8              689           0.9
Fry's Electronics...............       1           46,200         0.7              677           0.9
                                                ---------        ----          -------          ----
          Total.................                3,275,193        50.4%         $31,116          40.4%
                                                =========        ====          =======          ====

---------------
(1) Tenant(s) may be a subsidiary of or an entity affiliated with the named tenant.

(2) Of the top 25 Retail Property tenants, six are grocers. Of the 37 Retail Properties, 34 are grocer-anchored.

(3) Computed as Aggregate Rentable Square Feet divided by the Aggregate Leased Square Feet of the Retail Properties.

(4) Computed as Annual Base Rent divided by the Aggregate Annualized Base Rent of the Retail Properties.

     With over 900 tenants, the Retail Properties include other national retailers as well as regional and local tenants, many of which are privately held. Leases of less than 2,500 rentable square feet represent 54.2% of the Retail Property leases and 19.0% of the Retail Properties' Annualized Base Rent. Following is a list of certain tenants which lease less than 2,500 rentable square feet of retail space:

     Agoura Beauty Supply       Let Us Mail                      Imagination Toys
     Flower Basket              Santa Barbara Travel             Nail Xpress
     Islands Restaurants        State Farm Insurance             Prestige Jewelers
     Star of India              The Bowling Store                Sears Driving School
     TCBY                       Domino's Pizza                   Subway
     Baskin Robbins, Inc.       Pavilion Cleaners                Yum-Yum Donuts
     Great Escapes Travel

RETAIL PROPERTY LEASE EXPIRATIONS

     The following table sets forth a summary schedule of the Retail Property lease expirations for leases in place as of June 30, 1998 without giving effect to the exercise of renewal options or termination rights, if any, at or prior to the scheduled expirations.

                                                                     ANNUALIZED    PERCENTAGE
                                                       PERCENTAGE       BASE           OF        ANNUALIZED
                                         RENTABLE          OF         RENT OF      ANNUALIZED     RENT OF
                                          SQUARE         TOTAL        EXPIRING        BASE        EXPIRING
                          NUMBER OF       FOOTAGE       RENTABLE       LEASES       RENT OF      LEASES PER
     YEAR OF LEASE         LEASES        OF LEASES       SQUARE        (1)(2)       EXPIRING       SQUARE
      EXPIRATION         EXPIRING(1)    EXPIRING(1)     FOOTAGE        (000S)        LEASES       FOOT(3)
     -------------       -----------    -----------    ----------    ----------    ----------    ----------
1998(4)................      101           377,457         5.8%       $ 4,068          4.8%        $10.78
1999...................      126           400,642         6.1          5,616          6.6          14.02
2000...................      124           467,272         7.1          5,938          7.0          12.71
2001...................      112           506,384         7.7          6,585          7.7          13.00
2002...................      129           423,247         6.4          7,708          9.1          18.21
2003...................       78           378,125         5.8          5,400          6.3          14.28
2004...................       32           180,245         2.7          3,006          3.5          16.68
2005...................       37           135,828         2.1          3,189          3.7          23.48
2006...................       46           270,000         4.1          5,407          6.4          20.03
2007...................       36           441,543         6.7          4,644          5.5          10.52
2008 and beyond........      105         2,986,026        45.5         33,517         39.4          11.22
                             ---         ---------       -----        -------        -----         ------
         Total/Weighted
            Average....      926         6,566,769       100.0%       $85,078        100.0%        $12.96
                             ===         =========       =====        =======        =====         ======

---------------
(1) Schedule includes executed leases that commence after June 30, 1998. Schedule excludes leases expiring prior to July 1, 1998.

(2) Calculated as monthly rent at expiration multiplied by 12.

(3) Rent per square foot is calculated by dividing the Annualized Base Rent of expiring leases by the square footage expiring in any given year.

(4) Includes leases encompassing 48,731 square feet which are on a month-to-month basis.

HISTORICAL TENANT RETENTION RATES AND RENT INCREASES

     The following table sets forth information relating to tenant retention rates and average rent increases (cash basis) on renewal and re-tenanted space for the Industrial Properties and the Retail Properties for the periods presented.

                                                                             SIX MONTHS
                                                YEARS ENDED DECEMBER 31,       ENDED
                                                -------------------------     JUNE 30,     WEIGHTED
                                                1995      1996      1997        1998       AVERAGE
                                                -----     -----     -----    ----------    --------
Industrial Properties:
  Retention rate..............................  67.9%     79.2%     69.5%       82.5%        74.7%
  Rental rate increases.......................   4.8       4.7      13.0        13.6
Retail Properties:
  Retention rate..............................  63.5      88.4      87.8        84.7         83.3
  Rental rate increases.......................   3.2       5.4      10.1        23.2
Total Properties:
  Retention rate..............................  67.7      79.8      70.3        82.6         75.2
  Rental rate increases.......................   4.3       5.0      12.0        18.4

RECURRING TENANT IMPROVEMENTS AND LEASING COMMISSIONS PER SQUARE FOOT LEASED

     The table below summarizes for the Industrial Properties and the Retail Properties, separately, the recurring tenant improvements and leasing commissions per square foot leased for the periods presented. The recurring tenant improvements and leasing commissions represent costs incurred to lease space after the initial lease term of the initial tenant, excluding costs incurred to relocate tenants as part of a re-tenanting strategy. The tenant improvements and leasing commissions set forth below are not necessarily indicative of future tenant improvements and leasing commissions. See "Risk Factors -- General Real Estate Risks -- Possible Inability to Complete Renovation and Development on Advantageous Terms."

                                                                             SIX MONTHS
                                                YEARS ENDED DECEMBER 31,       ENDED
                                               --------------------------     JUNE 30,     WEIGHTED
                                                1995      1996      1997        1998       AVERAGE
                                               ------    ------    ------    ----------    --------
Industrial Properties:
  Expenditures per renewed square foot
     leased..................................  $0.91     $0.93     $1.05       $0.72        $0.89
  Expenditures per re-tenanted square foot
     leased..................................   1.75      1.97      1.62        2.32         1.82
  Weighted average...........................   1.32      1.29      1.30        0.99         1.23
Retail Properties:
  Expenditures per renewed square foot
     leased..................................   5.53      4.72      4.25        1.55         3.52
  Expenditures per re-tenanted square foot
     leased..................................   5.37      6.53      7.92        2.00         7.10
  Weighted average...........................   5.46      5.61      6.41        1.78         5.04

OCCUPANCY AND AVERAGE BASE RENT

     The table below sets forth weighted average occupancy rates and average base rent based on square feet leased of the Industrial Properties and the Retail Properties as of and for the periods presented.

                                                                                     SIX MONTHS
                                                        YEARS ENDED DECEMBER 31,       ENDED
                                                       --------------------------     JUNE 30,
                                                        1995      1996      1997        1998
                                                       ------    ------    ------    ----------
Industrial Properties:
  Occupancy rate at period end.......................    97.3%     97.2%     95.7%       95.1%
  Average base rent per square foot(1)...............  $ 3.43    $ 3.81    $ 4.26      $ 4.38
Retail Properties:
  Occupancy rate at period end.......................    92.4%     92.4%     96.1%       95.0%
  Average base rent per square foot(1)...............  $10.46    $11.32    $11.98      $11.85

---------------
(1) Average base rent per square foot represents the total annualized contractual base rental revenue for the period divided by the average occupied square feet leased for the period.

DEVELOPMENT PROJECTS IN PROGRESS

     The following table sets forth the Properties owned by the Company as of June 30, 1998 which were undergoing renovation, expansion or new development. No assurance can be given that any of such Properties will be completed on schedule or within budgeted amounts. See "Risk Factors -- General Real Estate
Risks -- Possible Inability to Complete Renovation and Development on Advantageous Terms."

                                                                            ESTIMATED     ESTIMATED
                                                             ESTIMATED        TOTAL         SQUARE
                                                           STABILIZATION    INVESTMENT     FEET AT
              PROPERTY NAME                   TYPE(1)         DATE(2)       (000S)(3)     COMPLETION
              -------------                 -----------    -------------    ----------    ----------
Industrial Properties:
  Fairway Drive Phase II..................  Development    Jul-98            $ 11,200       255,400
  DFW Air Cargo Facility..................  Development    Oct-98              18,300       205,000
  Mendota Heights.........................  Development    Dec-98               7,200       149,700
  South Dallas Industrial.................  Expansion      Dec-98               2,300        95,000
  Dock's Corner...........................  Expansion      Mar-99              46,900     1,210,000
  Pennsy Drive............................  Renovation     June-99             14,000       359,500
  Fairway Drive Phase III.................  Development    Sept-99              5,100       115,000
  Richardson Tech Center..................  Development    Sept-99              1,900        25,600
  Orlando Central Park Development........  Development    Jan-01              17,300       443,200
  South River Park Development............  Development    Mar-01              29,000       626,500
  Cabot Business Park Land................  Development    May-01              30,900       415,000
  Suwanee Creek Distribution Center.......  Development    Dec-01              34,600     1,095,300
  Wilsonville.............................  Development    Jan-02               8,400       155,000
                                                                             --------     ---------
     Subtotal.............................                                    227,100(4)  5,150,200(5)
Retail Properties:
  Palm Aire...............................  Renovation     Feb-99              11,500       144,300
  Springs Gate............................  Development    May-99              34,600       248,900
  Northridge Plaza........................  Renovation     Sept-00             35,400       261,200
                                                                             --------     ---------
     Subtotal.............................                                     81,500       654,400
                                                                             --------     ---------
          Total...........................                                   $308,600(4)  5,804,600(5)
                                                                             ========     =========

---------------
(1) Renovation with respect to a Property means capital improvements which have totaled 20% or more of the total cost of such Property within a 24-month period or which have resulted in material improvement of physical condition. Expansion with respect to a Property means construction resulting in an increase in the rentable square footage of an existing structure or the development of additional buildings on a property on which existing buildings are located. Development with respect to a Property means new construction on a previously undeveloped location.

(2) Estimated stabilization date means management's estimate of when capital improvements for repositioning, development and redevelopment programs will have been completed and in effect for a sufficient period of time (but in no case more than 12 months after shell completion) to achieve market occupancy of at least 95%.

(3) Represents total estimated cost of renovation, expansion or development, including initial acquisition costs. The estimates are based on the Company's current planning estimates and forecasts and therefore subject to change.

(4) As of June 30, 1998, approximately $82.6 million and $40.9 million for industrial and retail developments, respectively, had been funded.

(5) Approximately 31% and 60% of the industrial and retail space, respectively, has been preleased.

PROPERTIES HELD THROUGH JOINT VENTURES, LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

     As of June 30, 1998, the Company held interests in 15 joint ventures, limited liability companies and partnerships (collectively, the "Joint Ventures") with certain unaffiliated third parties (the "Joint Venture Participants") that are consolidated in the Company's consolidated financial statements. Pursuant to the existing agreements with respect to each Joint Venture, the Company holds a greater than 50% interest in 11 of the Joint Ventures and a 50% interest in the remaining 4 Joint Ventures, but in certain cases such agreements provide that the Company is a limited partner or that the Joint Venture Participant is principally responsible for day-to-day management control of the Property (though in all such cases, the Company has approval rights with respect to significant decisions involving the underlying properties). Under the agreements governing the Joint Ventures, the Company and the Joint Venture Participant may be required to make additional capital contributions, and subject to certain limitations, the Joint Ventures may incur additional debt. Such agreements also impose certain restrictions on the transfer of Joint Venture interests by the Company or the Joint Venture Participant, and provide certain rights to the Company and/or the Joint Venture Participant to sell its interest to the Joint Venture or to the other venturer on terms specified in the agreement. All of the Joint Ventures terminate in the year 2024 or later, but may end earlier if a Joint Venture ceases to hold any interest in or have any obligations relating to the property held by such Joint Venture. See "Risk Factors -- Impact on Control Over and Liabilities with Respect to Properties Owned Through Partnerships and Joint Ventures."

     The following table sets forth certain information regarding the Properties owned through consolidated Joint Ventures as of June 30, 1998:

                           GROSS                BOOK VALUE OF                   PERCENTAGE AND
                            BOOK     MORTGAGE   CO-VENTURER'S    COMPANY'S     FORM OF COMPANY'S
      PROPERTY(1)          VALUE       DEBT     INVESTMENT(2)    INTEREST          OWNERSHIP
      -----------         --------   --------   --------------   ---------   ---------------------
Industrial Properties:
  Chancellor............  $  6,431   $ (2,956)     $   (575)     $  2,900    90% general
                                                                             partnership interest
  Nippon Express(3).....     6,296         --          (377)        5,919    70% limited liability
                                                                             co. interest
  Metric Center(5)(6)...    44,022         --        (5,426)       38,596    87.15% limited
                                                                             partnership interest
  Jamesburg(4)..........    47,210         --       (23,911)       23,299    50.0005% general
                                                                             partnership interest
  Corporate Park Hickory
     Hill(4)............    27,414         --       (13,863)       13,551    50.0005% general
                                                                             partnership interest
  Garland
     Industrial(4)......    32,958         --       (16,195)       16,763    50.0005% general
                                                                             partnership interest
  Minnetonka
     Industrial(4)......    27,323    (13,191)       (7,062)        7,070    50.0005% general
                                                                             partnership interest
  DFW Air Cargo(5)......        44         --            --            44    100% limited
                                                                             liability co.
                                                                             interest
  Orlando Central Park
     Development(5).....     2,769         --            --         2,769    95% limited liability
                                                                             co. interest
  South River Park
     Development(5).....     2,934         --            --         2,934    95% limited liability
                                                                             co. interest
  Cabot Business Park
     Land(5)............     3,642         --          (325)        3,317    90% limited liability
                                                                             co. interest
                          --------   --------      --------      --------
     Subtotal...........   201,043    (16,147)      (67,734)      117,162
Retail Properties
  Kendall Mall(5).......    36,011    (24,962)          301        11,350    50.0001% general
                                                                             partnership interest
  Manhattan Village.....    83,397         --        (7,900)       75,497    90% LLC interest
  Palm Aire(5)..........    14,363     (5,272)       (1,107)        7,984    50% general
                                                                             partnership interest
  The Plaza at
     Delray(5)..........    35,325    (23,301)         (356)       11,668    50% general
                                                                             partnership interest
  Springs Gate(5).......    12,178         --            --        12,178    50% limited
                                                                             partnership interest
  Northridge Plaza(5)...    14,384         --            --        14,384    50% general
                                                                             partnership interest
                          --------   --------      --------      --------
     Subtotal...........   195,658    (53,535)       (9,062)      133,061
                          --------   --------      --------      --------
          Total.........  $396,701   $(69,682)     $(76,796)     $250,223
                          ========   ========      ========      ========

---------------
(1) Represents the book value of the Property (before accumulated depreciation) owned by the Joint Venture and excludes net other assets.

(2) Represents the partner's aggregate investment on a book value basis.

(3) Represents a building which is part of the Lake Michigan Industrial
    Portfolio.

(4) These properties are owned with a Joint Venture Participant that is a client of AMB Investment Management.

(5) Represents a development, renovation or expansion project with a Development Alliance Partner(TM).

(6) Represents multiple buildings owned by two joint ventures on identical economic terms.

     The Company accounts for all of the above investments on a consolidated basis for financial reporting purposes because of its ability to exercise control over significant aspects of the investment as well as its significant economic interest in such investments. See Notes to the Consolidated Financial Statements of the Company. The Company also has a noncontrolling limited partnership interest in one unconsolidated real estate joint venture.

DEBT FINANCING

     The Company's financing policies and objectives are determined by the Board of Directors and may be altered without the consent of the Company's stockholders. The Company's organizational documents do not limit the amount of indebtedness that it may incur. The Company presently intends to limit its Debt-to-Total Market Capitalization Ratio to approximately 45% or less. As of June 30, 1998, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as described in "Use of Proceeds," the Company's consolidated Debt-to-Total Market Capitalization Ratio as of June 30, 1998 on a pro forma basis (giving effect to the acquisition-related debt incurred subsequent to June 30, 1998, the sale of Series A Preferred Shares and the Offering and the application of the proceeds therefrom as if the debt had been incurred and those transactions had occurred as of that date) would have been approximately 33.6% (approximately 34.2% on an historical basis). The Company believes that the Debt-to-Total Market Capitalization Ratio is a useful indicator of a company's ability to incur indebtedness and has gained acceptance as an indicator of leverage for real estate companies. The Company intends to utilize one or more sources of capital for future acquisitions, development and capital improvements, which may include undistributed cash flow, borrowings under the Credit Facility, issuance of debt or equity securities of either the Operating Partnership or the Company, funds from its co-investment partners and other bank and/or institutional borrowings. There can be no assurance, however, that the Company will be able to obtain capital for any such acquisitions, developments or improvements on terms favorable to the Company. See "Strategies for Growth -- Growth Through Acquisition."

     Credit Facility. The Company, through the Operating Partnership, is party to the Credit Facility with aggregate availability of $500 million (subject to borrowing base limitations). The Company intends to use the Credit Facility principally for acquisitions and for working capital purposes. Borrowings under the Credit Facility bear interest at a floating rate equal to LIBOR plus 90 to 120 basis points (currently LIBOR plus 90 basis points), depending upon the Company's debt rating at the time of such borrowings. As of June 30, 1998, the outstanding balance under the Credit Facility was $87.0 million and bore interest at LIBOR plus 90 basis points (6.59% as of such date). Of the $87.0 million outstanding as of June 30, 1998, substantially all of such borrowings were used to finance property acquisitions. The Company's ability to borrow under the Credit Facility is subject to its ongoing compliance with a number of financial and other covenants. The Credit Facility requires, among other things, that: (i) the Company maintain a ratio of unencumbered property value to unsecured indebtedness of at least 2 to 1; (ii) the unencumbered properties generate sufficient net operating income to maintain a debt service coverage ratio of at least 2 to 1; (iii) the Company maintain a total indebtedness to total asset value ratio of not more than 0.5 to 1; (iv) the ratio of net operating cash flow to debt service plus estimated capital expenditures and preferred dividends be at least 2 to 1; and (v) certain other customary covenants and performance requirements. The Credit Facility, except under certain circumstances, limits the Company's ability to make distributions to no more than 95% of its annual FFO.

     Senior Debt Securities. On June 30, 1998 the Operating Partnership sold the Senior Debt Securities in an aggregate principal amount of $400 million in an underwritten public offering. The Senior Debt Securities are comprised of $175 million aggregate principal amount of 7.10% notes due June 30, 2008, $125 million aggregate principal amount of 7.50% notes due June 30, 2018 and $100 million aggregate principal amount of

6.90% Reset Put Securities due June 30, 2015 -- Putable/Callable June 30, 2005. Interest on the Senior Debt Securities is payable semi-annually on June 30 and December 30, commencing December 30, 1998, and repayments of principal are due prior to maturity. Each tranche of the Senior Debt Securities may be redeemed at the option of the Operating Partnership at any time, in whole or in part, at 100% of the outstanding principal amount of such securities being redeemed, plus accrued and unpaid interest to the date of redemption, plus the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points. The Senior Debt Securities are guaranteed on an unsecured basis by the Company.

     Secured Debt. As of June 30, 1998, $73 million was outstanding under a credit facility which is secured by six Properties (the "Secured Facility"). Payments of interest only are due monthly at a fixed annual interest rate of 7.53% with the principal due on December 12, 2008. The Secured Facility became an obligation of the Company upon consummation of the Formation Transactions. Under the Secured Facility, the Company may substitute collateral, subject to certain requirements with respect to the property offered as replacement collateral. In addition to the Secured Facility, certain Properties secure mortgage indebtedness and construction loans. As of June 30, 1998, Properties representing approximately $1.2 billion of the Company's total investments in real estate are secured by mortgage loans, the Secured Facility and construction loans. At June 30, 1998, the aggregate principal amount of such secured debt was $575.6 million, excluding unamortized debt premiums of $16.8 million. All secured indebtedness bears interest at rates varying from 4.0% to 10.38% per annum (with a weighted average of 7.91%) with final maturity dates ranging from 1998 to 2014.

     The following table sets forth for each of the years from 1998 through 2014, scheduled principal payments on indebtedness secured by Properties which the Company owned on June 30, 1998 (excluding construction debt of $5.6 million as of June 30, 1998). All of the Company's mortgage debt is fixed-rate.

                                                      SCHEDULED     PRINCIPAL       TOTAL
                                                      PRINCIPAL      DUE AT       PRINCIPAL
                       YEAR                          AMORTIZATION   MATURITY       PAYMENTS
                       ----                          ------------   ---------   --------------
                                                                                (IN THOUSANDS)
1998...............................................    $ 3,934      $ 13,076       $ 17,010
1999...............................................      7,772         3,567         11,339
2000...............................................      8,997         8,520         17,517
2001...............................................      9,566        29,190         38,756
2002...............................................      9,381        46,762         56,143
2003...............................................      8,634       114,982        123,616
2004...............................................      6,876        36,085         42,961
2005...............................................      6,305        33,416         39,721
2006...............................................      7,716       103,922        111,638
2007...............................................      2,475        14,335         16,810
2008...............................................      1,679        91,166         92,845
2009...............................................        426            --            426
2010...............................................        345            --            345
2011...............................................        375            --            375
2012...............................................        407            --            407
2013...............................................        442            --            442
2014...............................................         39            --             39
                                                       -------      --------       --------
          Total....................................    $75,369      $495,021       $570,390
                                                       =======      ========       ========

     Construction Debt. The Company also has an $8 million construction loan to fund building improvements which matures in July 2000. Borrowings under the construction loan bear interest at LIBOR plus 275 basis points, or the greater of the prime rate or the federal funds rate plus 50 basis points, at the borrower's option. The balance of the construction loan outstanding at June 30, 1998 was $5.6 million.

INSURANCE

     The Company and AMB Investment Management carry joint blanket coverage for Properties owned by the Company and Properties managed by AMB Investment Management, with a single aggregate policy limit and deductible. Management believes that its Properties are covered adequately by commercial general liability insurance, including excess liability coverage, and commercial "all risks" property insurance, including loss of rents coverage, with commercially reasonable deductibles, limits and policy terms and conditions customarily carried for similar properties. There are, however, certain types of losses which may be uninsurable or not economically insurable, such as losses due to loss of rents caused by strikes, nuclear events or acts of war. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property.

     The Company insures its properties for earthquake or earth movement. A number of both the Industrial and Retail Properties are located in areas that are known to be subject to earthquake activity. This is focused in California where as of June 30, 1998, there are 26 Industrial Properties aggregating 10.5 million rentable square feet and 11 Retail Properties aggregating 1.9 million square feet. Through an annual analysis prepared by outside consultants, the Company determines appropriate limits of earthquake coverage to secure. Coverage is on a replacement cost basis, subject to the maximum limit purchased which the Company believes is adequate and appropriate given both exposure and cost considerations. Therefore, no assurance can be given that material losses in excess of insurance proceeds will not occur in the future. See "Risk Factors -- General Real Estate Risks -- Uninsured Losses from Seismic Activity."

     The Company has insurance for loss in the event of damage to its properties for earthquake activity, which consists of a sublimit of $10,000,000 per occurrence for earthquake coverage provided as part of the "All Risk Property Policy" with a primary insurer, with $90,000,000 per occurrence for losses in excess of the $10,000,000 sublimit. The per occurrence deductible for this coverage in California is 5% of the values applied separately to each building subject to a minimum deductible of $100,000 (to the extent that such amount is greater than 5% of the values at each location), and the deductible for Properties outside of California is $25,000.

GOVERNMENT REGULATIONS

     Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

     Costs of Compliance with Americans with Disabilities Act. Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA might require removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants.

     Environmental Matters. Under Environmental Laws, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at such property, and may be required to investigate and clean-up such contamination at such property or such contamination which has migrated from such property. Such laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of ACBM. Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM is disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of the Properties may contain ACBM.

     Some of the Properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these Properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the Properties are on or are adjacent to or near other properties upon which others, including former owners or tenants of the Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances.

     All of the Properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of, the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. The Company may perform additional Phase II testing if recommended by the independent environmental consultant. Phase II testing may include the collection and laboratory analysis of soil and groundwater samples, completion of surveys for ACBM, and any other testing that the consultant considers prudent in order to test for the presence of hazardous materials. Some of the Company's environmental assessments of the Properties do not contain a comprehensive review of the past uses of the Properties and/or the surrounding properties.

     None of the environmental assessments of the Properties has revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities and that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as releases from underground storage tanks), or by third parties unrelated to the Company. If the costs of compliance with the various environmental laws and regulations, now existing or hereafter adopted, exceed the Company's budgets for such items, the Company's ability to pay dividends to holders of the Series B Preferred Stock could be adversely affected.

     Other Regulations. The Properties are also subject to various Federal, state and local regulatory requirements such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company, which expenditure could have an adverse effect on the Company's results of operations and financial condition.

     Risk of Property Tax Reassessment. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Formation Transactions and the transfer of interests that occurred in connection therewith. In jurisdictions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the AMB Predecessors' period of ownership. Where appropriate, the Company would contest vigorously any such reassessment. Subject to market conditions, current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate taxes resulting from any such reassessment.

MANAGEMENT AND EMPLOYEES

     The Company conducts substantially all of its operations through the Operating Partnership. AMB Investment Management independently conducts third party portfolio management activities and related operations and Headlands Realty Corporation invests in properties and may in the future acquire interests in entities that engage in the management, leasing and development of properties and similar activities. The Company generally has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership.

     As of August 31, 1998, the Company employed 133 persons, 102 of whom were located at the Company's headquarters in San Francisco and 31 of whom were located in the Company's Boston office.

LEGAL PROCEEDINGS

     Neither the Company nor any of the Properties is subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against any of them, other than routine litigation arising in the ordinary course of business, which is generally expected to be covered by liability insurance, or to have an immaterial effect on financial results.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the policies with respect to investments, financing and certain other activities of the Company. These policies and those set forth under "Certain Relationships and Related Transactions -- Conflicts of Interest" have been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without notice to or a vote of the stockholders of the Company or the limited partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements. Such legal requirements include those arising from fiduciary principles under the Maryland General Corporation Law ("MGCL"), including
Section 2-419 thereof (which provides procedures for approval of interested director transactions), and the Delaware Revised Uniform Limited Partnership Act, and the judicial decisions under each of such statutes. All references in the following discussion to the "Company" include the Operating Partnership unless otherwise indicated.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Company currently plans to continue to conduct substantially all of its investment activities through the Operating Partnership. The Company's investment objectives are to increase FFO and the value of the Properties, and to acquire established income-producing industrial properties and community shopping centers with FFO growth potential. Additionally, where prudent and possible, the Company may develop new properties and seek to renovate or reposition the existing Properties and any newly-acquired properties. The Company's business is focused on industrial properties and community shopping centers, but the Company may invest in other types of properties which represent investment opportunities at the discretion of management. In addition, the Company may invest in other property types in connection with industrial and retail acquisition and development opportunities. Where appropriate, and subject to REIT qualification rules, the Operating Partnership may sell or otherwise dispose of certain of the Properties.

     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and ownership interests in other entities. The Company also may participate with other entities in property ownership through joint ventures or other types of coownership. The Company focuses on properties in those markets where the Company currently has operations and in new markets selectively targeted by management. However, future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Company's assets.

     Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property. See "Business and Operating Strategies -- AMB Investment Management."

     Investments in Real Estate Mortgages. While the Company emphasizes equity real estate investments, it may, in its discretion, invest in mortgages, deeds of trust and other similar interests. The Company does not presently intend to invest significantly in mortgages or deeds of trust, but may acquire such interests as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. To date, the Company has not invested in any such securities. In selecting such investments in the future, if any, the Company expects to consider the same factors used to identify individual properties for investment -- companies with properties located in in-fill locations -- as well as other factors which the Company may consider to be relevant, including, among others, historical performance, financial condition and management. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     In addition to the limitations on indebtedness under the Credit Facility, since the IPO, the Company has maintained and presently intends to continue to maintain a Debt-to-Total Market Capitalization Ratio of approximately 45% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. The Company, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Company of debt and equity capital, market values of its properties, growth and acquisition opportunities and other factors. There is no limit on the Debt-to-Total Market Capitalization Ratio imposed by either the Charter or Bylaws or the Partnership Agreement. To the extent the Board of Directors determines to obtain additional capital, the Company may issue equity securities, or cause the Operating Partnership to issue additional Units or debt securities, or retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. Pursuant to the Partnership Agreement the net proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for additional general partner interests therein.

     To the extent the Board of Directors determines to obtain debt financing in addition to the existing mortgage indebtedness and the Senior Debt Securities, the Company intends to do so generally through mortgages on its properties and the Credit Facility; however, the Company may also issue or cause the Operating Partnership to issue additional debt securities in the future. Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued by the Company will be lent to the Operating Partnership on substantially the same terms and conditions as are incurred by the Company. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, the Company may seek to extend, expand, reduce or renew the Credit Facility, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the taxable income distribution requirements for REITs under the Code.

LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the property sold. The Company may also make loans to the Operating Partnership, the Preferred Stock Subsidiaries and joint ventures and other entities in which it or the Operating Partnership has an equity interest.

CONFLICT OF INTEREST POLICIES

     Officers and Directors of the Company. Without the unanimous approval of the disinterested directors, the Company and its subsidiaries will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company and its subsidiaries in the opinion of the disinterested directors. For purposes of this paragraph, "disinterested directors" means those Independent Directors who do not have an interest in the transaction in question.

     Policies Applicable to All Directors. Under Maryland law, each director is obligated to offer to the Company any opportunity (with certain limited exceptions) which comes to such director and which the Company could reasonably be expected to have an interest in developing or acquiring. The Company has adopted certain policies relating to such matters applicable to Independent Directors (as defined) actively engaged in industrial and retail real estate which generally limit directly competitive activities by such directors. In addition, under the MGCL, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if (i) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested stockholders or (ii) it is fair and reasonable to the corporation.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company may, but does not presently intend to, make investments other than as previously described. The Company makes real property investments only through the Company and the Operating Partnership, except to the extent necessary to establish financing partnerships or similar vehicles established substantially for the benefit of the Company or the Operating Partnership. The Company has authority to offer its shares of Common Stock or other equity or debt securities of the Operating Partnership in exchange for property and to repurchase or otherwise reacquire its shares of Common Stock or any other securities and may engage in such activities in the future. Similarly, the Operating Partnership may offer additional Units or other equity interests in the Operating Partnership that are exchangeable for shares of Common Stock or Preferred Stock in exchange for property. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. Neither the Company nor the Operating Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers.

POLICIES WITH RESPECT TO INVESTMENT ADVISORY SERVICES

     Uninvested commitments of clients of AMB Investment Management which existed upon consummation of the IPO, any additional amounts committed by these clients and any amounts committed by investors which become clients of AMB Investment Management will generally be invested only in properties in which the Company also invests, on a co-investment basis. See "Business and Operating Strategies -- AMB Investment Management." AMB Investment Management may also assume management of assets already owned by existing or new clients and manage such assets on a separate account basis. To the extent that transactions arise between the Company and a client of AMB Investment Management, it is anticipated that AMB Investment Management generally will not exercise decision-making authority on behalf of the client, and the client will act through its own representatives. Similarly, it is expected that the terms of co-investment arrangements between the Company and clients of AMB Investment Management will be negotiated on an arm's-length basis at the time the applicable investment management agreement is entered into, with any subsequent modifications thereto to be likewise entered into on the basis of arm's-length negotiations with the client or another representative designated thereby at the time of such negotiation.

OTHER POLICIES

     The Company operates in a manner that does not subject it to regulation under the Investment Company Act of 1940. The Board of Directors has the authority, without stockholder approval, to issue additional shares of Common Stock or other securities and to repurchase or otherwise reacquire shares of Common Stock or any other securities in the open market or otherwise and may engage in such activities in the future. The Company may, under certain circumstances, purchase shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock in the open market, if such purchases are approved by the Board of Directors. The Board of Directors has no present intention of causing the Company to repurchase any of the shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, and any such action would be taken only in conformity with applicable Federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. The Company expects to issue shares of Common Stock to holders of Units upon exercise of their exchange rights set forth in the Partnership Agreement. The Company may in the future make loans to joint ventures in which it participates in order to meet working capital or other capital needs. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership, the Preferred Stock Subsidiaries, the Joint Ventures and certain other entities formed to hold properties for local law purposes. The Company from time to time evaluates investment opportunities in other real estate related entities and may in the future invest in one or more of these entities.

     At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board of Directors determines that it is no longer in the best interests of the Company to qualify as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

                                   MANAGEMENT

     The Company's Board of Directors is comprised currently of the nine directors included in the table below. Directors are elected on an annual basis. The collective background and experience of the directors provide the Company with advice and guidance in a number of areas, including corporate governance, strategic planning, capital markets and property acquisition and management.

     The Company believes that an independent Board of Directors, whose interests are aligned with those of the stockholders, is essential to the creation of long-term stockholder value. Six of the Company's nine directors are not employed by, or otherwise affiliated with, the Company ("Independent Directors"). To demonstrate the alignment of their interests with those of stockholders, the Independent Directors who became directors upon consummation of the IPO waived cash retainers and instead received options to purchase shares of Common Stock at the initial public offering price.

     The following table lists the Executive Officers and directors of the Company, with their biographies following the table:

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
T. Robert Burke............................  56    Chairman of the Board of Directors
Hamid R. Moghadam..........................  42    President, Chief Executive Officer and
                                                   Director
Douglas D. Abbey...........................  48    Chairman of the Investment Committee and
                                                     Director
Luis A. Belmonte...........................  57    Managing Director, Industrial Division
S. Davis Carniglia.........................  47    Managing Director and Chief Financial
                                                   Officer
John H. Diserens...........................  44    Managing Director, Retail Division
Bruce H. Freedman..........................  49    Managing Director, Industrial Division
David S. Fries.............................  34    Managing Director and General Counsel
Jean Collier Hurley........................  58    Managing Director, Investor Relations and
                                                     Corporate Communications
Craig A. Severance.........................  46    Managing Director, Acquisitions
Daniel H. Case, III........................  40    Director
Robert H. Edelstein, Ph.D. ................  54    Director
Lynn M. Sedway.............................  56    Director
Jeffrey L. Skelton, Ph.D. .................  48    Director
Thomas W. Tusher...........................  57    Director
Caryl B. Welborn...........................  47    Director

     T. Robert Burke, one of the founders of AMB, is a Director of the Company and has been the Chairman of the Board of AMB since 1994. He has 29 years of experience in real estate and is a member of the Investment Committee. Mr. Burke was on the board of directors of CIF and of VAF. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm's Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School. He is a member of the Board of Directors of NAREIT, is on the Board of the Stanford Management Company and is a Trustee of Stanford University. He is also a member of the Urban Land Institute and is the former Chairman of the Board of Directors of the Pension Real Estate Association.

     Hamid R. Moghadam, one of the founders of AMB, is a Director of the Company and is the President and Chief Executive Officer of the Company. Mr. Moghadam has 16 years of experience in real estate acquisitions, dispositions, investment analysis, finance and development, and is a member of the Investment Committee. He was on the board of directors of CIF and of VAF. Mr. Moghadam holds bachelor's and master's degrees in civil engineering and construction management, respectively, from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University. He is Vice Chairman of the board of directors of the National Realty Committee, a member of the Young Presidents' Organization, has served on the Advisory Committee of the Massachusetts Institute of Technology Center for Real Estate and is a Trustee of the Bay Area Discovery Museum.

     Douglas D. Abbey, one of the founders of AMB, is a Director of the Company and is Chairman of the Investment Committee and is responsible for directing the economic research used to determine the Company's investment strategy, as well as the market research for property acquisitions. Mr. Abbey has 23 years of experience in asset management, acquisitions and real estate research. He is a graduate of Amherst College and has a master's degree in city planning from the University of California at Berkeley. He is a trustee of the Urban Land Institute, is the chair of the Urban Land Institute's Commercial Retail Council and Research Committee, serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California at Berkeley, is on the Editorial Board for the Journal of Real Estate Investment Trusts and is a Trustee of Golden Gate University.

     Luis A. Belmonte is a Managing Director of the Company and co-head of the Industrial Division. He specializes in industrial property development and redevelopment, and is a member of the Investment Committee. He joined AMB in 1990 and has over 30 years of experience in development, redevelopment, finance, construction, and management of commercial and industrial projects. He was a partner with Lincoln Property Company, where he built a portfolio of 18 million square feet of buildings. Mr. Belmonte received his bachelor's degree from the University of Santa Clara. He is a member of the Urban Land Institute, an associate member of the Society of Industrial Realtors, former President of the San Francisco chapter of NAIOP, The Association for Commercial Real Estate, and serves as Chairman of the California Commercial Council.

     S. Davis Carniglia is a Managing Director and Chief Financial Officer of the Company and is a member of the Investment Committee. He joined AMB in 1992 and has 23 years of experience in real estate accounting, taxation, forecasting and financing. Mr. Carniglia was formerly a tax and real estate consulting partner with KPMG/Peat Marwick, where he was responsible for that firm's San Francisco Bay Area real estate practice, and was an appraisal/valuation partner. Mr. Carniglia has a bachelor's degree in economics from Pomona College and a J.D. degree from Hastings College of Law. He is a Certified Public Accountant, and a member of the State Bar of California, Financial Executives Institute, Urban Land Institute, NAREIT and Bay Area Mortgage Association.

     John H. Diserens is a Managing Director and head of the Retail Division of the Company and is a member of the Investment Committee. He has over 21 years of experience in asset and property management for institutional investors. In his eight years at AMB, he has been responsible for the asset management of all properties, including over 40 community shopping centers. Prior to joining AMB, Mr. Diserens was a Vice President and a divisional manager with Property Management Systems, one of the nation's largest asset and property management firms, responsible for a diversified portfolio in excess of 10 million square feet. Mr. Diserens holds a bachelor's degree in economics and accounting from Macquarie University of Sydney, Australia, and has completed the Executive Program at the Graduate School of Business of Stanford University. He is a member of the International Council of Shopping Centers, Association of Foreign Investors in U.S. Real Estate, National Association of Real Estate Investment Managers ("NAREIM"), Institute of Real Estate Management, and is on the board of NAREIM.

     Bruce H. Freedman is a Managing Director and co-head of the Industrial Division of the Company and is a member of the Investment Committee. He joined AMB in 1995 and has over 28 years of experience in real estate finance and investment. Before joining the Company, he served as a Principal and President of Allmerica Realty Advisors from 1993 to 1995 and as Principal for Aldrich, Eastman & Waltch (AEW) from 1986 to 1992. At Allmerica, he was responsible for business operation and management of a $250 million equity real estate portfolio, and at AEW he managed a team of 20 people which invested, managed and accounted for over $1 billion of institutional client assets. Mr. Freedman is a cum laude graduate of Babson College. He is a member of the Urban Land Institute, Real Estate Finance Association and NAREIM, and holds the CRE designation from the American Society of Real Estate Counselors.

     David S. Fries is a Managing Director and General Counsel of the Company and is the Vice Chairman of the Investment Committee. Prior to joining AMB in 1998, he was a real estate partner with the international law firms of Orrick, Herrington & Sutcliffe LLP and Morrison & Foerster LLP, where he focused on the real estate, securities and financing issues affecting REITs, the acquisition of large real estate portfolios and the negotiation of complex joint venture arrangements. Mr. Fries holds a bachelor's degree in political science from the University of Pennsylvania and a J.D. degree from Stanford Law School. He is a member of the State Bar of California and NAREIT and a past President of The Belden Club.

     Jean Collier Hurley is a Managing Director responsible for Investor Relations and Corporate Communications. Prior to joining AMB in 1990, Ms. Hurley was a Vice President with Crocker National Bank where she provided financing for major national and international corporations. Ms. Hurley holds a bachelor's degree in business management and a master of science in marketing and design from San Diego State University, and holds an M.B.A. degree in Finance from the University of California at Berkeley, Graduate School of Business. Ms. Hurley is a member of NAREIT and the National Investor Relations Institute.

     Craig A. Severance is a Managing Director and a member of the Investment Committee, and is responsible for property acquisitions and information technology. He has managed the screening of all property submissions and has developed the Company's proprietary property submissions database. Before joining AMB in 1986, he was a Vice President with the investment real estate group at Bank of America, where he represented domestic and foreign institutional investors in major commercial property acquisitions. Mr. Severance has a bachelor's degree in economics from Middlebury College, and holds an M.B.A. degree from the Graduate School of Business at Stanford University. He is a member of the International Council of Shopping Centers.

     Daniel H. Case, III is a Director of the Company and is President and Chief Executive Officer of the Hambrecht & Quist Group. After joining Hambrecht & Quist in 1981, he co-founded the business which became Hambrecht & Quist Guaranty Finance in 1983. Mr. Case was named co-director of mergers and acquisitions of Corporate Finance in 1986, and became a managing director and head of Investment Banking in December 1987. In October 1991, he was elected to the board of directors of Hambrecht & Quist. In April 1992, he was elected President and Co-Chief Executive Officer. He became Chief Executive Officer in October 1994. Mr. Case also serves as a director of Rational Software Corporation, Electronic Arts, the Securities Industry Association, and the Bay Area Council. Mr. Case was named as one of the "100 Global Leaders for Tomorrow" by the World Economics Forum and one of the "Top 50 Innovators in Technology" by Time Magazine. He has a bachelor's degree in economics and public policy from Princeton University and studied management at the University of Oxford as a Rhodes Scholar.

     Robert H. Edelstein, Ph.D. is a Director of the Company and was an independent director of CIF. He has been a director of TIS Mortgage Investment Company, a NYSE-listed mortgage REIT, since 1988, and has been the Chairholder of Professorship of Real Estate Development and Co-Chairman of the Fisher Center for Real Estate and Urban Economics at the Haas School of Business, University of California at Berkeley since 1985. Prior to joining the faculty at Berkeley in 1985, Dr. Edelstein was a Professor of Finance at The Wharton School and Director of the Real Estate Center for 15 years. He is active in research and consulting in urban real estate economics, real estate finance, real estate property taxation, environmental economics, energy economics, public finance and urban financial problems. Dr. Edelstein received his bachelor's, master's and Ph.D. degrees in economics, with specialization fields in statistics and econometrics, from Harvard University. He is President of The American Real Estate and Urban Economics Association, an ex officio member of Lambda Alpha (honorary real estate association), the Urban Land Institute and The Society for Real Estate Finance.

     Lynn M. Sedway is a Director of the Company and was an independent director of CIF. She is principal and founder of the Sedway Group, a 20-year old real estate economics firm headquartered in San Francisco. Ms. Sedway is recognized throughout the real estate investment industry as an expert in urban and real estate economics. She currently directs and has ultimate responsibility for the activities of her firm, including market analysis, property valuation, development and redevelopment analysis, acquisition and disposition strategies, and public policy issues. Ms. Sedway received her bachelor's degree in economics at the University of Michigan and an M.B.A. degree from the University of California at Berkeley, Graduate School of Business, where she is also a guest lecturer. She is a trustee of the Urban Land Institute, the Policy Advisory Board of the Fisher Center for Real Estate and Urban Economics, and the San Francisco Chamber of Commerce.

Ms. Sedway is a member of The International Council of Shopping Centers and the American Society of Real Estate Counselors.

     Jeffrey L. Skelton, Ph.D. is a Director of the Company and was an independent director of VAF. He is President and Chief Executive Officer of Symphony Asset Management, the asset management subsidiary of BARRA, Inc., a financial software company. Prior to joining BARRA, Inc. in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1991 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Graduate School of Business. He is a frequent speaker in professional forums and is the author of a number of works published in academic and professional journals.

     Thomas W. Tusher is a Director of the Company and was an independent director of VAF. He was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor's degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a director of Cakebread Cellars and Dash America (Pearl Izumi). He is a former director of Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley. Mr. Tusher is also a director of the World Wildlife Fund and a member of the Advisory Council of the Graduate School of Business at Stanford University.

     Caryl B. Welborn is a Director of the Company and was an independent director of VAF. She is a commercial real estate attorney in San Francisco, and prior to starting her own firm in 1995, she was a partner with Morrison & Foerster LLP for 13 years. Ms. Welborn has a bachelor's degree from Stanford University and a J.D. degree from the Law School at the University of California at Los Angeles. She is a program chair and frequent lecturer on real estate issues nationally, and has published numerous articles in professional publications. Ms. Welborn is an officer and board member of the American College of Real Estate Lawyers. She has held leadership positions in the American Bar Association's Real Property, Probate and Trust Section. In addition, Ms. Welborn has acted as an American Bar Association advisor regarding revision of the Uniform Partnership Act.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Audit Committee consists of three Independent Directors, Ms. Welborn, the Chairman, and Messrs. Edelstein and Skelton. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

     Executive Committee. The Executive Committee consists of Mr. Case, the Chairman, Messrs. Skelton, Moghadam and Burke and Ms. Sedway. The Executive Committee has the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by the Operating Partnership of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors except as prohibited by law.

     Compensation Committee. The Compensation Committee consists of three Independent Directors, Mr. Tusher, the Chairman, Mr. Skelton and Ms. Sedway. The Compensation Committee determines compensation for the Company's executive officers, and reviews and makes recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company.

     The Board of Directors does not have a nominating committee; rather, the entire Board of Directors performs the function of such a committee.

COMPENSATION OF THE BOARD OF DIRECTORS

     In lieu of cash compensation, each Independent Director receives, upon initial election to the Board of Directors and upon each election thereafter, options to purchase Common Stock, at an exercise price equal to the fair market value at the date of grant (in the case of options granted upon consummation of the IPO, at the price to the public in the IPO). All of such options vest immediately upon grant. The initial grant of such options upon initial election covers 20,000 shares of Common Stock, and each subsequent grant covers 15,000 shares of Common Stock for each Independent Director. The initial grant for each Independent Director appointed to serve immediately following the consummation of the IPO covered 26,250 shares of Common Stock representing the grant to each Independent Director with respect to their initial election to the Board of Directors plus an additional grant of options to purchase 6,250 shares of Common Stock with respect to the period from the date of the IPO through the date of their initial election, but such Independent Directors will not be granted options upon re-election in 1998. In addition, Independent Directors are paid $1,250 for each meeting in excess of six meetings of the Board of Directors attended during each annual term and are reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any compensation in respect of their service as directors.

EXECUTIVE COMPENSATION

     The following table sets forth the estimated annual base salaries and other compensation paid for the period of November 26, 1997 through December 31, 1997 to the Chief Executive Officer and certain of the Company's other executive officers who, on an annualized basis, have a total annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers"). The Company has entered into employment agreements with certain of its Executive Officers as described below. See "-- Employment Agreements."

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                            ------------------------
                                                                                          SECURITIES
                                              ANNUAL COMPENSATION                         UNDERLYING
                                      -----------------------------------                  OPTIONS
                                       1997                  OTHER ANNUAL   RESTRICTED    GRANTED IN
                                      SALARY      1997       COMPENSATION      STOCK         1997      STOCK BONUS
    NAME AND PRINCIPAL POSITION       ($)(1)   BONUS($)(2)       ($)        AWARD($)(2)     (#)(4)       (#)(2)
    ---------------------------       ------   -----------   ------------   -----------   ----------   -----------
T. Robert Burke
  Chairman of the Board.............  16,645       --           2,800           --         225,000         --
Hamid R. Moghadam
  President and Chief Executive
    Officer.........................  40,362       --                (3)        --         500,000         --
Douglas D. Abbey
  Chairman of Investment
    Committee.......................  21,389       --           2,800           --         250,000         --
S. Davis Carniglia
  Chief Financial Officer...........  21,389       --           2,800           --         130,000         --
Craig A. Severance
  Managing Director, Acquisitions...  21,389       --           2,800           --         130,000         --
John H. Diserens
  Managing Director, Retail
    Division........................  21,389       --           2,800           --         130,000         --

---------------
(1) Represents the actual amount of compensation paid from November 26, 1997 through December 31, 1997. Annual base compensation paid in 1997 was $150,000 for Mr. Burke, $400,000 for Mr. Moghadam and $200,000 for each of Messrs. Abbey, Carniglia, Severance and Diserens.

(2) The amount of any such bonus has been determined by the Compensation Committee of the Board of Directors. Pursuant to the executive's employment agreement, at the executive's option such executive may receive restricted shares of common stock, or options to purchase common stock, in lieu of any cash bonus, the number of such shares or options to be determined as set forth in such employee's employment agreement. See "-- Employment Agreements."

(3) The aggregate amount of the perquisites and other personal benefits, securities or property for Mr. Moghadam is less than the lesser of either $50,000 or 10% of his total salary and bonus paid in 1997.

(4) Options to purchase an aggregate of 3,111,250 shares of Common Stock (net of forfeitures) have been granted to directors, executive officers and other employees of the Company as of December 31, 1997. Such options vest pro rata in annual installments over a four-year period. An additional 2,638,750 shares of Common Stock are reserved for issuance under the Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 1997.

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                INDIVIDUAL GRANTS(1)                   ANNUAL RATES OF
                                                    ---------------------------------------------       COMMON STOCK
                                                      PERCENT OF                                     PRICE APPRECIATION
                              NUMBER OF SHARES OF   TOTAL OPTIONS                                        FOR OPTION
                                 COMMON STOCK         GRANTED TO                                        TERM(2)(000S)
                              UNDERLYING OPTIONS     EMPLOYEES IN       EXERCISE       EXPIRATION   ---------------------
            NAME                  GRANTED(#)        FISCAL YEAR(3)   PRICE PER SHARE      DATE         5%          10%
            ----              -------------------   --------------   ---------------   ----------   --------    ---------
T. Robert Burke.............        225,000               7.2%           $21.00         11/25/07     $2,972      $ 7,531
Hamid R. Moghadam...........        500,000              16.0%            21.00         11/25/07      6,605       16,735
Douglas D. Abbey............        250,000               8.0%            21.00         11/25/07      3,303        8,368
S. Davis Carniglia..........        130,000               4.2%            21.00         11/25/07      1,717        4,351
Craig A. Severance..........        130,000               4.2%            21.00         11/25/07      1,717        4,351
John H. Diserens............        130,000               4.2%            21.00         11/25/07      1,717        4,351

---------------
(1) All options granted in 1997 become exercisable in four equal installments (rounded to the nearest whole share of Common Stock) beginning on the first anniversary of the date of grant and have a term of ten years. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2) In accordance with the rules of the SEC, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates or annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Stock, which would benefit all stockholders.

(3) The total number of shares of Common Stock underlying such options used in such calculation are net of forfeitures.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1997. No options were exercised by the Named Executive Officers in 1997.

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING                     IN-THE-MONEY
                                                        UNEXERCISED OPTIONS AT                OPTIONS AT
                                                           DECEMBER 31, 1997              DECEMBER 31, 1997
                                                      ---------------------------   ------------------------------
                        NAME                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
                        ----                          -----------   -------------   -----------   ----------------
T. Robert Burke.....................................      --           225,000          --           $  928,125
Hamid R. Moghadam...................................      --           500,000          --            2,062,125
Douglas D. Abbey....................................      --           250,000          --            1,031,250
S. Davis Carniglia..................................      --           130,000          --              536,250
Craig A. Severance..................................      --           130,000          --              536,250
John H. Diserens....................................      --           130,000          --              536,250

---------------
(1) Based on a price per share of Common Stock of $25.125, the last reported sales price per share on the New York Stock Exchange on December 31, 1997, less the exercise price of in-the-money options.

EMPLOYMENT AGREEMENTS

     Each of the persons who served as an Executive Officer at the time of the IPO entered into an employment agreement with the Company. The employment agreements have an initial term of one year (three years in the case of Mr. Moghadam) and are subject to automatic one-year extensions following the expiration of the initial term. On July 14, 1998, the Compensation Committee decided not to extend the employment agreement for each such Executive Officer at the expiration of the initial term and to enter into agreements which will provide such Executive Officers with certain benefits in the event of a change of control of the Company. Upon the termination of the employment agreements, all such Executive Officers will be employed on an at-will basis on terms to be determined by the Compensation Committee. Prior to termination of the employment agreements, such agreements will continue to provide for annual base compensation with the amount of any bonus to be determined by the Compensation Committee, based on certain performance targets, up to 150% of the applicable annual base compensation in the case of Messrs. Burke, Abbey and Moghadam, and 100% of the applicable annual base compensation in the case of Messrs. Carniglia, Diserens and Severance. The performance targets to be used to determine executive bonuses for the calendar year ending December 31, 1998 have not been finalized by the Compensation Committee. However, such performance targets are expected to include operating results and acquisition activity. The employment agreements provide that the executive has the right to elect to receive restricted stock or stock options in lieu of such executive's bonus. The number of shares of restricted stock to be so issued will equal 125% of the amount of the bonus, divided by the then current market price of the stock. The number of options to purchase shares of Common Stock so granted will be determined based on 150% of the amount of the bonus and the current market price of the Common Stock, using the "Black-Scholes" option-pricing methodology. Such restricted stock and options to purchase Common Stock will vest ratably over a three-year period. The employment agreements also provide that the executive will receive certain insurance benefits and be able to participate in the Company's employee benefit plans, including the Stock Incentive Plan (as defined below), and that, in the event of the executive's death, the executive's estate will receive certain compensation payments. The executive also is entitled to receive severance during the term of the employment agreement and for one year thereafter in the event of a termination of the executive's employment resulting from a disability, by the Company without "cause" or by the executive for "good reason." "Cause" means (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the employee's material duties under the employment agreement, (iii) fraud or other conduct against the material best interests of the Company or (iv) a conviction of a felony if such conviction has a material adverse effect on the Company. "Good reason" means (a) a substantial adverse change in the nature or scope of the employee's responsibilities and authority under the employment agreement or (b) an uncured breach by the Company of any of its material obligations under the employment agreement. Severance benefits include base compensation at the amounts provided in the employment agreement and bonus based on the most recent amount paid, as well as certain continuing insurance and other benefits.

     Such employment agreements also contain a non-competition agreement pursuant to which each executive agrees that he or she will not engage in any activities, directly or indirectly, in respect of commercial real estate, and will not make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities and through existing investments as described under the caption "Certain Relationships and Related Transactions." Such restrictions apply during the term of the employment agreements and for a one-year period thereafter. Upon termination of the employment agreements due to their non-renewal (as discussed above), the Executive Officers subject to such employment agreements will enter into non-competition agreements on the same terms as the non-competition provisions contained in the employment agreements.

STOCK INCENTIVE PLAN

     The Company adopted the Stock Option and Incentive Plan (the "Stock Incentive Plan") to (i) enable executive officers, employees and directors of the Company, the Operating Partnership and AMB Investment Management to participate in the ownership of the Company, (ii) attract and retain executive officers, other key employees (those employees which from time-to-time are recognized for exceptional contributions to the Company and its subsidiaries, including the Operating Partnership) and directors of the Company, the Operating Partnership and AMB Investment Management and (iii) provide incentives to such persons to maximize the Company's performance and its cash flow available for distribution. The Stock Incentive Plan provides for the award to such officers and key employees (subject to the Ownership Limit, or such other limit as provided in the Company's Charter or as otherwise permitted by the Board of Directors) of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights, and provides for the grant to Independent Directors and directors of AMB Investment Management of non-qualified stock options.

     The Compensation Committee, which is comprised solely of Independent Directors, has the authority to determine the terms of options and restricted shares of common stock granted under the Stock Incentive Plan, including, among other things, the individuals who shall receive such grants, the times when they shall receive them, whether an incentive stock option or non-qualified option shall be granted and the number of shares to be subject to each grant.

     The Company has reserved 5,750,000 shares of Common Stock for issuance under the Stock Incentive Plan and, as of August 31, 1998, had granted to certain directors, officers and employees options to purchase 3,133,750 shares of Common Stock (net of forfeitures). Such options have a ten-year term and vest pro rata in annual installments over a four-year period with respect to initial grants. There is no limit on the number of awards that may be granted to any one individual so long as the (i) aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year cannot exceed $100,000, (ii) grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for Federal income tax purposes and (iii) maximum number of shares of Common Stock for which stock options and stock appreciation rights may be issued during any fiscal year to any participant in the Stock Incentive Plan shall not exceed 1,000,000. See "Description of Capital Stock -- Restrictions on Ownership and Transfer." The Company plans to limit future grants under the Stock Incentive Plan to the Company's directors and officers and a limited number of other employees.

     Restricted Stock. Restricted stock may be sold to participants at various prices (but not below par value) and is subject to such restrictions as may be determined by the Compensation Committee. Restricted stock typically may be repurchased by the Company at the original price if certain conditions or restrictions are removed or expire. Purchasers of restricted stock will have voting rights and receive distributions prior to the time when the restrictions lapse. To date the Company has granted 5,712 restricted shares of Common Stock. The Company has no present plans to grant restricted shares of Common Stock other than with respect to additional shares which may be issued to, and at the option of, certain employees in lieu of annual cash bonus compensation.

     Administration of the Stock Incentive Plan. The Stock Incentive Plan is administered by the Board of Directors and/or the Compensation Committee. No person is eligible to serve on the Compensation Committee unless such person is an Independent Director. The Committee has complete discretion to determine (subject to (i) the Ownership Limit contained in the Charter and (ii) a limit against granting options or stock appreciation rights for more than 1,000,000 shares to any person in any year) which eligible individuals are to receive option or other stock grants, the number of shares subject to each such grant, the status of any granted option as either an incentive option or a non-qualified stock option under the Federal tax laws, the exercise schedule to be in effect for the grant, the maximum term for which any granted option is to remain outstanding and, subject to the specific terms of the Stock Incentive Plan, any other terms of the grant.

     Eligibility. All employees of the Company may, at the discretion of the Compensation Committee, be granted incentive and non-qualified stock options to purchase shares of Common Stock at an exercise price not less than 100% of the fair market value of such shares on the grant date. Directors of the Company, employees of the Operating Partnership, employees and directors of AMB Investment Management, consultants and other persons who are not regular salaried employees of the Company are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options. In addition, all employees and consultants of the Company, the Operating Partnership and AMB Investment Management are eligible for awards of restricted stock and grants of stock appreciation rights.

     Purchase Price of Shares Subject to Options. The exercise price of the shares of Common Stock subject to each option shall be set by the Compensation Committee; provided, however, that the exercise price per share of an option shall be not less than 100% of the fair market value of such shares on the date such option is granted; provided, further, that, in the case of an incentive stock option, the exercise price per share shall not be less than 110% of the fair market value of such shares on the date such option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation ("greater than 10% stockholders").

     Non-Assignability. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant.

     Terms and Exercisability of Options. Unless otherwise determined by the Board of Directors or the Compensation Committee, all options granted under the Stock Incentive Plan are subject to the following conditions: (i) options will be exercisable in installments, on a cumulative basis, at the rate of thirty-three and one-third percent (33 1/3%) each year beginning on the first anniversary of the date of the grant of the option, until the options expire or are terminated (other than options granted at the time of the IPO, which vest ratably over four years) and (ii) following an optionee's termination of employment, the optionee shall have the right to exercise any outstanding vested options for a specified period.

     To the extent the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options shall be taxed as non-qualified stock options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of stock shall be determined as of the time that the option with respect to such stock is granted.

     Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid: (i) in cash or by certified or cashier's check payable to the order of the Company,
(ii) by delivery of shares of Common Stock already owned by, and in the possession of, the optionee or (iii) if authorized by the Board of Directors or the Compensation Committee or if specified in the option agreement for the option being exercised, by a recourse promissory note made by the optionee in favor of the Company or through installment payments to the Company.

     On the date the option price is to be paid, the optionee must make full payment to the Company of all amounts that must be withheld by the Company for Federal, state or local tax purposes.

     Termination of Employment; Death or Permanent Disability. If an option holder ceases to be employed by the Company for any reason other than the optionee's death or permanent disability, such optionee's stock option shall expire three months after the date of such cessation of employment unless by its terms it expires sooner; provided, however, that during such period after cessation of employment, such stock option may be exercised only to the extent it was exercisable according to such option's terms on the date of cessation of employment. If an optionee dies or becomes permanently disabled while the optionee is employed by the Company, such optionee's option shall expire twelve months after the date of such optionee's death or permanent disability unless by its terms it expires sooner. During such period after death, such stock option may, to the extent it remain unexercised upon the date of such death, be exercised by the person or persons to whom the optionee's rights under such stock option are transferred under the laws of descent and distribution.

     Acceleration of Exercisability. In the event the Company is acquired by merger, consolidation or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will, at the election of the Board of Directors (or if so provided in an option or other agreement with an optionee), automatically accelerate in full.

     Adjustments. In the event any change is made to the Common Stock issuable under the Stock Incentive Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustment will be made to (i) the maximum number and class of shares issuable under the Stock Incentive Plan and (ii) the number and/or class of shares and price per share in effect under each outstanding option.

     Amendments to the Stock Incentive Plan. The Board of Directors may at any time suspend or terminate the Stock Incentive Plan. The Board of Directors or Compensation Committee may also at any time amend or revise the terms of the Stock Incentive Plan; provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the Stock Incentive Plan (except for adjustments as described in the foregoing paragraph) or (ii) change the minimum purchase price required under the Stock Incentive Plan.

     Termination. The Stock Incentive Plan will terminate on December 31, 2007, unless sooner terminated by the Board of Directors.

     Registration Statement on Form S-8. The shares of Common Stock underlying options granted under the Stock Incentive Plan and restricted shares of Common Stock are subject to an effective Registration Statement on Form S-8.

401(K) PLAN

     Effective November 26, 1997, the Company established its Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company, the Operating Partnership and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 10% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contributions to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to 50% of the first 3.5% of annual compensation deferred by each employee; however, it has reserved the right to make greater matching contributions or discretionary profit sharing contributions in the future. Participants vest immediately in the matching contributions by the Company. Discretionary contributions are subject to three-year vesting whereby 100% vests after the third year. Employees of the Company are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum period of credited service. The Company's contribution to the 401(k) Plan for the period ended December 31, 1997 was $144,971. The 401(k) Plan qualifies under

Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Operating Partnership's officers and the Company's officers and directors are indemnified under Maryland law, the Charter and the Partnership Agreement against certain liabilities. The Charter and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws -- Limitation of Directors' and Officers' Liability".

INDEMNIFICATION AGREEMENTS

     The Company enters into indemnification agreements with each of its Executive Officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its Executive Officers and directors to the fullest extent permitted by law and reimburse the Executive Officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted. Under the agreements, the Company must also indemnify and reimburse all expenses as incurred by Executive Officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and Executive Officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has engaged in the following transactions and relationships with certain of the Executive Officers, directors and persons who hold more than 5% of the outstanding shares of Common Stock.

FORMATION TRANSACTIONS

     In connection with the Formation Transactions, CIF, VAF and the Company's predecessor, AMB, effected a series of mergers pursuant to which such entities merged into the Company with the institutional stockholders of CIF and VAF and the Company's executive officers (the former stockholders of AMB), receiving an aggregate of 4,746,624 shares of Common Stock, with a total value at the time of the IPO of $99.7 million, and the right to receive in the Company's second year of operation up to 4,241,803 limited partnership Units (the "Performance Units"). The issuance of such Units is dependent upon the future trading price of and dividends on the shares of Common Stock. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Performance Units." In addition, such executive officers received the right to receive certain investment management fees earned by AMB Investment Management, subject to certain limitations. Through September 25, 1998, payments in the amount of $4.7 million have been made to the Company's executive officers in respect of the right to receive such investment management fees.

     In addition, certain Individual Account Investors, former investment management clients of AMB including Ameritech Pension Trust ("Ameritech"), City and County of San Francisco Employees' Retirement System ("CCSFERS") and Southern Company System Master Retirement Trust ("Southern Company"), contributed certain real property interests to the Company. In exchange for such contribution of properties, Ameritech, CCSFERS and Southern Company received 12,441,580, 6,772,640 and 8,032,415 shares of Common Stock, respectively, with a total value at the time of the IPO of $626.7 million. See "Principal Stockholders."

     In connection with consummation of the Formation Transactions, the Company assumed the $4.0 million revolving credit facility of AMB, of which approximately $1.1 million was outstanding upon completion of the

Formation Transactions, relieving three of the Company's Executive Officers, Messrs. Abbey, Moghadam and Burke, of their respective obligations with respect to the partial guaranty of such indebtedness. The proceeds of such indebtedness were used by AMB to acquire certain assets historically used in AMB's operations from AMB Investments, Inc. ("AMBI"), an entity owned equally by Messrs. Abbey, Moghadam and Burke. The Company also assumed a $791,925 note payable of AMBI to WPF as consideration for the transfer to the Company of AMBI's general partner interest in WPF (which the Company believed had a value equal to or greater than the face amount of such note at the time such note payable was assumed).

OTHER RELATED TRANSACTIONS

     During 1990, 1991, 1994, 1995 and 1996, Craig A. Severance, John H. Diserens, S. Davis Carniglia, Jean C. Hurley and Bruce H. Freedman issued notes to AMB in consideration of the acquisition of shares of AMB common stock in the principal amounts of $189,472, $243,866, $132,237, $342,806 and $307,071,
respectively. The notes bore interest at an annual rate of prime plus 1.0%. The principal amount of the notes and accrued interest thereon were repaid in full by all stockholders prior to the IPO.

     In January 1993, AMBI, AMB, AMB Corporate Real Estate Advisors, Inc. ("AMBCREA"), AMB Development L.P., AMB Development, Inc. and AMB Institutional Housing Partners entered into an agreement for the purpose of the parties thereto to work together to accomplish separate business purposes while sharing certain support and other resources. Under the Intercompany Agreement, each party to the agreement (each, an "AMB Intercompany Party") is permitted to use the term "AMB" as a part of its name. Each AMB Intercompany Party also agreed, among other things, to do business in a specified aspect of real estate and finance; to use its best efforts to refer business opportunities outside of its own line of business to other AMB Intercompany Parties; to provide intercompany loans; and to utilize personnel of another AMB Intercompany Party for a fee. In addition, under the Intercompany Agreement, AMBI agreed to: (i) provide common business services, resources and support, including employees, benefits, services contracts and financial management and reporting to each AMB Intercompany Party; (ii) purchase all fixed assets and rent them to the AMB Intercompany Parties for a fee; (iii) act as lessee for office space for each AMB Intercompany Party; (iv) employ all employees of each AMB Intercompany Party, fix such employees' salaries, bonuses and benefits, and charge such costs to the appropriate AMB Intercompany Party; and (v) pay for the direct and indirect costs of operation of each AMB Intercompany Party and charge each AMB Intercompany Party its allocated share. The total amount paid to AMBI by AMB during the years ended December 31, 1994, 1995, 1996 and 1997 was $9,940,762, $13,564,178, $16,842,615 and $19,358,000, respectively, which equaled the expenses incurred by AMBI allocable to AMB for each such year.

     As part of the Formation Transactions, the Company acquired AMBI's assets (other than its leasehold interest for office space and certain office equipment) and employed the employees utilized in its business, and all other AMBI employees were transferred to AMBCREA. Accordingly, upon consummation of the IPO, the Intercompany Agreement was modified so that it applies only to the office space and certain office equipment leased by AMBI, which is used by the Company, the Operating Partnership and AMB Investment Management, respectively, for fees equal to an allocation of AMBI's cost thereof. AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development L.P. are continuing to use the name "AMB" pursuant to royalty-free license arrangements with the Company. See "-- Conflicts of Interest."

CONFLICTS OF INTEREST

     The Executive Officers and directors of the Company may be subject to a number of conflicts of interest. See "Risk Factors -- Conflicts of Interest" and "Policies with Respect to Certain Activities -- Conflict of Interest Policies."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of August 31, 1998 by (i) each director,
(ii) each Executive Officer, (iii) all directors and Executive Officers of the Company as a group and (iv) each person or entity which is the beneficial owner of 5% or more of the outstanding shares of Common Stock. Except as indicated below, all of such shares of Common Stock are owned directly, and the indicated person or entity has sole voting and investment power. As of August 31, 1998, none of the Company's executive officers and directors or its 5% stockholders owned any Units of the Operating Partnership.

                                                                                     PERCENTAGE OF
                                                        NUMBER OF SHARES OF       OUTSTANDING SHARES
      NAME AND ADDRESS OF BENEFICIAL OWNER(1)         BENEFICIALLY OWNED(2)(3)   OF COMMON STOCK(2)(3)
      ---------------------------------------         ------------------------   ---------------------
T. Robert Burke.....................................            933,539                   1.1%
Hamid R. Moghadam...................................          1,523,483                   1.8
Douglas D. Abbey....................................          1,187,745                   1.4
S. Davis Carniglia..................................            256,877                     *
Craig A. Severance..................................            363,864                     *
John H. Diserens....................................            316,682                     *
Daniel H. Case, III.................................             10,000                     *
Robert H. Edelstein, Ph.D...........................                952                     *
Lynn M. Sedway......................................              3,152                     *
Jeffrey L. Skelton, Ph.D............................                952                     *
Thomas W. Tusher....................................             25,952                     *
Caryl B. Welborn....................................              7,952                     *
Ameritech Pension Trust(4)..........................         12,441,580                  14.5
City and County of San Francisco Employees'
  Retirement System(5)..............................          6,722,640                   7.8
Southern Company System Master Retirement
  Trust(6)..........................................          6,032,415                   7.0
All directors and Executive Officers as a Group (16
  persons)..........................................          5,091,311                   5.9%

---------------
 *  Represents less than 1.0% of outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, 505 Montgomery Street, San Francisco, California 94111.

(2) For purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not assumed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes shares issuable upon exercise of stock options as follows: Mr. Burke, 56,250; Mr. Moghadam, 125,000; Mr. Abbey, 62,500; Mr. Carniglia, 32,500; Mr. Severance, 32,500; and Mr. Diserens, 32,500. Excludes (i) options to purchase 1,246,250 shares of Common Stock granted to Executive Officers and directors which are not exercisable within 60 days and (ii) 3,781,459 Performance Units which are not exercisable or were not earned within 60 days of the date of this filing. See "Description of Certain Provisions of the Partnership Agreement of the Operating
    Partnership -- Performance Units."

(4) Reflects shares held by State Street Bank and Trust Company, as trustee, the voting and investment power with respect to which are held by Ameritech Pension Trust. The address of Ameritech Pension Trust for this purpose is 225 W. Randolph, HQ13A, Chicago, Illinois 60606, Attn.: Director -- Real Estate.

(5) The address of the City and County of San Francisco Employees' Retirement System is 1155 Market Street, San Francisco, California 94103.

(6) The address of Southern Company System Master Retirement Trust is 270 Peachtree Street N.W., Suite 1900 BIN 924, Atlanta, Georgia 30303.

                            SERIES B PREFERRED STOCK

     The summary of the terms of the Company's Preferred Stock and Series B Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Company (the "Charter"), including the Articles Supplementary establishing the terms of the Series A Preferred Stock (the "Series A Articles Supplementary") and the Articles Supplementary establishing the terms of the Series B Preferred Stock (the "Series B Articles of Supplementary"), the Bylaws of the Company and the MGCL. Copies of the Charter, inclusive of the Series A Articles Supplementary and the Series B Articles Supplementary, and the Bylaws have been included or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part and may be obtained as described under "Available Information."

PREFERRED STOCK GENERALLY

     The Charter provides that the Company is authorized to issue 100,000,000 shares of Preferred Stock, of which 4,600,000 shares are designated as Series A Preferred Stock and 3,450,000 shares are designated as Series B Preferred Stock. As of August 31, 1998, 4,000,000 shares of Series A Preferred Stock and no shares of Series B Preferred Stock were issued and outstanding.

     The Charter authorizes the Board of Directors to issue 100,000,000 shares of Preferred Stock, to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of Preferred Stock of any class from time to time, in one or more classes, as authorized by the Board of Directors. Prior to issuance of shares of Preferred Stock of each class the Board of Directors is required by Maryland law and the Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class. Thus, the Board, without stockholder approval, could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of shares of Preferred Stock or shares of Common Stock or otherwise be in the stockholders' best interest, or that could adversely affect the rights and powers of the Series B Preferred Stock. See
"-- Power to Issue Additional Common Stock and Preferred Stock" below.

     On July 23, 1998, the Company filed Articles Supplementary establishing a class of Preferred Stock designated as the "8 1/2% Series A Cumulative Redeemable Preferred Stock," designating 4,600,000 shares of Series A Preferred Stock and setting forth the rights, preference and privileges of the Series A Preferred Stock. Presently, 4,000,000 shares of Series A Preferred Stock are outstanding. Such shares are validly issued, fully paid and nonassessable. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company. The Series A Preferred Stock is listed on the NYSE under the symbol "AMB Pr A."

SERIES B PREFERRED STOCK GENERALLY

     The Board of Directors of the Company has adopted Articles Supplementary establishing the terms of the Series B Preferred Stock as a class of Preferred
Stock, designated as the      % Series B Cumulative Redeemable Preferred Stock.
When issued, the Series B Preferred Stock will be validly issued, fully paid and nonassessable.

     In connection with the Offering, the Company, in accordance with the terms of the Partnership Agreement, will contribute or otherwise transfer the net proceeds of the sale of the Series B Preferred Stock to the Operating
Partnership and the Operating Partnership will issue to the Company      %
Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") that mirror the rights, preferences and other terms of the Series B Preferred Stock. The Operating Partnership will be required to make all required distributions on such Series B Preferred Units prior to any distribution of cash or assets to the holders of any other Units or any other equity interests in the Operating Partnership, except for any other series of Preference Units ranking on a parity with such Series B Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership (including the Series A

Preferred Units). Upon consummation of the Offering, the Operating Partnership will have no Preference Units, other than the Series A Preferred Units and the Series B Preferred Units, outstanding or any other equity interests ranking prior to any other Units or any other equity interests in the Operating Partnership.

     Application has been made to list the Series B Preferred Stock on the NYSE, subject to official notice of issuance. If so approved, trading of the Series B Preferred Stock on the NYSE is expected to commence within a 30-day period after the date of initial delivery of the Series B Preferred Stock. See
"Underwriters."

RANKING

     The Series B Preferred Stock will rank, with respect to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Company,
(a) senior to all classes or series of Common Stock and to all equity securities of the Company the terms of which provide that such equity securities shall rank junior to such Series B Preferred Stock; (b) on a parity with all equity securities issued by the Company other than those referred to in clauses (a) and
(c) (including the Series A Preferred Stock); and (c) junior to all equity securities issued by the Company which rank senior to the Series B Preferred Stock. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of the Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors out of funds legally available
therefor, cumulative preferential cash dividends at the rate of      % of the
liquidation preference per annum (equivalent to $     per annum per share).
Dividends on the Series B Preferred Stock offered hereby shall accumulate on a daily basis, computed on the basis of a 360-day year consisting of twelve 30-day months, and be cumulative from the date of original issuance and shall be payable quarterly in equal amounts in arrears on the 15th day of each
               ,               ,               and                , or, if not a
Business Day, the next succeeding Business Day (each, a "Dividend Payment
Date"), commencing on                , 1998. Dividends will be payable to
holders of record as they appear in the share records of the Company at the close of business on the applicable record date (each a "Dividend Record Date"), which shall be a date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable payment date. Any dividend payable on the Series B Preferred Stock for any portion of a dividend period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months.

     No dividends on the Series B Preferred Stock shall be authorized by the Board of Directors of the Company or be paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Covenants in the Company's Credit Facility provide generally that it may not pay distributions in excess of 95% of FFO in any year, but such covenants permit the Company, upon certain circumstances, to pay distributions in an amount necessary to maintain its qualification as a REIT. The Company does not believe that these covenants will have any adverse impact on the Company's ability to pay dividends in respect of the Series B Preferred Stock or in the normal course of business to its stockholders in amounts necessary to maintain its qualification as a REIT. In addition, the Charter contains provisions which would prohibit or limit dividends on the Common Stock in the event that full cumulative dividends are not paid on the Series B Preferred Stock.

     Except as provided below, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Stock or other equity securities of the Company ranking junior to the Series B Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution and winding up of the Company) shall be declared or paid or set aside for payment or other dividend be declared or made upon the Common Stock or any other equity securities of the Company ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up of the Company junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock), nor shall any Common Stock or any other equity securities of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up of the Company (including the Series A Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for other equity securities of the Company ranking junior to the Series B Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution and winding up of the Company and pursuant to the provisions of the Charter providing for limitations on ownership and transfer in order to ensure that the Company remains qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Series B Preferred Stock and any other equity securities ranking as to dividends on a parity with the Series B Preferred Stock (including the Series A Preferred Stock), all dividends declared upon Series B Preferred Stock and any other equity securities of the Company ranking on a parity with the Series B Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Company (including the Series A Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and each such other equity securities shall in all cases bear to each other the same ratio that accumulated dividends per share of Series B Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Stock which may be in arrears.

     Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not restrictions exist in respect thereof, whether or not there are funds legally available for the payment thereof and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series B Preferred Stock will not bear interest and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

     If the Company properly designates any portion of a dividend as a "capital gain dividend," a holder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends (as determined for Federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for Federal income tax purposes) paid on all classes of shares of the Company's capital stock for the year.

LIQUIDATION PREFERENCE

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will be entitled to receive out of the assets of the Company legally available for distribution to its stockholders remaining after payment or provision for payment of all debts and liabilities of the Company, a liquidation preference, in cash, of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of Common Stock or any other equity securities that rank junior to the Series B Preferred Stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

     If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets of the Company are insufficient to make full payment to holders of the Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities of the Company ranking on a parity with the Series B Preferred Stock as to liquidation rights (including the Series A Preferred

Stock), then the holders of the Series B Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Company) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series B Preferred Stock, whose preferential rights upon dissolution are superior to those receiving the distribution.

OPTIONAL REDEMPTION

     The Series B Preferred Stock will not be redeemable prior to
                    , 2003. On and after                     , 2003, the
Company, at its option upon not less than 30 or more than 60 days' written notice, may redeem the Series B Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption. The redemption price of the Series B Preferred Stock (other than any portion thereof consisting of accumulated and unpaid dividends) will be payable solely from the sale proceeds of other equity securities of the Company and not from any other source. For purposes of the preceding sentence, "equity securities" means any equity securities (including Common Stock and Preferred Stock), depositary shares in respect of any of the foregoing, interests, participations, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. Holders of shares of Series B Preferred Stock to be redeemed shall surrender such shares of Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption upon such surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders thereof, then from and after the redemption date dividends on such shares of Series B Preferred Stock will cease to accumulate and any such shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders thereof will terminate, except the right to receive the redemption price (including accumulated and unpaid dividends up to the redemption date). If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method determined by the Company. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock would become a holder of a number of shares of Series B Preferred Stock in excess of the Ownership Limit because such holder's shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption. See "-- Restrictions on Ownership and Transfer."

     Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any equity securities of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up of the Company (including the Series A Preferred Stock) (except by conversion into or exchange for equity securities of the Company ranking junior to the Series B

Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Company).

     The foregoing provisions shall not prevent the acquisition by the Company of shares of Series B Preferred Stock pursuant to the provisions of the Series B Articles Supplementary providing for limitations on ownership and transfer in order to ensure that the Company remains qualified as a REIT for federal income tax purposes. See "-- Restrictions on Ownership and Transfer."

     Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock to be redeemed from such holder.

     The holders of shares of Series B Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to the shares of Series B Preferred Stock held on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Company's default in the payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on the shares of Series B Preferred Stock to be redeemed.

     The Series B Preferred Stock will not have a stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

VOTING RIGHTS

     Holders of the Series B Preferred Stock will not have any voting rights, except as described below.

     In any matter in which the holders of Series B Preferred Stock are entitled to vote (as expressly provided herein), including any action by written consent, each share of Series B Preferred Stock shall be entitled to one vote, which may be directed by the holder thereof (or by any proxy or proxies of such holder).

     Whenever dividends on any shares of the Series B Preferred Stock remain unpaid for six or more quarterly periods (whether or not consecutive) (a "Preferred Dividend Default"), the holders of the Series B Preferred Stock (voting as a single class with all other equity securities of the Company ranking on a parity with the Series B Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock ("Parity Preferred Shares")) will be entitled to vote for the election of two additional directors of the Company who will be elected to serve for a one-year term (or until such director's term of office terminates as set forth below). Such elections shall be held at a special meeting called by the holders of record of at least 20% of the outstanding Series B Preferred Stock or the holders of shares of any other series or class of Parity Preferred Shares with respect to which dividends are so unpaid (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Company less than 90 days before the date fixed for the next annual or special meeting of stockholders, at the next annual or special meeting of stockholders, and at each subsequent annual meeting of stockholders until all dividends accumulated on the Series B Preferred Stock for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.

     If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock shall have been paid in full or declared by the Company and set aside for payment in full, the holders of Series B Preferred Stock shall be divested of the voting rights set forth in the immediately preceding paragraph (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared by the Company and set aside for payment in full on all other series or classes of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each director so elected shall terminate. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a director so elected may be filled by written consent of the director so elected remaining in office or, if there is no such remaining director, by vote of holders of a majority of the outstanding Series B Preferred Stock and any series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable (voting as a single class). Any director elected by the holders of Series B Preferred Stock and any other such Parity Preferred Shares may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series B Preferred Stock when they only have the voting rights set forth in the immediately preceding paragraph and, when Parity Preferred Shares are issued and outstanding, by a majority vote of the Series B Preferred Stock and all Series B and classes of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable (voting as a single class).

     So long as any Series B Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (the Series B Preferred Stock voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up or reclassify any authorized stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such stock; or (ii) amend, alter or repeal the provisions of the Charter, whether an Event or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of Series B Preferred Stock; and, provided further, that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or (y) any increase in the amount of authorized Series B Preferred Stock or any other class or series of Preferred Stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The Series B Preferred Stock will not be convertible into or exchangeable for any other property or securities of the Company.

POWER TO ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

     The Company believes that the power of the Board of Directors to issue additional authorized but unissued Common Stock or Preferred Stock and to classify or reclassify unissued Common Stock or Preferred Stock and thereafter to cause the Company to issue such classified or reclassified Common Stock or Preferred Stock provides the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of Preferred Stock, as well as the Common Stock, are available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest, or that could adversely affect the rights and voting power of the Series B Preferred Stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for the Company to qualify as a REIT under the Code, the Company's capital stock is subject to certain restrictions on ownership and transfer. See "Description of Capital Stock -- Restrictions on Ownership and Transfer."

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DIVIDEND DISBURSING AGENT

     The transfer agent, registrar and dividend disbursing agent for the Common Stock, Series A Preferred Stock and Series B Preferred Stock is BankBoston, N.A., an affiliate of First National Bank of Boston.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the Company's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the Charter, including the Series A Articles Supplementary and the Series B Articles Supplementary, and the Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

COMMON STOCK

     The Charter provides that the Company is authorized to issue 500,000,000 shares of Common Stock. As of August 31, 1998, 85,874,513 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to stockholders for a vote, including the election of directors, and, except as otherwise required by law and except as provided in any resolution adopted by the Board of Directors with respect to any other class or series of stock establishing the designation, powers, preferences and relative, participating, optional or other special rights and powers of such series, the holders of such shares possess the exclusive voting power, subject to the provisions of the Charter regarding the ownership of shares of Common Stock in excess of the Ownership Limit or such other limit as provided therein or as otherwise permitted by the Board of Directors. Holders of shares of Common Stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any securities of the Company or cumulative voting rights in the election of directors. All shares of Common Stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including the Series A Preferred Stock and the Series B Preferred Stock (see "-- Preferred Stock"), and to the provisions of the Charter regarding ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided therein or as otherwise permitted by the Board of Directors, distributions may be paid to the holders of shares of Common Stock if and when authorized and declared by the Board of Directors of the Company out of funds legally available therefor. The Company intends to continue to make quarterly distributions on outstanding shares of Common Stock.

     Under the MGCL, stockholders are generally not liable for the Company's debts or obligations. If the Company is liquidated, subject to the right of any holders of Preferred Stock, including the Series A Preferred Stock and the Series B Preferred Stock (see "-- Preferred Stock") to receive preferential distributions, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company, including debts and liabilities arising out of its status as general partner of the Operating Partnership.

     Subject to the provisions of the Charter regarding the ownership of shares of Common Stock in excess of the Ownership Limit, or such other limit as provided therein or as otherwise permitted by the Board of Directors described below, all shares of Common Stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. The Charter does not provide for a lesser percentage in any such situation.

     The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

PREFERRED STOCK

     Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board of Directors. Upon consummation of the Offering, no Preferred Stock other than the Series A Preferred Stock and the Series B Preferred Stock will be issued or outstanding. Prior to the issuance of shares of each class or series of Preferred Stock, the Board of Directors is required by the MGCL and the Charter to fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each class or series of Preferred Stock, it may afford the holders of any class or series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock, including the Series B Preferred Stock offered hereby, could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of shares of Common Stock or otherwise be in their best interest. See "Series B Preferred Stock."

     The Series A Preferred Stock ranks, with respect to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Company,
(a) senior to all classes or series of Common Stock and to all equity securities of the Company the terms of which provide that such equity securities shall rank junior to such Series A Preferred Stock; (b) on a parity with all equity securities issued by the Company other than those referred to in clauses (a) and
(c) (including the Series B Preferred Stock); and (c) junior to all equity securities issued by the Company which rank senior to the Series A Preferred Stock. The term "equity securities" does not include convertible debt securities.

     Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends at the rate of 8 1/2% of the liquidation preference per annum (equivalent to $2.125 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock accumulate on a daily basis and are payable quarterly in arrears commencing on October 15, 1998. Except as provided below, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Stock or other equity securities of the Company ranking junior to the Series A Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution and winding up of the Company) may be declared or paid or set aside for payment or other dividend be declared or made upon the Common Stock or any other equity securities of the Company ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up of the Company junior to or on a parity with the Series A Preferred Stock (including the Series B Preferred Stock), nor may any Common Stock or any other equity securities of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up of the Company (including the Series B Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for other equity securities of the Company ranking junior to the Series A Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution and winding up of the Company and pursuant to the provisions of the Charter providing for limitations on ownership and transfer in order to ensure that the Company remains qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Series A Preferred Stock and any other equity securities ranking as to dividends on a parity with the Series A Preferred Stock (including the Series B Preferred Stock), all dividends declared upon Series A Preferred Stock and any other equity securities of the Company ranking on a parity with the Series A Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Company (including the Series B Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and each such other equity securities shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series A Preferred Stock will accumulate whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. If the Company designates any portion of a dividend as a "capital gain dividend," a holder's share of such capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for Federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for Federal income tax purposes) paid on all classes of shares for the year.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Company legally available for distribution to its stockholders remaining after payment or provision for payment of all debts and liabilities of the Company, a liquidation preference, in cash, of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of Common Stock or any other equity securities that rank junior to the Series A Preferred Stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company do not constitute a liquidation, dissolution or winding up of the Company for purposes of triggering the liquidation preference.

     If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets of the Company are insufficient to make full payment to holders of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities of the Company ranking on a parity with the Series A Preferred Stock as to liquidation rights (including the Series B Preferred Stock), then the holders of the Series A Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. The Series A Preferred Stock will not be redeemable prior to July 27, 2003. On and after July 27, 2003, the Series A Preferred Stock will be redeemable for cash at the option of the Company, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The redemption price (other than the portion thereof consisting of accumulated and unpaid dividends) will be payable solely out of the sale proceeds of other equity securities of the Company, which may include other classes or series of Preferred Stock, and from no other source. In certain circumstances related to the Company's maintenance of its ability to qualify as a REIT for Federal income tax purposes, the Company may redeem shares of Series A Preferred Stock. See
"-- Restrictions on Ownership and Transfer."

     Holders of Series A Preferred Stock have no voting rights, except as described below. If dividends on the Series A Preferred Stock remain unpaid for six or more quarterly periods (whether or not consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of equity securities of the Company upon which like voting rights have been conferred and are exercisable, including the Series B Preferred Stock) will be entitled to vote for the election of two additional directors to serve on the Board of Directors until all dividend arrearages with respect to the Series A Preferred Stock are eliminated. So long as any shares of Series A Preferred Stock remain outstanding, the Company may not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (the Series A Preferred Stock voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up or reclassify any authorized stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such stock; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger or consolidation (each, an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of Series A Preferred Stock; and, provided further, that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or (y) any increase in the amount of authorized Series A Preferred Stock or any other class or series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     In connection with the sale of Series A Preferred Shares, the Company, in accordance with the terms of the Partnership Agreement, contributed the net proceeds of the sale of the Series A Preferred Shares to the Operating Partnership and the Operating Partnership issued to the Company 8 1/2% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units") that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Operating Partnership is required to make all required distributions on such Series A Preferred Units prior to any distribution of cash or assets to the holders of any other Units or any other equity interests in the Operating Partnership, except for any other series of Preference Units ranking on a parity with such Series A Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership (including the Series B Preferred Units, as defined below). The Operating Partnership has no Preference Units, other than the Series A Preferred Units and the Series B Preferred Units, outstanding or any other equity interests ranking prior to any other Units or any other equity interests in the Operating Partnership.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     For the Company to qualify as a REIT under the Code, no more than 50% in value of all classes of its outstanding shares of capital stock, including shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock, may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership or limited liability company in which the Company is a partner or member, respectively), the rent received by the Company (either directly or through any such partnership or limited liability company) from such tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because the Board of Directors believes it is desirable for the Company to qualify as a REIT, the Charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock . The constructive ownership rules under the Code are complex and may cause Common Stock, Series A Preferred Stock or Series B Preferred Stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the Common Stock, Series A Preferred Stock or Series B Preferred Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock, Series A Preferred Stock or Series B Preferred Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, and thus subject such Common Stock, Series A Preferred Stock or Series B Preferred Stock to the applicable Ownership Limit. The Board of Directors may, but in no event will be required to, waive the applicable Ownership Limit with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Directors otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company The Board of Directors has waived the Ownership Limit applicable to the Common Stock with respect to Ameritech Pension Trust, allowing it to own up to 14.9% of the Common Stock. However, such waiver was conditioned upon the receipt of undertakings and representations from Ameritech Pension Trust requested by the Board of Directors which are reasonably necessary to conclude that such ownership would not cause the Company to fail to qualify as a REIT.

     The Charter further prohibits (a) any person from actually or constructively owning Common Stock, Series A Preferred Stock or Series B Preferred Stock that would result in the Company being "closely held" under
Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring Common Stock, Series A Preferred Stock or Series B Preferred Stock if such transfer would result in shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock being owned by fewer than 100 persons. The Charter also provides that any person who acquires or attempts or intends to acquire actual or constructive ownership of Common Stock, Series A Preferred Stock or Series B Preferred Stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as it may request in order to determine the effect of such transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable Ownership Limit would require an amendment to the Charter, which requires the affirmative vote of holders owning at least two-thirds of the shares of the Company's capital stock outstanding and entitled to vote thereon.

     Pursuant to the Charter, if any purported transfer of shares of stock of the Company or any other event would otherwise result in any person violating an Ownership Limit, such other limit as permitted by the Board of Directors or the other restrictions in the Charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the applicable Ownership Limit or such other limit (referred to as "excess shares") and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the applicable Ownership Limit (the "Prohibited Owner") will cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the Charter) prior to the date of such violating transfer or event. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who will be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the applicable Ownership Limit, or such other limit as permitted by the Board of Directors, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the applicable Market Price (as defined in the Charter) of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Company that such shares have been automatically transferred to the trust and
(ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the applicable Ownership Limit or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors, then the Charter provides that the transfer of the excess shares will be void ab initio.

     In addition, shares of stock held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the applicable Market Price at the time of such devise or gift) and (ii) the applicable Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

     If any purported transfer of shares would cause the Company to be beneficially owned by fewer than 100 persons, the Charter provides that such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

     All certificates representing shares will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

     Under the Charter, owners of outstanding shares must, upon demand of the Company, provide a completed questionnaire to the Company containing information regarding ownership of such shares, as set forth in the Treasury Regulations. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of Common Stock and/or Series A Preferred Stock on the Company's status as a REIT and to ensure compliance with each Ownership Limit, or such other limit as provided in the Charter or as otherwise permitted by the Board of Directors.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                        THE COMPANY'S CHARTER AND BYLAWS

     The following paragraphs summarize certain provisions of the MGCL and the Company's Charter and Bylaws. Such paragraphs do not, however, purport to be complete and are subject to and qualified in their entirety by reference to the MGCL and the Charter and Bylaws.

BOARD OF DIRECTORS

     The Charter provides that the number of directors of the Company shall be established by the Bylaws but shall not be less than the minimum number required by the MGCL, which in the case of the Company is three. The Bylaws currently provide that the Board of Directors consist of not fewer than five nor more than 13 members which are elected to a one-year term at each annual meeting of the Company's stockholders. Any vacancy (except for a vacancy caused by removal) will be filled by a majority of the entire Board of Directors. The Bylaws provide that a majority of the Board must be "Independent Directors." An "Independent Director" is a director who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

REMOVAL OF DIRECTORS

     While the Charter and the MGCL empower the stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, the Charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, the Charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of Series A Preferred Stock to elect and remove directors elected by such holders under certain circumstances. See "Series A Preferred Stock -- Voting Rights." Under the MGCL, the term "cause" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     The Company has elected in its Bylaws not to be governed by the "control share acquisition" provisions of the MGCL (Sections 3-701 through 3-709), and the Board of Directors has adopted, by irrevocable resolution of the Board of Directors, not to be governed by the "business combination" provision of the MGCL (Section 3-602), each of which could have the effect of delaying or preventing a change of control of the Company. The Bylaws provide that the Company cannot at a future date determine to be governed by either such provision without the approval of a majority of the outstanding shares entitled to vote. In addition, such irrevocable resolution adopted by the Board of Directors may only be changed by the approval of a majority of the outstanding shares entitled to vote.

AMENDMENT TO THE CHARTER AND BYLAWS

     The Charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote thereon voting together as a single class. Other than provisions of the Bylaws
(i) opting out of the control share acquisition statute, (ii) requiring approval by the Independent Directors of transactions involving executive officers, directors or any limited partners of the Operating Partnership and their affiliates and (iii) those governing amendment of the Bylaws, each of which may be amended only with the approval of a majority of the shares of capital stock entitled to vote, the Bylaws may be amended by the vote of a majority of the Board of Directors or the shares of the Company's capital stock entitled to vote thereon.

MEETINGS OF STOCKHOLDERS

     The Bylaws provide for annual meetings of stockholders to elect the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the President, the Board of Directors, the Chairman of the Board and/or at the request in writing of the holders of 50% or more of the outstanding stock of the Company entitled to vote.

     The MGCL provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that (i) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to the Company's notice of the meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (ii) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders.

     The provisions in the Charter on amendments thereto and the advance notice provisions of the Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

     Under the MGCL, the Company may be dissolved by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders and (ii) upon proper notice, stockholder approval by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote thereon voting as a single class.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Company's officers and directors are indemnified under the MGCL, the Charter and the Partnership Agreement against certain liabilities. The Charter and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL.

     The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions, and the Company's Charter contains this provision. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (i) it is proved that the person actually received an improper personal benefit in money, property or services, (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Partnership Agreement also provides for indemnification of the Company, as general partner, and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Charter, and limits the liability of the Company and its officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Charter. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Exculpation and Indemnification of the Company."

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     Substantially all of the Company's assets are held, and all of its operations are conducted, by or through the Operating Partnership. The Company is the sole general partner of the Operating Partnership and owned, as of June 30, 1998, a 95.8% interest therein. The right and power to manage the Operating Partnership is vested exclusively in the Company, as sole general partner. The interest in the Operating Partnership allocated to the Company is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted herein and elsewhere in this Prospectus, the description herein of Units is also applicable to Performance Units, and holders of Performance Units are treated as limited partners. The following summary of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") and the descriptions of certain provisions set forth elsewhere in this Prospectus are qualified in their entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     Holders of Units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including the Company in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of units of the general partnership (the "GP Units") held by the Company is approximately equal to the total number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock outstanding. Accordingly, the distributions paid by the Company per share outstanding are expected to be equal to the distributions per Unit paid on the outstanding Units. The Units have not been registered pursuant to Federal or state securities laws, and they will not be listed on the NYSE or any other exchange or quoted on any national market system. However, the shares of Common Stock that may be issued by the Company upon redemption of the Units may be sold in registered transactions, or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the Partnership Agreement and the Partnership Act. The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT

     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. The Company is the sole general partner of the Operating Partnership and conducts substantially all of its business through the Operating Partnership, except for investment advisory services (which are conducted through AMB Investment Management) and certain other activities conducted through Headlands Realty Corporation. The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management and Headlands Realty Corporation (representing approximately 95% of the economic interest in each entity) and certain Executive Officers and an officer of AMB Investment Management and certain Executive Officers and a director of Headlands Realty Corporation own all of the outstanding voting common stock of AMB Investment Management and Headlands Realty Corporation, respectively (representing approximately 5% of the economic interest in each entity).

     The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related thereto, and interests therein. The Operating Partnership is authorized to conduct any business that may be lawfully conducted by a limited partnership formed under the Partnership Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit the Company to be classified as a REIT under
Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     The Company, as the general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the Partnership Agreement.

     The Company has the right to make all decisions and take all actions with respect to the Operating Partnership's acquisition and operation of the Properties and all other assets and businesses of or related to the Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, each limited partner expressly acknowledged in the Partnership Agreement that the Company, as general partner, is acting on behalf of the Operating Partnership's limited partners and the Company's stockholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. The Company intends to make decisions in its capacity as general partner of the Operating Partnership so as to maximize the profitability of the Company and the Operating Partnership as a whole, independent of the tax effects on the limited partners. The Company and the Operating Partnership have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of an action or inaction of the Company as general partner of the Operating Partnership as long as the Company acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership.

     Limited partners of the Operating Partnership have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement or as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     The Company may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a REIT and such activities as are incidental to such activities (including, without limitation, ownership of any interest in AMB Property Holding Corporation, AMB Property Holding II Corporation, the Preferred Stock Subsidiaries or a title holding, management or finance subsidiary organized as a partnership, limited liability company or corporation) without the consent of the holders of a majority of the limited partnership interests. Except as may otherwise be agreed to in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if such business or activity competes with or is enhanced by the business of the Operating Partnership. The Partnership Agreement does not prevent another person or entity that acquires control of the Company in the future from conducting other businesses or owning other assets, even though such businesses or assets may be ones that it would be in the best interests of the limited partners for the Operating Partnership to own. The Company, in the exercise of its power and authority under the Partnership Agreement, may contract and otherwise deal with or otherwise obligate the Operating Partnership to entities in which the Company or any one or more of the officers, directors or stockholders of the Company may have an ownership or other financial interest, whether direct or indirect.

REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES

     The Company does not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating Partnership reimburses the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs. The Company may retain such persons or entities as it shall determine (including itself, any entity in which the Company has an interest, or any entity with which it is affiliated) to provide services to or on behalf of the Operating Partnership. The Company is entitled to reimbursement from the Operating Partnership for its out of pocket expenses (other than amounts paid or payable to the Company or any entity in which the Company has an interest or with which it is affiliated) incurred in connection with Operating Partnership business. Such expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership books and records, management of the Operating Partnership property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the Partnership Agreement, however, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

EXCULPATION AND INDEMNIFICATION OF THE COMPANY

     The Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any limited partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants and agents. The Company may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors selected by it. An opinion by any such consultant on a matter which the Company believes to be within such consultant's professional or expert competence is deemed to be complete protection as to any action taken or omitted to be taken by the Company based on such opinion and in good faith.

     The Partnership Agreement also requires the Operating Partnership to indemnify the Company, the directors and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

SALES OF ASSETS; LIQUIDATION

     Under the Partnership Agreement, the Company, as general partner, generally has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. However, the Company has agreed, in connection with the contribution of Properties from taxable Investors in the Formation Transactions and certain property acquisitions for Units (with an estimated aggregate value of approximately $253.7 million), not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any such sale. The Company may enter into similar or other agreements in connection with other acquisitions of properties for Units.

     A merger of the Operating Partnership with another entity generally requires an affirmative vote of the holders of a majority of the outstanding percentage interest (including that held directly or indirectly by the Company), subject to certain consent rights of holders of Units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the Operating Partnership, including a sale or disposition of all or substantially all of the Operating Partnership's assets and properties, also requires the consent of a majority of all Units held by limited partners, including Performance Units.

CAPITAL CONTRIBUTION

     The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, the Company may borrow such funds from a financial institution or other lender or through public or private debt offerings and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. See "Policies With Respect to Certain Activities -- Financing Policies."

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Partnership Agreement generally provides for the quarterly distribution of Available Cash (as defined below), as determined in the manner provided in the Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). If any Preference Units are outstanding, distributions shall be paid to holders of such Preference Units in accordance with the rights of each class of Preference Units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining Available Cash distributed in accordance with the previous sentence. "Available Cash" is generally defined as net cash flow from operations, plus any reduction in reserves, and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Other than as described below, neither the Company nor the limited partners are currently entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.

     In connection with the sale of the Series A Preferred Shares, the Partnership Agreement was amended to provide for preferred distributions of cash and preferred allocations of income to the Company in an amount equal to the dividends payable by the Company on the Series A Preferred Stock and in connection with the Offering, the Partnership Agreement will be further amended to provide for preferred distributions of cash and preferred allocations of income to the Company in an amount equal to the dividends payable by the Company on the Series B Preferred Stock. As a consequence, the Company will receive distributions from the Operating Partnership sufficient to pay dividends on the Series A Preferred Stock and the Series B Preferred Stock before any other partner in the Operating Partnership receives a distribution. In addition, if necessary, income will be specially allocated to the Company and losses will be allocated to the other partners of the Operating Partnership in amounts necessary to ensure that, to the extent possible, the balance in the Company's capital account will at all times be equal to or in excess of the amount payable by the Company on the Series A Preferred Stock and the Series B Preferred Stock upon liquidation or redemption. See "Material Federal Income Tax
Consequences -- Tax Aspects of the Operating Partnership and the Joint
Ventures -- Allocations of Operating Partnership Income, Gain, Loss and Deduction."

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF THE COMPANY'S INTERESTS; TREATMENT OF UNITS IN SIGNIFICANT TRANSACTIONS

     The general partner may not be removed by the limited partners, with or without cause, other than with the consent of the general partner. The Partnership Agreement provides that the Company may not voluntarily withdraw from the Operating Partnership, without the consent of the limited partners. However, except as set forth below, the Company may transfer or assign its general partner interest in connection with a merger, consolidation or sale of substantially all the assets of the Company without limited partner consent.

     Neither the Company nor the Operating Partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and the Company may not sell all or substantially all of its assets (each a "Termination Transaction") unless in connection with the Termination Transaction all holders of Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of shares of Common Stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one Share in consideration of one Share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of Common Stock, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its right to redemption and received shares of Common Stock in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. Performance Units issued or to be issued will also have the benefit of such provisions, irrespective of the capital account then applicable thereto.

     A Termination Transaction may also occur if the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership (in each case, the "Surviving Partnership"); (ii) the holders of Units, including the holders of Performance Units issued or to be issued, own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of such holders in the Surviving Partnership, including the holders of Performance Units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (except, as to Performance Units, for such differences with Units regarding liquidation, redemption or exchange as are described herein); and (iv) such rights of the limited partners, including the holders of Performance Units issued or to be issued, include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to the preceding paragraph; or (b) the right to redeem their Units for cash on terms equivalent to those in effect immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the Common Stock. For purposes of this paragraph, the determination of relative fair market values and rights, preferences and privileges of the limited partners shall be reasonably determined by the Board of Directors as of the time of the Termination Transaction and, to the extent applicable, the values shall be no less favorable to the holders of Units than the relative values reflected in the terms of the Termination Transaction.

     In addition, in the event of a Termination Transaction, the arrangements with respect to Performance Units and Performance Shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining Performance Shares, and resulting issuance of any Performance Units, as of the consummation of the Termination Transaction or set forth in the applicable Supplement.

REDEMPTION/EXCHANGE RIGHTS

     Holders of Units have the right, commencing generally on or before the first anniversary of such holder becoming a limited partner of the Operating Partnership (or such other date agreed to by the Operating Partnership and the Unit holders), to require the Operating Partnership to redeem part or all of their Units for cash (based upon the fair market value of an equivalent number of shares of Common Stock at the time of such redemption) or the Company may elect to exchange such Units for shares of Common Stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events). The Company presently anticipates that it will elect to issue shares of Common Stock in exchange for Units in connection with each such redemption request, rather than having the Operating Partnership pay cash. With each such redemption or exchange, the Company's percentage ownership interest in the Operating Partnership will increase. This redemption/exchange right may be exercised by limited partners from time to time, in whole or in part, subject to the limitations that such right may not be exercised at any time to the extent such exercise would result in any person actually or constructively owning shares of Common Stock in excess of the Ownership Limit or such other amount as permitted by the Board of Directors, as applicable, assuming common stock was issued in such exchange. Holders of Performance Units also have limited redemption/exchange rights, as discussed under the caption "-- Performance Units" below.

PERFORMANCE UNITS

     Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, depending on the trading price of the Common Stock after November 26, 1998 (the first anniversary of the IPO), certain of the officers, in their capacity as limited partners of the Operating Partnership, may receive Performance Units as of each of February 26, May 26, August 26 and November 26, 1999. The Performance Units are similar to Units in many respects, including (i) the right to share in operating distributions, and allocations of operating income and loss, of the Operating Partnership on a pro rata basis with Units; and (ii) certain redemption and exchange rights, including limited rights to cause the Operating Partnership to redeem such Performance Units for cash or, at the Company's option, to exchange such units for shares of Common Stock. Any such redemption rights, however, will be dependent upon an increase in the value of the assets of the Operating Partnership (in some cases measured by reference to the trading price of the shares of Common Stock) subsequent to the issuance of such Performance Units. Without such an increase, the holders of Performance Units will not be entitled to receive any proceeds upon the liquidation of the Operating Partnership or the redemption of their Performance Units.

     If any Performance Units are issued to such officers, in their capacity as limited partners of the Operating Partnership, an equal number of GP Units allocable to the Company and Units allocable to Performance Investors who are limited partners in the Operating Partnership will be transferred to the Operating Partnership. In addition, if any of the Company's GP Units are transferred to the Operating Partnership as a result of the issuance of Performance Units, an equal number of shares of Common Stock (the "Performance Shares") will be transferred by Company stockholders to the Company from the applicable Performance Investors. Accordingly, no Company stockholder or limited partner in the Operating Partnership (other than Performance Investors, to the extent of their obligations to transfer Performance Shares to the Company or the Operating Partnership, as applicable) will be diluted as a result of the issuance of Performance Units to such officers.

REGISTRATION RIGHTS

     The Company has granted to limited partners certain registration rights (collectively, the "Registration Rights") with respect to the shares of Common Stock issuable upon exchange of Units or otherwise (the "Registrable Shares"). The Company has agreed to file and generally keep continuously effective beginning on or before one year after issuance of Units a registration statement covering the issuance of shares of Common Stock upon exchange of such Units and the resale thereof. Pursuant to the terms and conditions of such Registration Rights, prior to the date upon which such Units would be eligible for resale under Rule 144(k) under the Securities Act, as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), each limited partner generally is limited to resales of Registrable Shares to the number of Registrable Shares which otherwise would be eligible for resale by such Investor pursuant to Rule 144, assuming such Registrable Shares were issued on the same date as the respective Units were issued. The shelf registration statement will also cover Shares issuable upon exchange of Performance Units. The Company may also agree to provide the Registration Rights or other registration rights to any other person who may become an owner of Units, provided such person provides the Company with satisfactory undertakings. The Company will bear expenses incident to its registration obligations upon exercise of the Registration Rights, including the payment of Federal securities law and state Blue Sky registration fees, except that it will not bear any underwriting discounts or commissions or transfer taxes relating to registration of Registrable Shares. The Company may agree, from time to time, to grant additional registration rights in connection with other transactions.

DUTIES AND CONFLICTS

     Except as otherwise set forth in "Policies with Respect to Certain Activities -- Conflicts of Interest Policies" and "Management -- Employment Agreements," any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

MEETINGS; VOTING

     Meetings of the limited partners may be called by the Company, on its own motion, or upon written request of limited partners owning at least 25% of the then outstanding Units. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action so taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting of the limited partners at which all limited partners entitled to vote on such action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of Units the limited partner holds. A transferee of Units who has not been admitted as a substituted limited partner with respect to such Units will have no voting rights with respect to such Units, even if such transferee holds other Units as to which it has been admitted as a limited partner. The Partnership Agreement does not provide for annual meetings of the limited partners, and the Company does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units entitled to vote. Generally, the Partnership Agreement may be amended with the approval of the Company, as general partner, and partners (including the Company) holding a majority of the percentage interest of the partnership. Certain provisions regarding, among other things, the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the percentage interests of the partnership. Notwithstanding the foregoing, the Company, as general partner, has the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to, among other things, (i) add to the obligations of the Company as general partner or surrender any right or power granted to the Company as general partner, (ii) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Partnership Agreement, (iii) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Partnership Agreement, (iv) reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or applicable law or (v) satisfy any requirements of Federal, state or local law.

     Certain amendments, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units, either of which actions will have the effect of changing the percentage interests of the partners and thus altering their interests in profits, losses and distributions) or (iv) alter the limited partner's redemption right, must be approved by the Company and each limited partner that would be adversely affected by such amendment. Such protections apply to both holders of Units and holders of Performance

Units. In addition, no amendment may be effected, directly or indirectly, through a merger or sale of assets of the Operating Partnership or otherwise, which would adversely affect the rights of former stockholders of the Predecessor to receive Performance Units as described herein.

BOOKS AND REPORTS

     The Operating Partnership's books and records are maintained at the principal office of the Operating Partnership, which is located at 505 Montgomery Street, San Francisco, California 94111. All elections and options available to the Operating Partnership for Federal or state income tax purposes may be taken or rejected by the Operating Partnership in the sole discretion of the Company. The limited partners have the right, subject to certain limitations, to receive copies of the most recent SEC filings by the Company, the Operating Partnership's Federal, state and local income tax returns, a list of limited partners, the Partnership Agreement, the partnership certificate and all amendments thereto and certain information about the capital contributions of the partners. The Company may keep confidential from the limited partners any information that the Company believes to be in the nature of trade secrets or other information the disclosure of which the Company in good faith believes is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     The Company will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

TERM

     The Operating Partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the Partnership Agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of material Federal income tax consequences regarding the Company and the Offering is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, tax counsel to the Company. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders subject to special treatment under the Federal income tax laws, including, without limitation, certain financial institutions, life insurance companies, dealers in securities or currencies, stockholders holding Series B Preferred Stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, tax-exempt organizations (except to the extent discussed under the heading "-- Taxation of Tax-Exempt Stockholders") or foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "-- Taxation of Non-U.S. Stockholders"). In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to prospective stockholders.

     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions will not alter the Code or existing interpretations thereof, and any such change could apply retroactively to transactions preceding the date of the change. The Company has not requested, and does not plan to request, any ruling from the IRS concerning the tax treatment of the Company or the Operating Partnership. Thus, no assurance can be provided that the statements set forth herein (which are, in any event, not binding on the IRS or courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND SALE OF THE SERIES B PREFERRED STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     General. The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1997. The Company believes that, commencing with its taxable year ended December 31, 1997, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code commencing with such taxable year, and the Company intends to continue to operate in such a manner, but no assurance can be given that it has operated or will continue to operate in such a manner so as to qualify or remain qualified.

     These sections of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the sections that govern the Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     Latham & Watkins has acted as tax counsel to the Company in connection with the Offering, and the Company's election to be taxed as a REIT. In the opinion of Latham & Watkins, commencing with the Company's taxable year ended December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT, and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various factual assumptions relating to the organization and operation of the Company, the Operating Partnership, and their subsidiaries, and is conditioned upon certain representations made by such parties and certain other persons as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet (through actual annual operating results, asset composition, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code and discussed below, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure of the Company to Qualify as a REIT." With respect to certain legal matters relating to Maryland law, Latham & Watkins has relied upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company.

     If the Company qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to Federal income tax as follows. First, the Company will be required to pay tax at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired by the Company through foreclosure or otherwise after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19 and that the availability or nature of such election is not modified as proposed in President Clinton's 1999 Federal Budget Proposal.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;
(iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception for pension funds in the case of condition (vi).

     The Company believes that the conditions set forth above have been satisfied. The Company believes that it has issued sufficient shares of Common Stock with sufficient diversity of ownership pursuant to the Formation Transactions and the IPO to allow it to satisfy conditions (v) and (vi). In addition, the Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described under the caption "Description of Capital Stock -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate; provided, however, if the Company complies with the rules contained in the applicable Treasury Regulations requiring the Company to attempt to ascertain the actual ownership of its shares, and the Company does not know, and would not have known through the exercise of reasonable diligence, whether it failed to meet the requirement set forth in condition (vi) above, the Company will be treated as having met such requirement. See "-- Failure of the Company to Qualify as a REIT." In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company has a calendar taxable year.

     Termination of S Status. Prior to its merger into the Company, AMB believed that it validly elected to be taxed as an S corporation and that such election had not been revoked or otherwise terminated (except as provided below). In order to allow the Company to become a REIT, AMB revoked its S election shortly before its merger into the Company. If AMB was not an S corporation in 1997 (the calendar year in which the Formation Transactions occurred), the Company likely would not qualify as a REIT for its taxable year ended December 31, 1997 and perhaps subsequent years. See "Failure of the Company to Qualify as a REIT." In connection with the IPO, Latham & Watkins rendered an opinion regarding AMB's Federal income tax status as an S corporation, which opinion was based upon certain representations made by AMB as to factual matters and upon the opinion of counsel for certain shareholders of AMB, with respect to matters relating to the tax status of such shareholders.

     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of such items of any subsidiary partnerships, including the Joint Ventures) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. The rules described above will also apply to a REIT's membership interest in a limited liability company which is taxable as a partnership for income tax purposes. Accordingly, references to partnerships and their partners in this discussion of material Federal income tax consequences shall include limited liability companies and their members, respectively. A summary of the rules governing the Federal income taxation of partnerships and their partners is provided below in " -- Tax Aspects of the Operating Partnership and the Joint Ventures." The Company has direct control of the Operating Partnership and operates it consistently with the requirements for qualification as a REIT. The Company, however, is a limited partner or non-managing member in certain of the Joint Ventures. If a Joint Venture takes or expects to take actions which could jeopardize the Company's status as a REIT or subject the Company to tax, the Company may be forced to dispose of its interest in such Joint Venture. In addition, it is possible that a Joint Venture could take an action which could cause the Company to fail a REIT income or asset test, and that the Company would not become aware of such action in a time frame which would allow it to dispose of its interest in the Joint Venture or take other corrective action on a timely basis. In such a case, the Company could fail to qualify as a REIT. The Company owns 100% of the stock of two subsidiaries that are qualified REIT subsidiaries (each, a "QRS") and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company. A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code, including the REIT qualification tests. For this reason, references under "Material Federal Income Tax Consequences" to the income and assets of the Company shall include the income and assets of any QRS. A QRS will not be subject to Federal income tax and the Company's ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of the Company's total assets, as described below under "-- Asset Tests."

     Income Tests. In order to maintain its qualification as a REIT, the Company annually must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of it being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue; provided, however, the REIT may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company does not and will not, and as general partner of the Operating Partnership, has not and will not permit the Operating Partnership to
(i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of rent being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease) or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue. Notwithstanding the foregoing, the Company may have taken and may continue to take certain of the actions set forth in (i) through (iv) above to the extent such actions will not, based on the advice of tax counsel to the Company, jeopardize the Company's status as a REIT.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of it being based on a fixed percentage or percentages of receipts or sales. The Company has not derived and does not expect to derive significant amounts of interest that fail to qualify under the 75% or 95% gross income tests.

     The Investment Management Partnership conducts the asset management business and receives fees (including incentive fees) in exchange for the provision of certain services to asset management clients. In addition, Headlands Realty Corporation may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to the Company, but the Company derives its allocable share of dividend income from the Preferred Stock Subsidiaries through its interest in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to the Investment Management Partnership and Headlands Realty Corporation. The fees derived by the Operating Partnership as a result of the provision of such services will be nonqualifying income to the Company under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the Investment Management Partnership, Headlands Realty Corporation and the Operating Partnership. The Company will monitor the amount of the dividend income from the Preferred Stock Subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent the Company from violating a REIT income test.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its Federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company would not qualify as a REIT. As discussed above in "Material Federal Income Tax Consequences -- Taxation of the Company -- General," even if these relief provisions apply, a 100% tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company failed the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability.

     Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company holds the Properties for investment with a view to long-term appreciation, engages in the business of acquiring, developing, owning and operating the Properties (and other properties) and makes such occasional sales of the Properties as are consistent with the Company's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

     Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of assets held by partnerships in which the Company owns a direct or indirect interest, including the Operating Partnership and the Joint Ventures and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

     As described above, the Operating Partnership owns 100% of the non-voting preferred stock of each of the Preferred Stock Subsidiaries, and by virtue of its ownership of interests in the Operating Partnership, the Company is considered to own its pro rata share of such stock. See "Structure of the Company." The stock of each of the Preferred Stock Subsidiaries held by the Company (through the Operating Partnership) is not a qualifying real estate asset. The Operating Partnership does not and will not own any of the voting securities of either of the Preferred Stock Subsidiaries, and therefore the Company (through the Operating Partnership) will not be considered to own more than 10% of the voting securities of either of the Preferred Stock Subsidiaries. In addition, the Company believes (and has represented to tax counsel to the Company for purposes of its opinion, as described above) that the value of its pro rata share of the securities of each of the Preferred Stock Subsidiaries held by the Operating Partnership does not, in either case, exceed 5% of the total value of the Company's assets, and will not exceed such amount in the future. Tax counsel, in rendering its opinion as to the qualification of the Company as a REIT, has relied on the representation of the Company to such effect. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the IRS will not contend that the value of the securities of one or both of the Preferred Stock Subsidiaries held by the Company (through the Operating Partnership) exceeds the 5% value limitation. The 5% value test must be satisfied not only on the date that the Company (directly or through the Operating Partnership) acquires securities in the applicable Preferred Stock Subsidiary, but also each time the Company increases its ownership of securities of such Preferred Stock Subsidiary, including as a result of increasing its interest in the Operating Partnership. For example, the Company's indirect ownership of securities of each Preferred Stock Subsidiary will increase as a result of the Company's capital contributions to the Operating Partnership (such as the contribution of the net proceeds of the Offering) or as limited partners exercise their redemption/exchange rights. Although the Company believes that it presently satisfies the 5% value test and plans to take steps to ensure that it satisfies such test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Operating Partnership's overall interest in either or both of the Preferred Stock Subsidiaries.

     In addition, President Clinton's 1999 Federal budget proposal contains a provision which would amend the REIT asset tests so as to prohibit REITs from owning stock of a corporation possessing more than 10% of the vote or value of all classes of stock of the corporation (other than a QRS or another REIT). This proposal would be effective with respect to stock acquired on or after the date of the first Congressional committee action with respect to the proposal (the "Action Date"). In addition, to the extent that a REIT's stock ownership is grandfathered by virtue of this effective date, such grandfathered status would terminate if the subsidiary corporation engages in a trade or business that it is not engaged in on the Action Date or acquires substantial new assets on or after such date. Accordingly, if this provision of the budget proposal is enacted in its present form, the Company's stock ownership in each of the Preferred Stock Subsidiaries would be grandfathered, but such grandfathered status would terminate as to a Preferred Stock Subsidiary if it engages in a trade or business that it is not engaged in on the Action Date or acquires substantial new assets on or after such date, even if such activities are undertaken prior to the adoption of the proposal. It is presently uncertain whether any proposal regarding REIT subsidiaries, such as the Preferred Stock Subsidiaries, will be enacted, or if enacted, what the terms of such proposal (including its effective date) will be.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the Company increasing its interest in the Operating Partnership), the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding the Company's net capital gain) and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income, minus (ii) the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount or purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of "REIT taxable income" as described in clause (i)(a) above. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. Such distributions are taxable to holders of the Company's capital stock (other than tax-exempt entities, as discussed below) in the year in which paid, even though such distributions relate to the prior year for purposes of the Company's 95% distribution requirement. The amount distributed must not be preferential -- i.e., each holder of shares of Common Stock must receive the same distribution per share, and each holder of shares of Series B Preferred Stock must receive the same distribution per share. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company currently makes timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

     It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the

Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     If the Company fails to meet the 95% distribution test due to certain adjustments (e.g., an increase in the Company's income or a decrease in its deduction for dividends paid) by reason of a judicial decision or by agreement with the IRS, the Company may be able to pay a "deficiency dividend" to its stockholders in the taxable year of the adjustment, which dividend would relate back to the year being adjusted. In such case, the Company would also be required to pay interest to the IRS and would be subject to any applicable penalty provisions.

     Furthermore, if the Company should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the following January) at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

     Earnings and Profits Distribution Requirement. In order to qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). In connection with the Formation Transactions, the Company succeeded to various tax attributes of AMB, CIF and VAF (if the mergers of CIF and VAF into AMB (the "Private REIT Mergers") were treated as tax-free reorganizations under the
Code), including any undistributed C corporation earnings and profits of such corporations. If AMB qualified as an S corporation for each year in which its activities would have created earnings and profits, and each of CIF and VAF qualified as a REIT during its existence and its Merger into the Company was treated as a tax-free reorganization under the Code, then such corporations would not have any undistributed C corporation earnings and profits. If, however, (i) either CIF or VAF failed to qualify as a REIT throughout the duration of its existence, or (ii) AMB failed to qualify as an S corporation for any year in which its activities would have created earnings and profits, then the Company would have acquired undistributed C corporation earnings and profits that, if not distributed by the Company prior to the end of its first taxable year, would prevent the Company from qualifying as a REIT.

     The Company believes that each of CIF and VAF qualified as a REIT throughout the duration of its existence and that, in any event, neither CIF nor VAF had any undistributed C corporation earnings and profits at the time of the applicable Private REIT Merger. The Company believes that AMB qualified as an S corporation since its 1989 taxable year and that its activities prior to such year did not create any earnings and profits. In addition, in connection with the IPO, counsel to CIF and VAF rendered opinions with respect to each such corporation's qualification as a REIT for Federal income tax purposes, and Latham & Watkins rendered an opinion with respect to AMB's status as an S corporation for Federal income tax purposes. Such opinions were based on certain representations and assumptions. There can be no assurance, however, that the IRS would not contend otherwise on a subsequent audit of one or more of AMB, CIF or VAF.

FAILURE OF THE COMPANY TO QUALIFY AS A REIT

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the

Company's failure to qualify as a REIT would substantially reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. In addition, a Federal budget proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a REIT in taxable years beginning after January 1, 1999, and thus could effectively preclude the Company from re-electing to be taxed as a REIT following a loss of its REIT status.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE JOINT VENTURES

     General. Substantially all of the Company's investments are held indirectly through the Operating Partnership. In addition, the Operating Partnership holds certain of its investments indirectly through the Joint Ventures. In general, partnerships are "pass-through" entities which are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company includes its proportionate share of assets held by the Operating Partnership and the Joint Ventures. See "-- Taxation of the Company -- Ownership of Partnership Interests by a REIT."

     Entity Classification. The Company's interests in the Operating Partnership and the Joint Ventures involve special tax considerations, including the possibility of a challenge by the IRS of the status of any of such partnerships as a partnership (as opposed to an association taxable as a corporation) for Federal income tax purposes. If the Operating Partnership or any of the Joint Ventures were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests (see "Taxation of the Company -- Requirements for Qualification" and "-- Asset Tests" and "-- Income Tests"), and, in turn, would prevent the Company from qualifying as a REIT. See "-- Taxation of the Company -- Failure of the Company to Qualify as a REIT" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. In addition, a change in the status of the Operating Partnership or any of the Joint Ventures for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distributions.

     The IRS has issued certain Treasury Regulations (the "Final Regulations") which provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for Federal income tax purposes. The Final Regulations apply for tax periods beginning on or after January 1, 1997 (the "Effective Date"). The Company has not requested, and does not intend to request, a ruling from the IRS that the Operating Partnership or any of the Joint Ventures will be treated as a partnership for Federal income tax purposes. However, the Company believes that the Operating Partnership and each of the Joint Ventures will be so treated.

     Allocations of Operating Partnership Income, Gain, Loss and Deduction. The Partnership Agreement provides for preferred distributions of cash and preferred allocations of income to the Company in an amount equal to the dividends payable by the Company on the Series A Preferred Stock and will be amended to provide for preferred distributions of cash and preferred allocations of income to the Company in an amount equal to the dividends payable by the Company on the Series B Preferred Stock. As a consequence, the Company will receive distributions from the Operating Partnership sufficient to pay dividends on Series A Preferred Stock and the Series B Preferred Stock before any other partner in the Operating Partnership receives a distribution. In addition, if necessary, income will be specially allocated to the Company and losses will be allocated to the other partners of the Operating Partnership in amounts necessary to ensure that the balance in the Company's capital account will at all times be equal to or in excess of the amount payable by the Company on the Series A Preferred Stock and the Series B Preferred Stock upon liquidation or redemption. All remaining items of operating income and loss will be allocated to the holders of Common Units in proportion to the number of Units or Performance Units held by each such Unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize the Company's and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of Performance Units being offset by a reduction in the gain allocation to the Company and Unitholders which were Performance Investors. Certain limited partners have agreed to guarantee debt of the Operating Partnership, either directly through a guarantee or indirectly through an agreement to make capital contributions to the Operating Partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of the Operating Partnership to holders of Common Units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of the Operating Partnership, which net loss would have otherwise been allocable to the Company.

     Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners. Accordingly, as required by Section 704(b) of the Code, the Partnership Agreement provides for certain "regulatory" allocations which, among other things, may defer the allocation of losses to the limited partners of the Operating Partnership. If an allocation is not respected under Section 704(b) of the Code for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the Partnership Agreement are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of property (such as the property contributed by certain Individual Account Investors, property contributed by the Company, which the Company acquired as successor to CIF and VAF, if the Private REIT Mergers qualified as tax-free reorganizations, and property contributed by certain other parties subsequent to the Formation Transactions), and subsequent to its formation has received additional contributions of property, which had a fair market value which differed from its adjusted tax basis at the time of contribution. Consequently, the Partnership Agreement requires that allocations relating to such properties be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners of the Operating Partnership who contributed assets having an adjusted tax basis less than their fair market value at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would have been if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such contributing partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax

Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. Such an allocation might cause the Company or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Requirements for Qualification" and "-- Annual Distribution Requirements."

     Treasury Regulations under Section 704(c) of the Code provide a partnership with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or on a specific taxable transaction such as a sale. The Operating Partnership and the Company intend to use the "traditional method" to account for Book-Tax Differences with respect to the Properties which have previously been contributed to the Operating Partnership, but they have not yet determined which method they will use to account for Book-Tax Differences with respect to properties to be contributed to the Operating Partnership in the future.

     With respect to any property purchased for cash by the Operating Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

     As used herein, the term "U.S. Stockholder" means a holder of shares of Series B Preferred Stock who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) is an estate the income of which is subject to United States Federal income taxation regardless of its source or (iv) is a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Stockholders.

     Dividends and Other Distributions. As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction otherwise available with respect to dividends received by U.S. Stockholders that are corporations. For purposes of determining whether distributions are out of current or accumulated earnings and profits, the earnings and profits of the Company will be allocated first to the Series A Preferred Stock and Series B Preferred Stock and then to the Company's Common Stock.

     If the Company properly designates any portion of a dividend as a "capital gain dividend," a holder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends paid on all classes of shares of the Company's capital stock for the year. Distributions made by the Company that are treated as capital gain dividends will be taxable to taxable U.S. Stockholders as gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending upon the period of time that the Company held the assets to which such gains were attributable, and upon certain designations, if any, which may be made by the Company, such gains may be taxable to non-corporate U.S. Stockholders at a rate of either 20%, 25% or, with respect to certain gains from sales of assets prior to January 1, 1998 (if any), 28%. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his or her shares of Series B Preferred Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset). With respect to non-corporate U.S. Stockholders, amounts described as being treated as capital gains in the preceding sentence will be taxable as long-term capital gains if the shares to which such gains are attributable have been held for more than one year, or short-term capital gains if such shares have been held for one year or less. Dividends declared by the Company in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year; provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

     Distributions made by the Company and gain arising from the sale or exchange by a U.S. Stockholder of shares of Series B Preferred Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Series B Preferred Stock (or distributions treated as such), however, will not be treated as investment income under certain circumstances.

     The Company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, the Company would pay tax on such retained net long-term capital gains. In addition, to the extent designated by the Company, a U.S. Stockholder generally would (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of the Company's taxable year falls (subject to certain limitations as to the amount so includable), (ii) be deemed to have paid the capital gains tax imposed on the Company on the designated amounts included in such U.S. Stockholder's long-term capital gains, (iii) receive a credit or refund for such amount of tax deemed paid by it, (iv) increase the adjusted basis of its shares of Series B Preferred Stock by the difference between the amount of such includable gains and the tax deemed to have been paid by it and (v) in the case of a U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

     Upon any sale, exchange or other disposition of Series B Preferred Stock to or with a person other than the Company, a U.S. Stockholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received on such sale or other disposition and (ii) the holder's adjusted tax basis in such shares of Series B Preferred Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and, in the case of a non-corporate U.S. Stockholder, will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Series B Preferred Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

     Redemption of Series B Preferred Stock. A redemption of shares of the Series B Preferred Stock will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of the Company's current and accumulated earnings and profits) at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in the Company or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of

Section 302(b) of the Code. In determining whether any of these tests have been met, shares of capital stock (including Common Stock, Series A Preferred Stock and Series B Preferred Stock and other equity interests in the Company) considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of capital stock actually owned by the holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of the Series B Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective holders of the Series B Preferred Stock are advised to consult their own tax advisors to determine such tax treatment.

     If a redemption of shares of the Series B Preferred Stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated, as to that holder, as a taxable sale or exchange. As a result, such holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of the Company's current and accumulated earnings and profits) and (ii) the holder's adjusted basis in the shares of the Series B Preferred Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held as a capital asset, and, in the case of a non-corporate U.S. Stockholder, will be mid-term or long-term capital gain or loss if such shares have been held for more than one year or more than eighteen months, respectively. In general, any loss recognized by a U.S. Stockholder upon a redemption treated as a sale or exchange of shares of Series B Preferred Stock that have been held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

     If a redemption of shares of the Series B Preferred Stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder's adjusted basis in the redeemed shares of the Series B Preferred Stock for tax purposes will be transferred to the holder's remaining shares of capital stock in the Company, if any. If the holder owns no other shares of capital stock in the Company, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

     Backup Withholding. The Company reports to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Non-U.S. Stockholders."

     Taxation of Tax-Exempt Stockholders. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (except certain tax-exempt stockholders described below) has not held its shares of Series B Preferred Stock as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of Series B Preferred Stock will not constitute UBTI unless such tax-exempt stockholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

     For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from Federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) or (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

     A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. As a result of certain limitations on transfer and ownership of Common Stock, Series A Preferred Stock and Series B Preferred Stock contained in the Charter and the Series A Articles Supplementary and the Series B Articles Supplementary, the Company does not expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing United States Federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States Federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances, including, for example, if the investment in the Company is connected to the conduct by a Non-U.S. Stockholder of a U.S. trade or business. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of Federal, state, local and foreign income tax laws with regard to an investment in the Series B Preferred Stock, including any reporting requirements.

     Distributions. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States Federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business or, if an income tax treaty applies, as attributable to a United States permanent establishment of the Non-U.S. Stockholder. Dividends that are effectively connected with such a United States trade or business (or, if an income tax treaty applies, that are attributable to a United States permanent establishment of the Non-U.S. Stockholder) will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such dividends and are generally not subject to withholding. Any such dividends received by a Non-U.S.

Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income and permanent establishment exemptions discussed above.

     Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that such excess distributions do not exceed the adjusted basis of the stockholder's Series B Preferred Stock, but rather will reduce the adjusted basis of such stock. If, at the time of the distribution, the Company is not a "domestically-controlled REIT," then the Series B Preferred Stock will constitute a "United States real property interest" and the distribution will therefore be subject to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). See "-- Sale of Series B Preferred Stock" below. For FIRPTA withholding purposes (discussed below), such distributions (i.e., distributions that are not made out of earnings and profits) will be treated as consideration for the sale or exchange of shares of Series B Preferred Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Series B Preferred Stock, they will give rise to gain from the sale or exchange of his or her stock, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. A Non-U.S. Stockholder may obtain such a refund by filing the appropriate claim for refund with the IRS.

     Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States Federal income taxation, unless (i) investment in the Series B Preferred Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above) or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     Distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. A Non-U.S. Stockholder would thus generally be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the same rates applicable to domestic stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation and is not entitled to treaty relief or exemption, as discussed above. The Company is required to withhold tax equal to 35% of the amount of any such distribution. That amount is creditable against the Non-U.S. Stockholder's United States Federal income tax liability. To the extent that such withholding exceeds the actual tax owed by the Non-U.S. Stockholder, the Non-U.S. Stockholder may claim a refund from the IRS.

     The Company or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of United States real property interests. A domestic person who holds shares of Series B

Preferred Stock on behalf of a Non-U.S. Stockholder will generally bear the burden of withholding, provided that the Company has properly provided a required notice and certain other requirements are met.

     Sale of Series B Preferred Stock. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Series B Preferred Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The Series B Preferred Stock will not constitute a "United States real property interest" so long as the Company is a "domestically-controlled REIT." A "domestically-controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes that it will be a "domestically-controlled REIT," and therefore that the sale of shares of Series B Preferred Stock will not be subject to taxation under FIRPTA. However, because the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock will be publicly traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Series B Preferred Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain, or (ii) the investment in Series B Preferred Stock is effectively connected with the non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to tax in the same manner as U.S. Stockholders with respect to such gain (except that a 30% branch profits tax may also apply as discussed above).

     If the Company does not qualify as, or ceases to be, a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Series B Preferred Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" unless the shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and the selling Non-U.S. Stockholder held no more than 5% (after applying certain constructive ownership rules) of the shares of Series B Preferred Stock during the shorter of (i) the period during which the taxpayer held such shares or (ii) the five-year period ending on the date of the disposition of such shares. If gain on the sale or exchange of shares of Series B Preferred Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder may be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price. The 10% withholding tax will not apply if the shares are "regularly traded" on an established securities market.

     Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Series B Preferred Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Series B Preferred Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Series B Preferred Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

     New Withholding Regulations. Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were recently promulgated. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, the New Withholding Regulations provide a certification rule under which a foreign stockholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends received from a United States corporation will be required to satisfy certain certification and other requirements. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed above) with respect to the portion of the distribution designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE IN "TAXATION OF NON-U.S. STOCKHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

TAX LIABILITIES AND ATTRIBUTES INHERITED FROM PREDECESSORS

     Pursuant to the Formation Transactions, the Company succeeded to certain of the assets and liabilities of the entities which participated in the Formation Transactions, including potential tax liabilities of such entities. For instance, as a result of the Private REIT Mergers and the merger of AMB into the Company, the Company acquired all of the assets and liabilities of CIF, VAF and AMB, including any tax liabilities of such corporations. The tax treatment of the Private REIT Mergers is not certain. However, the Company intends to take the position that such mergers qualified as tax-free reorganizations under the Code. If either of the Private REIT Mergers did not qualify as a tax-free reorganization under the Code, such Private REIT Merger would be treated as a taxable sale by CIF or VAF (each a "Private REIT") of its assets to the Company in exchange for shares of Common Stock of the Company, followed by the Private REIT's distribution to its stockholders of such shares in a taxable liquidation. In this case, such Private REIT would recognize gain on this deemed taxable sale. However, assuming each Private REIT at all times qualified for taxation as a REIT, in calculating its taxable income, it should be entitled to a deduction in an amount equal to the lesser of (i) its earnings and profits for its taxable year ending with the Private REIT Merger (including the earnings and profits arising from the deemed sale of the assets to the Company) or (ii) the fair market value of the Private REIT Merger consideration it was deemed to distribute to its stockholders as a result of the Private REIT Merger. As a result of such deduction, it is expected that neither CIF nor VAF would be taxable on a material amount of gain for Federal income tax purposes as a result of such transactions. If either or both of CIF and VAF recognized any such gain or failed to qualify as a REIT, or if AMB failed to qualify as an S corporation, for any year prior to the Formation Transactions, the Company could have assumed a material Federal income tax liability. In addition, because many of the properties owned by CIF and VAF had fair market values in excess of their bases, if the Private REIT Mergers were treated as tax-free reorganizations under
Section 368(a) of the Code, the Company's basis in the assets received pursuant to the applicable Private REIT Merger was lower than it would have been had such Private REIT Merger not been so treated. This lower basis would cause the Company to have lower depreciation deductions and higher gain on sale with respect to such properties than would be the case if such properties had been acquired in a taxable transaction.

     The Built-in Gain rules described under the caption "-- Taxation of the Company -- General" above would apply (i) with respect to any assets acquired by the Company from a Private REIT in connection with the Private REIT Mergers if such Private REIT Mergers qualified as tax-free reorganizations under the Code and if a Private REIT failed to qualify, for any reason, as a REIT at any time during its existence, and/or

(ii) with respect to AMB's assets on the Company's election to be taxed as a REIT, if AMB failed to qualify, for any reason, as an S corporation at any time after AMB's acquisition of any of its assets and prior to its revocation of such election in connection with the Formation Transactions. In such case, if the Company failed to make a valid election pursuant to Notice 88-19, a Private REIT would recognize taxable gain on the Private REIT Merger under the Built-in Gain rules, notwithstanding that the Private REIT Merger otherwise qualified as a tax-free reorganization under the Code, and the Company would be required to recognize taxable gain with respect to AMB's assets on its election to be taxed as a REIT under the Built-in Gain rules, notwithstanding that the Company otherwise qualified as a REIT. The liability for any tax due with respect to the gain described above would be assumed by the Company as a result of the Mergers. The Company believes that (i) each of the Private REITs qualified as a REIT throughout its existence and (ii) AMB qualified as an S corporation since its 1989 taxable year and that it did not own any assets prior to such date. However, the Company has made a protective election under Notice 88-19 with respect to each of the Private REIT Mergers, and its election to be taxed as a REIT, in order to avoid the adverse consequences that otherwise could result from such events.

OTHER TAX CONSEQUENCES

     The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company. In addition, the Preferred Stock Subsidiaries will not qualify as REITs or as partnerships and, accordingly, will be subject to Federal, state and local income taxes on its taxable income at regular corporate rates. As a result, the Preferred Stock Subsidiaries will only be able to distribute out their net after-tax earnings to their stockholders, including the Operating Partnership, thereby reducing the cash available for distribution by the Company to its stockholders.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "-- Status of the Company under ERISA," a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account (collectively, an "IRA")). This discussion does not purport to deal with all aspects of ERISA or
Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF SERIES B PREFERRED STOCK ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF SHARES OF SERIES B PREFERRED STOCK BY SUCH PLAN OR IRA. Plans should also consider the entire discussion under the heading "Material Federal Income Tax Consequences," as material contained therein is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase the Series B Preferred Stock.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in shares of Series B Preferred Stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require (i) an ERISA Plan's investments to be prudent and in the best interests of the ERISA Plan, its participants and beneficiaries, (ii) an ERISA Plan's investments to be diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, (iii) an ERISA Plan's investments to be authorized under ERISA and the terms of the governing documents of the ERISA Plan and (iv) that the fiduciary not cause the ERISA Plan to enter into transactions prohibited under Section 406 of ERISA. In determining whether an investment in shares of Series B Preferred Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history and other matters described under "Risk Factors."

     The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan (if no election has been made under Section 410(d) of the Code) or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are either authorized or not prohibited by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

STATUS OF THE COMPANY UNDER ERISA

     A prohibited transaction may occur if the assets of the Company are deemed to be assets of the investing ERISA Plans and disqualified persons deal with such assets. In certain circumstances where an ERISA Plan holds an interest in an entity, the assets of the entity are deemed to be ERISA Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is an ERISA Plan fiduciary. ERISA Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which an ERISA Plan's interest in an entity will be subject to the look-through rule.

     The Regulations apply only to the purchase by an ERISA Plan of an "equity interest" in an entity, such as stock of a REIT. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities." The Regulations also provide exceptions to the look-through rule for equity interests in certain types of entities, including any entity which qualifies as either a "real estate operating company" (a "REOC") or a "venture capital operating company" (a "VCOC").

     Under the Regulations, a "publicly-offered security" is a security that is
(i) freely transferable, (ii) part of a class of securities that is widely-held and (iii) either (a) part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or (b) sold to an ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such longer period allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the Regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then, (i) any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for Federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable and (ii) limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

     Under the Regulations, a REOC is defined as an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) which, in the ordinary course of its business, is engaged directly in real estate management or development activities. A VCOC is defined as an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in one or more operating companies with respect to which the entity has management rights and (ii) which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

     The Series B Preferred Stock of the Company is expected to meet the criteria of the publicly-offered securities exception to the look-through rule. First, the Series B Preferred Stock should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those required under Federal tax laws to maintain the Company's status as a REIT, resale restrictions under applicable Federal securities laws with respect to securities not purchased in the Offering and those owned by the Company's officers, directors and other affiliates, and voluntary restrictions agreed to by the Company and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, in connection with the Offering. Second, the Series B Preferred Stock is expected to be held by 100 or more investors and it is expected that at least 100 or more of these investors will be independent of the Company and of one another. Third, the Series B Preferred Stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act within 120 days after the end of the fiscal year of the Company during which the offering of such securities to the public occurs. In addition, the Company has obtained management rights with respect to the Operating Partnership and conducts its affairs in such a manner that it will qualify as either a REOC or VCOC under the Regulations. Accordingly, the Company believes that if an ERISA Plan purchases the Series B Preferred Stock, the Company's assets should not be deemed to be ERISA Plan assets and, therefore, that any person who exercises authority or control with respect to the Company's assets should not be an ERISA Plan fiduciary.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Underwriters named below, for whom Morgan Stanley & Co. Incorporated, Smith Barney Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Series B Preferred Stock set forth opposite the names of such Underwriters below:

                                                                 NUMBER
                                                                   OF
                            NAME                                 SHARES
                            ----                                ---------
Morgan Stanley & Co. Incorporated...........................
Smith Barney Inc. ..........................................
Goldman, Sachs & Co. .......................................
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................................
Lehman Brothers Inc. .......................................
                                                                ---------
          Total.............................................    3,000,000
                                                                =========

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Series B Preferred Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Series B Preferred Stock offered hereby if any such shares are taken.

     The Underwriters propose to offer part of the Series B Preferred Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and part to certain dealers at a price that represents a
concession not in excess of $     a share. Any Underwriter may allow, and any
such dealer may reallow, a concession to certain other dealers not in excess of
$     a share. After the initial offering of the Series B Preferred Stock, the offering price and other selling terms may from time to time be varied by the Underwriters.

     The Company has granted to the Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 450,000 additional shares of Series B Preferred Stock to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. If the Underwriters exercise this option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Series B Preferred Stock to be purchased by such Underwriter bears to the total number of shares of Series B Preferred Stock, as shown in the foregoing table.

     The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of such liabilities.

     Application has been made to list the Series B Preferred Stock on the NYSE. If so approved, trading of the Series B Preferred Stock on the NYSE is expected to commence within the 30-day period after initial delivery thereof. The Underwriters have advised the Company that they intend to make a market in the Series B Preferred Stock prior to the commencement of trading on the NYSE. The Underwriters will have no obligation to make a market in the Series B Preferred Stock, however, and may cease market-making activities, if commenced, at any time.

     The Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 30 days after the date of this Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Series B Preferred Stock, any other equity securities of the Company which are substantially similar to the Series B Preferred Stock (other than any securities of the Company which are convertible into Common Stock) or any securities convertible into or exercisable or exchangeable for shares of Series B Preferred Stock or any other equity securities of the Company which are substantially similar to the Series B Preferred Stock (other than any securities of the Company which are convertible into Common Stock) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Series B Preferred Stock, any other equity securities of the Company which are substantially similar to the Series B Preferred Stock (other than any securities of the Company which are convertible into Common Stock) or any securities convertible into or exercisable or exchangeable for shares of Series B Preferred Stock or any other equity securities of the Company which are substantially similar to the Series B Preferred Stock (other than any securities of the Company which are convertible into Common Stock), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Stock, other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to the sale of Series B Preferred Stock to the Underwriters.

     In order to facilitate the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series B Preferred Stock. Specifically, the Underwriters may stabilize the price of the Series B Preferred Stock and the Underwriters may bid for, and purchase, the Series B Preferred Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Series B Preferred Stock in the Offering, if the syndicate repurchases previously distributed Series B Preferred Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series B Preferred Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Offering will be passed upon for the Company by Latham & Watkins, San Francisco, California. Certain legal matters will be passed upon for the Underwriters by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Certain legal matters relating to Maryland law, including the validity of the issuance of the shares of Series B Preferred Stock offered hereby, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. In addition, the description of Federal income tax consequences contained in this Prospectus under the caption "Material Federal Income Tax Consequences" is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Latham & Watkins, tax counsel to the Company.

                                    EXPERTS

     The audited financial statements and schedule included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-11 (together with amendments and exhibits thereto, the "Registration Statement") filed by the Registrants with the Commission under the Securities Act. The Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Registrants and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                                    GLOSSARY

     "ACBM" means asbestos-containing building materials.

     "ADA" means the Americans with Disabilities Act of 1990.

     "affiliate" has the meaning given to it in the Securities Act.

     "AMB" means AMB Institutional Realty Advisors, Inc., a California corporation.

     "AMB Intercompany Party" means a party to the Intercompany Agreement.

     "AMB Predecessors" means collectively, AMB and certain real estate investment funds, trusts, corporations and partnerships that prior to the IPO owned the Properties, including CIF, VAF, WPF and the Individual Account Investors.

     "AMB Property Corporation" means AMB Property Corporation, a Maryland corporation with its principal office at 505 Montgomery Street, San Francisco, California 94111.

     "AMBCREA" means AMB Corporate Real Estate Advisors, Inc., a California corporation.

     "AMBI" means AMB Investments, Inc., a California corporation.

     "AMB Investment Management" means AMB Investment Management Corporation, a Maryland corporation, of which the Company owns 100% of the non-voting preferred stock (representing 95% of its economic value) and certain of the Executive Officers own 100% of the outstanding voting common stock (representing 5% of its economic value) with its operations conducted through the Investment Management Partnership and which, through the Investment Management Partnership, provides the real estate advisory services to the Company and to certain of AMB's clients which did not participate in the Formation Transactions.

     "Anchor Tenants" means retail tenants occupying more than 10,000 rentable square feet and all grocery stores and drugstores.

     "Annualized Base Rent" means the monthly contractual rent under existing leases at June 30, 1998, multiplied by 12. This amount excludes expense reimbursements and rental abatements for industrial and retail properties as well as percentage rents for retail properties.

     "Built-in Gain Asset" means an asset acquired by the Company from a corporation which is or has been a C Corporation.

     "Bylaws" means the bylaws of the Company.

     "Charter" means the Articles of Incorporation of the Company, as supplemented by the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland establishing the terms of the Series A Preferred Stock and the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland establishing the terms of the Series B Preferred Stock, and as further supplemented, and as amended or restated, from time to time.

     "CIF" means AMB Current Income Fund, Inc., a Maryland corporation.

     "Code" means the Internal Revenue Code of 1986.

     "Common Stock" means shares of common stock, par value $.01 per share, of the Company.

     "Common Units" means units of the Operating Partnership designated as common units pursuant to the Partnership Agreement.

     "Company" means AMB Property Corporation and its subsidiaries, including AMB Property, L.P. and its subsidiaries and, with respect to the period prior to the IPO, unless the context requires otherwise, the AMB Predecessors.

     "Credit Facility" means the Operating Partnership's unsecured $500 million credit facility among the Operating Partnership, MGT and a syndicate of 12 other banks.

     "Debt-to-Total Market Capitalization Ratio" means the ratio calculated based on the Company's total consolidated debt and its pro rata share of unconsolidated debt as a percentage of the market value of outstanding shares of Common Stock plus the value of the liquidation preference of outstanding shares of Preferred Stock and Units (not owned by the Company) plus the Company's total consolidated debt and its pro rata share of unconsolidated debt.

     "Eastern region" means the Eastern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Connecticut, Delaware, Kentucky, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Vermont, West Virginia and the District of Columbia.

     "Environmental Laws" means the Federal, state and local laws and regulations relating to the protection of the environment.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive Officer" means an officer of the Operating Partnership and the Company named in the table under the caption "Management."

     "expense reimbursements" means each tenant's share of taxes, insurance and operating expenses to be reimbursed to the Company.

     "FASB" means the Financial Accounting Standards Board.

     "Final Regulations" means certain finalized and published Treasury Regulations which provide that an Eligible Entity may elect to be taxed as a partnership for Federal income tax purposes.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

     "Formation Transactions" means certain transactions in which the Company, the Operating Partnership and AMB Investment Management engaged in to enable the Company to continue and grow the real estate operations of the AMB Predecessors and to enable the Company to qualify as a REIT for Federal income tax purposes commencing with its taxable year ended December 31, 1997.

     "forward-looking statements" means statements relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative thereof or other variations thereon or comparable terminology.

     "Funds from Operations" or "FFO" means income (loss) from operations before disposal of real estate properties, minority interests and extraordinary items plus depreciation and amortization, excluding depreciation of furniture, fixtures and equipment and the Company's share of the FFO of unconsolidated joint ventures less FFO attributable to minority interests in consolidated joint ventures which are not convertible into shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock dividends.

     "GAAP" means generally accepted accounting principles.

     "GP Units" means units of the Operating Partnership representing the general partnership interest therein, with generally identical rights to distributions as the Units.

     "greater than 10% stockholder" means an individual owning (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation.

     "Indemnity Consideration" means the shares of Common Stock or Units issued or cash paid pursuant to any indemnification obligation.

     "Indemnity Escrow" means an escrow available to provide for an indemnification commitment into which the Indemnity Consideration was deposited.

     "Independent Director" means a director who is not an employee, officer or affiliate of the Company or a subsidiary or division thereof, or a relative of an Executive Officer, or who is not an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from the Company in addition to director's fees.

     "Individual Account Investors" means certain individual account investors, each of which has assets under management with AMB pursuant to an investment advisory agreement.

     "Industrial Properties" means the industrial buildings comprised principally of warehouse distribution facilities which are owned by the Company.

     "in-fill" means those markets which are typified by significant population densities and low availability of land which could be developed into competitive industrial or retail properties, as applicable. Such properties allow for a more precise analysis of their trade areas and competition than properties located in areas which are undergoing substantial real estate development.

     "Intercompany Agreement" means that certain agreement dated January 1, 1993, as amended, entered into by and among AMBI, AMB, AMBCREA, AMB Properties, AMB Development, Inc., AMB Institutional Housing Partners and other related or commonly controlled business entities as may become parties thereto from to time.

     "Investment Committee" means that certain management committee which reviews and approves each investment of the Company and the Operating Partnership.

     "Investment Management Partnership" means AMB Investment Management Limited Partnership, a Maryland limited partnership, of which AMB Investment Management is the sole general partner and owns the entire capital interests, and through which the operations of AMB Investment Management are conducted.

     "Investors" means the CIF Stockholders, VAF Stockholders, WPF Investors and the Individual Account Investors.

     "IPO" means the initial public offering of the Company's common stock.

     "IRA" means an individual retirement account.

     "IRS" means the United States Internal Revenue Service.

     "Joint Ventures" means the joint ventures, limited liability companies and partnerships in which the Operating Partnership (or a subsidiary thereof) is a venturer or partner, respectively, with certain third parties.

     "look-through rule" means under certain circumstances, where an investing plan holds an interest in an entity and the assets of the entity are deemed to be Plan assets.

     "MGCL" means Maryland General Corporation Law.

     "MGT" means Morgan Guaranty Trust Company of New York.

     "Midwestern region," means the Midwestern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Illinois, Iowa, Indiana, Kansas, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin.

     "Named Executive Officers" means the Company's Chief Executive Officer and the four other most highly compensated executive officers.

     "NAIOP" means the National Association of Industrial and Office Parks.

     "NAREIM" means the National Association of Real Estate Investment Managers.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "New Withholding Regulations" means final regulations which were recently promulgated which deal with withholding tax on income paid to foreign persons and related matters.

     "Non-Anchor Tenant" refers to all tenants which are not Anchor Tenants.

     "Non-ERISA Plan" means the fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

     "NYSE" means the New York Stock Exchange.

     "Offering" means the offering of the Series B Preferred Stock made hereby.

     "Operating Partnership" means AMB Property, L.P., a Delaware limited partnership of which the Company is the general partner.

     "Ownership Limit" means, with respect to the Common Stock, actual or constructive ownership by any person of more than 9.8% of the issued and outstanding shares of Common Stock (subject to certain exceptions), with respect to the Series A Preferred Stock, actual or constructive ownership by any person of more than 9.8% of the issued and outstanding shares of the Series A Preferred Stock and, with respect to the Series B Preferred Stock, actual or constructive ownership by any person of more than 9.8% of the issued and outstanding shares of the Series B Preferred Stock, in each case, by value or number of shares, whichever is more restrictive.

     "Partnership Act" means the Delaware Uniform Limited Partnership Act.

     "Partnership Agreement" means the partnership agreement of the Operating Partnership.

     "percentage rents" means the rents calculated as a percentage of a tenant's gross sales above predetermined thresholds.

     "Performance Investors" means those investors which, immediately prior to the IPO, owned assets (either directly or through CIF, VAF or WPF) which were subject to advisory agreements with AMB and included an incentive fee provision or, in the case of WPF, a "catch up adjustment."

     "Performance Shares" means the specified portion of the Shares issuable in the Formation Transactions to Performance Investors.

     "Performance Units" means units of the Operating Partnership issued to certain officers and employees of the Operating Partnership.

     "Plan" means an ERISA Plan, a tax-qualified retirement plan or other employee benefit plan.

     "Preference Units" means the preferred units and other partnership interests of different classes and series of the Operating Partnership having such rights, preferences and other privileges, variations and designations as may be determined by the Company in its capacity as general partner of the Operating Partnership.

     "Preferred Stock" means preferred stock, $0.01 par value per share, which the Charter of the Company authorize the Board of Directors to cause the Company to issue, in series, and to establish the preferences, rights and other terms of any series so issued.

     "Preferred Stock Subsidiaries" means AMB Investment Management and Headlands Realty Corporation.

     "Prohibited Owner" means the person or entity holding shares in excess of the Ownership Limit or such other limit.

     "Prohibited Transferee" means, with respect to any purported sale, transfer, gift, assignment, devise or other disposition of shares of capital stock of the Company (or other event) which results in a transfer to a trust, as provided in the Charter, the record holder of such shares if such sale, transfer, gift, assignment, devise or other disposition had been valid under the Charter, unless such record holder would have acquired or owned shares of capital stock of the Company for another person who is the beneficial transferee or owner of such shares, in which case the Prohibited Transferee shall be such person.

     "Properties" means the Industrial Properties and the Retail Properties.

     "property operating expenses" means real estate taxes and insurance, repairs and maintenance and property operating expenses.

     "Prospectus" means the prospectus to be used in connection with the Offering of the Series B Preferred Stock.

     "QRS" means a qualified REIT subsidiary.

     "Recognition Period" means, with respect to a Built-in Gain Asset, a 10-year period beginning on the date on which the Company acquired such asset.

     "Registrable Shares" means the Shares issuable upon exchange of Units or otherwise, the holder of which has certain registration rights with respect to those Shares.

     "Registration Rights" means certain registration rights with respect to the Shares issuable upon exchange of Units or otherwise granted to investors who received Units in connection with the Formation Transactions.

     "Regulations" means regulations issued by the United States Department of Labor, effective as of March 13, 1987.

     "REIT" means a real estate investment trust under the Code.

     "Related Party Tenant" means a tenant in which a REIT, or an actual or constructive owner of 10% or more of the REIT actually or constructively owns 10% or more of such tenant.

     "REOC" means an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

     "restricted securities" has the meaning given to it in Rule 144 under the Securities Act.

     "Restricted Shares" means the "restricted securities" under the meaning of Rule 144 of the Securities Act consisting of the Shares held or to be held by Investors and the Shares reserved for issuance upon redemption of Units by Investors who elect to receive Units in exchange for their respective real property interests.

     "Retail Properties" means the retail properties comprised principally of community shopping centers which are owned by the Company.

     "Rule 144" means the rule adopted by the SEC that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "San Francisco Bay Area" means the area comprised of the nine counties in immediate proximity to the San Francisco Bay.

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Section 401(k) Plan" means the Company's Section 401(k) savings/retirement plan.

     "Secured Facility" means a 12-year non-recourse secured financing facility due December 12, 2008 which is secured by six Properties.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt Securities" means $400 million aggregate principal amount of senior debt securities sold by the Operating Partnership in an underwritten offering on June 30, 1998.

     "Series A Preferred Stock" means the Company's 8 1/2% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share.

     "Series B Preferred Stock" means the Company's      % Series B Cumulative
Redeemable Preferred Stock, par value $.01 per share.

     "Series A Preferred Unit" means the 8 1/2% Series A Cumulative Redeemable Preferred Units issued by the Operating Partnership to the Company in exchange for the net proceeds of the sale of the Series A Preferred Stock.

     "Series B Preferred Unit" means the      % Series B Cumulative Redeemable
Preferred Units issued by the Operating Partnership to the Company in exchange for the net proceeds of the sale of the Series B Preferred Stock.

     "Southern region" means the Southern region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas.

     "stabilization" means when capital improvements for repositioning, development and redevelopment programs have been completed and in effect for a sufficient period of time (but in no case more than 12 months after shell completion) to achieve market occupancy of at least 95%.

     "Stock Incentive Plan" means the Stock Option and Incentive Plan established by the Company.

     "Subsidiaries" means the subsidiaries of AMB Property Corporation and AMB Property, L.P.

     "Surviving Partnership" means a limited partnership or limited liability company which is the surviving entity of a merger, consolidation or combination of assets with the Operating Partnership.

     "Tax-Exempt Stockholder" means a stockholder exempt from taxation under the Code.

     "Termination Transaction" means, with respect to the Company, any merger, consolidation or other combination with or into another person, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests, unless in connection with such transaction, all holders of Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of Shares into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one Share in consideration of one Share pursuant to such transaction.

     "Transferee" means an assignee, legatee, distributee or other transferee of all or any portion of a partner's interest in the Operating Partnership.

     "Treasury Regulations" means the IRS regulations.

     "UBTI" or "unrelated business taxable income" means unrelated business taxable income as defined in Section 512 of the Code.

     "Underwriters" means those underwriters named herein for whom Morgan Stanley & Co. Incorporated, Smith Barney Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. are acting as representatives.

     "Underwriting Agreement" means that certain underwriting agreement pursuant to which the Underwriters have severally agreed to purchase, and the Company has agreed to sell to them, severally, the number of shares of the Series B Preferred Stock as set forth on the table under the caption "Underwriters" herein.

     "Unitholder" means a holder of Units or Performance Units.

     "Units" means Common Units and Preference Units of the Operating
Partnership.

     "U.S. Stockholder" means a holder of shares of Series B Preferred Stock who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof,
(iii) is an
estate, the income of which is subject to United States Federal income taxation regardless of its source or (iv) is a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Stockholders.

     "VAF" means AMB Value Added Fund, Inc., a Maryland corporation.

     "VCOC" means an entity (i) which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost invested in one or more operating companies with respect to which the entity has management rights and (ii) which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

     "Western region" means the Western region of the United States as defined by the National Council of Real Estate Investment Fiduciaries which includes the states of Alaska, Arizona, California, Colorado, Hawaii, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming.

     "White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of the NAREIT in March 1995.

     "WPF" means AMB Western Properties Fund-I, a California limited partnership.

                         INDEX TO FINANCIAL INFORMATION

                                                              PAGE
                                                              ----
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
  AMB PROPERTY CORPORATION
  -- Background.............................................    F-4
  -- Pro forma condensed consolidated balance sheet as of
     June 30, 1998..........................................    F-5
  -- Notes to pro forma condensed consolidated balance
     sheet..................................................    F-6
  -- Pro forma condensed consolidated statement of
     operations for the six months ended June 30, 1998......    F-7
  -- Notes to pro forma condensed consolidated statement of
     operations.............................................    F-8
  -- Pro forma condensed consolidated statement of
     operations for the year ended December 31, 1997........   F-11
  -- Notes to pro forma condensed consolidated statement of
     operations.............................................   F-12
HISTORICAL FINANCIAL INFORMATION
  AMB PROPERTY CORPORATION -- June 30, 1998
  -- Consolidated balance sheets as of December 31, 1997 and
     June 30, 1998 (unaudited)..............................   F-18
  -- Consolidated statements of operations for the six and
     three months ended June 30, 1997 and 1998
     (unaudited)............................................   F-19
  -- Consolidated statements of cash flows for the six
     months ended June 30, 1997 and 1998 (unaudited)........   F-20
  -- Consolidated statements of stockholders' equity for the
     six months ended June 30, 1998 (unaudited).............   F-21
  -- Notes to consolidated financial statements
     (unaudited)............................................   F-22
  AMB PROPERTY CORPORATION -- December 31, 1996 and 1997
  -- Report of independent public accountants...............   F-27
  -- Consolidated balance sheets as of December 31, 1996 and
     1997...................................................   F-28
  -- Consolidated statements of operations for the years
     ended December 31, 1995, 1996 and 1997.................   F-29
  -- Consolidated statements of cash flows for the years
     ended December 31, 1995, 1996 and 1997.................   F-30
  -- Consolidated statements of stockholders' equity for the
     years ended December 31, 1995, 1996 and 1997...........   F-31
  -- Notes to consolidated financial statements.............   F-32
  -- Schedule III -- Consolidated Real Estate and
     Accumulated Depreciation as of December 31, 1997.......   F-41
  AMB CONTRIBUTED PROPERTIES -- December 31, 1995, 1996 and
     1997
  -- Report of independent public accountants...............   F-46
  -- Combined balance sheets as of December 31, 1995 and
     1996 and September 30, 1997 (unaudited)................   F-47
  -- Combined statements of operations for the years ended
     December 31, 1994, 1995 and 1996, the nine months ended
     September 30, 1996 (unaudited) and the period from
     January 1, 1997 to November 25, 1997(unaudited)........   F-48
  -- Combined statements of owners' equity for the years
     ended December 31, 1994, 1995 and 1996 and the nine
     months ended September 30, 1997 (unaudited)............   F-49

                                                              PAGE
                                                              ----
  -- Combined statements of cash flows for the years ended
     December 31, 1994, 1995 and 1996, the nine months ended
     September 30, 1996 (unaudited) and the period from
     January 1, 1997 to November 25, 1997(unaudited)........   F-50
  -- Notes to combined financial statements.................   F-51

  Boston Industrial Portfolio
  -- Report of independent public accountants...............   F-57
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and for the period
     from January 1, 1998 to March 27, 1998 (unaudited).....   F-58
  -- Notes to combined statements of revenues and certain
     expenses...............................................   F-59

  The Jamesburg Property
  -- Report of independent public accountants...............   F-61
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1997 and for the period from
     January 1, 1998 to March 20, 1998 (unaudited)..........   F-62
  -- Notes to statements of revenues and certain expenses...   F-63

  Orlando Central Park
  -- Report of independent public accountants...............   F-64
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1997 and for the period from
     January 1, 1998 to March 24, 1998 (unaudited)..........   F-65
  -- Notes to statements of revenues and certain expenses...   F-66

  Totem Lake Malls
  -- Report of independent public accountants...............   F-67
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1997 and for the period from
     January 1, 1998 to March 6, 1998 (unaudited)...........   F-68
  -- Notes to statements of revenues and certain expenses...   F-69

  Garland Industrial Portfolio
  -- Report of independent public accountants...............   F-70
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and for the period
     from January 1, 1998 to June 18, 1998..................   F-71
  -- Notes to statements of revenues and certain expenses...   F-72

  Minnetonka Industrial Portfolio
  -- Report of independent public accountants...............   F-73
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and for the period
     from January 1, 1998 to June 18, 1998 (unaudited)......   F-74
  -- Notes to combined statements of revenues and certain
     expenses...............................................   F-75

  Crysen Corridor Warehouse
  -- Report of independent public accountants...............   F-77
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1997 and for the period from
     January 1, 1998 to June 30, 1998 (unaudited)...........   F-78
  -- Notes to statements of revenues and certain expenses...   F-79

                                                              PAGE
                                                              ----
  Amberjack Portfolio
  -- Report of independent public accountants...............   F-81
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and the period
     from January 1, 1998 to June 30, 1998 (unaudited)......   F-82
  -- Notes to statements of revenues and certain expenses...   F-83

  Willow Lake Portfolio
  -- Report of independent public accountants...............   F-84
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and the period
     from January 1, 1998 to June 30, 1998 (unaudited)......   F-85
  -- Notes to statements of revenues and certain expenses...   F-86

  Willow Park Portfolio
  -- Report of independent public accountants...............   F-88
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1997 and the period
     from January 1, 1998 to June 30, 1998 (unaudited)......   F-89
  -- Notes to statements of revenues and certain expenses...   F-90

  Cabot Industrial Portfolio
  -- Report of independent public accountants...............   F-92
  -- Combined statements of revenues and certain expenses
     for the year ended December 31, 1996 and the period
     from January 1, 1997 to December 30, 1997
     (unaudited)............................................   F-93
  -- Notes to combined statements of revenue and certain
     expenses...............................................   F-94

  Cabot Business Park
  -- Report of independent public accountants...............   F-96
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1996 and the period from
     January 1, 1997 to September 15, 1997 (unaudited)......   F-97
  -- Notes to statements of revenues and certain expenses...   F-98

  Manhattan Village Shopping Center
  -- Report of independent public accountants...............   F-99
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1996 and for the period from
     January 1, 1997 to August 19, 1997 (unaudited).........  F-100
  -- Notes to statements of revenues and certain expenses...  F-101

  Weslayan Plaza
  -- Report of independent public accountants...............  F-102
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1996 and for the period from
     January 1, 1997 to September 30, 1997 (unaudited)......  F-103
  -- Notes to statements of revenues and certain expenses...  F-104

  Silicon Valley R&D Portfolio
  -- Report of independent public accountants...............  F-105
  -- Statements of revenues and certain expenses for the
     year ended December 31, 1996 and for the period from
     January 1, 1997 to September 30, 1997 (unaudited)......  F-106
  -- Notes to statements of revenues and certain expenses...  F-107

                            AMB PROPERTY CORPORATION

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

BACKGROUND

     The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 has been prepared to reflect: (i) the acquisition of properties subsequent to June 30, 1998, (ii) the sale of Series A Preferred Shares and the application of the net proceeds therefrom, (iii) the Offering and the application of the net proceeds therefrom and (iv) certain other adjustments as if such transactions and adjustments had occurred on June 30, 1998. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared to reflect: (i) the incremental effect of the acquisition of properties during 1998 and 1997, (ii) the incremental effect of the disposition or partial disposition of properties during 1997, (iii) the IPO and Formation Transactions, (iv) pro forma debt and other adjustments resulting from the sale of Senior Debt Securities, the sale of Series A Preferred Shares and the Offering and the application of the resulting net proceeds and (v) certain other adjustments as if such transactions and adjustments had occurred on January 1, 1997.

     These unaudited pro forma condensed consolidated statements should be read in connection with the historical combined financial statements and notes thereto of the AMB Contributed Properties and the consolidated financial statements and notes thereto of AMB Property Corporation included elsewhere in this Prospectus. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the IPO and Formation Transactions, the sale of Senior Debt Securities, the sale of Series A Preferred Shares and the Offering and the application of the resulting net proceeds, property acquisitions and dispositions and certain other transactions.

     The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                            AMB PROPERTY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998
                           (UNAUDITED, IN THOUSANDS)

                                                                    SALE OF
                                                                   SERIES A
                                                    PROPERTY       PREFERRED   PRE-OFFERING
                                    COMPANY(1)   ACQUISITIONS(2)    SHARES      PRO FORMA     OFFERING(4)    PRO FORMA
                                    ----------   ---------------   ---------   ------------   -----------   -----------
              ASSETS
Investments in real estate, net...  $2,967,621      $258,859       $      --    $3,226,480    $        --   $3,226,480
Cash and cash equivalents.........      29,167        (7,031)             --        22,136             --       22,136
Other assets......................      36,318            --              --        36,318             --       36,318
                                    ----------      --------       ---------    ----------    -----------   ----------
         Total assets.............  $3,033,106      $251,828       $      --    $3,284,934    $        --   $3,284,934
                                    ==========      ========       =========    ==========    ===========   ==========
  LIABILITIES AND STOCKHOLDERS'
               EQUITY
Secured debt......................  $  592,430      $ 71,506       $      --    $  663,936    $        --   $  663,936
Unsecured credit facilities.......     137,000       163,850         (96,850)      204,000        (71,600)     132,400
Senior debt securities............     400,000            --              --       400,000             --      400,000
Other liabilities.................      84,508            --              --        84,508             --       84,508
                                    ----------      --------       ---------    ----------    -----------   ----------
         Total liabilities........   1,213,938       235,356         (96,850)    1,352,444        (71,600)   1,280,844
                                    ----------      --------       ---------    ----------    -----------   ----------
Minority interests................     149,751        16,472              --       166,223             --      166,223
                                    ----------      --------       ---------    ----------    -----------   ----------
Stockholders' Equity
  Series A Preferred Stock........          --            --          96,850        96,850             --       96,850
  Series B Preferred Stock........          --            --              --            --         71,600       71,600
  Common Shares...................         859            --              --           859             --          859
  Additional paid-in capital......   1,668,558            --              --     1,668,558             --    1,668,558
  Retained earnings...............          --            --              --            --             --           --
                                    ----------      --------       ---------    ----------    -----------   ----------
         Total equity.............   1,669,417            --          96,850     1,766,267         71,600    1,837,867
                                    ----------      --------       ---------    ----------    -----------   ----------
         Total liabilities and
           stockholder's equity...  $3,033,106      $251,828       $      --    $3,284,934    $        --   $3,284,934
                                    ==========      ========       =========    ==========    ===========   ==========

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     1. Reflects the historical consolidated balance sheet of AMB Property Corporation as of June 30, 1998. See the historical consolidated financial statements and notes thereto of AMB Property Corporation included elsewhere in this Prospectus.

     2. Reflects property acquisitions subsequent to June 30, 1998 for an estimated total purchase price of approximately $258,859, including estimated acquisition costs. The Company has funded these acquisitions through (i) borrowings under its Credit Facility of approximately $163,850, (ii) cash on hand of approximately $7,031 (iii) the issuance of Operating Partnership Units in the amount of approximately $16,472, and (iv) the assumption of approximately $71,506 in secured debt. Property acquisitions include the following properties:

                PROPERTY NAME                   ACQUISITION PRICE
                -------------                   -----------------
Suffolk Industrial............................      $  7,746
Chemway Industrial............................        11,733
Amberjack Portfolio...........................        78,468
Willow Lake Portfolio.........................        60,489
Willow Park Portfolio.........................       100,423
                                                    --------
                                                    $258,859
                                                    ========

     3. Reflects the effect of (i) the sale of Series A Preferred Shares in the amount of $100,000, resulting in net proceeds of approximately $96,850 after payment of approximately $3,150 of offering costs and underwriting fees and (ii) the repayment of borrowings under the Credit Facility of approximately $96,850 using the net proceeds of the sale of Series A Preferred Shares.

     4. Reflects the effect of the Offering, including (i) the issuance of Series B Preferred Stock in the amount of $75,000, resulting in assumed net proceeds of approximately $71,600 after payment of approximately $3,400 of offering costs and underwriting fees and (ii) the repayment of borrowings under the Credit Facility of approximately $71,600.

                            AMB PROPERTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                PRO FORMA
                                                            1998 PROPERTY    DEBT ADJUSTMENTS
                                            COMPANY(1)     ACQUISITIONS(2)   AND OFFERINGS(3)    PRO FORMA
                                          --------------   ---------------   ----------------   -----------
REVENUES
Rental revenue..........................   $   159,003         $29,918           $     --       $   188,921
Interest and other income...............         1,796           2,543                 --             4,339
                                           -----------         -------           --------       -----------
          Total revenues................       160,799          32,461                 --           193,260
                                           -----------         -------           --------       -----------
OPERATING EXPENSES
Real estate taxes and property operating
  expenses..............................        42,504           7,667                 --            50,171
Interest expense........................        27,561              --             12,650            40,211
Depreciation and amortization...........        25,302           4,213                 --            29,515
General, administrative and other.......         5,862              --                 --             5,862
                                           -----------         -------           --------       -----------
          Total operating expenses......       101,229          11,880             12,650           125,759
                                           -----------         -------           --------       -----------
Income from operations before minority
  interests.............................        59,570          20,581            (12,650)           67,501
Minority interests' share of net
  income................................        (3,686)         (1,749)                --            (5,435)
                                           -----------         -------           --------       -----------
          Net income....................        55,884          18,832            (12,650)           62,066(4)
Preferred stock dividends...............            --              --             (7,438)           (7,438)
                                           -----------         -------           --------       -----------
Net income available to common
  stockholders..........................   $    55,884         $18,832           $(20,088)      $    54,628
                                           ===========         =======           ========       ===========
Net income per share
  Basic.................................   $      0.65                                          $      0.64
                                           ===========                                          ===========
  Diluted...............................   $      0.65                                          $      0.63
                                           ===========                                          ===========
Weighted average shares outstanding
  Basic.................................    85,874,513                                           85,874,513
                                           ===========                                          ===========
  Diluted...............................    86,222,175                                           86,284,736
                                           ===========                                          ===========

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     1. Reflects the historical consolidated operations of AMB Property Corporation for the six months ended June 30, 1998. See the historical consolidated financial statements and notes thereto of AMB Property Corporation included elsewhere in this Prospectus.

     2. Reflects the incremental effects of properties acquired subsequent to December 31, 1997 based on the operations of such properties for periods prior to acquisition by the Company. Below is a summary of the incremental effect of such properties:

                                                                         REAL ESTATE TAXES   REVENUES IN
                                                                           AND PROPERTY       EXCESS OF
                                                          RENTAL AND         OPERATING         CERTAIN
                                                        OTHER REVENUES       EXPENSES         EXPENSES
                                                        --------------   -----------------   -----------
Boston Industrial Portfolio...........................     $ 2,853            $  (108)         $ 2,745
Jamesburg Property....................................       1,466               (543)             923
Orlando Central Park..................................         804               (260)             544
Totem Lake Malls......................................         758               (277)             481
Garland Industrial Portfolio..........................       1,966               (412)           1,554
Minnetonka Industrial Portfolio.......................       2,022               (768)           1,254
Crysen Corridor Warehouse.............................         248                (62)             186
Amberjack Portfolio...................................       5,078             (1,844)           3,234
Willow Lake Portfolio.................................       2,712               (629)           2,083
Willow Park Portfolio.................................       6,514             (1,338)           5,176
Other properties......................................       5,497             (1,426)           4,071
                                                           -------            -------          -------
                                                           $29,918            $(7,667)         $22,251
                                                           =======            =======          =======

     Four of the property acquisitions, Jamesburg Property, Corporate Park Industrial, Garland Industrial Portfolio and Minnetonka Industrial Portfolio, represent a joint venture with a client of AMB Investment Management in which the Company owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, minority interest of $1,749 has been reflected relative to these acquisitions.

     See the statements of revenues and certain expenses of Boston Industrial Portfolio, Jamesburg Property, Orlando Central Park, Totem Lake Malls, Garland Industrial Portfolio, Minnetonka Industrial Portfolio, Crysen Corridor Warehouse, Amberjack Portfolio, Willow Lake Portfolio and Willow Park Portfolio included elsewhere in this Prospectus.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The following table sets forth the incremental revenues and certain expenses for periods prior to acquisition for other properties acquired in 1998, but not included in the statements of revenues and certain expenses of the Boston Industrial Portfolio, Jamesburg Property, Orlando Central Park, Totem Lake Malls, Garland Industrial Portfolio, Minnetonka Industries Portfolio, Crysen Corridor Warehouse, Amberjack Portfolio, Willow Lake Portfolio and Willow Park Portfolio included elsewhere in this Prospectus.

                                               REAL ESTATE
                                                TAXES AND
                                                PROPERTY       REVENUES IN
                                     RENTAL     OPERATING       EXCESS OF
        PROPERTY ACQUIRED           REVENUES    EXPENSES     CERTAIN EXPENSES
        -----------------           --------   -----------   ----------------
Wilsonville.......................  $   167      $   (41)         $  126
Atlanta South Phase III...........      116          (30)             86
Mansfield Industrial Portfolio....       71           (2)             69
Corporate Park Industrial.........      757         (130)            627
Cascade...........................       44          (11)             33
Northridge........................      108          (43)             65
Minneapolis Industrial
  Portfolio.......................      592         (230)            362
Houston Service Center............      706         (249)            457
Meadowridge Business Park.........    1,058         (238)            820
Northwest Business Center.........      323          (75)            248
Forbes............................       --           --              --
Southfield........................       --           --              --
Suffolk...........................      165          (42)            123
Alsip Industrial..................      374         (106)            268
Suffolk Industrial................      427         (108)            319
Chemway Industrial................      589         (121)            468
                                    -------      -------          ------
                                    $ 5,497      $(1,426)         $4,071
                                    =======      =======          ======

     Two of the acquisitions above, Forbes and Southfield, represent the purchase of vacant buildings which are in the process of being leased. As such, no property operations have been reflected in the accompanying pro forma statement of operations relative to these acquisitions.

     Also reflects the acquisition of a non-controlling unconsolidated limited partnership interest in an existing real estate joint venture which owns the DuPage Elk Grove Property. As such, the Company's share of equity in earnings of this joint venture of $2,543 is included in interest and other income in the accompanying pro forma statement of operations.

     Also reflects the estimated incremental depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     3. Reflects an adjustment to derive pro forma interest expense, which is based upon the pro forma debt balances as of June 30, 1998. The calculation of pro forma interest expense is as follows:

Secured debt, pro forma balance of $647,137 (before premium
  of $16,799), assumed interest rate of 7.91%...............  $25,595
Credit Facility, pro forma balance of $132,400, assumed
  interest rate of 6.59%....................................    4,362
Senior Debt Securities, pro forma balance of $400,000,
  weighted average interest rate of 7.175%..................   14,350
Amortization of debt premium, actual amounts amortized
  during the period.........................................   (1,769)
Amortization of deferred financing costs, $6,434 balance, 3
  to 17 year terms..........................................      495
Unused Credit Facility fees, unused pro forma balance of
  $367,600, fee of 0.15%....................................      276
Capitalized interest, actual amounts capitalized during the
  period....................................................   (3,098)
                                                              -------
Pro forma interest expense..................................  $40,211
                                                              =======

     The net change in interest expense is the result of the repayment of borrowings on the Credit Facility of approximately $168,450 with the net proceeds from the sale of the Senior Debt Securities, the sale of Series A Preferred Shares and the Offering.

     Also reflects the payment of pro forma Series A Preferred Stock dividends at a dividend rate of 8.5% and Series B Preferred Stock dividends at an assumed dividend rate.

     4. The pro forma taxable income of the Company for the twelve months ended June 30, 1998 is approximately $110,797, which is based upon pro forma income from operations before minority interest of approximately $117,230, plus book depreciation and amortization of approximately $53,651 less other book/tax differences of approximately $7,092 and less tax depreciation and amortization of approximately $52,992.

                            AMB PROPERTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                 AMB                                                IPO AND
                                             CONTRIBUTED     1997 PROPERTY     1997 PROPERTY       FORMATION       1997 AS
                               COMPANY(1)   PROPERTIES(2)   ACQUISITIONS(3)   DISPOSITIONS(4)   TRANSACTIONS(5)    ADJUSTED
                               ----------   -------------   ---------------   ---------------   ---------------   ----------
REVENUES
Rental revenue...............  $  26,465      $207,391          $47,554           ($1,200)         $  2,455       $  282,665
Interest and other income....     29,597         1,217              176                --           (28,981)           2,009
                               ----------     --------          -------           -------          --------       ----------
        Total revenues.......     56,062       208,608           47,730            (1,200)          (26,526)         284,674
                               ----------     --------          -------           -------          --------       ----------
OPERATING EXPENSES
Real estate taxes and
  property operating
  expenses...................      8,899        72,452           10,815              (363)          (10,325)          81,478
Interest expense.............      3,528        45,009               --               (75)           (3,033)          45,429
Depreciation and
  amortization...............      4,195        32,616               --              (157)            9,232           45,886
General, administrative and
  other......................     20,555           823               --                --           (13,400)           7,978
                               ----------     --------          -------           -------          --------       ----------
        Total operating
          expenses...........     37,177       150,900           10,815              (595)          (17,526)         180,771
                               ----------     --------          -------           -------          --------       ----------
Income from operations before
  disposal of real estate and
  minority interests.........     18,885        57,708           36,915              (605)           (9,000)         103,903
Gain on disposal of real
  estate.....................         --           360               --              (360)               --               --
                               ----------     --------          -------           -------          --------       ----------
Income from operations before
  minority interests.........     18,885        58,068           36,915              (965)           (9,000)         103,903
Minority interests' share of
  net income.................       (657)         (884)            (296)               --            (2,558)          (4,395)
                               ----------     --------          -------           -------          --------       ----------
Net income...................     18,228        57,184           36,619              (965)          (11,558)          99,508
Preferred Stock Dividends....         --            --               --                --                                 --
                               ----------     --------          -------           -------          --------       ----------
Net income available to
  common stockholders........  $  18,228      $ 57,184          $36,619           $  (965)         $(11,558)      $   99,508
                               ==========     ========          =======           =======          ========       ==========
Net income per share
  Basic......................  $    1.39                                                                          $     1.16
                               ==========                                                                         ==========
  Diluted....................  $    1.38                                                                          $     1.16
                               ==========                                                                         ==========
Weighted average shares
  outstanding
  Basic......................  13,140,218                                                                         85,874,513
                               ==========                                                                         ==========
  Diluted....................  13,168,036                                                                         86,156,556
                               ==========                                                                         ==========

                                                  PRO FORMA
                                                     DEBT
                                                 ADJUSTMENTS
                                1998 PROPERTY        AND
                               ACQUISITIONS(6)   OFFERINGS(7)   PRO FORMA
                               ---------------   ------------   ----------
REVENUES
Rental revenue...............      $79,850         $     --     $  362,515
Interest and other income....        5,086               --          7,095
                                   -------         --------     ----------
        Total revenues.......       84,936               --        369,610
                                   -------         --------     ----------
OPERATING EXPENSES
Real estate taxes and
  property operating
  expenses...................       20,923               --        102,401
Interest expense.............           --           37,633         83,062
Depreciation and
  amortization...............       11,744               --         57,630
General, administrative and
  other......................           --               --          7,978
                                   -------         --------     ----------
        Total operating
          expenses...........       32,667           37,633        251,071
                                   -------         --------     ----------
Income from operations before
  disposal of real estate and
  minority interests.........       52,269          (37,633)       118,539
Gain on disposal of real
  estate.....................           --               --             --
                                   -------         --------     ----------
Income from operations before
  minority interests.........       52,269          (37,633)       118,539
Minority interests' share of
  net income.................       (5,152)              --         (9,547)
                                   -------         --------     ----------
Net income...................       47,117          (37,633)       108,992
Preferred Stock Dividends....           --          (14,875)       (14,875)
                                   -------         --------     ----------
Net income available to
  common stockholders........      $47,117         $(52,508)    $   94,117
                                   =======         ========     ==========
Net income per share
  Basic......................                                   $     1.10
                                                                ==========
  Diluted....................                                   $     1.09
                                                                ==========
Weighted average shares
  outstanding
  Basic......................                                   85,874,513
                                                                ==========
  Diluted....................                                   86,156,556
                                                                ==========

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     1. Reflects the historical consolidated operations of AMB Property Corporation for the period from November 26, 1997 to December 31, 1997. See the historical consolidated financial statements and notes thereto of AMB Property Corporation included elsewhere in this Prospectus.

     2. Reflects the historical combined operations of the AMB Contributed Properties for the period from January 1, 1997 to November 25, 1997. See the historical combined financial statements and notes thereto of the AMB Contributed Properties included elsewhere in this Prospectus.

     3. Reflects the incremental effects of properties acquired during the year ended December 31, 1997 based on the historical operations of such properties for periods prior to acquisition by the Company or the owners of the AMB Contributed Properties. Below is a summary of the incremental effect of such properties:

                                                                                     SILICON VALLEY
                           CABOT INDUSTRIAL       CABOT       MANHATTAN   WESLAYAN        R&D           OTHER
                              PORTFOLIO       BUSINESS PARK    VILLAGE     PLAZA       PORTFOLIO      PROPERTIES    TOTAL
                           ----------------   -------------   ---------   --------   --------------   ----------   --------
Rental revenues..........      $22,995           $4,734        $ 5,467     $3,259        $2,958        $ 8,141     $ 47,554
Real estate taxes and
  property operating
  expenses...............       (4,775)            (895)        (1,928)      (990)         (311)        (1,916)     (10,815)
                               -------           ------        -------     ------        ------        -------     --------
Pro forma effect.........      $18,220           $3,839        $ 3,539     $2,269        $2,647        $ 6,225     $ 36,739
                               =======           ======        =======     ======        ======        =======     ========

     One of the acquisitions above, Manhattan Village, represents the acquisition of a property and the formation of several joint ventures that own the property, in which the Company owns a 90% interest. The joint venture is accounted for on a consolidated basis, and accordingly, a 10% minority interest has been reflected relative to this acquisition.

     See the statements of revenues and certain expenses of Cabot Industrial Portfolio, Cabot Business Park, Manhattan Village, Weslayan Plaza and Silicon Valley R&D Portfolio included elsewhere in this Prospectus.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The following table sets forth the incremental revenues and certain expenses for periods prior to acquisition for other properties acquired in 1997 but not included in the statements of revenues and certain expenses for Cabot Industrial Portfolio, Cabot Business Park, Manhattan Village, Weslayar Plaza and Silicon Valley R & D Portfolio. See "Business and Properties."

                                                     REAL ESTATE
                                                      TAXES AND
                                                      PROPERTY        REVENUES IN
                                          RENTAL      OPERATING        EXCESS OF
           PROPERTY ACQUIRED             REVENUES     EXPENSES      CERTAIN EXPENSES
           -----------------             --------    -----------    ----------------
Shady Oak..............................  $   326       $   (70)         $   256
Metric Center..........................      635           (50)             585
Southfield.............................      171           (40)             131
Atlanta South Phase II.................      109           (57)              52
O'Hare Industrial Portfolio
  (Ardmore)............................      265           (74)             191
Windsor Court..........................      151           (53)              98
Beacon Building 8......................      765          (180)             585
Greenleaf..............................      177           (74)             103
Boulden................................    1,070          (269)             801
Mid-Atlantic Business Center...........    1,537          (414)           1,123
Brittania Business Park................    1,058          (212)             846
Rockford Road..........................       64            (6)              58
Patuxent...............................      509          (113)             396
Executive..............................      588          (175)             413
Acer Distribution......................      716          (129)             587
                                         -------       -------          -------
                                         $ 8,141       $(1,916)         $ 6,225
                                         =======       =======          =======

     4. Reflects the incremental effects of the disposition or partial disposition of properties during 1997, based upon the historical operations of such properties. See Note 7 to the historical combined financial statements of the AMB Contributed Properties included elsewhere in this Prospectus.

     5. Reflects the effects of the application of purchase accounting as a result of the IPO and Formation Transactions, resulting in pro forma expense adjustments as follows: (i) an increase in depreciation expense of $9,232, (ii) the reclassification of certain property-related expenses from general and administrative expense to property operating expense (due to the internalization of management) of approximately $5,196 and (iii) a net increase in general, administrative and other expenses of $5,958, after reclassification of property-related expenses. Such changes are based upon actual expenses incurred during 1997 adjusted for (a) the estimated changes in costs due to operating as a public entity including investor relations, accounting and legal fees and other costs related to the internalization of management and (b) certain reclassifications to reflect the Company's new organizational structure as a result of the IPO. Estimated depreciation and amortization has been based upon asset lives of 5 to 40 years.

     Also reflects the elimination of advisory fees charged by the Company's predecessor, AMB, to the owners of the AMB Contributed Properties of $15,521 (excluding approximately $2,027 in real estate acquisition fees paid to AMB which have been accounted for as acquisition costs by the owners of the AMB Contributed Properties and accordingly capitalized as investments in real estate). Also reflects the elimination of investment management and advisory fees earned by AMB of $28,756 and related expenses of $19,358

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

resulting from the change in the Company's operations from an investment manager to a real estate operating company.

     Also reflects an adjustment to historical interest expense to derive 1997 as adjusted interest expense, which is based upon the Company's debt balances as of December 31, 1997. The calculation of 1997 as adjusted interest expense is as follows:

Secured debt, balance of $517,366 (before premium of
  $18,286),
  assumed interest rate of 7.82%............................  $40,458
Credit Facility, balance of $150,000, assumed interest rate
  of 6.90%..................................................   10,350
Amortization of debt premium, $18,286 balance, 8 year
  term......................................................   (2,924)
Amortization of financing costs, $900 balance, 3 year
  term......................................................      300
Unused Credit Facility fees, unused balance of $350,000, fee
  of 0.20%..................................................      700
Capitalized interest, average historical construction in
  process of $48,303, overall weighted average interest rate
  of 7.5%...................................................   (3,455)
                                                              -------
1997 as adjusted interest expense...........................  $45,429
                                                              =======

     Also reflects an adjustment to record rental revenues on a straight-line basis for the Properties from January 1, 1997, the assumed date of acquisition by the Company. Rental income has not been included for any properties for periods prior to completion of their construction and availability for occupancy. The pro forma straight-line rent adjustment for the year ended December 31, 1997 is calculated as the difference between (i) pro forma straight-line rental revenues of $5,447 and (ii) historical straight-line rental revenues of $2,992.

     Also reflects an adjustment to reflect the incremental effect of establishing the Company's investment in AMB Investment Management, the income from which is included in interest and other income. The pro forma operations of AMB Investment Management and the Company's share of AMB Investment Management's net income based upon its 95% economic interest are as follows:

Advisory revenues...........................................  $ 5,487
General and administrative expenses.........................   (4,465)
Depreciation and amortization...............................      (72)
                                                              -------
Income before income taxes..................................      950
Income taxes (at assumed effective tax rate of 40%).........     (380)
                                                              -------
Income before minority interest.............................      570
Minority interest...........................................      (17)
                                                              -------
Net income..................................................  $   553
                                                              -------
Company's share of net income...............................  $   525
                                                              =======

     Advisory revenues consist of actual fees earned by AMB for the period from January 1, 1997 to November 25, 1997 from the assets that are managed by AMB Investment Management and the actual results of AMB Investment Management for the period from November 26, 1997 to December 31, 1997.

     General and administrative expenses consist of direct costs and indirect costs allocated to AMB Investment Management by the Company. Such indirect costs have been allocated based upon the percentage of total assets managed by AMB Investment Management.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     In addition to its share of AMB Investment Management's net income, the Company received an acquisition fee for acquisition services provided to AMB Investment Management in 1997. The pro forma fee for 1997 amounts to $750.

     6. Reflects the incremental effects of properties acquired subsequent to December 31, 1997 based on the operations of such properties for periods prior to acquisition by the Company. Below is a summary of the incremental effect of such properties:

                                                  REAL ESTATE TAXES      REVENUES IN
                                       RENTAL        AND PROPERTY         EXCESS OF
                                      REVENUES    OPERATING EXPENSES   CERTAIN EXPENSES
                                      --------    ------------------   ----------------
Boston Industrial Portfolio.........  $10,403          $   (802)           $ 9,601
Jamesburg Property..................    6,774            (2,510)             4,264
Orlando Central Park................    3,249            (1,069)             2,180
Totem Lake Malls....................    2,822            (1,293)             1,529
Garland Industrial Portfolio........    4,159              (961)             3,198
Minnetonka Industrial Portfolio.....    4,294            (1,622)             2,672
Crysen Corridor Warehouse...........      536              (113)               423
Amberjack Portfolio.................    9,527            (3,142)             6,385
Willow Lake Portfolio...............    5,214            (1,231)             3,983
Willow Park Portfolio...............   10,119            (2,213)             7,906
Other properties....................   22,753            (5,967)            16,786
                                      -------          --------            -------
                                      $79,850          $(20,923)           $58,927
                                      =======          ========            =======

     Four of the property acquisitions, Jamesburg Property, Corporate Park Industrial, Garland Industrial Portfolio and Minnetonka Industrial Portfolio, represent joint ventures with a client of AMB Investment Management in which the Company owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, a minority interest of $5,152 has been reflected relative to these acquisitions.

     See the statements of revenues and certain expenses of Boston Industrial Portfolio, Jamesburg Property, Orlando Central Park, Totem Lake Malls, Garland Industrial Portfolio, Minnetonka Industrial Portfolio, Crysen Corridor Warehouse, Amberjack Portfolio, Willow Lake Portfolio and Willow Park Portfolio included elsewhere in this Prospectus.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The following table sets forth the incremental revenues and certain expenses for periods prior to acquisition for other properties acquired in 1998 but not included in the statements of revenues and certain expenses for Boston Industrial Portfolio, Jamesburg Property, Orlando Central Park, Totem Lake Malls, Garland Industrial Portfolio, Minnetonka Industrial Portfolio, Crysen Corridor Warehouse, Amberjack Portfolio, Willow Lake Portfolio and Willow Park Portfolio.

                                                           REAL
                                                          ESTATE
                                                         TAXES AND
                                                         PROPERTY      REVENUES IN
                                               RENTAL    OPERATING      EXCESS OF
             PROPERTY ACQUIRED                REVENUES   EXPENSES    CERTAIN EXPENSES
             -----------------                --------   ---------   ----------------
Wilsonville.................................  $ 2,026     $  (500)       $ 1,526
Atlanta South Phase III.....................      773        (200)           573
Mansfield Industrial Portfolio..............      343         (12)           331
Corporate Park Industrial...................    3,241        (572)         2,669
Cascade.....................................    1,065        (259)           806
Northridge..................................    1,332        (534)           798
Minneapolis Industrial Portfolio............    2,468        (881)         1,587
Houston Service Center......................    2,740        (965)         1,775
Meadowridge Business Park...................    4,104        (923)         3,181
Northwest Business Center...................    1,252        (292)           960
Forbes......................................       --          --             --
Southfield..................................       --          --             --
Suffolk.....................................      655        (221)           434
Alsip Industrial............................      725        (204)           521
Suffolk Industrial..........................      853        (214)           639
Chemway Industrial..........................    1,176        (190)           986
                                              -------     -------        -------
                                              $22,753     $(5,967)       $16,786
                                              =======     =======        =======

     Also reflects the acquisition of a non-controlling limited partnership interest in an existing unconsolidated real estate joint venture which owns the DuPage Elk Grove Property. As such, the Company's share of equity in earnings of this joint venture of $5,086 is included in interest and other income in the accompanying pro forma statement of operations.

     Also reflects estimated depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.

                            AMB PROPERTY CORPORATION

                               NOTES TO PRO FORMA
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     7. Reflects an adjustment to derive pro forma interest expense, which is based upon the pro forma debt balances as of June 30, 1998. The calculation of pro forma interest expense is as follows:

Secured debt, pro forma balance of $647,137 (before premium
  of $16,799), assumed interest rate of 7.91%...............  $51,190
Credit Facility, pro forma balance of $132,400, assumed
  interest rate
  of 6.59%..................................................    8,725
Senior Debt Securities, pro forma balance of $400,000,
  weighted average interest rate of 7.175%..................   28,700
Amortization of deferred financing costs, $6,434 balance, 3
  to 17 year terms..........................................      990
Amortization of debt premium, $16,799 balance, 8 year
  term......................................................   (2,976)
Unused Credit Facility fees, unused pro forma balance of
  $367,600, fee of 0.15%....................................      551
Capitalized interest, average construction in process of
  $48,303, overall weighted average assumed interest rate of
  7.5%......................................................   (4,118)
                                                              -------
Pro forma interest expense..................................  $83,062
                                                              =======

     The net change in interest expense is the result of the repayment of borrowings on the Credit Facility of approximately $168,450 with the net proceeds from the sale of Series A Preferred Shares and the Offering.

     Also reflects the payment of pro forma Series A Preferred Stock dividends at a dividend rate of 8.5% and Series B Preferred Stock dividends at an assumed dividend rate.

                            AMB PROPERTY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                   AS OF DECEMBER 31, 1997 AND JUNE 30, 1998
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                              DECEMBER 31, 1997    JUNE 30, 1998
                                                              -----------------    -------------
Investments in real estate:
  Land......................................................     $  550,635         $  654,926
  Buildings and improvements................................      1,822,516          2,163,452
  Construction in progress..................................         69,848            111,346
                                                                 ----------         ----------
          Total investments in properties...................      2,442,999          2,929,724
  Accumulated depreciation and amortization.................         (4,153)           (29,252)
                                                                 ----------         ----------
          Net investments in properties.....................      2,438,846          2,900,472
  Investment in unconsolidated joint venture................             --             67,149
                                                                 ----------         ----------
          Net investments in real estate....................      2,438,846          2,967,621
Cash and cash equivalents...................................         39,968             29,167
Other assets................................................         27,441             36,318
                                                                 ----------         ----------
          Total assets......................................     $2,506,255         $3,033,106
                                                                 ==========         ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Debt:
  Unsecured credit facilities...............................     $  150,000         $  137,000
  Senior debt securities....................................             --            400,000
  Secured debt..............................................        535,652            592,430
                                                                 ----------         ----------
          Total debt........................................        685,652          1,129,430
Other liabilities...........................................         49,350             84,508
Payable to affiliates.......................................         38,071                 --
                                                                 ----------         ----------
          Total liabilities.................................        773,073          1,213,938
Commitments and contingencies...............................             --                 --
Minority interests..........................................         65,152            149,751
Stockholders' equity:
  Common stock, $0.01 par value, 500,000,000 shares
     authorized, 85,874,513 issued and outstanding..........            859                859
  Additional paid-in capital................................      1,667,171          1,668,558
  Retained earnings.........................................             --                 --
                                                                 ----------         ----------
          Total stockholders' equity........................      1,668,030          1,669,417
                                                                 ----------         ----------
          Total liabilities and stockholders' equity........     $2,506,255         $3,033,106
                                                                 ==========         ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 1997 AND 1998
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          FOR THE SIX MONTHS ENDED     FOR THE THREE MONTHS ENDED
                                                  JUNE 30,                      JUNE 30,
                                          -------------------------    ---------------------------
                                             1997          1998           1997            1998
                                          ----------    -----------    -----------    ------------
REVENUES
  Rental revenues.......................  $       --    $   159,003    $       --     $    84,401
  Investment management and other
     income.............................      11,083          1,796         5,971             613
                                          ----------    -----------    ----------     -----------
          Total revenues................      11,083        160,799         5,971          85,014

OPERATING EXPENSES
  Property operating expenses...........          --         21,231            --          11,227
  Real estate taxes.....................          --         21,273            --          11,025
  General and administrative............          --          5,862            --           3,144
  Interest, including amortization......          --         27,561            --          15,720
  Depreciation and amortization.........          --         25,302            --          13,516
  Investment management expenses........       8,319             --         4,446              --
                                          ----------    -----------    ----------     -----------
          Total operating expenses......       8,319        101,229         4,446          54,632
                                          ----------    -----------    ----------     -----------
          Income from operations before
            minority interests..........       2,764         59,570         1,525          30,382
  Minority interests' share of net
     income.............................          --         (3,686)           --          (2,404)
                                          ----------    -----------    ----------     -----------
          Net income available to common
            stockholders................  $    2,764    $    55,884    $    1,525     $    27,978
                                          ==========    ===========    ==========     ===========

INCOME PER SHARE OF COMMON STOCK
  Basic.................................  $     0.54    $      0.65    $     0.30     $      0.33
                                          ==========    ===========    ==========     ===========
  Diluted...............................  $     0.54    $      0.65    $     0.30     $      0.32
                                          ==========    ===========    ==========     ===========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING
  Basic.................................   5,079,855     85,874,513     5,079,855      85,874,513
                                          ==========    ===========    ==========     ===========
  Diluted...............................   5,079,855     86,222,175     5,079,855      86,253,456
                                          ==========    ===========    ==========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                              FOR THE SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              ------------------------
                                                                1997          1998
                                                              ---------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $ 2,764      $  55,884
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................        --         25,302
  Straight-line rents.......................................        --         (5,489)
  Amortization of debt premiums and financing costs.........        --         (1,274)
  Minority interests' share of net income...................        --          3,686
  Equity in income of AMB Investment Management.............        --             95
Changes in assets and liabilities:
  Other assets..............................................       236         (6,958)
  Other liabilities.........................................     2,816          4,474
                                                               -------      ---------
     Net cash provided by operating activities..............     5,816         75,720
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for property acquisitions.........................        --       (246,213)
Additions to land and building improvements.................        --        (16,922)
Additions to tenant improvements and leasing costs..........        --         (4,965)
Additions to construction in progress.......................        --        (25,319)
Acquisition of interest in unconsolidated joint venture.....        --        (67,149)
Reduction of payable to affiliates in connection with
  Formation Transactions....................................        --        (38,071)
                                                               -------      ---------
     Net cash used in investing activities..................        --       (398,639)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on unsecured credit facilities...................        --        382,000
Borrowings on secured debt..................................        --         16,914
Payments on unsecured credit facilities.....................        --       (395,000)
Payments on secured debt....................................        --        (59,545)
Proceeds from issuance of senior debt securities............        --        399,166
Dividends paid to shareholders..............................        --        (29,413)
Distributions to minority interests.........................        --         (2,004)
Deferred offering costs.....................................    (2,291)            --
Distributions to stockholders of Predecessor................    (5,754)            --
Principal payment of notes receivable from stockholders of
  Predecessor...............................................       363             --
                                                               -------      ---------
     Net cash provided by (used in) financing activities....    (7,682)       312,118
Net decrease in cash and cash equivalents...................    (1,866)       (10,801)
Cash and cash equivalents at beginning of period............     2,783         39,968
                                                               -------      ---------
Cash and cash equivalents at end of period..................   $   917      $  29,167
                                                               =======      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..................................................   $    --      $  26,583
                                                               =======      =========
Property acquisitions:
  Acquisitions of properties................................   $    --      $ 434,353
  Assumption of secured debt................................        --        (99,623)
  Minority interests' contribution..........................        --        (88,517)
                                                               -------      ---------
  Cash paid for property acquisitions.......................   $    --      $ 246,213
                                                               =======      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                               COMMON STOCK
                                            -------------------   ADDITIONAL
                                              NUMBER               PAID-IN     RETAINED
                                            OF SHARES    AMOUNT    CAPITAL     EARNINGS     TOTAL
                                            ----------   ------   ----------   --------   ----------
BALANCE AT DECEMBER 31, 1997..............  85,874,513    $859    $1,667,171   $     --   $1,668,030
  Net income..............................          --      --            --     55,884       55,884
  Reallocation of Limited Partners'
     interests in Operating Partnership...          --      --         4,328         --        4,328
  Distributions declared to AMB Property
     Corporation stockholders.............          --      --        (2,941)   (55,884)     (58,825)
                                            ----------    ----    ----------   --------   ----------
BALANCE AT JUNE 30, 1998..................  85,874,513    $859    $1,668,558   $     --   $1,669,417
                                            ==========    ====    ==========   ========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND UNIT AMOUNTS)

1. ORGANIZATION AND FORMATION

     AMB Property Corporation, a Maryland corporation (the "Company"), commenced operations as a fully integrated real estate company effective with the completion of its initial public offering (the "IPO") on November 26, 1997. The Company expects to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986 (the "Code"), as amended. The Company, through its controlling interest in its subsidiary AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), is engaged in the acquisition, ownership, operation, management, renovation, expansion and development of industrial buildings and community shopping centers in target markets nationwide. Unless the context otherwise requires, the "Company" means AMB Property Corporation, the Operating Partnership and its other controlled subsidiaries.

     The Company and the Operating Partnership were formed shortly before consummation of the IPO. AMB Institutional Realty Advisors, Inc., a California corporation and registered investment advisor (the "Predecessor") formed AMB Property Corporation, a wholly owned subsidiary, and merged with and into the Company (the "Merger") in exchange for 4,746,616 shares of the Company's Common Stock. In addition, the Company and the Operating Partnership acquired, through a series of mergers and other transactions, 31.8 million rentable square feet of industrial property and 6.3 million rentable square feet of retail property in exchange for 65,022,185 shares of the Company's Common Stock, 2,542,163 limited partner interests ("LP Units") in the Operating Partnership, the assumption of debt and, to a limited extent, cash. The net assets of the Predecessor and the properties acquired with Common Stock were contributed to the Operating Partnership in exchange for 69,768,801 units. The purchase method of accounting was applied to the acquisition of the properties. Collectively, the Merger and the other formation transactions described above are referred to as the "Formation Transactions."

     On November 26, 1997, the Company completed its IPO of 16,100,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") for $21.00 per share, resulting in gross offering proceeds of approximately $338,100. Net of underwriters' commission and offering costs aggregating $38,068, the Company received approximately $300,032 in proceeds from the IPO. The net proceeds of the IPO were used to repay indebtedness, to purchase interests from certain investors who elected not to receive shares or units in connection with the Formation Transactions, to fund property acquisitions, and for general corporate working capital requirements.

     As of June 30, 1998, the Company owned an approximate 95.8% general partner interest in the Operating Partnership. The remaining 4.2% limited partner interest is owned by nonaffiliated investors. For local law purposes, properties in certain states are owned through limited partnerships and limited liability companies owned 99% by the Operating Partnership and 1% by a wholly owned subsidiary of the Company. The ownership of such properties through such entities does not materially affect the Company's overall ownership of the interests in the properties. As the sole general partner of the Operating Partnership, the Company has the full, exclusive and complete responsibility and discretion in the day-to-day management and control of the Operating Partnership.

     In connection with the Formation Transactions, the Operating Partnership formed AMB Investment Management, Inc., a Maryland corporation ("AMB Investment Management"). The Operating Partnership purchased 100% of AMB Investment Management's non-voting preferred stock (representing a 95% economic interest therein). Certain executive officers of the Company collectively purchased 100% of the Investment Management Subsidiary's voting common stock (representing a 5% economic interest therein). The Operating Partnership accounts for its investment in AMB Investment Management using the equity method of accounting. AMB Investment Management was formed to succeed to the Predecessor's investment management business of providing real estate investment management services on a fee basis to clients.

                            AMB PROPERTY CORPORATION

      (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND UNIT AMOUNTS)

     As of June 30, 1998, the Company owned 500 industrial buildings and retail centers, consisting of 463 industrial buildings (the "Industrial Properties") and 37 retail centers (the "Retail Properties") located in 28 markets throughout the United States. The Industrial Properties, principally warehouse distribution buildings, encompass approximately 47.7 million rentable square feet and, as of June 30, 1998, were 95.1% leased to over 1,200 tenants. The Retail Properties, principally grocer-anchored community shopping centers, encompass approximately
6.8 million rentable square feet and, as of the same date, were 95.0% leased to over 900 tenants. The Industrial Properties and the Retail Properties collectively are referred to as the "Properties."

2. INTERIM FINANCIAL STATEMENTS

     The consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The consolidated financial statements for prior periods have been reclassified to conform to current classifications with no effect on results of operations. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, of a normal recurring nature, necessary for a fair presentation of the Company's consolidated financial position and results of operations for the interim periods.

     The interim financial information for the six months and for the three months ended June 30, 1997, represents the results of the Predecessor, an investment manager. The Predecessor's revenues consisted primarily of fees earned in connection with real estate investment management services. As such, information presented for the six months and for the three months ended June 30, 1997 and 1998 is not comparable given the differences in lines of business between the Company and the Predecessor.

     The interim results of the six and three months ended June 30, 1997 and 1998 are not necessarily indicative of the results expected for the entire year. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            AMB PROPERTY CORPORATION

      (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND UNIT AMOUNTS)

3. DEBT

     In connection with the Formation Transactions, the Company assumed certain secured debt with an aggregate principal value of $517,031 and a fair value of $535,613. The difference between the principal value and the fair value was recorded as a debt premium. The debt premium is being amortized into interest expense over the term of the related debt instruments using the effective interest method. As of June 30, 1998, the unamortized debt premium was $16,799. As of June 30, 1998, debt, excluding unamortized debt premiums, consists of the following:

Unsecured credit facilities, variable interest at LIBOR plus
  90 basis points (6.59% at June 30, 1998), $50,000 due July
  1998, remainder due November 2000.........................  $  137,000
Senior debt securities, weighted average interest rate of
  7.18%, due June 2008, June 2015 and June 2018.............     400,000
Secured debt, varying interest rates from 4.00% to 10.38%
  due November 1998 to January 2014.........................     575,631
                                                              ----------
          Total Debt........................................  $1,112,631
                                                              ==========

     Secured debt generally requires monthly principal and interest payments. The secured debt is secured by deeds of trust on certain Properties. All of the secured debt bears interest at fixed rates, except for two loans totaling $9,173 which bear interest at variable rates. The secured debt has various financial and non-financial covenants. Additionally, certain of the secured debt is cross-collateralized. The weighted-average fixed interest rate on secured debt at June 30, 1998, was 7.91%.

     The Company has a $500,000 unsecured revolving credit agreement (the "Credit Facility") with Morgan Guaranty Trust Company of New York as agent, and a syndicate of twelve other banks. The Credit Facility has a term of three years, and is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points of the undrawn funds based on the Company's credit rating (15 basis points at June 30, 1998). The Credit Facility has various financial and non-financial covenants. In addition, in April 1998, the Company obtained a $50,000 unsecured acquisition facility from NationsBank, bearing interest at LIBOR plus 90 basis points (6.59% at June 30, 1998). The $50,000 unsecured acquisition facility was repaid in July 1998.

     Capitalized interest related to construction projects for the six and three months ended June 30, 1998, was $3,098 and $1,845, respectively. There was no capitalized interest for periods prior to the Formation Transactions.

     The scheduled maturities of the secured debt as of June 30, 1998 are as follows:

1998......................................  $ 16,939
1999......................................    11,188
2000......................................    13,192
2001......................................    38,698
2002......................................    54,364
Thereafter................................   441,250
                                            --------
                                            $575,631
                                            ========

                            AMB PROPERTY CORPORATION

      (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND UNIT AMOUNTS)

     In June 1998, the Company issued $400,000 aggregate principal amount of unsecured notes ("Senior Debt Securities") in an underwritten public offering, the net proceeds of which were used to repay amounts outstanding under the unsecured credit facilities. As of June 30, 1998, the Senior Debt Securities consisted of the following:

                                                  PRINCIPAL   INTEREST
                                                   AMOUNT       RATE     MATURITY
                                                  ---------   --------   ---------
2008 Notes......................................  $175,000      7.10%    June 2008
2015 Notes -- Putable/Callable 2005.............   100,000      6.90     June 2015
2018 Notes......................................   125,000      7.50     June 2018
                                                  --------      ----
          Total/Weighted Average................  $400,000      7.18%
                                                  ========      ====

     Interest on the Senior Debt Securities is payable semiannually in each June and December commencing December 1998. The 2015 notes are putable and callable in June 2005.

4. MINORITY INTERESTS

     Minority interests in the Company represent the limited partnership interests in the Operating Partnership and interests held by certain third parties (some of which are Institutional Alliance Partners(TM)) in 14 real estate joint ventures that are consolidated for financial reporting purposes. Such investments are consolidated because (i) the Company owns a majority interest, or (ii) the Company holds significant control over the entity through a 50% or greater ownership interest combined with the ability to control major operating decisions such as approval of budgets, selection of property managers and changes in financing.

     The following table sets forth the minority interest ownership held by certain joint ventures, Institutional Alliance Partners(TM) and the limited partners' interests in the Operating Partnership as of June 30, 1998.

Minority Interest -- Joint Ventures.........................  $ 15,649
Minority Interest -- Institutional Alliance Partners(TM)....    61,031
Minority Interest -- Limited Partners.......................    73,071
                                                              --------
                                                              $149,751
                                                              ========

5. STOCKHOLDERS' EQUITY

     On June 19, 1998, the Company and the Operating Partnership declared a quarterly cash distribution of $0.3425 per share of common stock and operating partnership unit, payable on July 9, 1998, to stockholders and unitholders of record as of June 30, 1998.

6. EARNINGS PER SHARE

     The Company's only dilutive securities outstanding for the six and three months ended June 30, 1998 were stock options issued under its stock incentive plan. The effect of the stock options was to increase weighted average shares outstanding by 347,662 and 378,943 shares for the six and three months ended June 30, 1998, respectively. Such dilution was computed using the treasury stock method. The Predecessor had no dilutive securities outstanding during the six months ended June 30, 1997.

                            AMB PROPERTY CORPORATION

      (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND UNIT AMOUNTS)

7. PRO FORMA INFORMATION

     The following summary unaudited pro forma financial information for the six and three months ended June 30, 1997 has been prepared as if the Formation Transactions, the IPO (as described in Note 1) and property acquisitions and dispositions during the year ended December 31, 1997 had occurred on January 1, 1997. The pro forma financial information does not purport to present the consolidated results that would have occurred if the aforementioned transactions had been consummated on January 1, 1997, nor does it purport to be indicative of the consolidated results of operations for future periods.

                                                     FOR THE SIX     FOR THE THREE
                                                    MONTHS ENDED     MONTHS ENDED
                                                    JUNE 30, 1997    JUNE 30, 1997
                                                    -------------    -------------
Total revenues....................................   $   139,232      $    70,610
Income from operations before minority
  interests.......................................        49,809           25,482
Net income available to common stockholders.......        47,109           23,767
Income Per Share of Common Stock
  Basic...........................................   $      0.55      $      0.28
                                                     ===========      ===========
  Diluted.........................................   $      0.55      $      0.28
                                                     ===========      ===========
Weighted Average Common Shares Outstanding
  Basic...........................................    85,874,513       85,874,513
                                                     ===========      ===========
  Diluted.........................................    85,874,513       85,874,513
                                                     ===========      ===========

8. SUBSEQUENT EVENTS

     On July 27, 1998, the Company sold 4,000,000 shares of 8.5% Series A cumulative redeemable preferred stock for $100,000 in an underwritten public offering. The net proceeds of $96,850 from the offering were used to repay borrowings under the Credit Facility, for property acquisitions and for other general corporate purposes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
AMB Property Corporation:

     We have audited the accompanying consolidated balance sheets of AMB Property Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMB Property Corporation and subsidiaries as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the financial statements is presented for purposes of complying with the Securities and Exchange Commission rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
January 27, 1998

                            AMB PROPERTY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                               1996        1997
                                                              ------    ----------
ASSETS
Investments in real estate:
  Land and improvements.....................................  $   --    $  550,635
  Buildings and improvements................................      --     1,822,516
  Construction in progress..................................      --        69,848
                                                              ------    ----------
          Total investments in real estate..................      --     2,442,999
  Accumulated depreciation and amortization.................      --        (4,153)
                                                              ------    ----------
          Net investments in real estate....................      --     2,438,846
Cash and cash equivalents...................................   3,093        39,968
Other assets................................................   3,992        27,441
                                                              ------    ----------
          Total assets......................................  $7,085    $2,506,255
                                                              ======    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
  Secured debt..............................................  $   --    $  535,652
  Unsecured credit facility.................................      --       150,000
                                                              ------    ----------
          Total debt........................................      --       685,652
Other liabilities...........................................     648        49,350
Payable to affiliates.......................................      --        38,071
                                                              ------    ----------
          Total liabilities.................................     648       773,073
                                                              ------    ----------
Commitments and contingencies...............................      --            --
Minority interests..........................................     137        65,152
Stockholders' equity:
  Preferred stock of AMB Property Corporation, $.01 par
     value, 100,000,000 shares authorized, none issued or
     outstanding............................................      --            --
  Common stock of AMB Property Corporation, $.01 par value,
     500,000,000 shares authorized, 85,874,513 issued and
     outstanding............................................      --           859
  Additional paid-in capital of AMB Property Corporation....      --     1,667,171
  Common stock of Predecessor, no par value, 500,000,000
     shares authorized, 5,181,450 issued and outstanding....   1,349            --
  Additional paid-in capital of Predecessor.................   1,298            --
  Notes receivable from stockholders of Predecessor.........    (869)           --
  Retained earnings.........................................   4,522            --
                                                              ------    ----------
          Total stockholders' equity........................   6,300     1,668,030
                                                              ------    ----------
          Total liabilities and stockholders' equity........  $7,085    $2,506,255
                                                              ======    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                           1995          1996          1997
                                                        ----------    ----------    -----------
REVENUES
  Rental revenues.....................................  $       --    $       --    $    26,465
  Investment management and other income..............      16,865        23,991         29,597
                                                        ----------    ----------    -----------
          Total revenues..............................      16,865        23,991         56,062
OPERATING EXPENSES
  Property operating expenses.........................          --            --          5,312
  Real estate taxes...................................          --            --          3,587
  Interest............................................          --            --          3,528
  Depreciation and amortization.......................          --            --          4,195
  General and administrative..........................          --            --          1,197
  Investment management expenses......................      13,569        16,851         19,358
                                                        ----------    ----------    -----------
          Total operating expenses....................      13,569        16,851         37,177
                                                        ----------    ----------    -----------
          Income from operations before minority
            interests.................................       3,296         7,140         18,885
Minority interests' share of net income...............         (34)         (137)          (657)
                                                        ----------    ----------    -----------
          Net income available to common
            stockholders..............................  $    3,262    $    7,003    $    18,228
                                                        ==========    ==========    ===========
INCOME PER SHARE OF COMMON STOCK
     Basic............................................  $     0.64    $     1.38    $      1.39
                                                        ==========    ==========    ===========
     Diluted..........................................  $     0.64    $     1.38    $      1.38
                                                        ==========    ==========    ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     Basic............................................   5,079,855     5,079,855     13,140,218
                                                        ==========    ==========    ===========
     Diluted..........................................   5,079,855     5,079,855     13,168,036
                                                        ==========    ==========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                               1995       1996        1997
                                                              -------    -------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $ 3,262    $ 7,003    $  18,228
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       --         --        4,195
  Straight-line rents.......................................       --         --         (901)
  Amortization of debt premiums and financing costs.........       --         --         (266)
  Minority interests' share of net income...................       34        137          657
  Equity in income of AMB Investment Management.............       --         --          (61)
Changes in assets and liabilities:
  Other assets..............................................   (1,538)      (249)     (11,873)
  Other liabilities.........................................      429        (25)       2,301
                                                              -------    -------    ---------
          Net cash provided by operating activities.........    2,187      6,866       12,280
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to properties.....................................       --         --     (222,497)
Additions to buildings improvements and leasing costs.......       --         --       (1,769)
Additions to construction in progress.......................       --         --       (2,606)
Cash paid for property in Formation Transactions, net of
  cash acquired.............................................       --         --       (5,935)
                                                              -------    -------    ---------
          Net cash used for investing activities............       --         --     (232,807)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock (net of $21,091 commission)........       --         --      317,009
Borrowings on Credit Facility...............................      750         --      150,000
Borrowings on secured debt..................................       --         --          850
Repayment of Credit Facility................................     (750)        --     (182,000)
Payments on secured debt....................................       --         --         (516)
Payment of financing fees...................................       --         --         (900)
Dividends paid to Predecessor stockholders..................   (2,925)    (5,262)     (16,404)
Distributions paid to AMB Property Corporation
  stockholders..............................................       --         --      (11,506)
Distributions to minority interests of Predecessor..........       --        (34)          --
Principal payment of notes receivable from stockholders of
  Predecessor...............................................       56        318          869
                                                              -------    -------    ---------
          Net cash provided by (used in) financing
            activities......................................   (2,869)    (4,978)     257,402
                                                              -------    -------    ---------
Net increase (decrease) in cash and cash equivalents........     (682)     1,888       36,875
Cash and cash equivalents at beginning of period............    1,887      1,205        3,093
                                                              -------    -------    ---------
Cash and cash equivalents at end of period..................  $ 1,205    $ 3,093    $  39,968
                                                              =======    =======    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                         (IN THOUSANDS, EXCEPT SHARES)

                                            COMMON STOCK                                  NOTES
                                         -------------------   ADDITIONAL               RECEIVABLE
                                         NUMBER OF              PAID-IN     RETAINED       FROM
                                           SHARES     AMOUNT    CAPITAL     EARNINGS   STOCKHOLDERS     TOTAL
                                         ----------   ------   ----------   --------   ------------   ----------
PREDECESSOR
Balance at December 31, 1994...........   4,978,260   $ 699    $    1,298   $  2,444      $(593)      $    3,848
  Net income...........................          --      --            --      3,262         --            3,262
  Dividends declared and paid..........          --      --            --     (2,925)        --           (2,925)
  Principal payment of notes receivable
    from stockholders..................          --      --            --         --         56               56
  Issuance of common stock for notes...     101,595     343            --         --       (343)              --
                                         ----------   ------   ----------   --------      -----       ----------
Balance at December 31, 1995...........   5,079,855   1,042         1,298      2,781       (880)           4,241
  Net income...........................          --      --            --      7,003         --            7,003
  Dividends declared and paid..........          --      --            --     (5,262)        --           (5,262)
  Principal payment of notes receivable
    from stockholders..................          --      --            --         --        318              318
  Issuance of common stock for notes...     101,595     307            --         --       (307)              --
                                         ----------   ------   ----------   --------      -----       ----------
Balance at December 31, 1996...........   5,181,450   1,349         1,298      4,522       (869)           6,300
AMB PROPERTY CORPORATION
  Net income...........................          --      --            --     18,228         --           18,228
  Dividends declared and paid to
    Predecessor stockholders...........          --    (990)       (1,298)   (14,116)        --          (16,404)
  Principal payment of notes receivable
    from stockholders..................          --      --            --         --        869              869
  Exchange of Predecessor shares for
    shares of AMB Property Corporation,
    net................................    (434,834)   (312)          312         --         --               --
  Issuance of common stock for
    Properties.........................  65,022,185     651     1,369,740         --         --        1,370,391
  Issuance of common stock, net of
    offering costs of $38,068..........  16,100,000     161       299,871         --         --          300,032
  Issuance of restricted stock.........       5,712      --           120         --         --              120
                                         ----------   ------   ----------   --------      -----       ----------
  Distributions paid to AMB Property
    Corporation stockholders...........          --      --        (2,872)    (8,634)        --          (11,506)
                                         ----------   ------   ----------   --------      -----       ----------
Balance at December 31, 1997...........  85,874,513   $ 859    $1,667,171   $     --      $  --       $1,668,030
                                         ==========   ======   ==========   ========      =====       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMB PROPERTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

1. ORGANIZATION AND FORMATION OF COMPANY

     AMB Property Corporation, a Maryland corporation (the "Company"), commenced operations as a fully integrated real estate company effective with the completion of its initial public offering (the "Offering") on November 26, 1997. The Company will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company, through its controlling interest in its subsidiary AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), is engaged in the ownership, operation, management, acquisition, renovation, expansion, and development of industrial properties and community shopping centers in target markets nationwide. Unless the context otherwise requires, the "Company" shall include AMB Property Corporation, the Operating Partnership and their controlled subsidiaries.

     The Company and the Operating Partnership were formed shortly before consummation of the Offering. AMB Institutional Realty Advisors, Inc., a California corporation and registered investment advisor (the "Predecessor"), formed AMB Property Corporation, a wholly owned subsidiary, and merged with and into the Company (the "Merger") in exchange for 4,746,616 shares of the Company's Common Stock being issued to the former stockholders of the Predecessor. In addition, the Company and the Operating Partnership acquired, through a series of mergers and other transactions, 31.8 million rentable square feet of industrial property and 6.3 million rentable square feet of retail property in exchange for 65,022,185 shares of the Company's Common Stock, 2,542,163 units representing limited partnership interests in the Operating Partnership, the assumption of debt, and to a limited extent, cash. The net assets of the Predecessor and the properties acquired with Common Stock were contributed to the Operating Partnership for 69,768,801 units. The purchase method of accounting was applied to the acquisition of the properties. Collectively, the Merger and the other formation transactions described above are referred to as the "Formation Transactions."

     On November 26, 1997, the Company completed its Offering of 16,100,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") for $21.00 per share, resulting in gross offering proceeds of approximately $338,100. Net of underwriters' commission and offering costs aggregating $38,068, the Company received approximately $300,032 in proceeds from the Offering. The net proceeds of the Offering were used to repay indebtedness, to purchase interests from certain investors who elected not to receive shares or units in connection with the Formation Transactions, to fund property acquisitions, and for general corporate purposes, including working capital.

     As of December 31, 1997, the Company owned an approximate 97.1% general partner interest in the Operating Partnership. The remaining 2.9% limited partner interest was owned by unaffiliated investors. For local law purposes, properties in certain states are owned through limited partnerships and limited liability companies owned 99% by the Operating Partnership and 1% by a wholly owned subsidiary of the Company. The ownership of such Properties through such entities does not materially affect the Company's overall ownership of the interests in the Properties. As the sole general partner of the Operating Partnership, the Company has the full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership.

     In connection with the Formation Transactions, the Operating Partnership formed AMB Investment Management Corporation, a Maryland corporation ("AMB Investment Management"). The Operating Partnership purchased 100% of AMB Investment Management's non-voting preferred stock (representing a 95% economic interest). Certain Executive Officers and an officer of AMB Investment Management collectively purchased 100% of AMB Investment Management's voting common stock (representing a 5% economic interest therein). The Operating Partnership accounts for its investment in AMB Investment Management using the equity method of accounting. AMB Investment Management was formed to succeed to the Predecessor's investment management business of providing real estate investment management services on a fee basis to clients.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     As of December 31, 1997, the Company owned 37.3 million rentable square feet of industrial properties (the "Industrial Properties"), principally warehouse distribution properties, that were 95.7% leased and 6.2 million rentable square feet of retail properties (the "Retail Properties"), principally grocer-anchored community shopping centers, that were 96.1% leased. The Industrial Properties and the Retail Properties collectively are referred to as the "Properties."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the financial position, results of operations and cash flows of the Company, its wholly owned qualified REIT subsidiaries, the Operating Partnership, and eight joint ventures (the "Joint Ventures") in which the Company has a controlling interest. Third-party equity interests in the Operating Partnership and the Joint Ventures are reflected as minority interests in the consolidated financial statements. All significant intercompany amounts have been eliminated.

BASIS OF PRESENTATION

     The consolidated financial statements of the Company for 1997 include the results of operations of the Company, including property operations for the period from November 26, 1997 (the commencement of operations as a fully integrated real estate company) to December 31, 1997 and the results of the Company's Predecessor, an investment manager, for the period from January 1, 1997 to November 25, 1997.

INVESTMENTS IN REAL ESTATE

     Investments in real estate are stated at depreciated cost and are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges)are less than the carrying amount of the property. To the extent an impairment has occurred, the excess of the carrying amount of the property over its estimated fair value will be charged to income. As of December 31, 1997, there were no impairments of the carrying values of the Properties.

     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the investments. The estimated lives are as follows:

Land improvements...................................  5 to 40 years
Buildings and improvements..........................  5 to 40 years
Tenant improvements and leasing costs...............  Term of the related lease

     The cost of buildings and improvements includes the purchase price of the property or interest in property, legal fees and acquisition costs and interest, property taxes, and other costs incurred during the period of construction.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments that extend the economic useful life of assets are capitalized.

     Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and other costs are capitalized during the construction period.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. Cash and cash equivalents as of December 31, 1997 include restricted cash of $8,074, which represents amounts held in escrow in connection with property purchases and capital improvements.

DEFERRED FINANCING

     Costs incurred in connection with financing are capitalized and amortized to interest expense on a straight-line basis (which approximates the effective interest method) over the term of the related loan. As of December 31, 1997, deferred financing fees were $871, net of accumulated amortization of $29. Such amounts are included in Other Assets on the consolidated balance sheet.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include short-term investments, accounts receivable, accounts payable, accrued expenses, construction loans payable, mortgage debt, secured debt, unsecured notes payable and an unsecured credit facility. The fair value of these instruments approximates its carrying or contract values.

DEBT PREMIUMS

     In connection with the Formation Transactions, the Company assumed certain secured debt with an aggregate principal value of $517,031 and a fair value of $535,613. The difference between the principal value and the fair value was recorded as a debt premium. The debt premium is being amortized into interest expense over the term of the related debt instrument using the effective interest method. As of December 31, 1997, the unamortized debt premium was $18,286.

MINORITY INTERESTS

     Minority interests in the Company represent the limited partnership interests in the Operating Partnership and interests held by certain third parties in eight real estate joint ventures that are consolidated for financial reporting purposes. Such investments are consolidated because (i) the Company owns a majority owner interest, or (ii) the Company has significant control over the entity through a 50% or greater ownership interest combined with the ability to control major operating decisions such as approval of budgets, selection of property managers and change in financing.

     The following table sets forth the minority interest ownership held by certain joint ventures ("Minority Interest -- Joint Ventures") and the limited partnership interests in the Operating Partnership ("Minority
Interest -- Limited Partners") as of December 31, 1997.

Minority Interest -- Joint Ventures................  $15,784
Minority Interest -- Limited Partners..............   49,368
                                                     -------
                                                     $65,152
                                                     =======

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

REVENUES

     The Company, as a lessor, retains substantially all of the benefits and risks of ownership of the Properties and accounts for its leases as operating leases. Rental revenues are recognized on a straight-line basis over the term of the leases.

     Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenses are incurred.

INVESTMENT MANAGEMENT AND OTHER INCOME

     Investment management income consists primarily of professional fees generated from the Predecessors' real estate investment management services for periods prior to the Formation Transactions and the Company's equity in the earnings of AMB Investment Management for periods subsequent to the Formation Transactions. Other income consists primarily of interest income on cash and cash equivalents.

INVESTMENT MANAGEMENT EXPENSE

     Investment management expense represents the operating expenses of the Predecessor for periods prior to November 26, 1997 and consists of salaries and benefits and other management related expenses.

EARNINGS PER SHARE

     For purposes of calculating diluted earnings per share for the year ended December 31, 1997, no adjustment to net income available to common stockholders was necessary, as the Company's only dilutive securities outstanding for such period were stock options issued under its stock incentive plan. The effect of the stock options was to increase weighted average shares outstanding by 27,818 shares for the year ended December 31, 1997. Such dilution was computed using the treasury stock method. The Predecessor had no dilutive securities outstanding during the years ended December 31, 1995 and 1996.

RECLASSIFICATIONS

     The consolidated financial statements for prior periods have been reclassified to conform with current classifications with no effect on results of operations.

FUTURE ACCOUNTING PRONOUNCEMENTS

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company expects to adopt this SFAS in 1998 to the extent applicable.

3. TRANSACTIONS WITH AFFILIATES

     As discussed in "Organization and Formation of the Company," the Operating Partnership formed AMB Investment Management (which conducts its operations through the Investment Management Partnership) for the purpose of carrying on the operations of the Predecessor. The Company and the Investment Management Partnership have an agreement that allows for the sharing of certain costs and employees. Additionally, the Company provides the Investment Management Partnership with certain acquisition-related services.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

     As part of the Formation Transactions, the Operating Partnership was required to pay an amount equal to the net working capital balances at November 25, 1997 of the Predecessor and the acquired properties to the owners of said entities. As of December 31, 1997, the Company owed approximately $37,808 to owners related to these working capital distributions. Such amount is included in Payable to affiliates on the consolidated balance sheet and was paid subsequent to year-end.

     The Company and the Investment Management Partnership share common office space under lease obligations of an affiliate of the Predecessor. Such lease obligations are charged to the Company and the Investment Management Partnership at cost. For the period ended December 31, 1995, 1996 and 1997, the Company paid approximately $435, $510 and $700, respectively for occupancy costs related to the lease obligations of the affiliate.

4. DEBT

     As of December 31, 1997, debt, excluding unamortized debt premiums, consists of the following:

Secured debt, varying coupon interest
  rates from 7.01% to 10.38%, due
  November 1998 to December 2008............................  $  517,366
Unsecured credit facility, variable
  interest at LIBOR plus 110 basis points (7.10% at
  December 31, 1997) due November 2000......................     150,000
                                                              ----------
          Total Debt........................................  $  667,366
                                                              ==========

     Secured debt generally requires monthly principal and interest payments. The secured debt is secured by deeds of trust and mortgages on 48 Properties. The carrying value of real estate investments pledged as collateral under deeds of trust and mortgages for the secured debt is $1,049,003 as of December 31, 1997. All of the secured debt bears interest at fixed rates, except for one loan which bears interest at either LIBOR plus 275 basis points (8.75% at December 31, 1997) or prime plus 50 basis points, at the borrower's option. The secured debt has various financial and non-financial covenants. Additionally, certain of the secured debt is cross-collateralized.

     The Company has a $500,000 unsecured revolving credit agreement (the "Credit Facility") with Morgan Guaranty Trust Company of New York as agent, and a syndicate of 12 other banks. The Credit Facility has a term of three years, and is subject to a fee that accrues on the daily average undrawn funds, which varies between 15 and 25 basis points of the undrawn funds based on the Company's credit rating. The Credit Facility has various financial and non-financial covenants.

     The weighted-average fixed interest rate on secured debt at December 31, 1997 was 7.82%. Interest capitalized related to construction projects for the period from November 26, 1997 to December 31, 1997 was $448. There was no capitalized interest for periods prior to the Formation Transactions.

     The scheduled maturities of the secured debt as of December 31, 1997 are as follows:

1998......................................................  $ 19,390
1999......................................................     9,666
2000......................................................    11,862
2001......................................................    35,654
2002......................................................    43,967
Thereafter................................................   396,827
                                                            --------
                                                            $517,366
                                                            ========

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

5. LEASING ACTIVITY

     Future minimum rental income due under noncancelable leases in effect at December 31, 1997 with tenants is as follows:

1998.....................................................  $  214,400
1999.....................................................     188,926
2000.....................................................     160,592
2001.....................................................     128,241
2002.....................................................     101,733
Thereafter...............................................     459,070
                                                           ----------
                                                           $1,252,962
                                                           ==========

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $5,267 for the period from November 26, 1997 to December 31, 1997. These amounts are included as rental income and operating expenses in the accompanying consolidated statements of operations. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues. Some leases contain options to renew. No individual tenant accounts for greater than 2% of rental revenues.

6. INCOME TAXES

     The Company intends to be taxed as a REIT under the Code for the fiscal year ended December 31, 1997. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income. It is management's intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to corporate level federal income tax on net income it distributes currently to its stockholders. As such, no provision for federal income taxes has been included in the accompanying consolidated financial statements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed taxable income.

     For federal income tax purposes, cash distributions paid to stockholders may be characterized as ordinary income, return of capital (generally non-taxable) or capital gains. On December 8, 1997, the Company declared a distribution of $0.134 per common share, payable on December 29, 1997 to stockholders of record on December 18, 1997. The distribution covered the period from November 26, 1997 through December 31, 1997. For Federal income tax purposes, 100% of the distribution was ordinary income.

     Prior to the Merger, the Predecessor conducted its business as an S corporation, and therefore was exempt from federal income taxes under Subchapter S of the Code. Under this election federal income taxes were paid by the stockholders of the Predecessor.

7. STOCK INCENTIVE PLAN AND 401(k) PLAN

STOCK INCENTIVE PLAN

     In November 1997, the Company established a Stock Option and Incentive Plan (the "Stock Incentive Plan") for the purpose of attracting and retaining eligible officers, directors and employees. The Company has reserved for issuance 5,750,000 shares of Common Stock under the Stock Incentive Plan. In November 1997, the Company granted 3,153,750 non-qualified options to certain directors, officers and employees. Each option

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

is exchangeable for one share of the Common Stock and has an exercise price equal to $21.00, the market price at the date of grant. The options have a 10-year term and vest pro rata in annual installments over a four-year period from the date of grant.

     The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its Stock Incentive Plan. Opinion 25 measures compensation cost using the intrinsic value based method of accounting. Under this method, compensation cost is the excess, if any, of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, no compensation cost has been recognized for the Stock Incentive Plan, as the option price for all option grants in 1997 was equal to the market price as of the date of grant. However, if the Company had measured compensation cost using the fair value based method prescribed in SFAS 123, "Accounting for Stock-Based Compensation," the impact on pro forma net income and earnings per share would not have been material.

     The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1997: dividend yield of 6.52%, expected volatility of 18.75%, risk-free interest rate of 5.86%, and expected lives of 10 years.

     Following is a summary of the option activity for the year ended December 31, 1997:

                                                         SHARES
                                                         UNDER                   REMAINING
                                                         OPTION     EXERCISE    CONTRACTUAL
                                                         (000)       PRICE         LIFE
                                                        --------    --------    -----------
Outstanding, 11/25/97.................................       --         --             --
Granted...............................................    3,154      $21.0       10 years
Exercised.............................................       --         --             --
Forfeited.............................................      (10)        --             --
                                                         ------      -----       --------
Outstanding, 12/31/97.................................    3,144      $21.0       10 years
                                                         ======      =====       ========
Options exercisable at year-end.......................      184      $21.0
                                                         ======      =====
Fair value of options granted during the year.........   $ 2.28
                                                         ======

RESTRICTED STOCK

     In 1997, the Company sold 5,712 restricted shares of its Common Stock to certain independent directors for $0.01 per share in cash.

401(k) PLAN

     In November 1997, the Company established a Section 401(k) Savings/Retirement Plan (the "Section 401(k) Plan"), which is a continuation of the Section 401(k) plan of the Predecessor, to cover eligible employees of the Company and any designated affiliate. The Section 401(k) Plan permits eligible employees of the Company to defer up to 10% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the
Section 401(k) Plan. The Company matches the employee contributions to the
Section 401(k)Plan in an amount equal to 50% of the first 3.5% of annual compensation deferred by each employee and may also make discretionary contributions to the plan. As of December 31, 1997, the Company's accrual for 401(k) match was $140. Such amount was included in Other liabilities on the consolidated balance sheet.

     Except for the Section 401(k) Plan, the Company offers no other post-retirement or post-employment benefits to its employees.

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

8. SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                           1995    1996       1997
                                                           ----    ----    ----------
Cash paid for interest...................................  $--     $--     $    2,509
                                                           ===     ===     ==========
Non-cash transactions:
  Acquisitions of properties in Formation Transactions...  $--     $--     $2,216,137
  Assumption of debt.....................................   --      --       (717,613)
  Cash acquired..........................................   --      --        (43,978)
  Other assumed assets and liabilities...................   --      --        (13,862)
  Minority interest......................................   --      --        (64,358)
  Shares issued..........................................   --      --     (1,370,391)
                                                           ---     ---     ----------
Net cash paid, net of cash acquired......................  $--     $--     $    5,935
                                                           ===     ===     ==========

9. PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited pro forma condensed consolidated statement of operations has been prepared as if the Formation Transactions, the Offering (as described in Note 1) and certain property acquisitions and dispositions in 1997 had occurred on January 1, 1996. In the opinion of management, the pro forma condensed consolidated statement of operations does not purport to present the consolidated results that would have occurred if the aforementioned transactions had been consummated on January 1, 1996, nor does it purport to present the consolidated results of operations for future periods.

                                                             YEAR ENDED      YEAR ENDED
                                                            DECEMBER 31,    DECEMBER 31,
                                                                1996            1997
                                                            ------------    ------------
Total revenues............................................  $   265,550     $   284,674
Income from operations before minority interests..........       90,694         103,903
Net income available to common stockholders...............       87,313          99,508
INCOME PER SHARE OF COMMON STOCK
  Basic...................................................  $      1.02     $      1.16
                                                            ===========     ===========
  Diluted.................................................  $      1.01     $      1.15
                                                            ===========     ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  Basic...................................................   85,874,513      85,874,513
                                                            ===========     ===========
  Diluted.................................................   86,156,556      86,156,556
                                                            ===========     ===========

10. COMMITMENTS AND CONTINGENCIES

LITIGATION

     In the normal course of business, from time to time, the Company is involved in legal actions relating to the ownership and operations of its Properties. In management's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, results of operations, or cash flows of the Company.

ENVIRONMENTAL MATTERS

     The Company follows the policy of monitoring its Properties for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the Properties that would

                            AMB PROPERTY CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND SQUARE FEET DATA)

have a material adverse effect on the Company's business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have a material adverse effect on the Company's results of operations and cash flow.

GENERAL UNINSURED LOSSES

     The Company carries comprehensive liability, fire, flood, environmental, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose its investment in, and anticipated profits and cash flows from, a property.

     Certain of the Properties are located in areas that are subject to earthquake activity; the Company has therefore obtained limited earthquake insurance.

11. OPERATING PARTNERSHIP

     As of December 31, 1997 the Company owned a 97.1% general partner interest in the Operating Partnership. Therefore, the Company consolidates the Operating Partnership and records the remaining 2.9% limited partner interests as minority interest in the consolidated financial statements.

     The Operating Partnership commenced operations as a fully integrated real estate company on November 26, 1997 upon completion of the Formation Transactions. For financial reporting purposes, AMB Institutional Realty Advisors, Inc. is not considered to be the predecessor of the Operating Partnership. The following table sets forth summary financial information of the Operating Partnership as of and for the period from November 26, 1997 to December 31, 1997 (in thousands, except unit data):

Investments in real estate, net.............................   $2,438,846
Total assets................................................    2,506,255
Debt........................................................      685,652
Partners' capital...........................................    1,717,398
Revenues....................................................       27,110
Income from operations before minority interest.............        9,291
Net income..................................................        9,174
Total units.................................................   88,416,676
Net income per unit.........................................        $0.10

     Following is a statement of partners' capital of the Operating Partnership from November 26, 1997 (inception) to December 31, 1997 (in thousands, except unit data):

                           GENERAL PARTNER         LIMITED PARTNERS
                       -----------------------    -------------------
                         UNITS        AMOUNT        UNITS     AMOUNT       TOTAL
                       ----------   ----------    ---------   -------    ----------
November 25, 1997....          --   $       --           --   $    --    $       --
  Contributions......  85,874,513    1,670,902    2,542,163    49,169     1,720,071
  Net income.........          --        8,634           --       540         9,174
  Distributions......          --      (11,506)          --      (341)      (11,847)
                       ----------   ----------    ---------   -------    ----------
December 31, 1997....  85,874,513   $1,668,030    2,542,163   $49,368    $1,717,398
                       ==========   ==========    =========   =======    ==========

                            AMB PROPERTY CORPORATION

                                  SCHEDULE III

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
72nd Avenue................    WA       IND       $     --       $  1,298    $    4,008    $ --    $   --
Acer Distribution Center...    CA       IND             --          3,146         9,479      --        --
Activity Distribution
  Center...................    CA       IND          5,400          3,736        11,248      --        --
Alvarado Business Center...    CA       IND             --          7,906        23,757      --        75
Amwiler-Gwinnett Industrial
  Portfolio................    GA       IND         14,360          6,641        19,964      --         4
Ardenwood Corporate Park...    CA       IND         10,339          7,321        22,002      --        --
Artesia Industrial
  Portfolio................    CA       IND         54,742         23,860        71,620      --       907
Atlanta South..............    GA       IND             --          6,550        19,691      --        --
Beacon Industrial Park.....    FL       IND             --         10,466        31,437      --        --
Belden Avenue..............    IL       IND             --          5,019        15,186      --        --
Bensenville................    IL       IND         44,593         20,799        62,438      --        19
Blue Lagoon................    FL       IND         11,916          4,945        14,875      --        23
Boulden....................    DE       IND             --          2,807         8,462      --        36
Brightseat Road............    MD       IND             --          1,557         4,841      --        --
Britannia Business Park....    FL       IND             --          3,199         9,637      --        37
Cabot Business Park........    MA       IND             --         16,017        48,091      --         7
Chancellor.................    FL       IND          2,987          1,587         4,802      --        --
Chicago Industrial.........    IL       IND          3,522          1,574         4,761      --        --
Commerce...................    CA       IND             --          2,197         6,653      --        --
Corporate Square...........    MN       IND             --          4,024        12,113      --        16
Crossroads Industrial......    IL       IND             --          2,583         7,789      --        --
Dixie Highway..............    KY       IND             --          1,700         5,149      --        --
Dock's Corner..............    NJ       IND             --          2,050         6,190      --        --
Dock's Corner II...........    NJ       IND             --          2,272         6,917      --        --
Dowe Industrial............    CA       IND             --          2,665         8,034      --        --
East Walnut Drive..........    CA       IND             --            964         2,918      --        --
Elk Grove Village
  Industrial...............    IL       IND             --          7,713        23,179      --         8
Empire Drive...............    KY       IND             --          1,590         4,815      --        --
Executive Drive............    IL       IND             --          1,399         4,236      --        --
Fairway Drive Industrial...    CA       IND             --          1,954         5,479      --        --


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
72nd Avenue................  $  1,298   $    4,008   $    5,306      $    9           1997            5-40
Acer Distribution Center...     3,146        9,479       12,625          22           1997            5-40
Activity Distribution
  Center...................     3,736       11,248       14,984          26           1997            5-40
Alvarado Business Center...     7,906       23,832       31,738          54           1997            5-40
Amwiler-Gwinnett Industrial
  Portfolio................     6,641       19,968       26,609          46           1997            5-40
Ardenwood Corporate Park...     7,321       22,002       29,323          50           1997            5-40
Artesia Industrial
  Portfolio................    23,860       72,527       96,387         165           1997            5-40
Atlanta South..............     6,550       19,691       26,241          45           1997            5-40
Beacon Industrial Park.....    10,466       31,437       41,903          72           1997            5-40
Belden Avenue..............     5,019       15,186       20,205          35           1997            5-40
Bensenville................    20,799       62,457       83,256         143           1997            5-40
Blue Lagoon................     4,945       14,898       19,843          34           1997            5-40
Boulden....................     2,807        8,498       11,305          19           1997            5-40
Brightseat Road............     1,557        4,841        6,398          11           1997            5-40
Britannia Business Park....     3,199        9,674       12,873          22           1997            5-40
Cabot Business Park........    16,017       48,098       64,115         110           1997            5-40
Chancellor.................     1,587        4,802        6,389          11           1997            5-40
Chicago Industrial.........     1,574        4,761        6,335          11           1997            5-40
Commerce...................     2,197        6,653        8,850          15           1997            5-40
Corporate Square...........     4,024       12,129       16,153          28           1997            5-40
Crossroads Industrial......     2,583        7,789       10,372          18           1997            5-40
Dixie Highway..............     1,700        5,149        6,849          12           1997            5-40
Dock's Corner..............     2,050        6,190        8,240          14           1997            5-40
Dock's Corner II...........     2,272        6,917        9,189          16           1997            5-40
Dowe Industrial............     2,665        8,034       10,699          18           1997            5-40
East Walnut Drive..........       964        2,918        3,882           7           1997            5-40
Elk Grove Village
  Industrial...............     7,713       23,187       30,900          53           1997            5-40
Empire Drive...............     1,590        4,815        6,405          11           1997            5-40
Executive Drive............     1,399        4,236        5,635          10           1997            5-40
Fairway Drive Industrial...     1,954        5,479        7,433          13           1997            5-40

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
Hampden Road...............    MA       IND             --          2,200         6,678      --        --
Harvest Business Park......    WA       IND          3,826          2,371         7,153      --        51
Hewlett Packard
  Distribution.............    CA       IND          3,437          1,668         5,043      --        --
Holton Drive...............    KY       IND             --          2,633         7,972      --        --
Industrial Drive...........    OH       IND             --          1,743         5,410      --        --
International Multifoods...    CA       IND             --          1,613         4,879      --        --
Itasca Industrial
  Portfolio................    IL       IND             --          6,416        19,289      --       213
Janitrol...................    OH       IND             --          1,797         5,576      --        --
Jasmine Avenue.............    CA       IND             --          3,157         9,562      --        --
Kent Centre................    WA       IND             --          3,042         9,165      --        23
Kingsport Industrial
  Park.....................    WA       IND         18,161          7,919        23,798      --        96
L.A. County Industrial
  Portfolio (3)............    CA       IND             --         11,128        33,423      --        17
Lake Michigan Industrial
  Portfolio................    IL       IND             --          2,886         8,699      --        --
Laurelwood.................    CA       IND             --          2,750         8,538      --        --
Lincoln Industrial
  Center...................    TX       IND             --            671         2,052      --        --
Linder Skokie..............    IL       IND             --          2,938         8,854      --        --
Lisle Industrial...........    IL       IND             --          2,290         6,911      --        --
Lonestar...................    TX       IND         17,773          7,129        21,428      --        --
McDaniel Drive.............    TX       IND             --          1,537         4,659      --        --
Melrose Park...............    IL       IND             --          2,936         9,190      --        --
Metric Center..............    TX       IND             --         10,968        32,944      --        45
Mid-Atlantic Business
  Center...................    PA       IND             --          6,581        19,783      --        36
Milmont Page...............    CA       IND             --          3,201         9,642      --        94
Minneapolis Distribution
  Portfolio................    MN       IND             --          7,018        21,093      --        95
Minneapolis Industrial
  IV.......................    MN       IND          8,346          4,938        14,854      --        42
Minneapolis Industrial V...    MN       IND          7,952          4,426        13,317      --        46
Moffett Business Center....    CA       IND         12,883          5,892        17,716      --        --
Moffett Park R&D
  Portfolio................    CA       IND             --         14,807        44,462      --       598
N. Glenville Avenue........    TX       IND             --          1,094         3,316      --        --
Norcross/ Brookhollow
  Portfolio................    GA       IND             --          3,721        11,180      --        --
Northpointe Commerce.......    CA       IND             --          1,773         5,358      --        --
Northwest Distribution
  Center...................    WA       IND             --          2,234         6,743      --         7
O'Hare Industrial
  Portfolio................    IL       IND             --          7,357        22,112      --       156
Pacific Business Center....    CA       IND         10,679          5,417        16,291      --        16


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Hampden Road...............     2,200        6,678        8,878          15           1997            5-40
Harvest Business Park......     2,371        7,204        9,575          16           1997            5-40
Hewlett Packard
  Distribution.............     1,668        5,043        6,711          12           1997            5-40
Holton Drive...............     2,633        7,972       10,605          18           1997            5-40
Industrial Drive...........     1,743        5,410        7,153          12           1997            5-40
International Multifoods...     1,613        4,879        6,492          11           1997            5-40
Itasca Industrial
  Portfolio................     6,416       19,502       25,918          44           1997            5-40
Janitrol...................     1,797        5,576        7,373          13           1997            5-40
Jasmine Avenue.............     3,157        9,562       12,719          22           1997            5-40
Kent Centre................     3,042        9,188       12,230          21           1997            5-40
Kingsport Industrial
  Park.....................     7,919       23,894       31,813          54           1997            5-40
L.A. County Industrial
  Portfolio (3)............    11,128       33,440       44,568          76           1997            5-40
Lake Michigan Industrial
  Portfolio................     2,886        8,699       11,585          20           1997            5-40
Laurelwood.................     2,750        8,538       11,288          19           1997            5-40
Lincoln Industrial
  Center...................       671        2,052        2,723           5           1997            5-40
Linder Skokie..............     2,938        8,854       11,792          20           1997            5-40
Lisle Industrial...........     2,290        6,911        9,201          16           1997            5-40
Lonestar...................     7,129       21,428       28,557          49           1997            5-40
McDaniel Drive.............     1,537        4,659        6,196          11           1997            5-40
Melrose Park...............     2,936        9,190       12,126          21           1997            5-40
Metric Center..............    10,968       32,989       43,957          75           1997            5-40
Mid-Atlantic Business
  Center...................     6,581       19,819       26,400          45           1997            5-40
Milmont Page...............     3,201        9,736       12,937          22           1997            5-40
Minneapolis Distribution
  Portfolio................     7,018       21,188       28,206          48           1997            5-40
Minneapolis Industrial
  IV.......................     4,938       14,896       19,834          34           1997            5-40
Minneapolis Industrial V...     4,426       13,363       17,789          30           1997            5-40
Moffett Business Center....     5,892       17,716       23,608          40           1997            5-40
Moffett Park R&D
  Portfolio................    14,807       45,060       59,867         101           1997            5-40
N. Glenville Avenue........     1,094        3,316        4,410           8           1997            5-40
Norcross/ Brookhollow
  Portfolio................     3,721       11,180       14,901          26           1997            5-40
Northpointe Commerce.......     1,773        5,358        7,131          12           1997            5-40
Northwest Distribution
  Center...................     2,234        6,750        8,984          15           1997            5-40
O'Hare Industrial
  Portfolio................     7,357       22,268       29,625          51           1997            5-40
Pacific Business Center....     5,417       16,307       21,724          37           1997            5-40

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
Pagemill & Dillworth.......    TX       IND             --          1,877         5,690      --        --
Patuxent...................    MD       IND             --          1,696         5,127      --        --
Penn James
  Office/Warehouse.........    MN       IND             --          1,991         6,013      --       103
Pennsy Drive...............    MD       IND             --            657         2,011      --       203
Presidents Drive...........    FL       IND             --          1,124         3,446      --        --
Presidents Drive II........    FL       IND             --          2,563         7,861      --        --
Preston Court..............    MD       IND             --          2,313         7,192      --        --
Production Drive...........    KY       IND             --            425         1,286      --        --
Santa Barbara Court........    MD       IND             --          1,617         5,029      --        --
Shiloh Road................    TX       IND             --          1,813         5,495      --        --
Silicon Valley R&D
  Portfolio................    CA       IND             --          8,024        24,205      --        --
South Bay Industrial.......    CA       IND         20,791         14,992        45,016      --       465
Southfield.................    GA       IND             --          7,073        21,259      --       106
Stadium Business Park......    CA       IND          4,909          3,768        11,345      --        48
Systematics................    CA       IND             --            911         2,773      --        --
Texas Industrial Portfolio
  (4)......................    TX       IND             --         10,806        32,499      --       218
Twin Cities................    MN       IND             --          4,873        14,638      --        --
Two South Middlesex........    NJ       IND             --          2,247         6,781      --        --
Valwood....................    TX       IND          4,351          1,983         5,989      --        12
Valwood Parkway II.........    TX       IND             --          2,219         6,729      --        --
Viscount...................    FL       IND             --            984         3,016      --        --
Weigman Road...............    CA       IND             --          1,563         4,852      --        --
West Kiest.................    TX       IND             --          1,395         4,231      --        --
West North Carrier.........    TX       IND          3,522          1,375         4,165      --        85
Windsor Court..............    IL       IND             --            766         2,338      --        --
Yosemite Drive.............    CA       IND             --          2,350         7,297      --        --
Zanker/Charcot
  Industrial...............    CA       IND             --          5,282        15,887      --       202
Applewood Village Shopping
  Center...................    CO       RET             --          6,716        26,903      --        --
Arapahoe Village Shopping
  Center...................    CO       RET         11,083          3,795        15,220      --        --
Aurora Marketplace.........    WA       RET             --          3,243        13,013      --         4
BayHill Shopping Center....    CA       RET             --          2,844        11,417      --        64
Brentwood Commons..........    IL       RET          5,460          1,810         7,280      --         1
Civic Center Plaza.........    IL       RET         13,689          5,113        20,492      --        42
Corbins Corner Shopping
  Center...................    CT       RET             --          6,438        25,791      --         3


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Pagemill & Dillworth.......     1,877        5,690        7,567          13           1997            5-40
Patuxent...................     1,696        5,127        6,823          12           1997            5-40
Penn James
  Office/Warehouse.........     1,991        6,116        8,107          14           1997            5-40
Pennsy Drive...............       657        2,214        2,871           5           1997            5-40
Presidents Drive...........     1,124        3,446        4,570           8           1997            5-40
Presidents Drive II........     2,563        7,861       10,424          18           1997            5-40
Preston Court..............     2,313        7,192        9,505          16           1997            5-40
Production Drive...........       425        1,286        1,711           3           1997            5-40
Santa Barbara Court........     1,617        5,029        6,646          11           1997            5-40
Shiloh Road................     1,813        5,495        7,308          13           1997            5-40
Silicon Valley R&D
  Portfolio................     8,024       24,205       32,229          55           1997            5-40
South Bay Industrial.......    14,992       45,481       60,473         103           1997            5-40
Southfield.................     7,073       21,365       28,438          49           1997            5-40
Stadium Business Park......     3,768       11,393       15,161          26           1997            5-40
Systematics................       911        2,773        3,684           6           1997            5-40
Texas Industrial Portfolio
  (4)......................    10,806       32,717       43,523          74           1997            5-40
Twin Cities................     4,873       14,638       19,511          33           1997            5-40
Two South Middlesex........     2,247        6,781        9,028          15           1997            5-40
Valwood....................     1,983        6,001        7,984          14           1997            5-40
Valwood Parkway II.........     2,219        6,729        8,948          15           1997            5-40
Viscount...................       984        3,016        4,000           7           1997            5-40
Weigman Road...............     1,563        4,852        6,415          11           1997            5-40
West Kiest.................     1,395        4,231        5,626          10           1997            5-40
West North Carrier.........     1,375        4,250        5,625          10           1997            5-40
Windsor Court..............       766        2,338        3,104           5           1997            5-40
Yosemite Drive.............     2,350        7,297        9,647          17           1997            5-40
Zanker/Charcot
  Industrial...............     5,282       16,089       21,371          36           1997            5-40
Applewood Village Shopping
  Center...................     6,716       26,903       33,619          61           1997            5-40
Arapahoe Village Shopping
  Center...................     3,795       15,220       19,015          35           1997            5-40
Aurora Marketplace.........     3,243       13,017       16,260          30           1997            5-40
BayHill Shopping Center....     2,844       11,481       14,325          26           1997            5-40
Brentwood Commons..........     1,810        7,281        9,091          17           1997            5-40
Civic Center Plaza.........     5,113       20,534       25,647          47           1997            5-40
Corbins Corner Shopping
  Center...................     6,438       25,794       32,232          59           1997            5-40

                                                                                                COSTS
                                                                                             CAPITALIZED
                                                                                            SUBSEQUENT TO
                                                                 INITIAL COST TO COMPANY     ACQUISITION
                                                                 -----------------------   ---------------
         PROPERTY            LOCATION   TYPE   ENCUMBRANCES(1)     LAND       BUILDING     LAND   BUILDING
         --------            --------   ----   ---------------   ---------   -----------   ----   --------
Eastgate Plaza.............    WA       RET             --          2,122         8,529      --        59
Five Points Shopping
  Center...................    CA       RET             --          5,412        21,687      --        96
Granada Village............    CA       RET         15,678          6,533        26,172      --       251
Kendall Mall...............    FL       RET         25,162          7,069        28,316      --        16
La Jolla Village...........    CA       RET         19,245          6,936        27,785      --        16
Lakeshore Plaza Shopping
  Center...................    CA       RET         13,839          6,706        26,865      --        74
Latham Farms...............    NY       RET         38,833         12,327        49,350      --        23
Long Gate Shopping
  Center...................    MD       RET             --          9,662        38,677      --        --
Manhattan Village Shopping
  Center...................    CA       RET             --         16,484        66,578      --       230
Pleasant Hill Shopping
  Center...................    CA       RET             --          5,403        21,654      --        13
Rancho San Diego Village
  Shopping Center..........    CA       RET             --          2,645        10,621      --         2
Randall's Dairy Ashford....    TX       RET             --          2,542        10,179      --        --
Randall's Austin Parkway...    TX       RET             --          2,139         8,563      --        --
Randall's Commons
  Memorial.................    TX       RET             --          2,053         8,221      --         1
Randall's Woodway..........    TX       RET             --          3,075        12,313      --        --
Riverview Plaza Shopping
  Center...................    IL       RET             --          2,656        10,663      --        --
Rockford Road Plaza........    MN       RET             --          4,333        17,371      --        35
Shoppes at Lago Mar........    FL       RET          5,932          2,051         8,246      --        66
Silverado Plaza Shopping
  Center...................    CA       RET          5,203          1,928         7,753      --        --
Southwest Pavilion.........    NV       RET             --          1,575         8,140      --        30
The Plaza at Delray........    FL       RET         23,455          6,968        27,914      --         4
Twin Oaks Shopping
  Center...................    CA       RET             --          2,399         9,637      --        47
Weslayan Plaza.............    TX       RET             --          7,842        31,409      --        76
Woodlawn Point Shopping
  Center...................    GA       RET          4,823          2,318         9,312      --        --
Ygnacio Plaza..............    CA       RET          8,365          3,021        12,114      --        38
                                                  --------       --------    ----------    ----    ------
                                                  $455,256       $550,635    $1,817,216    $ --    $5,300
                                                  ========       ========    ==========    ====    ======


                              GROSS AMOUNT CARRIED AT 12/31/97
                             ----------------------------------
                                                                                     YEAR OF       DEPRECIABLE
                                                       TOTAL      ACCUMULATED    CONSTRUCTION OR      LIFE
         PROPERTY              LAND      BUILDING     COSTS(2)    DEPRECIATION     ACQUISITION       (YEARS)
         --------            --------   ----------   ----------   ------------   ---------------   -----------
Eastgate Plaza.............     2,122        8,588       10,710          20           1997            5-40
Five Points Shopping
  Center...................     5,412       21,783       27,195          50           1997            5-40
Granada Village............     6,533       26,423       32,956          60           1997            5-40
Kendall Mall...............     7,069       28,332       35,401          65           1997            5-40
La Jolla Village...........     6,936       27,801       34,737          63           1997            5-40
Lakeshore Plaza Shopping
  Center...................     6,706       26,939       33,645          61           1997            5-40
Latham Farms...............    12,327       49,373       61,700         113           1997            5-40
Long Gate Shopping
  Center...................     9,662       38,677       48,339          88           1997            5-40
Manhattan Village Shopping
  Center...................    16,484       66,808       83,292         152           1997            5-40
Pleasant Hill Shopping
  Center...................     5,403       21,667       27,070          49           1997            5-40
Rancho San Diego Village
  Shopping Center..........     2,645       10,623       13,268          24           1997            5-40
Randall's Dairy Ashford....     2,542       10,179       12,721          23           1997            5-40
Randall's Austin Parkway...     2,139        8,563       10,702          20           1997            5-40
Randall's Commons
  Memorial.................     2,053        8,222       10,275          19           1997            5-40
Randall's Woodway..........     3,075       12,313       15,388          28           1997            5-40
Riverview Plaza Shopping
  Center...................     2,656       10,663       13,319          24           1997            5-40
Rockford Road Plaza........     4,333       17,406       21,739          40           1997            5-40
Shoppes at Lago Mar........     2,051        8,312       10,363          19           1997            5-40
Silverado Plaza Shopping
  Center...................     1,928        7,753        9,681          18           1997            5-40
Southwest Pavilion.........     1,575        8,170        9,745          19           1997            5-40
The Plaza at Delray........     6,968       27,918       34,886          64           1997            5-40
Twin Oaks Shopping
  Center...................     2,399        9,684       12,083          22           1997            5-40
Weslayan Plaza.............     7,842       31,485       39,327          72           1997            5-40
Woodlawn Point Shopping
  Center...................     2,318        9,312       11,630          21           1997            5-40
Ygnacio Plaza..............     3,021       12,152       15,173          26           1997            5-40
                             --------   ----------   ----------      ------
                             $550,635   $1,822,516   $2,373,151      $4,153
                             ========   ==========   ==========      ======

                            AMB PROPERTY CORPORATION

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

     A summary of activity for real estate and accumulated depreciation for the year ended December 31, 1997 is as follows:

                                                               1997(5)
                                                              ----------
INVESTMENTS IN REAL ESTATE:
  Balance at beginning of year..............................  $       --
     Acquisition of Properties(6)...........................   2,367,851
     Improvements...........................................       5,300
                                                              ----------
  Balance at end of year....................................  $2,373,151
                                                              ==========
ACCUMULATED DEPRECIATION:
  Balance at beginning of year..............................  $       --
     Depreciation expense...................................       4,153
                                                              ----------
  Balance at end of year....................................  $    4,153
                                                              ==========

---------------
(1) As of December 31, 1997, Properties with a net book value of $170,979 serve as collateral for outstanding indebtedness under a secured debt facility of $73,000.

(2) As of December 31, 1997, the aggregate cost for federal income tax purposes of investments in real estate was approximately $2,231,504.

(3) Consists of two properties with seven buildings in Los Angeles and one building in Anaheim.

(4) Consists of two properties with five buildings in Houston and 18 buildings in Dallas.

(5) The Company was formed in November 1997. Since the Company did not own real estate prior to the Formation Transaction, a reconciliation of activity for real estate and accumulated depreciation is not provided for the years ended December 31, 1996 and 1995.

(6) As discussed in the "Notes to Consolidated Financial Statements -- Organization and Formation of the Company," the Company and the Operating Partnership acquired Properties with a value of $2,216,137 in exchange for shares of the Company's common stock and units in the Operating Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying combined balance sheets of the AMB Contributed Properties as of December 31, 1995 and 1996, and the related combined statements of operations, owners' equity and cash flows for the years ended December 31, 1994, 1995 and 1996. These combined financial statements are the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the AMB Contributed Properties as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1994, 1995 and 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                           AMB CONTRIBUTED PROPERTIES

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1996
                       AND SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                  DECEMBER 31,              SEPTEMBER 30, 1997
                                            ------------------------    --------------------------
                                               1995          1996       HISTORICAL     AS ADJUSTED
                                            ----------    ----------    -----------    -----------
                                                                        (UNAUDITED)    (UNAUDITED)
ASSETS
Investments in real estate:
Land and land improvements................  $  252,627    $  431,869    $  502,385     $  502,385
Buildings and improvements................     754,623     1,157,464     1,367,162      1,367,162
Construction in progress..................      11,431        26,758        31,615         31,615
                                            ----------    ----------    ----------     ----------
     Total investments in real estate.....   1,018,681     1,616,091     1,901,162      1,901,162
     Less -- accumulated depreciation.....     (33,726)      (61,704)      (87,836)       (87,836)
                                            ----------    ----------    ----------     ----------
     Net investments in real estate.......     984,955     1,554,387     1,813,326      1,813,326
Cash and cash equivalents.................     110,474        33,120        46,055         13,168
Accounts receivable, net..................       9,646        13,842        17,112         17,112
Deferred rent receivable..................       3,465         5,899         8,347          8,347
Deferred financing and leasing costs,
  net.....................................       6,281        13,840        15,130         15,130
Prepaid expenses and other assets.........       2,360         1,471         4,905          4,905
                                            ----------    ----------    ----------     ----------
          Total assets....................  $1,117,181    $1,622,559    $1,904,875     $1,871,988
                                            ==========    ==========    ==========     ==========

LIABILITIES AND OWNERS' EQUITY
Debt:
  Mortgage loans..........................  $  254,067    $  403,321    $  443,324     $  443,324
  Secured debt facility...................          --        73,000        73,000         73,000
  Secured line of credit..................          --        46,313        43,613         43,613
  Unsecured line of credit................          --        25,500       181,300        181,300
                                            ----------    ----------    ----------     ----------
          Total debt......................     254,067       548,134       741,237        741,237
Accounts payable and other liabilities....      11,395        14,298        19,662         19,662
Accounts payable to affiliates............         529         2,713         3,117          3,117
Accrued real estate taxes.................       7,240         8,465        16,278         16,278
Security deposits payable.................       2,141         6,714         8,202          8,202
Unearned rental income....................         896         1,703         2,354          2,354
                                            ----------    ----------    ----------     ----------
          Total liabilities...............     276,268       582,027       790,850        790,850
Commitments and contingencies.............          --            --            --             --
Minority interests........................       3,714        12,931        16,224         16,224
Owners' equity............................     838,007     1,028,377     1,098,526      1,065,639
Note receivable from owner................        (808)         (776)         (725)          (725)
                                            ----------    ----------    ----------     ----------
          Total owners' equity............     837,199     1,027,601     1,097,801      1,064,914
                                            ----------    ----------    ----------     ----------
          Total liabilities and owners'
            equity........................  $1,117,181    $1,622,559    $1,904,875     $1,871,988
                                            ==========    ==========    ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                       COMBINED STATEMENTS OF OPERATIONS

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996,
            THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
        THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 25, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                          NINE MONTHS      JANUARY 1,
                                    FOR THE YEARS ENDED DECEMBER 31,         ENDED          1997 TO
                                   ----------------------------------    SEPTEMBER 30,    NOVEMBER 25,
                                     1994        1995         1996           1996             1997
                                   --------    ---------    ---------    -------------    ------------
                                                                          (UNAUDITED)     (UNAUDITED)
REVENUES
Rental revenues..................  $50,893     $106,180     $166,415       $120,146         $207,391
Interest and other income........      789        2,069        1,538          1,066            1,217
                                   -------     --------     --------       --------         --------
          Total revenues.........   51,682      108,249      167,953        121,212          208,608
OPERATING EXPENSES
Rental expenses..................    7,216       15,210       22,646         16,013           28,057
Real estate taxes................    6,361       15,431       23,167         17,460           29,749
Interest expense.................   12,023       20,533       26,867         18,927           45,009
Depreciation and amortization....    8,812       17,524       28,591         20,549           32,616
Asset management fees to
  affiliate......................    3,167        6,250        9,508          6,593           14,646
General, administrative and
  other..........................      350          782          838            586              823
                                   -------     --------     --------       --------         --------
          Total operating
            expenses.............   37,929       75,730      111,617         80,128          150,900
Income from operations before
  disposal of properties and
  minority interests.............   13,753       32,519       56,336         41,084           57,708
Gain (loss) on disposition of
  properties.....................       --           --       (1,471)            43              360
                                   -------     --------     --------       --------         --------
Income from operations before
  minority interests.............   13,753       32,519       54,865         41,127           58,068
Minority interests' share of
  (income) loss..................     (559)          12         (465)          (678)            (884)
                                   -------     --------     --------       --------         --------
Net income.......................  $13,194     $ 32,531     $ 54,400       $ 40,449         $ 57,184
                                   =======     ========     ========       ========         ========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                     COMBINED STATEMENTS OF OWNERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND
              THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                           NOTE
                                                           OWNERS'      RECEIVABLE
                                                            EQUITY      FROM OWNER      TOTAL
                                                          ----------    ----------    ----------
Balance at December 31, 1993............................  $  208,810      $(767)      $  208,043
  Contributions.........................................     312,241         --          312,241
  Distributions.........................................     (43,367)        --          (43,367)
  Net income............................................      13,194         --           13,194
                                                          ----------      -----       ----------
Balance at December 31, 1994............................     490,878       (767)         490,111
  Contributions.........................................     392,662         --          392,662
  Distributions.........................................     (78,064)        --          (78,064)
  Increase in note receivable from owner................          --        (41)             (41)
  Net income............................................      32,531         --           32,531
                                                          ----------      -----       ----------
Balance at December 31, 1995............................     838,007       (808)         837,199
  Contributions.........................................     253,322         --          253,322
  Distributions.........................................    (117,352)        --         (117,352)
  Principal reduction on note receivable from owner.....          --         32               32
  Net income............................................      54,400         --           54,400
                                                          ----------      -----       ----------
Balance at December 31, 1996............................   1,028,377       (776)       1,027,601
  Contributions.........................................     112,912         --          112,912
  Distributions.........................................     (89,598)        --          (89,598)
  Principal reduction on note receivable from owner.....          --         51               51
  Net income............................................      46,835         --           46,835
                                                          ----------      -----       ----------
Balance at September 30, 1997...........................  $1,098,526      $(725)      $1,097,801
                                                          ==========      =====       ==========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996,
            THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND
        THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 25, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                            NINE MONTHS     JANUARY 1,
                                       FOR THE YEARS ENDED DECEMBER 31,        ENDED         1997 TO
                                       ---------------------------------   SEPTEMBER 30,   NOVEMBER 25,
                                         1994        1995        1996          1996            1997
                                       ---------   ---------   ---------   -------------   ------------
                                                                            (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...........................  $  13,194   $  32,531   $  54,400     $  40,449      $  57,184
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization......      8,812      17,524      28,591        20,549         32,616
  Amortization of deferred financing
     costs...........................        138         217         479           360          1,088
  Straight-line rents................     (1,404)     (2,061)     (2,434)       (1,826)        (2,965)
  Minority interests' share of net
     income (loss)...................        559         (12)        465           678            884
  (Gain) loss on disposition of
     properties......................         --          --       1,471           (43)          (360)
  Increase in accounts receivable and
     other assets....................       (776)     (5,603)     (3,307)       (1,116)       (14,166)
  Increase (decrease) in payable to
     affiliates......................      1,001        (472)      2,184        (1,413)           615
  Increase in accounts payable and
     other liabilities...............      6,998      10,284       9,069         8,405         16,890
                                       ---------   ---------   ---------     ---------      ---------
     Net cash provided by operating
       activities....................     28,522      52,408      90,918        66,043         91,786
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties..............   (345,042)   (352,984)   (566,278)     (220,685)      (315,303)
Additions to leasing costs...........     (1,898)     (2,741)     (6,002)       (3,732)        (4,548)
                                       ---------   ---------   ---------     ---------      ---------
  Net cash used for investing
     activities......................   (346,940)   (355,725)   (572,280)     (224,417)      (319,851)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on debt...................    125,527      59,852     331,023       121,342        188,886
Payments on debt.....................    (20,534)     (7,744)    (36,956)      (29,054)       (52,004)
Additions to financing fees..........       (836)       (816)     (3,248)       (3,077)          (244)
Capital distributions................    (43,367)    (78,064)   (117,352)      (85,437)       (90,107)
Capital contributions................    312,241     384,596     231,491            --        187,192
Contributions by minority
  interests..........................        150         457         556        78,824          7,980
Distributions to minority
  interests..........................       (368)     (2,994)     (1,538)       (1,463)        (2,528)
Decrease (increase) in note
  receivable from owner..............       (767)        (41)         32            83            (17)
                                       ---------   ---------   ---------     ---------      ---------
Net cash provided by financing
  activities.........................    372,046     355,246     404,008        81,218        239,158
Net increase (decrease) in cash and
  equivalents........................     53,628      51,929     (77,354)      (77,156)        11,093
Cash and cash equivalents at
  beginning of period................      4,917      58,545     110,474       110,474         33,120
                                       ---------   ---------   ---------     ---------      ---------
Cash and cash equivalents at end of
  period.............................  $  58,545   $ 110,474   $  33,120     $  33,318      $  44,213
                                       =========   =========   =========     =========      =========

    The accompanying notes are an integral part of these combined financial statements.

                           AMB CONTRIBUTED PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements represent a combination of the assets, liabilities and operations of 96 properties (the "Properties") located throughout the United States, which are owned by certain real estate investment funds, trusts and partnerships. Collectively, the combination of the operations of the investments in the Properties is referred to as the "AMB Contributed Properties." During the periods presented, the AMB Contributed Properties were all managed by AMB Institutional Realty Advisors, Inc. ("AMB"), the investment manager, under separate investment management agreements (the "Agreements"). AMB Contributed Properties is not a legal entity. A summary of the various entities that own the Properties, the number of properties and square footage as of November 25, 1997 is as follows:

                                                                NUMBER
                                                                  OF
                       PROPERTY OWNER                         PROPERTIES   SQUARE FOOTAGE
                       --------------                         ----------   --------------
AMB Current Income Fund, Inc.(1)............................      34         14,866,408
AMB Value Added Fund, Inc...................................       5          1,740,103
AMB Western Properties Fund-I...............................       8          1,118,907
Ameritech Pension Trust.....................................      11          4,398,878
City and County of San Francisco Employees' Retirement
  System....................................................      12          3,933,608
First Allmerica Financial Life Insurance Company............       1            484,370
Milwaukee Employe's Retirement System(1)....................       1            285,480
Southern Company System Master Retirement Trust.............      20          8,427,537
SPP Investment Management...................................       1            699,512
Various Family Trusts.......................................       3            510,298
                                                                  --         ----------
          Total.............................................      96         36,465,101
                                                                  ==         ==========

---------------
(1) AMB Current Income Fund, Inc. and Milwaukee Employe's Retirement System own respective interests in a limited liability company of 66.7% and 33.3%. The principal asset of the limited liability company is a 2,512,465 square foot property. The property is included in AMB Current Income Fund, Inc.'s number of properties and square footage above.

     On November 25, 1997, the owners of the AMB Contributed Properties and AMB completed a business combination plan whereby the owners of the Properties contributed their property to AMB Property Corporation, a public real estate company (the "Company"), in exchange for shares in AMB Property Corporation, or units in a subsidiary partnership, AMB Property, L.P. (the "Operating Partnership") or, in certain limited circumstances, cash (the "Formation Transactions"). The allocation of ownership interests among the owners of the AMB Contributed Properties and AMB was based on the agreed-upon relative values of net assets contributed. The initial allocation among these entities may change pending the resolution of certain future performance criteria of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

INVESTMENTS IN REAL ESTATE

     Investments in real estate are stated at depreciated cost and are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges)are less than the carrying amount of the property. To the extent an impairment has occurred, the excess of the carrying amount of the property over its estimated fair value will be charged to income. As of December 31, 1997, there were no impairments of the carrying values of the Properties.

     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the investments. The estimated lives are as follows:

Land improvements...................................  5 to 40 years
Buildings and improvements..........................  5 to 40 years
Tenant improvements and leasing costs...............  Term of the related lease

     The cost of buildings and improvements includes the purchase price of the property or interest in property, legal fees and acquisition costs and interest, property taxes, and other costs incurred during the period of construction.

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations or betterments that extend the economic useful life of assets are capitalized.

     Project costs directly associated with the development and construction of a real estate project are capitalized as construction in progress. In addition, interest, real estate taxes and other costs are capitalized during the construction period.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. Cash and cash equivalents as of December 31, 1995 and 1996 and September 30, 1997 (unaudited) include restricted cash of $77,593, $11,042, and $1,740, respectively, which represent amounts held in escrow in connection with property purchases and capital improvements.

DEFERRED FINANCING AND LEASING COSTS

     Costs incurred in connection with financing or leasing are capitalized and amortized to interest expense and depreciation and amortization, respectively, on a straight-line basis (which approximates the effective interest method in the case of financing costs) over the term of the related loan or lease for periods generally ranging from six months to 10 years. Unamortized costs are charged to expense upon the early repayment of the related debt or upon the early termination of the lease. Accumulated amortization as of December 31, 1995 and 1996 and September 30, 1997 (unaudited) was $1,239, $2,930 and $5,487, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Based on the borrowing rates currently available to the Properties, the fair value of its debt at September 30, 1997 (unaudited) (with a carrying amount of $741,237) was approximately $760,000. Such valuation is based on the current rates offered to the AMB Contributed Properties for debt of the same remaining maturities. The carrying amount of cash and cash equivalents approximates fair value.

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

MINORITY INTERESTS

     Minority interests in the AMB Contributed Properties represent interests held by certain entities in eight real estate limited partnerships and limited liability companies that are consolidated for financial reporting purposes. Such investments are consolidated because (i) the Company owns a controlling general partner's interest or holds a majority member interest, or (ii) the Company as limited partner holds significant control over the entity through a 50% or greater ownership interest combined with the ability to control major operating decisions such as approval of budgets, selection of property managers and change in financing. Further, in all cases, the Company has the ability to preclude a sale or refinancing proposed by any other partner.

REVENUES

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the term of the leases. Deferred rent receivable represents the excess of rental revenue recognized on a straight-line basis over cash received under the applicable lease provisions.

INTEREST AND OTHER INCOME

     Interest and other income primarily represents interest income on cash and cash equivalents.

NEW ACCOUNTING PRONOUNCEMENTS

     In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This statement is not applicable to the AMB Contributed Properties, as they are not public business enterprises.

3. NOTE RECEIVABLE FROM OWNER

     An affiliate of AMB held a 1% general partnership interest in AMB Western Properties Fund-I. The general partner's capital contribution was made through a note payable to AMB Western Properties Fund-I. The note accrues interest at 9.29%, payable from the general partner's quarterly cash distributions. At December 31, 1995 and 1996 and September 30, 1997 (unaudited), outstanding principal and interest on the note totaled $808, $776 and $725, respectively.

4. TRANSACTIONS WITH INVESTMENT MANAGER

     The owners of the AMB Contributed Properties are obligated to pay AMB acquisition fees and asset management fees, as defined in the Agreements. For the years ended December 31, 1994, 1995 and 1996, the nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited), the AMB Contributed Properties incurred expenses of $3,167, $6,250, $9,508, $6,593 and $14,646, respectively, related to asset management of the Properties. In addition, acquisition fees paid to AMB of $3,521, $3,884, $4,849, $2,053 and $2,989 were capitalized to investments in real estate in the accompanying combined balance sheets for the years ended December 31, 1994, 1995 and 1996, for the nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited), respectively. At December 31, 1995 and 1996 and September 30, 1997 (unaudited), total acquisition and asset management fees payable to AMB were $529, $2,713 and $3,024, respectively.

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

     Certain owners of the AMB Contributed Properties are also obligated to pay incentive management fees to AMB during ownership and upon disposition of the Properties to the extent that operations of the Properties and their fair values meet certain criteria. In connection with the Formation Transaction the owners of the AMB Contributed Properties agreed to terminate their respective existing incentive management fee agreements with AMB. One of the owners of the AMB Contributed Properties agreed to and paid a final incentive management fee of $3,011.

5. DEBT

     As of December 31, 1995 and 1996 and September 30, 1997 (unaudited), debt consisted of the following:

                                                       DECEMBER 31,
                                                   --------------------    SEPTEMBER 30,
                                                     1995        1996          1997
                                                   --------    --------    -------------
                                                                            (UNAUDITED)
                                                                           -------------
Mortgage loans, varying interest rates from 7.0%
  to 10.4%, due November 1998 to December 2008...  $254,067    $403,321      $443,324
Secured debt facility, fixed interest at 7.53%,
  due December 2008..............................        --      73,000        73,000
Secured line of credit, variable interest at
  LIBOR plus 50 basis points (6.2% at September
  30, 1997), due October 1998....................        --      46,313        43,613
Unsecured line of credit, variable interest at
  LIBOR plus 150 basis points (7.2% at September
  30, 1997), due August 1999.....................        --      25,500       181,300
                                                   --------    --------      --------
          Total debt.............................  $254,067    $548,134      $741,237
                                                   ========    ========      ========

     The unsecured line of credit had total availability of $200,000 as of September 30, 1997 (unaudited). The unsecured line includes a one-year option to extend and a fee on average unused funds of 25 basis points.

     The secured debt facility and secured line of credit in aggregate had total availability of $116,613 as of September 30, 1997.

     Mortgage loans generally require monthly principal and interest payments. The mortgage loans are secured by deeds of trust or mortgages on 42 Properties. The net book value of real estate investments pledged as collateral under deeds of trust or mortgages for mortgage loans and the secured debt facility at December 31, 1995 and 1996 and September 30, 1997 (unaudited) is $475,783, $934,233 and $935,074, respectively. In addition, Properties with a net book value of $129,192, $147,452 and $146,853 as of December 31, 1995 and 1996 and
September 30, 1997 (unaudited), respectively, are part of a collateral pool for cross-collateralized mortgage debt of one of the Property owners. As such mortgage is deemed to be debt of the real estate investment fund rather than of the Properties and as such Properties were contributed to the Company free of debt, the debt is not reflected in the accompanying combined financial statements.

     Also included in mortgage loans is a construction loan with a balance of $1,928 as of September 30, 1997 (unaudited). Such loan matures in 2000, has total availability of $8,000 and bears interest at LIBOR plus 275 basis points or prime plus 50 basis points at the borrower's option.

     The secured line is collateralized by capital subscriptions receivable of $149,436 at September 30, 1997 (unaudited) from the owners of AMB Value Added Fund, Inc. which have been netted against owners' equity in the accompanying combined financial statements.

     The weighted-average fixed interest rate on debt at September 30, 1997 (unaudited) was 7.87%. Interest capitalized related to construction projects for the years ended December 31, 1994, 1995 and 1996, for the

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

nine months ended September 30, 1996 (unaudited) and for the period from January 1, 1997 to November 25, 1997 (unaudited) was $132, $105, $1,134, $537 and
$1,092, respectively.

     The scheduled maturities of all debt outstanding as of September 30, 1997 are as follows:

1997 (three months).........................................  $  1,536
1998........................................................    63,002
1999........................................................   190,966
2000........................................................     9,285
2001........................................................    35,654
Thereafter..................................................   440,794
                                                              --------
                                                              $741,237
                                                              ========

6. LEASING ACTIVITY

     Future minimum rentals due under noncancelable operating leases with tenants in effect at September 30, 1997 (unaudited) are as follows:

1997 (three months).........................................  $   43,059
1998........................................................     178,488
1999........................................................     158,878
2000........................................................     138,977
2001........................................................     117,644
Thereafter..................................................     509,810
                                                              ----------
                                                              $1,146,856
                                                              ==========

     In addition to minimum rental payments, certain tenants pay reimbursements for their pro rata share of specified operating expenses, which reimbursements amounted to $9,077, $21,008, $33,805, $26,176 and $44,574 for the years ended
December 31, 1994, 1995 and 1996, for the nine months ended September 30, 1996 (unaudited) and for the period from January 1, 1997 to November 25, 1997 (unaudited), respectively. These amounts are included as rental income and operating expenses in the accompanying combined statements of operations. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues. Some leases contain options to renew. No individual tenant accounts for greater than 10% of rental revenues.

7. PROPERTY DISPOSITIONS

     During the year ended December 31, 1996 and period from January 1, 1997 to November 25, 1997 (unaudited), the AMB Contributed Properties disposed of certain Properties. The accompanying combined financial statements include the operations of such Properties for periods prior to their disposition. The following table sets forth the revenues and expenses of the disposed Properties included in the accompanying

                           AMB CONTRIBUTED PROPERTIES

                             (DOLLARS IN THOUSANDS)

combined financial statements for the years ended December 31, 1994, 1995 and 1996, the nine months ended September 30, 1996 (unaudited) and the period from January 1, 1997 to November 25, 1997 (unaudited).

                                                                  NINE MONTHS     JANUARY 1,
                                    YEARS ENDED DECEMBER 31,         ENDED         1997 TO
                                  ----------------------------   SEPTEMBER 30,   NOVEMBER 25,
                                   1994      1995       1996         1996            1997
                                  ------    -------    -------   -------------   ------------
Revenues........................  $1,248    $ 2,170    $ 2,624      $ 1,909         $1,200
Expenses........................    (489)    (1,005)    (1,475)      (1,075)          (595)
                                  ------    -------    -------      -------         ------
  Net Income....................  $  759    $ 1,165    $ 1,149      $   834         $  605
                                  ======    =======    =======      =======         ======

8. INCOME TAXES

     The Properties are owned by entities that are generally not subject to federal income taxes, including tax-exempt master trusts, real estate investment trusts and partnerships. Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

9. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS

     The owners of the AMB Contributed Properties follow the policy of monitoring its properties for the presence of hazardous or toxic substances. The owners of the AMB Contributed Properties are not aware of any environmental liability with respect to the Properties that would have a material adverse effect on the AMB Contributed Properties' business, assets or results of operations; however, there can be no assurance that a material environmental liability does not exist. The existence of any such material environmental liability could have a material adverse effect on the AMB Contributed Properties' results of operations and cash flow.

GENERAL UNINSURED LOSSES

     The AMB Contributed Properties generally carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable, or not economically insurable. Should an uninsured loss occur, the AMB Contributed Properties could lose its investment in, and anticipated profits and cash flows from, a property.

     Certain of the AMB Contributed Properties are located in areas that are subject to earthquake activity; the AMB Contributed Properties have therefore obtained limited earthquake insurance.

10. AS ADJUSTED BALANCE SHEET (UNAUDITED)

     The as adjusted balance sheet as of September 30, 1997 reflects a cash distribution of approximately $32,887 to the owners of the AMB Contributed Properties. Such distribution was made in connection with the formation of the Company and was paid subsequent to December 31, 1997. The distribution was determined based upon the net working capital position of the Properties as of November 25, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying combined statement of revenues and certain expenses of the Boston Industrial Portfolio (as defined in Note 1) for the year ended December 31, 1997. This combined financial statement is the responsibility of the management of the Boston Industrial Portfolio. Our responsibility is to express an opinion on this combined financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Boston Industrial Portfolio.

     In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Boston Industrial Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                          BOSTON INDUSTRIAL PORTFOLIO

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                         TO MARCH 27, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997         1998
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES:
     Rental revenues........................................  $10,395      $2,847
     Other income...........................................        8           6
                                                              -------      ------
                                                               10,403       2,853

CERTAIN EXPENSES:
  Property operating expenses...............................      306          30
  Real estate taxes.........................................      496          78
                                                              -------      ------
                                                                  802         108
                                                              -------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $ 9,601      $2,745
                                                              =======      ======

    The accompanying notes are an integral part of these combined financial statements.

                          BOSTON INDUSTRIAL PORTFOLIO

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

PROPERTIES ACQUIRED

     The accompanying combined statements of revenues and certain expenses include the combined operations of the Boston Industrial Portfolio (the "Portfolio"). AMB Property Corporation (the "Company") acquired the following properties from an unrelated party on March 27, 1998 for an aggregate purchase price of $85,356 and one building with a value of $2,444, which is to be acquired.

          PROPERTY NAME                        LOCATION               RENTABLE SQUARE FEET
          -------------                        --------               --------------------
Braintree Industrial               Braintree, MA                             976,634
Braintree Office                   Braintree, MA                             120,000
Stoughton Industrial               Stoughton, MA                             632,675
Arsenal Street                     Watertown, MA                             191,850
Bedford Street                     Middleborough, MA                          40,018
Brockton Industrial                Brockton, MA                              300,114
Collins Street                     Attleboro, MA                             152,730
Hartwell Avenue                    Lexington, MA                              40,800
United Drive                       West Bridgewater, MA                      315,000
Mazzeo                             Randolph, MA                               88,420
                                                                           ---------
                                                                           2,858,241
                                                                           =========

BASIS OF PRESENTATION

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to the Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The combined statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1998 to March 27, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses for the Portfolio.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the combined statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

                          BOSTON INDUSTRIAL PORTFOLIO

                       (UNAUDITED, DOLLARS IN THOUSANDS)

2. LEASING ACTIVITY

     Future minimum rental revenue due under non-cancelable operating lease with tenants in effect as of December 31, 1997 is as follows:

1998........................................................  $ 10,746
1999........................................................    10,283
2000........................................................     9,284
2001........................................................     8,864
2002........................................................     6,381
Thereafter..................................................    28,196
                                                              --------
          Total.............................................  $ 73,754
                                                              ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $610 and $153 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 27, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying combined statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying statement of revenues and certain expenses of the Jamesburg Property (as defined in Note 1), for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Jamesburg Property. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Jamesburg Property.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Jamesburg Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                             THE JAMESBURG PROPERTY

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                         TO MARCH 20, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $6,774      $1,466
  Other income..............................................      --          --
                                                              ------      ------
                                                               6,774       1,466

CERTAIN EXPENSES
  Property operating expenses...............................   1,720         372
  Real estate taxes.........................................     790         171
                                                              ------      ------
                                                               2,510         543
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $4,264      $  923
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                             THE JAMESBURG PROPERTY

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                        (UNAUDITED DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of the Jamesburg Property (the "Property") acquired by AMB Property Corporation (the "Company") from an unrelated party on March 20, 1998 for an initial purchase price of $46,802. The Property is located in Dayton, New Jersey and includes 821,712 rentable square feet.

BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The statements of revenues and certain expenses have been prepared for purposes of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1998 to March 20, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Property.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating lease with tenants in effect as of December 31, 1997 is as follows:

1998........................................................  $ 4,783
1999........................................................    4,404
2000........................................................    2,480
2001........................................................    2,085
2002........................................................    1,080
Thereafter..................................................    1,712
                                                              -------
          Total.............................................  $16,544
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,143 and $536 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 20, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying statement of revenues and certain expenses of Orlando Central Park, for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Orlando Central Park. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Orlando Central Park.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Orlando Central Park for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                              ORLANDO CENTRAL PARK

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                         TO MARCH 24, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997         1998
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES
  Rental revenues...........................................  $ 3,194      $  792
  Other income..............................................       55          12
                                                              -------      ------
                                                                3,249         804

CERTAIN EXPENSES
  Property operating expenses...............................      693         166
  Real estate taxes.........................................      376          94
                                                              -------      ------
                                                                1,069         260
                                                              -------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $ 2,180      $  544
                                                              =======      ======

   The accompanying notes are an integral part of these financial statements.

                              ORLANDO CENTRAL PARK

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of Orlando Central Park (the "Property") acquired by AMB Property Corporation (the "Company") from an unrelated party on March 24, 1998 for an initial purchase price of $30,300. The Property is located in Orlando, Florida and includes 791,386 rentable square feet.

BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the period presented. Certain expenses may not be comparable to the expenses incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1998 to March 24, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Property.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

1998........................................................  $1,981
1999........................................................   1,475
2000........................................................   1,014
2001........................................................     412
2002........................................................     294
Thereafter..................................................      --
                                                              ------
          Total.............................................  $5,176
                                                              ======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $140 and $35 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 24, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying statement of revenues and certain expenses of Totem Lake Malls (as defined in Note 1), for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Totem Lake Malls. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Totem Lake Malls.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Totem Lake Malls for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 27, 1998

                                TOTEM LAKE MALLS

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                          TO MARCH 6, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $2,749       $742
  Other income..............................................      73         16
                                                              ------       ----
                                                               2,822        758

CERTAIN EXPENSES
  Property operating expenses...............................   1,041        235
  Real estate taxes.........................................     252         42
                                                              ------       ----
                                                               1,293        277
                                                              ------       ----
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $1,529       $481
                                                              ======       ====

   The accompanying notes are an integral part of these financial statements.

                                TOTEM LAKE MALLS

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of Totem Lake Malls (the "Property") acquired by AMB Property Corporation (the "Company") from an unrelated party on March 6, 1998 for an initial purchase price of $26,000. The Property is located in Seattle, Washington and includes 290,204 rentable square feet.

BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1998 to March 6, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Portfolio.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenue due under non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

1998........................................................  $  1,739
1999........................................................     1,620
2000........................................................     1,633
2001........................................................     1,549
2002........................................................       929
Thereafter..................................................     4,515
                                                              --------
          Total.............................................  $ 11,985
                                                              ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $457 and $114 for the year ended December 31, 1997 and for the period from January 1, 1998 to March 6, 1998 (unaudited), respectively. These amounts are included in rental revenues in the accompanying statements of revenues and certain expenses. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying statement of revenues and certain expenses of the Garland Industrial Portfolio (as defined in Note 1) for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Garland Industrial Portfolio. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Garland Industrial Portfolio.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Garland Industrial Portfolio for the year ended December 31, 1997, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
April 21, 1998

                          GARLAND INDUSTRIAL PORTFOLIO

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
        FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 18, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $4,133      $1,957
  Other income..............................................      26           9
                                                              ------      ------
                                                               4,159       1,966
CERTAIN EXPENSES
  Property operating expenses...............................     280          80
  Real estate taxes.........................................     681         332
                                                              ------      ------
                                                                 961         412
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $3,198      $1,554
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                          GARLAND INDUSTRIAL PORTFOLIO

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of the Garland Industrial Portfolio (the "Portfolio") acquired by AMB Property Corporation (the "Company") from an unrelated party on June 18, 1998 for an initial purchase price of $32,650. The Portfolio is located in the Dallas, Texas area and includes 11 buildings comprising 1,019,200 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1998 to June 18, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under on non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

YEAR                                                          AMOUNT
----                                                          -------
1998........................................................  $ 4,300
1999........................................................    2,765
2000........................................................    2,019
2001........................................................    1,242
2002........................................................    1,071
Thereafter..................................................    2,099
                                                              -------
          Total.............................................  $13,496
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $322 and $142 for the year ended December 31, 1997 and for the period from January 1, 1998 to June 18, 1998 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying combined statement of revenues and certain expenses of the Minnetonka Industrial Portfolio (as defined in Note 1) for the year ended December 31, 1997. This combined financial statement is the responsibility of the management of the Minnetonka Industrial Portfolio. Our responsibility is to express an opinion on this combined financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Minnetonka Industrial Portfolio.

     In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Minnetonka Industrial Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
May 1, 1998

                        MINNETONKA INDUSTRIAL PORTFOLIO

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                          TO JUNE 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES:
     Rental revenues........................................  $4,262      $2,014
     Other income...........................................      32           8
                                                              ------      ------
                                                               4,294       2,022

CERTAIN EXPENSES:
  Property operating expenses...............................     626         282
  Real estate taxes.........................................     996         486
                                                              ------      ------
                                                               1,622         768
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $2,672      $1,254
                                                              ======      ======

    The accompanying notes are an integral part of these combined financial statements.

                        MINNETONKA INDUSTRIAL PORTFOLIO

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying combined statements of revenues and certain expenses include the combined operations of the Minnetonka Industrial Portfolio (the "Portfolio") acquired by AMB Property Corporation (the "Company") from an unrelated party on June 30, 1998 for an aggregate purchase price of $26,759. The Portfolio is located in the Minnetonka, Minnesota area and includes 10 buildings comprising 515,951 rentable square feet.

BASIS OF PRESENTATION

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to the Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The combined statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the six months ended June 30, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses for the Portfolio.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. No individual tenant accounted for greater than 10% of revenues.

USE OF ESTIMATES

     The preparation of the combined statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

1998........................................................  $2,628
1999........................................................   2,038
2000........................................................   1,386
2001........................................................   1,033
2002........................................................     790
Thereafter..................................................     696
                                                              ------
          Total.............................................  $8,571
                                                              ======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $1,517 and $836 for the year ended December 31, 1997 and for the period from January 1, 1998 to June 30, 1998 (unaudited), respectively. Certain leases contain options to renew.

                        MINNETONKA INDUSTRIAL PORTFOLIO

                       (UNAUDITED, DOLLARS IN THOUSANDS)

3. MORTGAGE PAYABLE

     In connection with the purchase of the Portfolio, the Company assumed certain mortgages with an aggregate principal value of $12,759 as of December 31, 1997. The mortgages require monthly principal and interest payments and are secured by deeds of trust on certain of the Portfolio properties. The mortgages bear interest at fixed rates ranging from 8.25% to 9.5% and are due between June 2005 and January 2007. The mortgages have various financial and non-financial covenants. The weighted-average fixed interest on this secured debt at December 31, 1997 was 8.69%.

     The scheduled maturities of the mortgages as of December 31, 1997 are as follows:

1998........................................................  $   125
1999........................................................      301
2000........................................................      328
2001........................................................      357
2002........................................................      390
Thereafter..................................................   11,258
                                                              -------
          Total.............................................  $12,759
                                                              =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying statement of revenues and certain expenses of Crysen Corridor Warehouse (as defined in Note 1), for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Crysen Corridor Warehouse. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Crysen Corridor Warehouse.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Crysen Corridor Warehouse for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
February 24, 1998

                           CRYSEN CORRIDOR WAREHOUSE

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND FOR THE PERIOD FROM JANUARY 1, 1998
                          TO JUNE 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                              1997       1998
                                                              ----    -----------
                                                                      (UNAUDITED)
REVENUES
  Rental revenues...........................................  $526       $236
  Other income..............................................    10         12
                                                              ----       ----
                                                               536        248

CERTAIN EXPENSES
  Property operating expenses...............................    46         28
  Real estate taxes.........................................    67         34
                                                              ----       ----
                                                               113         62
                                                              ----       ----
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $423       $186
                                                              ====       ====

   The accompanying notes are an integral part of these financial statements.

                           CRYSEN CORRIDOR WAREHOUSE

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                        (UNAUDITED DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of Crysen Corridor Warehouse (the "Property") acquired by AMB Property Corporation (the "Company") from an unrelated party on June 30, 1998 for an initial purchase price of $5,700. The Property is located in Howard County, Maryland and includes 150,000 rentable square feet.

BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the period presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the six months ended June 30, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses for the Property.

REVENUE RECOGNITION

     All leases are classified as operating leases. Rental revenues are recognized on a straight-line basis over the terms of the leases. The property is leased to two tenants, which together accounted for 100% of rental revenues.

USE OF ESTIMATES

     The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1997 are as follows:

1998........................................................  $  408
1999........................................................     426
2000........................................................     432
2001........................................................     442
2002........................................................     368
Thereafter..................................................      --
                                                              ------
          Total.............................................  $2,076
                                                              ======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $36 and $12 for the year ended December 31, 1997 and for the period from January 1, 1998 to June 30, 1998 (unaudited), respectively. Certain leases contain options to renew.

                           CRYSEN CORRIDOR WAREHOUSE

3. MORTGAGE PAYABLE

     In connection with the purchase of the Property, the Company assumed a mortgage payable with an aggregate principal value of $3,500 as of December 31, 1997. The mortgage requires monthly principal and interest payments and is secured by the deed of trust on the Property. The mortgage is due in December 1, 2005 and bears interest at a variable rate.

     The scheduled maturities of the mortgage as of December 31, 1997 are as follows:

1998........................................................  $  100
1999........................................................     100
2000........................................................     100
2001........................................................     200
2002........................................................     200
Thereafter..................................................   2,800
                                                              ------
          Total.............................................  $3,500
                                                              ======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying combined statement of revenues and certain expenses of the Amberjack Portfolio (as defined in Note 1) for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Amberjack Portfolio. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Amberjack Portfolio.

     In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Amberjack Portfolio for the year ended December 31, 1997, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
July 9, 1998

                              AMBERJACK PORTFOLIO

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
        FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $9,509      $5,064
  Other income..............................................      18          14
                                                              ------      ------
                                                               9,527       5,078
CERTAIN EXPENSES
  Property operating expenses...............................   1,898         847
  Real estate taxes.........................................   1,244         997
                                                              ------      ------
                                                               3,142       1,844
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $6,385      $3,234
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                              AMBERJACK PORTFOLIO

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying combined statements of revenues and certain expenses include the combined operations (see "Basis of Presentation" below) of the Amberjack Portfolio (the "Portfolio"). AMB Property Corporation (the "Company") acquired the Portfolio, which includes 44 industrial buildings aggregating 2.1 million square feet, from an unrelated party on July 31, 1998 for an initial purchase price of $78.5 million.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The combined statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the six months ended June 30, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     The following is a schedule of future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

1998........................................................  $ 7,564
1999........................................................    5,376
2000........................................................    3,599
2001........................................................    2,522
2002........................................................    1,386
Thereafter..................................................    1,169
                                                              -------
          Total.............................................  $21,616
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $1,287 and $665 for the year ended December 31, 1997 and for the six months ended June 30, 1998 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying statement of revenues and certain expenses of the Willow Lake Portfolio (as defined in Note 1) for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Willow Lake Portfolio. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Willow Lake Portfolio.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Willow Lake Portfolio for the year ended December 31, 1997, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
July 21, 1998

                             WILLOW LAKE PORTFOLIO

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
        FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997        1998
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $5,198      $2,707
  Other income..............................................      16           5
                                                              ------      ------
                                                               5,214       2,712
CERTAIN EXPENSES
  Property operating expenses...............................     646         286
  Real estate taxes.........................................     585         343
                                                              ------      ------
                                                               1,231         629
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $3,983      $2,083
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                             WILLOW LAKE PORTFOLIO

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of the Willow Lake Portfolio (the "Portfolio") acquired by AMB Property Corporation (the "Company") from an unrelated party on June 18, 1998 for an initial purchase price of $60.5 million (unaudited). The Portfolio is located in the Memphis, Tennessee and includes 12 industrial buildings comprising 1.4 million rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the six months ended June 30, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

YEAR                                                          AMOUNT
----                                                          -------
1998........................................................  $ 5,342
1999........................................................    4,679
2000........................................................    3,532
2001........................................................    2,608
2002........................................................    1,222
Thereafter..................................................    2,798
                                                              -------
          Total.............................................  $23,181
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $666 and $286 for the year ended December 31, 1997 and for the six months ended June 30, 1998 (unaudited). Certain leases contain options to renew.

                             WILLOW LAKE PORTFOLIO

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

3. MORTGAGES PAYABLE

     In connection with the purchase of the Portfolio, the Company assumed certain mortgages with an aggregate principal value of $38,055 as of December 31, 1997. The mortgages require monthly principal and interest payments and are secured by deeds of trust on certain of the Portfolio properties. The mortgages bear interest at fixed rates ranging from 7.87% to 9.00% and are due between October 2002 and January 2011. The mortgages have various financial and non-financial covenants. The weighted-average fixed interest rate on this secured debt at December 31, 1997 was 8.10%.

     The scheduled maturities of the mortgages as of December 31, 1997 are as follows:

1998........................................................  $   121
1999........................................................      511
2000........................................................      555
2001........................................................      602
2002........................................................    9,241
Thereafter..................................................   27,025
                                                              -------
          Total.............................................  $38,055
                                                              =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying statement of revenues and certain expenses of the Willow Park Portfolio (as defined in Note 1) for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Willow Park Portfolio. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Willow Park Portfolio.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Willow Park Portfolio for the year ended December 31, 1997, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
June 8, 1998

                             WILLOW PARK PORTFOLIO

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
        FOR THE PERIOD FROM JANUARY 1, 1998 TO JUNE 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1997         1998
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES
  Rental revenues...........................................  $10,119      $6,514
  Other income..............................................       --          --
                                                              -------      ------
                                                               10,119       6,514
CERTAIN EXPENSES
  Property operating expenses...............................      443         222
  Real estate taxes.........................................    1,770       1,116
                                                              -------      ------
                                                                2,213       1,338
                                                              -------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $ 7,906      $5,176
                                                              =======      ======

   The accompanying notes are an integral part of these financial statements.

                             WILLOW PARK PORTFOLIO

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of the Willow Park Portfolio (the "Portfolio") acquired by AMB Property Corporation (the "Company") from an unrelated party on September 24, 1998 for an initial purchase price of approximately $100 million. The Portfolio is located in the San Francisco Bay Area and includes 21 industrial buildings comprising 1.0 million rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the six months ended June 30, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases:

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

YEAR                                                          AMOUNT
----                                                          -------
1998........................................................  $ 8,707
1999........................................................    8,291
2000........................................................    7,579
2001........................................................    6,976
2002........................................................    5,358
Thereafter..................................................    3,387
                                                              -------
          Total.............................................  $40,298
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $1,589 and $1,162 for the year ended December 31, 1997 and for the six months ended June 30, 1998 (unaudited). Certain leases contain options to renew.

                             WILLOW PARK PORTFOLIO

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

3. MORTGAGES PAYABLE

     In connection with the purchase of the Portfolio, the Company assumed certain mortgages with an aggregate principal value of $33,451 as of December 31, 1997. The mortgages require monthly principal and interest payments and are secured by deeds of trust on certain of the Portfolio properties. The mortgages bear interest at rates ranging from 7.85% to 8.59% and are due between August 2000 and May 2007. The mortgages have various financial and non-financial covenants. The weighted-average fixed interest rate on secured debt at December 31, 1997 was 8.33%.

     The scheduled maturities of the mortgages payable as of December 31, 1997 are as follows:

1998........................................................     $366
1999........................................................    1,793
2000........................................................    7,455
2001........................................................      910
2002........................................................      998
Thereafter..................................................   21,929
                                                              -------
          Total.............................................  $33,451
                                                              =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMB Property Corporation:

     We have audited the accompanying combined statement of revenues and certain expenses of the Cabot Industrial Portfolio (as defined in Note 1) for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this combined financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Cabot Industrial Portfolio.

     In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Cabot Industrial Portfolio for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 29, 1997

                           CABOT INDUSTRIAL PORTFOLIO

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
      FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996         1997
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES
  Rental revenues...........................................  $21,821      $22,843
  Other income..............................................      197          152
                                                              -------      -------
                                                               22,018       22,995
CERTAIN EXPENSES
  Property operating expenses...............................    1,418        1,476
  Real estate taxes.........................................    2,391        3,299
                                                              -------      -------
                                                                3,809        4,775
                                                              -------      -------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $18,209      $18,220
                                                              =======      =======

    The accompanying notes are an integral part of these combined financial statements.

                           CABOT INDUSTRIAL PORTFOLIO

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying combined statements of revenues and certain expenses include the combined operations (see "Basis of Presentation" below) of the Cabot Industrial Portfolio (the "Portfolio"). AMB Property Corporation (the "Company") acquired the following 28 properties from an unrelated party on December 30, 1997 for an aggregate purchase price of $216.7 million.

        PROPERTY NAME                    LOCATION             RENTABLE SQUARE FEET
        -------------                    --------             --------------------
Hampden Road                   Mansfield, MA                         204,117
Dock's Corner II               South Brunswick, NJ                   212,335
Santa Barbara Court            Elkridge, MD                          166,820
Preston Court                  Jessup, MD                            178,880
Brightseat Road                Landover, MD                          121,785
President's Drive              Orlando, FL                           129,372
President's Drive II           Orlando, FL                           302,400
Viscount                       Orlando, FL                           114,846
Dixie Highway                  Florence, KY                          209,680
Production Drive               Florence, KY                           50,729
Empire Drive                   Florence, KY                          199,440
Industrial Drive               Columbus, OH                          225,433
Holton Drive                   Florence, KY                          268,525
Janitrol                       Columbus, OH                          240,000
Belden Avenue                  Addison, IL                           346,233
Pagemill & Dillworth           Dallas, TX                            217,803
McDaniel Drive                 Carrollton, TX                        157,500
Shiloh Road                    Garland, TX                           192,720
N. Glenville Avenue            Richardson, TX                        109,000
West Kiest                     Dallas, TX                            248,698
Valwood Parkway II             Carrollton, TX                        254,209
72nd Avenue                    Kent, WA                              125,654
Wiegman Road                   Hayward, CA                           148,559
Yosemite Drive                 Milpitas, CA                          169,195
Laurelwood                     Santa Clara, CA                       155,500
Commerce                       Fontana, CA                           254,414
East Walnut Drive              City of Industry, CA                   85,871
Jasmine Avenue                 Fontana, CA                           410,208
                                                                   ---------
                                                                   5,499,926
                                                                   =========

  Basis of Presentation

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported

                           CABOT INDUSTRIAL PORTFOLIO

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                        AND CERTAIN EXPENSES (CONTINUED)
                             (DOLLARS IN THOUSANDS)

financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The combined statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1997 to December 30, 1997 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1997 is as follows:

YEAR                                                          AMOUNT
----                                                          -------
1998........................................................  $16,476
1999........................................................   14,502
2000........................................................   11,336
2001........................................................    7,335
2002........................................................    5,514
Thereafter..................................................   14,353
                                                              -------
          Total.............................................  $69,516
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,641 and $2,688 for the year ended December 31, 1996 and for the period from January 1, 1997 to December 30, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying statement of revenues and certain expenses of Cabot Business Park (as defined in Note 1) for the year ended December 31, 1996. This financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Cabot Business Park.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Cabot Business Park for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 29, 1997

                              CABOT BUSINESS PARK

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 15, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996         1997
                                                              -------    -----------
                                                                         (UNAUDITED)
REVENUES
  Rental revenues...........................................  $ 6,399      $ 4,730
  Other income..............................................        2            4
                                                              -------      -------
                                                                6,401        4,734
CERTAIN EXPENSES
  Property operating expenses...............................      500          342
  Real estate taxes.........................................      783          553
                                                              -------      -------
                                                                1,283          895
                                                              -------      -------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $ 5,118      $ 3,839
                                                              =======      =======

   The accompanying notes are an integral part of these financial statements.

                              CABOT BUSINESS PARK

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of Cabot Business Park (the "Property") acquired by the owners of the AMB Contributed Properties (the "Company") from an unrelated party on September 15, 1997 for an initial purchase price of $64,108. The property is located in Mansfield, Massachusetts and includes 1,071,517 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1997 to September 15, 1997 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenue due under non-cancelable operating leases with tenants in effect as of December 31, 1996 is as follows:

YEAR                                                          AMOUNT
----                                                          -------
1997........................................................  $ 6,373
1998........................................................    5,608
1999........................................................    6,055
2000........................................................    6,165
2001........................................................    6,307
Thereafter..................................................    6,673
                                                              -------
          Total.............................................  $37,181
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $1,042 and $774 for the year ended December 31, 1996 and for the period from January 1, 1997 to September 15, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying statement of revenues and certain expenses of the Manhattan Village Shopping Center (as defined in Note 1) for the year ended December 31, 1996. This financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Manhattan Village Shopping Center.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Manhattan Village Shopping Center for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                       MANHATTAN VILLAGE SHOPPING CENTER

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
       FOR THE PERIOD FROM JANUARY 1, 1997 TO AUGUST 19, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996        1997
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $8,197      $5,467
  Other income..............................................      19          --
                                                              ------      ------
                                                               8,216       5,467
CERTAIN EXPENSES
  Property operating expenses...............................   2,119       1,485
  Real estate taxes.........................................     978         443
                                                              ------      ------
                                                               3,097       1,928
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $5,119      $3,539
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                       MANHATTAN VILLAGE SHOPPING CENTER

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying statements of revenues and certain expenses include the operations of the Manhattan Village Shopping Center (the "Property") acquired by the owners of the AMB Contributed Properties (the "Company") from an unrelated party on August 19, 1997 for an initial purchase price of $79,300. The Property is located in Manhattan Beach, California and includes 423,950 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1997 to August 19, 1997 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Property.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1996 is as follows:

YEAR                                                          AMOUNT
----                                                          -------
1997........................................................  $ 6,546
1998........................................................    7,287
1999........................................................    8,566
2000........................................................    8,756
2001........................................................    9,005
Thereafter..................................................   20,473
                                                              -------
          Total.............................................  $60,633
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $2,502 and $1,995 for the year ended December 31, 1996 and for the nine months ended August 19, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying statement of revenues and certain expenses of the Weslayan Plaza (as defined in Note 1) for the year ended December 31, 1996. This financial statement is the responsibility of management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of Weslayan Plaza.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Weslayan Plaza for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                                 WESLAYAN PLAZA

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996        1997
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $4,619      $3,259
  Other income..............................................      19          --
                                                              ------      ------
                                                               4,638       3,259
CERTAIN EXPENSES
  Property operating expenses...............................     539         496
  Real estate taxes.........................................     659         494
                                                              ------      ------
                                                               1,198         990
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $3,440      $2,269
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                                 WESLAYAN PLAZA

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Properties Acquired

     The accompanying statements of revenues and certain expenses include the operations of Weslayan Plaza (the "Property") acquired by the owners of the AMB Contributed Properties (the "Company") from an unrelated party, on September 30, 1997 for an initial purchase price of $37,393. The Property is located in Houston, Texas, and includes 216,870 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1997 to September 30, 1997 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of December 31, 1996 is as follows:

                            YEAR                              AMOUNT
                            ----                              -------
1997........................................................  $ 3,576
1998........................................................    3,171
1999........................................................    2,168
2000........................................................    1,715
2001........................................................    1,213
Thereafter..................................................    5,956
                                                              -------
          Total.............................................  $17,799
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $864,584 and $449,425 for the year ended December 31, 1996 and for the period from January 1, 1997 to December 30, 1997 (unaudited). Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
AMB Contributed Properties:

     We have audited the accompanying statement of revenues and certain expenses of the Silicon Valley R&D Portfolio (as defined in Note 1) for the year ended December 31, 1996. This financial statement is the responsibility of the management of the AMB Contributed Properties. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Silicon Valley R&D Portfolio.

     In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Silicon Valley R&D Portfolio for the year ended December 31, 1996, in conformity with generally accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California,
October 17, 1997

                          SILICON VALLEY R&D PORTFOLIO

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

                                                               1996        1997
                                                              ------    -----------
                                                                        (UNAUDITED)
REVENUES
  Rental revenues...........................................  $2,546      $2,958
  Other income..............................................       2          --
                                                              ------      ------
                                                               2,548       2,958
CERTAIN EXPENSES
  Property operating expenses...............................     306         190
  Real estate taxes.........................................     199         121
                                                              ------      ------
                                                                 505         311
                                                              ------      ------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $2,043      $2,647
                                                              ======      ======

   The accompanying notes are an integral part of these financial statements.

                          SILICON VALLEY R&D PORTFOLIO

                        NOTES TO STATEMENTS OF REVENUES
                              AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTIES ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations of the Silicon Valley R&D Portfolio (the "Portfolio") acquired by the owners of the AMB Contributed Properties (the "Company") from an unrelated party on November 25, 1997 for an initial purchase price of $29,850. The Portfolio is located throughout the greater San Jose, California area and includes 5 buildings comprising 287,228 rentable square feet.

  Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to these Portfolio that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Portfolio.

     The statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations.

     The financial information presented for the period from January 1, 1997 to September 30, 1997 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement of revenues and certain expenses for the Portfolio.

  Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

  Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2. LEASING ACTIVITY

     Future minimum rental revenues due under non-cancelable operating leases with tenants in effect as of November 25, 1997 is as follows:

YEAR                                                          AMOUNT
----                                                          -------
1997........................................................  $ 2,175
1998........................................................    1,507
1999........................................................    1,404
2000........................................................    1,289
2001........................................................      629
Thereafter..................................................      156
                                                              -------
          Total.............................................  $ 7,160
                                                              =======

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $430 and $501 for the year ended December 31, 1996 and for the nine months ended November 25, 1997 (unaudited). Certain leases contain options to renew.

                                   [AMB LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC Registration Fee........................................    $   25,444
Rating Agency Fees and Expenses.............................       300,000
NYSE Fees and Expenses......................................       100,000
Printing and Engraving Expenses.............................       200,000
Legal Fees and Expenses.....................................       200,000
Accounting Fees and Expenses................................        75,000
Blue Sky Fees and Expenses..................................        15,000
Miscellaneous Expenses......................................        84,556
                                                                ----------
          Total.............................................    $1,000,000
                                                                ==========

     All of the costs identified above will be paid by the Company.

ITEM 32.  SALES TO SPECIAL PARTIES

     See Item 33.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with its formation, the Company issued 4,746,624 unregistered shares of Common Stock to AMB for a purchase price of $21.00 per share. In connection with the Formation Transactions, the Company issued an aggregate of 69,963,529 shares of Common Stock in connection with the mergers of certain corporations, and the Operating Partnership issued 2,386,910 limited partnership Units in consideration for the contribution of certain Properties.

     In January 1995, AMB issued 101,595 shares of its common stock to one of its officers, for total consideration of $342,806, and in December 1996, it issued 101,595 shares of common stock to one of its officers, for total consideration of $307,071.

     All of the above sales were made to "accredited investors" as defined in Regulation D under the Securities Act in transactions not involving a public offering pursuant to Regulation D.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2-418 of the MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     The Company's Charter and Bylaws provide in effect for the indemnification by the Company of the directors and officers of the Company to the fullest extent permitted by applicable law. The Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

     The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

(a)(1) FINANCIAL STATEMENTS

  Pro Forma Financial Information (Unaudited)
    AMB Property Corporation
    Pro forma condensed consolidated balance sheet as of June
       30, 1998
    Notes to pro forma condensed consolidated balance sheet
    Pro forma condensed consolidated statement of operations
       for the six months ended June 30, 1998
    Notes to pro forma condensed consolidated statement of
       operations
    Pro forma condensed consolidated statement of operations
       for the year ended December 31, 1997
    Notes to pro forma condensed consolidated statement of operations

  Historical Financial Information
    AMB Property Corporation -- June 30, 1998
    Consolidated balance sheets as of December 31, 1997 and
       June 30, 1998 (unaudited)
    Consolidated statements of operations for the six months
       ended June 30, 1997 and 1998 (unaudited)
    Consolidated statements of cash flows for the six months
       ended June 30, 1997 and 1998 (unaudited)
    Consolidated statements of stockholders' equity for the
       six months ended June 30, 1998 (unaudited)
    Notes to consolidated financial statements (unaudited)
    AMB Property Corporation -- December 31, 1996 and 1997
    Report of independent public accountants
    Consolidated balance sheets as of December 31, 1996 and
       1997
    Consolidated statement of operations for the years ended
       December 31, 1995, 1996 and 1997, the nine months ended
       September 30, 1996 (unaudited) and the period from
       January 1, 1997 to November 25, 1997
    Consolidated statement of stockholders' equity for the
       years ended December 31, 1995, 1996 and 1997
    Consolidated statement of cash flows for the years ended
       December 31, 1995, 1996 and 1997

    Notes to consolidated financial statements
    AMB Contributed Properties -- December 31, 1995, 1996 and
       1997
    Report of independent public accountants
    Combined balance sheets as of December 31, 1995 and 1996
       and September 30, 1997 (unaudited)
    Combined statements of operations for the years ended
       December 31, 1994, 1995 and 1996, the nine months ended
       September 30, 1996 (unaudited) and the period from
       January 1, 1997 to November 25, 1997 (unaudited)
    Combined statements of owners' equity for the years ended
       December 31, 1994, 1995 and 1996 and the nine months
       ended September 30, 1997 (unaudited)
    Combined statements of cash flows for the years ended
       December 31, 1994, 1995 and 1996, the nine months ended
       September 30, 1996 (unaudited) and the period from
       January 1, 1997 to November 25, 1997 (unaudited)
    Notes to combined financial statements

    The 1997 and 1998 Acquired Properties
    Boston Industrial Portfolio
    Report of independent public accountants
    Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to March 27, 1998 (unaudited)
    Notes to combined statement of revenues and certain
       expenses
    The Jamesburg Property
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January
       1, 1998 to March 20, 1998 (unaudited)
    Notes to statements of revenues and certain expenses
    Orlando Central Park
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January
       1, 1998 to March 24, 1998 (unaudited)
    Notes to statements of revenues and certain expenses
    Totem Lake Malls
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January
       1, 1998 to March 6, 1998 (unaudited)
    Notes to statements of revenues and certain expenses
    Garland Industrial Portfolio
    Report of independent public accountants
    Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to June 18, 1998
    Notes to combined statements of revenues and certain
       expenses
    Minnetonka Industrial Portfolio
    Report of independent public accountants
    Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to June 30, 1998 (unaudited)
    Notes to combined statements of revenues and certain
       expenses
    Crysen Corridor Warehouse
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January
       1, 1998 to June 30, 1998 (unaudited)
    Notes to statements of revenues and certain expenses

    Amberjack Portfolio
    Report of independent public accountants
    Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to June 30, 1998 (unaudited)
    Notes to combined statements of revenues and certain
       expenses
    Willow Lake Portfolio
    Report of independent public accountants
    Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to June 30, 1998 (unaudited)
    Notes to combined statements of revenues and certain
       expenses
    Willow Park Portfolio
    Report of independent public accountants
    Combined statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January 1, 1998 to June 30, 1998 (unaudited)
    Notes to combined statements of revenues and certain
       expenses
    Cabot Industrial Portfolio
    Report of independent public accountants
    Combined statements of revenues and certain expenses for the year ended December 31, 1996 and for the period from January 1, 1997 to December 30, 1997 (unaudited)
    Notes to Combined statements of revenue and certain
       expenses
    Cabot Business Park
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1996 and for the period from January
       1, 1997 to September 15, 1997 (unaudited)
    Notes to statements of revenue and certain expenses
    Manhattan Village Shopping Center
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January
       1, 1997 to August 19, 1997 (unaudited)
    Notes to statements of revenues and certain expenses
    Weslayan Plaza
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1997 and for the period from January
       1, 1997 to September 30, 1997 (unaudited)
    Notes to statement of revenues and certain expenses
    Silicon Valley R&D Portfolio
    Report of independent public accountants
    Statements of revenues and certain expenses for the year ended December 31, 1996 and for the period from January
       1, 1997 to September 30, 1997 (unaudited)
    Notes to statements of revenues and certain expenses

(a)(2) FINANCIAL STATEMENT SCHEDULE

  Historical Financial Information -- AMB Property Corporation

     Schedule III -- Historical Consolidated Real Estate and Accumulated Depreciation.

(B) EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *1.1    Form of Underwriting Agreement.
   3.1    Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company's Registration
          Statement on Form S-11 (No. 333-35915)).
   3.2    Articles Supplementary establishing and fixing the rights
          and preferences of the Series A Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.4(4)
          of the Company's Quarterly Report on Form 10-Q for the
          quarterly period ended June 30, 1998).
  *3.3    Articles Supplementary establishing and fixing the rights
          and preferences of the Series B Cumulative Redeemable
          Preferred Stock.
   3.4    Bylaws of the Registrant (incorporated by reference to
          Exhibit 3.2 of the Company's Registration Statement on Form
          S-11 (No. 333-35915)).
  *3.5    Specimen Stock Certificate for the Series B Cumulative
          Redeemable Preferred Stock.
   4.1    Indenture (the "Indenture") by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.1 of the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.2    First Supplemental Indenture, by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.2 to the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.3    Second Supplemental Indenture, by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.3 to the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.4    Third Supplemental Indenture, by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.4 to the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.5    Specimen of 7.10% Notes due 2008 (included in the First
          Supplemental Indenture incorporated by reference as Exhibit
          4.2 to the Company's Registration Statement on Form S-11
          (No. 333-49163)).
   4.6    Specimen of 7.50% Notes due 2018 (included in the Second
          Supplemental Indenture incorporated by reference as Exhibit
          4.3 to the Company's Registration Statement on Form S-11
          (No. 333-49163)).
   4.7    Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4 to the Company's Registration Statement on
          Form S-11 (No. 333-49163)).
  *5.1    Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
  *8.1    Opinion of Latham & Watkins.
 *10.1    Third Amended and Restated Agreement of Limited Partnership
          of AMB Property, L.P.
  10.2    Form of Registration Rights Agreement among the Registrant and the persons named therein. (incorporated by reference to
          Exhibit 10.2 to the Company's Registration Statement on Form
          S-11 (No. 333-35915)).
  10.3    Second Amended and Restated Revolving Credit Agreement,
          dated as of November 26, 1997.
  10.4    Amendment to Second Amended and Restated Revolving Credit
          Agreement made as of May 29, 1998.
  10.5    Form of Employment Agreement between AMB Property
          Corporation and certain of its executive officers
          (incorporated by reference to Exhibit 10.4 to the Company's
          Registration Statement on Form S-11 (No. 333-35915)).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.6    The 1997 Stock Option and Incentive Plan of the Registrant
          (incorporated by reference to Exhibit 10.5 of the Company's
          Registration Statement on Form S-11 (No. 333-35915)).
  10.7    Calculation Agency Agreement between the Operating
          Partnership and Morgan Stanley & Co. Incorporated
          (incorporated by reference to Exhibit 10.6 to the Company's
          Registration Statement on Form S-11 (No. 333-49163)).
  12.1    Statement regarding computation of ratios.
  21.1    Subsidiaries of the Registrant.
 *23.1    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 above).
 *23.2    Consent of Latham & Watkins (included in Exhibit 8.1 above).
  23.3    Consent of Arthur Andersen LLP.
  24.1    Power of Attorney (included herein on signature page).
  27.1    Financial Data Schedule.

---------------
* To be filed by amendment.

ITEM 37.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 34 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 29th day of September, 1998.

                                          AMB PROPERTY CORPORATION

                                          By:     /s/ HAMID R. MOGHADAM

                                            ------------------------------------
                                                     Hamid R. Moghadam
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Hamid R. Moghadam,
S. Davis Carniglia, David S. Fries, John T. Roberts, Jr., and Michael A. Coke and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                           DATE
                ---------                                    -----                           ----
           /s/ T. ROBERT BURKE
------------------------------------------
             T. Robert Burke                  Chairman of the Board and Director      September 29, 1998

          /s/ HAMID R. MOGHADAM
------------------------------------------
            Hamid R. Moghadam                 President, Chief Executive Officer      September 29, 1998
                                              and Director (Principal Executive
                                              Officer)

           /s/ DOUGLAS D. ABBEY
------------------------------------------
             Douglas D. Abbey                 Chairman of Investment Committee and    September 29, 1998
                                              Director

          /s/ S. DAVIS CARNIGLIA
------------------------------------------
            S. Davis Carniglia                Chief Financial Officer (Principal      September 29, 1998
                                              Financial Officer)

                SIGNATURE                                    TITLE                           DATE
                ---------                                    -----                           ----
           /s/ MICHAEL A. COKE
------------------------------------------
             Michael A. Coke                  Vice President and Director of          September 29, 1998
                                              Financial Management Reporting
                                              (Principal Accounting Officer)

------------------------------------------
           Daniel H. Case, III                Director                                September 29, 1998

------------------------------------------
        Robert H. Edelstein, Ph.D.            Director                                September 29, 1998

            /s/ LYNN M. SEDWAY
------------------------------------------
              Lynn M. Sedway                  Director                                September 29, 1998

      /s/ JEFFREY L. SKELTON, PH.D.
------------------------------------------
        Jeffrey L. Skelton, Ph.D.             Director                                September 29, 1998

------------------------------------------
             Thomas W. Tusher                 Director                                September 29, 1998

           /s/ CARYL B. WELBORN
------------------------------------------
             Caryl B. Welborn                 Director                                September 29, 1998

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *1.1    Form of Underwriting Agreement.
   3.1    Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company's Registration
          Statement on Form S-11 (No. 333-35915)).
   3.2    Articles Supplementary establishing and fixing the rights
          and preferences of the Series A Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.4(4)
          of the Company's Quarterly Report on Form 10-Q for the
          quarterly period ended June 30, 1998).
  *3.3    Articles Supplementary establishing and fixing the rights
          and preferences of the Series B Cumulative Redeemable
          Preferred Stock
   3.4    Bylaws of the Registrant (incorporated by reference to
          Exhibit 3.2 of the Company's Registration Statement on Form
          S-11 (No. 333-35915)).
  *3.5    Specimen Stock Certificate for the Series B Cumulative
          Redeemable Preferred Stock.
   4.1    Indenture (the "Indenture") by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.1 of the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.2    First Supplemental Indenture, by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.2 to the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.3    Second Supplemental Indenture, by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.3 to the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.4    Third Supplemental Indenture, by and among the Operating
          Partnership, the Company and State Street Bank and Trust
          Company of California, N.A., as trustee (incorporated by
          reference to Exhibit 4.4 to the Company's Registration
          Statement on Form S-11 (No. 333-49163)).
   4.5    Specimen of 7.10% Notes due 2008 (included in the First
          Supplemental Indenture incorporated by reference as Exhibit
          4.2 to the Company's Registration Statement on Form S-11
          (No. 333-49163)).
   4.6    Specimen of 7.50% Notes due 2018 (included in the Second
          Supplemental Indenture incorporated by reference as Exhibit
          4.3 to the Company's Registration Statement on Form S-11
          (No. 333-49163)).
   4.7    Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4 to the Company's Registration Statement on
          Form S-11 (No. 333-49163)).
  *5.1    Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
  *8.1    Opinion of Latham & Watkins.
 *10.1    Third Amended and Restated Agreement of Limited Partnership
          of AMB Property, L.P.
  10.2    Form of Registration Rights Agreement among the Registrant and the persons named therein. (incorporated by reference to
          Exhibit 10.2 to the Company's Registration Statement on Form
          S-11 (No. 333-35915)).
  10.3    Second Amended and Restated Revolving Credit Agreement,
          dated as of November 26, 1997.
  10.4    Amendment to Second Amended and Restated Revolving Credit
          Agreement made as of May 29, 1998.
  10.5    Form of Employment Agreement between AMB Property
          Corporation and certain of its executive officers
          (incorporated by reference to Exhibit 10.4 to the Company's
          Registration Statement on Form S-11 (No. 333-35915)).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.6    The 1997 Stock Option and Incentive Plan of the Registrant
          (incorporated by reference to Exhibit 10.5 of the Company's
          Registration Statement on Form S-11 (No. 333-35915)).
  10.7    Calculation Agency Agreement between the Operating
          Partnership and Morgan Stanley & Co. Incorporated
          (incorporated by reference to Exhibit 10.6 to the Company's
          Registration Statement on Form S-11 (No. 333-49163)).
  12.1    Statement Regarding Computation of Ratios.
  21.1    Subsidiaries of the Registrant.
 *23.1    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 above).
 *23.2    Consent of Latham & Watkins (included in Exhibit 8.1 above).
  23.3    Consent of Arthur Andersen LLP.
  24.1    Power of Attorney (included herein on signature page).
  27.1    Financial Data Schedule.

---------------
* To be filed by amendment.